As filed with the U.S. Securities and Exchange Commission on July 20, 2006
Registration No. 333-______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM SB-2
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

DEBT RESOLVE, INC.
(Name of small business issuer in its charter)

Delaware	7389	33-0889197
(State or jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification No.)

707 Westchester Avenue, Suite L7
White Plains, New York 10604
(914) 949-5500
(Address and telephone number of principal executive offices)

James D. Burchetta
Co-Chairman, President and Chief Executive Officer
707 Westchester Avenue, Suite L7
White Plains, New York 10604
(914) 949-5500
(Name, address and telephone number of agent for service)

Copies to:

Spencer G. Feldman, Esq.		Douglas S. Ellenoff, Esq.
Constantine S. Potamianos, Esq.		Lawrence A. Rosenbloom, Esq.
Greenberg Traurig, LLP		Ellenoff Grossman & Schole LLP
MetLife Building		370 Lexington Avenue – 19th Floor
200 Park Avenue – 15th Floor		New York, New York 10017
New York, New York 10166		Tel: (212) 370-1300
Tel: (212) 801-9200		Fax: (212) 370-7889
Fax: (212) 801-6400

Approximate date of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered (1)	Amount To Be Registered (2)	Proposed Maximum Offering Price Per Unit (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (2)

Common Stock, par value $.001 per share	2,500,000	$5.00	$12,500,000	$1,337.50

Common Stock, par value $.001 per share (3)	375,000	$5.00	$1,875,000	$200.63

Underwriter’s Warrant
(“Underwriter’s Warrant”) (4)	1	-	-	-

Shares of Common Stock underlying
the Underwriter’s Warrant	250,000	$6.00	$1,500,000	$160.50

Common Stock in connection
with the April 2005 private financing (5)	216,472	$4.25	$920,006	$98.45

Common Stock in connection
with the June/September 2005 private financing (6)	395,990	$2.67	$1,057,294	$113.14

Common Stock in connection
with the June 2006 private financing (7)	383,119	$3.50	$1,340,917	$143.48

Shares of Common Stock underlying the
Warrants issued in connection with the
April 2005 private financing (8)	94,120	$2.45	$230,594	$24.68

Shares of Common Stock underlying the
Warrants issued in connection with the
June/September 2005 private financing (9)	222,955	$2.52	$561,847	$60.12

Shares of Common Stock underlying the
Warrants issued in connection with the
June 2006 private financing (10)	1,160,598	$.01	$11,606	$1.25

Shares of Common Stock underlying the
Warrants issued to Maxim Group LLC
in connection with the June/September 2005
private financing (11)	33,600	$2.41	$80,976	$8.67

Shares of Common Stock underlying the
Warrants issued to Maxim Group LLC and
Capital Growth Financial, LLC in connection
with the June 2006 private financing (12)	31,508	$3.33	$104,922	$11.23

Total Registration Fee				$2,159.65 (13)

(1)
The securities noted in rows one through four will be offered under the first prospectus relating to our proposed initial public offering. The securities noted in rows five through twelve will be offered under the second prospectus relating to resale by certain selling stockholders.

(2)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act. This registration statement shall also cover, pursuant to Rule 416 under the Securities Act, any additional shares of common stock that shall become issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(3)	Represents shares of common stock that may be issued upon the exercise of a 45-day option granted to the underwriter to cover over-allotments, if any.
(4)	No registration fee required pursuant to Rule 457(g) under the Securities Act.
(5)
Represents shares of common stock issuable upon the assumed conversion of 115% of the principal on an aggregate of $800,000 of our 7% convertible promissory notes issued in connection with our private financing in April 2005 based on a conversion price of $4.25 per share.

(6)
Represents shares of common stock issuable upon the assumed conversion of 50% of the principal and accrued interest through August 15, 2006 on an aggregate of $1,895,000 of our 7% senior convertible promissory notes issued in connection with our private financing in June/September 2005 based on a conversion price of $2.67 per share.

(7)
Represents shares of common stock issuable upon the assumed conversion of 50% of the principal on an aggregate of $2,681,762 of our 15% senior secured convertible promissory notes issued in connection with our June 2006 private financing based on a conversion price of $3.50.

(8)	Represents shares of common stock issuable upon the exercise of warrants issued in connection with our private financing in April 2005.
(9)	Represents shares of common stock issuable upon the exercise of warrants issued in connection with our private financing in June/September 2005.
(10)	Represents shares of common stock issuable upon the exercise of warrants issued in connection with our private financing in June 2006.
(11)
Represents shares of common stock issuable upon the exercise of warrants issued to Maxim Group LLC, our underwriter, who acted as placement agent in connection with our private financing in June/September 2005.

(12)
Represents shares of common stock issuable upon the exercise of warrants issued to Capital Growth Financial, LLC and Maxim Group LLC, our underwriter, who acted as the placement agents in connection with our private financing in June 2006.

(13)	A registration filing fee of $2,183.49 was previously paid in connection with registration statement no. 333-128749 and is being carried over.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	Subject to Completion, dated July 20, 2006

2,500,000 Shares
Common Stock

This is our initial public offering of 2,500,000 shares of common stock. We expect the initial public offering price per share to be $5.00. We have also granted the underwriter a 45-day option to purchase up to 375,000 additional shares of our common stock solely to cover over-allotments, if any.

There is presently no public market for our common stock and we cannot assure you that a market will develop. Since February 2003, we have been a reporting, non-trading public company. We have applied to list our common stock for trading on the American Stock Exchange under the symbol DRV.

The registration statement of which this prospectus forms a part also registers up to 2,538,362 shares of our common stock on behalf of selling stockholders underlying convertible promissory notes and warrants purchased from us in private financings in June 2006, June/September 2005 and April 2005 and underlying warrants issued to Capital Growth Financial, LLC and Maxim Group LLC, the underwriter of this offering. Maxim Group LLC acted as placement agent for our June/September 2005 private financing, and Maxim Group LLC and Capital Growth Financial, LLC acted as the placement agents for our June 2006 private financing. The investors in these financings have entered into agreements with us to not publicly sell any of the shares of our common stock underlying the convertible promissory notes and warrants during the six-month period after the closing of this offering. The shares of our common stock offered by the selling stockholders are not part of or conditioned on the closing of our initial public offering.

An investment in our securities involves a high degree of risk. Persons should not invest unless they can afford to lose their entire investment. See “Risk Factors” beginning on page 10 of this prospectus.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

	Initial public offering price	Underwriting discount and commissions (1)	Proceeds, before expenses, to us
Per share of common stock	$	$	$
Total	$	$	$

(1)
Excludes a non-accountable expense allowance equal to 3% of the gross proceeds of this offering, or $ per share ($ in total), payable to Maxim Group LLC, the underwriter of this offering, and other expenses of the offering estimated to be approximately $600,000.

We are offering the 2,500,000 shares of common stock being sold by us on a firm commitment basis. The underwriter expects to deliver our common stock to purchasers on or about September              , 2006.

Maxim Group LLC

The date of this prospectus is               , 2006

DebtResolve™

Connect. Resolve. Collect.

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Joseph Jackson
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Your Bank
Account Number: 4430-1111-1234-9876
Amount Outstanding: $4,351.00
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IMPORTANT: You must make this first payment now. If you fail to make all payment(s) as agreed, you will owe the remainder of the entire balance, and we may continue with other collection efforts.
Settlement Details:
Account: Your Bank
Account Number: 4430-1111-1234-9876
Original Amount Outstanding: $4,351.00
Settlement Amount Outstanding: $3,200.00
Timeframe: 6 Months
Monthly Payments: $533.33
Payment Schedule:
Payment 1: $533.33 Due Now Payment Method Make Payment
Payment 2: $533.33 Due 10/07/2005 Status: Unpaid
Payment 3: $533.33 Due 11/07/2005 Status: Unpaid
Payment 4: $533.33 Due 11/07/2005 Status: Unpaid
Payment 5: $533.33 Due 01/07/2006 Status: Unpaid
Resolving delinquent consumer debt 24 hours a day.

DebtResolve™, Inc. offers online tools to the collection industry for the resolution, settlement and collection of consumer debt.

www.debtresolve.com

You should rely only on the information contained in this prospectus in deciding whether or not to purchase our shares. We have not authorized anyone to provide you with information different from that contained in this prospectus.

We obtained statistical data, market data and other industry data and forecasts used throughout this prospectus from market research, publicly available information and industry publications. Industry publications generally state that they obtain their information from sources that they believe to be reliable, but they do not guarantee the accuracy and completeness of the information. Similarly, while we believe that the statistical data, industry data and forecasts and market research are reliable, we have not independently verified the data and we do not make any representation as to the accuracy of that information.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. It is not complete and does not contain all of the information that you should consider before investing in our common stock. Before making a decision to purchase our shares, you should read this entire prospectus, including the financial statements and related notes, and risk factors.

Overview

We are a development stage company whose business is comprised of two segments focused on servicing the consumer credit industry. First, we license our proprietary software solution, the DebtResolve® system, that services the collection of defaulted consumer credit over the Internet. Second, we have recently formed a wholly-owned subsidiary, DRV Capital LLC, to pursue the proprietary purchase and collection of distressed consumer receivable portfolios. According to a U.S. Federal Reserve Statistical Release dated May 5, 2006, consumer credit extended to individuals totaled $2.2 trillion as of March 31, 2006. Consumer revolving credit, which the bulk amount relates to consumer credit card debt, approximated $806 billion. We believe that our combined businesses should allow us to operate as a more efficient debt collection and resolution provider.

Our DebtResolve system is a comprehensive suite of proprietary service modules that enable our creditor clients to settle and collect debts online. The system is offered through an application service provider, or ASP, model that enables our clients to introduce this collections option with zero modifications to their existing collections systems. We believe our system offers collection agents a less intrusive and expensive way of pursuing delinquent debts. Our initial launch has resulted in clients from banks and other credit originators, credit card issuers and third party collection agencies, including assignees and buyers of charged-off consumer debt. The business is in its infancy and we do not project a potential material impact on revenues until late 2007. However, we are likely to continue to operate at a loss until the business can mature.

Our subsidiary, DRV Capital LLC, is focused on the proprietary purchase and collection of distressed consumer debt portfolios. It is our intention to purchase portfolios of debt which are particularly appropriate for processing through our DebtResolve system, such as balances of Internet service providers, or ISPs. Through DRV Capital LLC, a Delaware limited liability company formed in June 2006, we will seek to acquire these portfolios at a substantial discount (greater than 90%) to their face value and collect a significant percentage over a three-year period. The Kaulkin Report (March 2006), a collections industry publication, reported that $100 billion in face value of delinquent credit card debt was purchased in the United States in 2005. There are specific risks associated with the purchase, collection and resale of debt portfolios; we may be unable to purchase debt on favorable terms, we may pay too much for a pool of debt, or we may recover less than anticipated from a purchased portfolio. While we have not purchased any distressed consumer debt portfolio to date, we plan to in the third quarter of 2006.

Despite the magnitude of defaulted consumer debt, we believe that the collections industry has taken limited advantage of new technologies, relying instead on traditional mail and phone calls. However, given the level of uncollected defaulted consumer debt, we believe these traditional methods have not proven effective in settling and collecting a significant amount of defaulted consumer debt. Moreover, according to an October 2004 report on a survey of 1,000 consumers conducted by FiSite Research, an independent financial services research company, 84% of respondents rated the concept of an online collection service as excellent or good, and 83% chose the Internet as their preferred means to resolve a debt, as compared to a call from a collections agent. We believe that an Internet-based system like ours will result in more efficient and effective debt collection and resolution.

The DebtResolve system enables our clients to introduce this collections option with no modifications to their existing collections computer systems. By using the Internet, we believe that the DebtResolve system provides our clients a less intrusive way of pursuing delinquent debts, which is also secure, less expensive and more efficient than traditional labor-intensive methods. We believe that a key advantage of our online DebtResolve system, both for our consumer creditor clients and consumer debtors, is that it allows debtors to maintain their personal dignity while working through what is often a troubling and embarrassing matter. At the November 2005 Collection Advisor Technology Expo, organized by Collection Advisor, a collections industry management and technology magazine, our DebtResolve system was selected as one of Collection Advisor’s Top 100 Technology Products of 2005.

We have completed development and commenced licensing our software solution, but have generated nominal revenues to date. The DebtResolve system went live with a pilot program in February 2004. We currently have written agreements in place with, and are e s sub a high concentration of Internet usage, particularly lend themselves to electronic resolution using our DebtResolve systprocessing select portfolios for, lenders including HSBC Technology and Services (USA), Inc., a unit of HSBC Bank plc, one of the largest financial institutions in the world, and Premier Bankcard, Inc., a unit of First Premier Bank, a major credit card issuer. In addition to lenders, we are currently processing accounts for such collection agencies as ARS National, Certified Recovery Systems, Inc., Creditors Interchange Receivables Management LLC, Plaza Associates and Receivables Management Solutions Inc. We also have written contracts in place with, but have not yet begun processing debt for, DAR Services, Inc. (doing business as Foremost Search & Recovery), KCA Financial Services, Inc., Leading Edge Recovery, LLC, Mercantile Adjustment Bureau, LLC and Bank of America, N.A. We have not yet generated significant revenue from these contracts.

These contracts relate to defaulted credit card receivables and other consumer debt and provide us with a fee based on the amount of debt collected (ranging from 4% to 15% of the collected amounts, with the average approximating 10%) or recurring license fees coupled with other transaction fees. In establishing our fees, we consider the expected account volumes and balances, the age and other characteristics of the consumer debt and our relationship with the creditor client involved. Even with the foregoing agreements in place, we cannot assure you that the collections industry will accept our software solution or that it will result in more efficient and effective debt collection and resolution.

Under the terms of our written contracts with our clients, we create a series of web pages using our DebtResolve system that are branded with the client’s trademarks and logos. We host the resulting customized client website on servers that we maintain. The client periodically forwards to us debtor account information, and sets settlement parameters using a desktop portal. Upon sending debtor account information to us, the client is responsible for contacting the debtors and inviting them to the client-branded website. As a condition to using our DebtResolve system, our clients agree to be bound by any settlement achieved within the parameters established by the client and also to hold us harmless from any claims or losses that arise as a result of settlement, or attempted settlement, of a debtor account through the DebtResolve system. Following the initial term, which is negotiated between us and the client, the contract typically renews automatically.

The DebtResolve System

Our DebtResolve system brings creditors and consumer debtors together to resolve defaulted consumer debt through a series of steps. The process is initiated when one of our clients electronically forwards to us a file of debtor accounts and sets rules or parameters for handling each class of accounts. The client then invites its customer (the debtor) to visit a client-branded website, developed and hosted by us, where the customer is presented with an opportunity to satisfy the defaulted debt through the DebtResolve system. Through the website, the debtor is allowed to make three or four offers, or select other options, to settle or resolve the obligation. If the debtor makes an offer acceptable to our creditor client, payment can then be collected directly through the DebtResolve system and deposited into the client’s own account. We then bill our client for the applicable fee. The entire resolution process is accomplished in real-time, online.

We believe the DebtResolve system offers significant benefits to our clients, enabling them to:

•	improve liquidation rates on certain portfolios of debt,

•	reduce the cost of collecting defaulted consumer debt by minimizing the need for collectors on the phone,

•	easily implement and test different collection strategies, potentially increasing current rates of return on defaulted consumer debt,

•	achieve real-time settlements with consumer debtors,

•	add a new and cost-effective communication channel for better communication with debtors,

•	appeal to new segments of debtors who do not respond to traditional collection techniques,

•	improve compliance with applicable federal and state debt collection laws and regulations through the use of a controlled script, and

•	preserve and enhance client brand name by providing a positive tool for communicating with consumers.

Based in part on formal focus groups and one-on-one user studies conducted by us with consumer debtors who would be potential candidates to use the DebtResolve system, we designed the system to be user-friendly and easily navigated. We believe the main advantages to consumer debtors in using the DebtResolve system are:

•	greater feeling of dignity and control over the debt collection process,

•	confidentiality, security, ease of use and 24-hour access, and

•	a less threatening experience than dealing directly with debt collectors.

Despite these advantages, we face the following challenges, as more fully described below under “Risk Factors”:

•	neither we nor any other company has established a firm foothold in the potential new market for online debt collection,

•	effective utilization of our system will require a change in thinking on the part of the debt collection industry, and

•	the market for online collection of defaulted consumer debt may never develop to the extent that we envision or that is required for us to become a viable, long-term business.

Due to our limited operating history, we do not have sufficient data to quantify if, and to what extent, our DebtResolve system offers long-term benefits to clients. For example, although we have data to suggest that our clients and consumer debtors may find online debt collection to be preferable to traditional methods, we cannot say for certain whether our DebtResolve system actually reduces the collection cost of defaulted consumer debt over the long run or will potentially increase the current rates of return on defaulted consumer debt. We expect, over time, that we will accumulate a sufficient amount of such data so we can reach meaningful conclusions on these and related matters, but we are too early in our business to be able to do so at this time.

Our ability to compete in our sector depends in part on the strength of our proprietary rights in our technologies. We consider our intellectual property to be critical to our viability. However, we license technology for our DebtResolve system from James D. Burchetta and Charles S. Brofman, the co-chairmen of our company, whose patented technology is now, and is anticipated to continue to be, incorporated into our service offerings as a key component. This license presents the possibility of a conflict of interest if issues arise with respect to the licensed intellectual property, including the prosecution or defense of intellectual property infringement claims, where our interests may diverge from those of Messrs. Burchetta and Brofman. Further, the license limits usage of the technology to the settlement and collection of credit card receivables and other consumer debt and specifically excludes the settlement and collection of insurance claims, tax and other municipal fees. These limitations on usage of the licensed technology could constrain the expansion of our business by limiting the different types of debt for which our DebtResolve system can potentially be used, and limiting the potential clients that we could service.

Growth Strategy

Our goal is to make the DebtResolve system a key collection tool at all stages of delinquency across all categories of consumer debt. The key elements of our business growth strategy are:

•
Accelerate our marketing efforts. Initially, we have marketed our DebtResolve system to credit issuers, their collection agencies and the buyers of their defaulted debt in the United States and the United Kingdom. In 2006, we have also targeted additional markets in the United States and abroad. We believe that our system will be especially valuable for the collection of low balance debt, such as that held by utilities, telecommunication companies and online service providers, particularly where the email address of the debtor is available, where the cost of traditionally labor intensive collection efforts may exceed the value collected. Other markets in the United States may include student loan debt and automobile loans.

•
Expand our service offerings. In 2007, we plan to build a scoring model based on aggregate customer data collected. This scoring model will identify customers based on their propensity to use the Internet versus other channels offered and, we believe, will help our creditor clients determine to what degree settlement should be offered as an option.

•
Seek strategic acquisitions. We may seek to make strategic acquisitions of businesses, assets and technologies that complement our business. For example, we may seek to enter the Accounts Receivables Management (ARM) business through the acquisition of a collection agency or other ARM firm. However, we have no experience in acquiring other companies, and we may not be able to buy an ARM company or we may pay too much for such an acquisition. We have no commitments or agreements as of the date of this prospectus with regard to any acquisitions or investments.

We believe our business growth will be facilitated by the fact that we have already established “proof of concept” of our system with our initial national clients, the increasing level of consumer debt both in the United States and internationally, the significant level of charge-offs by consumer debt originators and recent major changes in consumer bankruptcy laws. We expect that these more stringent requirements will make bankruptcy a much less attractive option for most consumer debtors to resolve outstanding debt and will increase the pool of accounts suitable for the DebtResolve system and potentially lead more creditors to utilize our system.

Our business growth, however, may be limited by a number of factors that we currently face, including:

•	our limited operating history and novelty of our business model, which may limit our ability to evaluate our potential for executing our business strategy,

•	the sales and acceptance cycle, while gaining some speed, has proven to be slow with the largest target clients such as major banks,

•	our history of significant losses,

•
our working capital deficit, limited cash balances and debt obligations, and the resulting paragraph from our independent registered public accounting firm in its report for the year ended December 31, 2005 expressing substantial doubt about our ability to continue as a going concern, and

•	our ability to continue as a going concern based on these factors and other risks we face in our business as described under “Risk Factors.”

Private Financings

We completed three private financing transactions in June 2006, in June and September 2005, and in April 2005, in which we raised total gross proceeds of $6,176,762 from accredited investors. An aggregate of 383,119 shares of our common stock are issuable upon the conversion, at a conversion price equal to 70% of an assumed initial public offering price of $5.00 per share, of the principal on $2,681,762 of our 15% senior secured convertible promissory notes purchased in a private financing in June 2006. An aggregate of 395,990 shares of our common stock are issuable upon the conversion, at a conversion price of $2.67 per share, discounted from an assumed initial public offering price of $5.00 per share, of 50% of the principal and accrued interest to August 15, 2006 on $1,895,000 of our 7% senior convertible promissory notes purchased in a private financing in June/September 2005. An aggregate of 216,472 shares of our common stock are issuable upon the conversion, at a conversion price equal to 85% of an assumed initial public offering price of $5.00 per share, of 115% of the principal on $800,000 of our 7% convertible promissory notes purchased in a private financing in April 2005. An aggregate of 1,160,598 shares of our common stock are issuable upon the exercise of outstanding three-year warrants, exercisable at $0.01 per share at an assumed initial public offering price of $5.00 per share, issued in connection with the June 2006 financing, an aggregate of 222,955 shares of our common stock are issuable upon the exercise of outstanding five-year warrants, exercisable at $2.52 per share at an assumed initial public offering price of $5.00 per share, issued in connection with our June/September 2005 private financing and an aggregate of 94,120 shares of our common stock are issuable upon the exercise of outstanding three-year warrants, exercisable at $2.45 per share at an assumed initial public offering price of $5.00 per share, issued in connection with our April 2005 private financing. The remainder of the un-converted principal and/or accrued interest on the promissory notes purchased in our April 2005, June/September 2005 and June 2006 private financings will be repaid in cash from the proceeds of this offering.

The investors in these financings have entered into agreements with us to not publicly sell any of the shares of our common stock underlying the convertible promissory notes and warrants during the six-month period after the closing of this offering. Maxim Group LLC, the underwriter of this offering, acted as the placement agent in the June/September 2005 private financing and received placement fees of $142,800 and non-accountable expenses of $53,550. In addition, Maxim Group LLC received a warrant to purchase up to 33,600 shares of our common stock. Maxim Group LLC, the underwriter of this offering, and Capital Growth Financial, LLC acted as the placement agents in the June 2006 private financing and received placement fees of $256,675 and non-accountable expenses of $54,143. In addition, Maxim Group LLC and Capital Growth Financial, LLC received placement agent warrants to purchase up to an aggregate of 31,508 shares of our common stock at $3.33 per share.

Corporate Information

We were incorporated as a Delaware corporation in April 1997 under our former name, Lombardia Acquisition Corp. In 2000, we filed a registration statement on Form 10-SB with the Securities and Exchange Commission, or SEC, and became a reporting, non-trading public company. Through February 24, 2003, we were inactive and had no significant assets, liabilities or operations. On February 24, 2003, James D. Burchetta and Charles S. Brofman, directors of our company, and Michael S. Harris, a former director of our company, purchased 22,500,000 newly-issued shares of our common stock, representing 84.6% of the then outstanding shares. We received an aggregate cash payment of $22,500 in consideration for the sale of such shares to Messrs. Burchetta, Brofman and Harris. Our board of directors was then reconstituted and we began our current business and product development. On May 7, 2003, following approvals by our board of directors and holders of a majority of our outstanding shares of common stock, our certificate of incorporation was amended to change our corporate name to Debt Resolve, Inc. and increase the number of our authorized shares of common stock from 20,000,000 to 50,000,000 shares. In May 2006, our board of directors and holders of a majority of our outstanding shares of common stock approved a reverse stock split, which will become effective prior to the closing of this offering. A proposed 1-for-10 reverse stock split of our outstanding shares of common stock would reduce our outstanding shares of common stock from 29,703,900 to 2,970,390 shares.

Our principal executive offices are located at 707 Westchester Avenue, Suite L7, White Plains, New York 10604, and our telephone number is (914) 949-5500. Our website is located at “http://www.debtresolve.com.” Information contained in our website is not part of this prospectus.

THE OFFERING

Securities offered	2,500,000 shares of common stock

Common stock outstanding before the offering	2,970,390 shares (1)(2)

Common stock to be outstanding after the offering	6,465,971 shares (2)(3)

Use of proceeds
We intend to use the net proceeds of this offering, which we expect to be approximately $10,275,000, as follows: approximately $2,000,000 for acquisitions of or investments in defaulted consumer debt portfolios, as well as potential strategic acquisitions including acquisitions of complementary businesses, assets and technologies; approximately $3,269,410 for repayment of principal and/or accrued interest on promissory notes issued in our April 2005, June/September 2005 and June 2006 private financings; approximately $1,500,000 for research and product development; approximately $1,500,000 for marketing and business development; and the remainder, or approximately $2,005,590, for working capital and general corporate purposes.

Proposed American Stock Exchange symbol	DRV

Risk factors
As part of your evaluation of our company, you should take into account not only our business plan and strategy, but also special risks we face in our business, including:

• our limited operating history,

• our history of significant losses,

• our business is in the development stage and it may be difficult to assess and evaluate our company based upon our financial statements,

• our business is dependent on technology licensed from our co-chairmen, which may create conflicts of interest,

• our working capital deficit, and

• our accounting firm’s concern about our ability to continue as a going concern.

For a detailed discussion of these and other risks, see “Risk Factors” beginning on page 10.

(1)
Does not include 995,581 shares of our common stock issuable upon the conversion of the principal on $800,000 of our 7% convertible promissory notes issued in our April 2005 private financing, 50% of the principal and accrued interest to August 15, 2006 on $1,895,000 of our 7% senior convertible promissory notes issued in our June/September 2005 private financing and 50% of the principal on $2,681,762 of our 15% senior secured convertible promissory notes issued in our June 2006 private financing.

(2)	Assumes a proposed 1-for-10 reverse stock split of our outstanding shares of common stock prior to the closing of this offering.

(3)
Includes the issuance of 995,581 shares of our common stock upon the conversion, contemporaneously with the closing of this offering, of the principal on $800,000 of our 7% convertible promissory notes issued in our April 2005 private financing, 50% of the principal and accrued interest to August 15, 2006 on $1,895,000 of our 7% senior convertible promissory notes issued in our June/September 2005 private financing and 50% of the principal on $2,681,762 of our 15% senior secured convertible promissory notes issued in our June 2006 private financing.

Except as set forth in our financial statements or as otherwise specifically stated, all information in this prospectus assumes:

•	an initial public offering price of $5.00 per share,

•	a proposed 1-for-10 reverse stock split of our outstanding shares of common stock prior to the closing of this offering,

•
no exercise of the underwriter’s over-allotment option to purchase up to 375,000 additional shares of our common stock, or the underwriter’s warrant to purchase up to 250,000 shares of our common stock,

•
the exclusion of 1,752,663 shares of common stock reserved for issuance upon the exercise of outstanding stock options with a weighted average exercise price of $6.18 per share, and 900,000 shares of common stock reserved for issuance of stock options, stock appreciation rights, restricted stock and other awards available for future grant under our 2005 Incentive Compensation,

•
the exclusion of 289,575 shares of common stock reserved for issuance upon the exercise of warrants to be issued prior to the closing of this offering to investors who invested prior to 2005 with an exercise price of $4.25 per share,

•
the exclusion of 839,330 shares of common stock reserved for issuance upon the exercise of stock options to be issued prior to the closing of this offering to various of our employees and directors with an exercise price of $5.00 per share,

•
the exclusion of 1,464,816 shares of our common stock reserved for issuance upon the exercise of outstanding stock options issued to James D. Burchetta and Charles S. Brofman as part of their patent license agreement with us with an exercise price of $5.00 per share,

•	the exclusion of 94,120 shares of common stock issuable upon the exercise of warrants issued in connection with our private financing in April 2005 with an exercise price of $2.45 per share,

•	the exclusion of 222,955 shares of common stock issuable upon the exercise of warrants issued in connection with our private financing in June/September 2005 with an exercise price of $2.52 per share,

•	the exclusion of 1,160,598 shares of common stock issuable upon the exercise of warrants issued in connection with our private financing in June 2006, with an exercise price of $0.01 per share,

•
the exclusion of 33,600 shares of common stock issuable upon the exercise of warrants issued to Maxim Group LLC in connection with acting as the placement agent in our June/September 2005 private financing with an exercise price of $2.41 per share,

•
the exclusion of 31,508 shares of common stock issuable upon the exercise of warrants issued to Maxim Group LLC and Capital Growth Financial, LLC in connection with acting as the placement agents in our June 2006 private financing with an exercise price of $3.33 per share, and

•
the issuance of 995,581 shares of our common stock upon the conversion, contemporaneously with the closing of this offering, of the principal on $800,000 of our 7% convertible promissory notes issued in our April 2005 private financing, 50% of the principal and accrued interest on $1,895,000 of our 7% senior convertible promissory notes issued in our June/September 2005 private financing and 50% of the principal on $2,681,762 of our 15% senior secured convertible promissory notes issued in our June 2006 private financing.

SELECTED SUMMARY FINANCIAL DATA

The following table summarizes the relevant financial data for our business and should be read with our financial statements and related notes, which are included in this prospectus.

	Year ended December 31,		Three months ended March 31,
	2004	2005	2005 (unaudited)	2006 (unaudited)
Statement of operations data:
Revenues	$2,787	$23,599	$1,661	$27,264

Costs and expenses:
Payroll and related expenses	906,437	1,516,467	$242,476	$616,462
General and administrative expenses	1,686,158	1,798,099	624,348	570,297
Waived royalty fees-related parties	—	—	—	—
Research and development expenses	46,022	—	—	—
Depreciation expense	38,013	39,094	7,470	13,618

Total expenses	2,676,630	3,353,660	874,294	1,200,377

Loss from operations	(2,673,843)	(3,330,061)	(872,633)	(1,173,113)

Other income (expense):
Terminated offering costs	—	(736,037)	—	—
Interest Income (expense)	4,845	(112,777)	14	(75,817)
Amortization of deferred debt discount	—	(1,227,167)	—	(520,135)
Amortization of deferred financing costs	—		—	(81,830)
Other income	—	2,500	—	1,500
Total other income (expense)	4,845	(2,073,481)	14	(676,282)

Net loss	$(2,668,998)	$(5,403,542)	$(872,619)	$(1,849,395)

Basic and diluted net loss per common share	$(0.09)	$(0.18)	$(0.03)	$(0.06)

Basic and diluted weighted average number of common shares outstanding (1)	29,133,746	29,665,901	29,549,794	29,703,900

(1)	Does not reflect a proposed 1-for-10 reverse stock split of our outstanding shares of common stock prior to the closing of this offering.

The following table summarizes our balance sheet data as of March 31, 2006 as reported and as adjusted. The as adjusted information gives effect to:

•	receipt of net proceeds of approximately $10,275,000 from the sale of 2,500,000 shares of our common stock at an assumed offering price of $5.00 per share,

•	the issuance to James D. Burchetta and Charles S. Brofman of stock options to purchase an estimated 1,464,816 shares of our common stock as part of their patent license agreement with us, and

•
the conversion into 995,581 shares of our common stock of the principal on $800,000 of our 7% convertible promissory notes issued in our April 2005 private financing, 50% of the principal and accrued interest to August 15, 2006 on $1,895,000 of our 7% senior convertible promissory notes issued in our June/September 2005 private financing and 50% of the principal on $2,681,762 of our 15% senior secured convertible promissory notes issued in our June 2006 private financing.

	As of March 31, 2006
Balance sheet data:	Actual (unaudited)	As Adjusted (unaudited)

Cash and cash equivalents	$2,417	$8,847,439
Working capital	(4,239,077)	8,026,167
Total assets	455,963	9,148,430
Total liabilities	4,306,347	886,125
Total stockholders’ (deficiency) equity	$(3,850,384)	8,262,305

RISK FACTORS

An investment in our shares of common stock involves a high degree of risk and should not be purchased by anyone who cannot afford to lose their entire investment. You should consider carefully the material risks set forth in this section, together with the other information contained in this prospectus, before making a decision to invest in our shares. Our business, operating results and financial condition could be seriously harmed and you could lose your entire investment by the occurrence of any of the following material risks.

Risks Related to Our Business

Our independent registered public accounting firm’s report contains an explanatory paragraph that expresses substantial doubt about our ability to continue as a going concern.

As of March 31, 2006, our total stockholders’ deficiency was $3,850,384 and we had a working capital deficit of $4,239,077. Primarily as a result of our losses, limited cash balances and debt obligations, our independent registered public accounting firm has included in its report for the year ended December 31, 2005 an explanatory paragraph expressing substantial doubt about our ability to continue as a going concern. Our ability to continue as a going concern is contingent upon, among other factors, the closing of this offering or obtaining alternate financing. If we are not able to complete this offering or obtain alternate financing, we may be forced to cease our operations.

We have a limited operating history on which to evaluate our potential for executing our business strategy.  This makes it difficult to evaluate our future prospects and the risk of success or failure of our business.

We began our operations in February 2003 and your evaluation of our business and prospects will be based on our limited operating history. Consequently, our historical results of operations may not give you an accurate indication of our future results of operations or prospects. You must consider our business and prospects in light of the risks and difficulties we will encounter as an development stage company in a new and rapidly evolving market. We may not be able to address these risks and difficulties, which makes it difficult to evaluate our future prospects and the viability of our business.

We have experienced significant and continuing losses from operations.  From inception through March 31, 2006, we have incurred accumulated net losses of $12,833,744.    If such losses continue, we may not be able to continue our operations and you may lose your entire investment.

We incurred losses from operations of $1,849,395 in the three months ended March 31, 2006, $5,403,542 for the year ended December 31, 2005 and $2,668,998 for the year ended December 31, 2004. From February 2003 to date, our operations have been funded almost entirely through the proceeds of approximately $2,649,000 that we have received from the issuance of our common stock in private placements, $2,695,000 that we have received from the issuance of our 7% convertible promissory notes in two private financings in 2005, $2,681,762 that we have received from the issuance of our 15% senior secured convertible promissory notes in our June 2006 private financing, and $800,000 that we have received from the issuance of our 15% senior secured promissory note in our June 2006 private financing. From inception through March 31, 2006, we incurred accumulated net losses of $12,833,744. If we continue to experience losses, we may not be able to continue our operations and you may lose your entire investment.

If we do not begin to generate meaningful revenues, we will need to seek additional financing which we may be unable to obtain on favorable terms when required, or at all, and we may therefore be unable to continue funding our operations.

We currently anticipate that the net proceeds of this offering, together with our available funds, will be sufficient to meet our anticipated needs for working capital and capital expenditures through at least the 18 months following the closing of this offering. However, we will need to raise additional funds prior to the end of this period or at a later date. We cannot be certain that additional financing will be available to us on favorable terms when required, or at all, and we may therefore be unable to continue our operations.

If we are unable to retain current clients and attract new clients, or if our clients do not actively submit defaulted consumer debt accounts on our DebtResolve system, we will not be able to generate revenues or continue our business.

We expect that our revenue will come from taking a fee equal to a percentage of defaulted consumer debt accounts that are settled and collected through our online DebtResolve system, or from recurring license fees for the use of our system coupled with other transaction fees. We depend on our creditor clients, who include banks, lenders, credit card issuers, third-party collection agencies and purchasers of charged-off debt, to initiate the process by submitting defaulted consumer debt accounts on our system along with the settlement offers. We cannot be sure that we will be able to retain our existing, and enter into new relationships with creditor clients in the future. In addition, we cannot be certain that we will be able to establish these creditor client relationships on favorable economic terms. Finally, we cannot control the number of accounts that our clients will submit on our system or whether the use of our system will result in any increase in recovery over traditional collection methods. If our client base, and their corresponding claims submission, does not increase significantly or experience favorable results, we will not be able to generate sufficient revenues to continue and sustain our business.

If we are unable to implement our marketing program, we will not be able to grow our client base and generate revenues.

Marketing our services in order to grow our client base of consumer creditors and generate revenues is crucial to the viability of our business. Currently, we are targeting our marketing efforts towards the settlement and collection of defaulted consumer debt accounts generated primarily in the United States. To grow our business, we will have to achieve market penetration in this segment and expand our service offerings and client base to include other segments and international creditor clients. We have limited previous experience marketing our services and may not be able to implement our sales and marketing initiatives. We may be unable to hire, retain, integrate and motivate sales and marketing personnel. Any new sales and marketing personnel may also require a substantial period of time to become effective. There can be no assurance that our marketing efforts will result in our obtaining new creditor clients or that we will be able to grow the base of creditors and consumers who use our services.

We may not be able to protect the intellectual property rights upon which our business relies, including our licensed patents, trademarks, domain name, proprietary technology and confidential information, which could result in our inability to utilize our technology platform, licensed patents or domain name, without which we may not be able to provide our services.

Our ability to compete in our sector depends in part upon the strength of our proprietary rights in our technologies. We consider our intellectual property to be critical to our viability. We do not hold patents on our consumer debt-related product, but rather license technology for our DebtResolve system from James D. Burchetta and Charles S. Brofman, the co-chairmen of our company, whose patented technology is now, and is anticipated to continue to be, incorporated into our service offerings as a key component. Unauthorized use by others of our proprietary technology could result in an increase in competing products and a reduction in our sales. We rely on patent, trademark, trade secret and copyright laws to protect our licensed and proprietary technology and other intellectual property. We cannot be certain, however, that the steps that we have taken to protect our proprietary rights to date will provide meaningful protection from unauthorized use by others. If we must pursue litigation in the future to enforce our intellectual property rights, to protect our trade secrets or to determine the validity and scope of the proprietary rights of others, we may not prevail and we are likely to incur substantial expenditures and divert valuable resources in the process. In addition, many foreign countries’ laws may not protect us from improper use of our proprietary technologies. Consequently, we may not have adequate remedies if our proprietary rights are breached or our trade secrets are disclosed.

If we are unable to build brand awareness for our company and our services, demand for our services will be limited.

We believe that building brand awareness of our DebtResolve system is important to increase demand for our services. Furthermore, we believe that brand awareness is a key differentiating factor among providers of online services, and given this, we believe that brand awareness will become increasingly important as competition is introduced in our target market. In order to increase brand awareness, we must devote significant time and resources in our marketing efforts, provide high-quality client support and increase the number of creditors and consumers using our services. While we may maintain a “Powered by Debt Resolve” logo on each screen that consumers view when they log on to the DebtResolve system, this logo may be inadequate to build brand awareness among consumers. If initial users do not perceive our services to be of high quality, the value of our brand could be diluted, which could decrease the attractiveness of our services to creditors and consumers. If we fail to promote and maintain our brand, our ability to generate revenues could be negatively affected. Moreover, if we incur significant expenses in promoting our brand and are unable to generate a corresponding increase in revenue as a result of our branding efforts, our operating results would be negatively impacted.

The intellectual property rights that we license from our co-founders are limited in industry scope, and it is possible these limits could constrain the expansion of our business.

We do not hold patents on our consumer debt-related product, but rather license technology for our DebtResolve system from James D. Burchetta and Charles S. Brofman, the co-chairmen of our company, whose patented technology is now, and is anticipated to continue to be, incorporated into our service offerings as a key component. This license agreement limits usage of the technology to the creation of software and other code enabling an automated system used solely for the settlement and collection of credit card receivables and other consumer debt and specifically excludes the settlement and collection of insurance claims, tax and other municipal fees of all types. The terms of the license agreement, which was amended and restated in June 2005, are described under “Business - Technology License and Proprietary Technology.” These limitations on usage of the licensed technology could constrain the expansion of our business by limiting the different types of debt for which our DebtResolve system can potentially be used, and limiting the potential clients that we could service.

In the future, we may be subject to intellectual property rights claims, which are costly to defend, could require us to pay damages and could limit our ability to use certain technologies in the future and thereby result in loss of clients and revenue.

Litigation regarding intellectual property rights is common in the Internet and technology industries. We expect that Internet technologies and software products and services may be increasingly subject to third-party infringement claims as the number of competitors in our industry segment grows and the functionality of products and services in different industry segments overlaps. Under our license agreement, we have the right and obligation to control and defend against third-party infringement claims against us with respect to the patent rights that we license. Any claims relating to our services or intellectual property could result in costly litigation and be time consuming to defend, divert management’s attention and resources, cause delays in releasing new or upgrading existing products and services or require us to enter into royalty or licensing agreements. Royalty or licensing agreements, if required, may not be available on acceptable terms, if at all. There can be no assurance that our services or intellectual property rights do not infringe the intellectual property rights of third parties. A successful claim of infringement against us and our failure or inability to license the infringed or similar technology or content could prevent us from continuing our business.

Potential conflicts of interest exist with respect to the intellectual property rights that we license from our co-founders, and it is possible our interests and their interests may diverge.

We do not hold patents on our consumer debt-related product, but rather license technology for our DebtResolve system from James D. Burchetta and Charles S. Brofman, the co-chairmen of our company, whose patented technology is now, and is anticipated to continue to be, incorporated into our service offerings as a key component. This license agreement presents the possibility of a conflict of interest in the event that issues arise with respect to the licensed intellectual property rights, including the prosecution or defense of intellectual property infringement actions, where our interests may diverge from those of Messrs. Burchetta and Brofman. The license agreement provides that we will have the right to control and defend or prosecute, as the case may require, the patent rights licensed to us subject, in the case of pleadings and settlements, to the reasonable consent of Messrs. Burchetta and Brofman. Our interests with respect to such pleadings and settlements may be at odds with those of Messrs. Burchetta and Brofman, requiring them to recuse themselves from our decisions relating to such pleadings and settlements, or even from further involvement with our company. The terms of the license agreement, which was amended and restated in June 2005, are described under “Business - Technology License and Proprietary Technology.”

Upon completion of this offering, Messrs. Burchetta and Brofman will beneficially own approximately 30.5% of our outstanding shares of common stock. They have controlled our company since its inception. Under the terms of our license agreement, Messrs. Burchetta and Brofman will be entitled to receive stock options to purchase shares of our common stock if and to the extent the licensed technology produces specific levels of revenue for us. They will not be entitled receive any stock options for other debt collection activities such as off-line settlements. Messrs. Burchetta and Brofman will be substantially responsible for selecting the business direction we take, the products and services we may develop and the mix of businesses we may pursue. The license agreement may present Messrs. Burchetta and Brofman with conflicts of interest.

We have not made any previous acquisitions, and we may fail to successfully integrate acquisitions and reduce our operating expenses.

The integration of the businesses, assets and technologies we may acquire is critical to our strategy. Integrating the management and operations of these businesses, assets and technologies is time consuming, and we cannot guarantee we will achieve any of the anticipated synergies and other benefits expected to be realized from acquisitions. We have no experience with making acquisitions and we expect to face one or more of the following difficulties:

•	difficulty integrating the products, services, financial, operational and administrative functions of acquired businesses, especially those larger than us,

•	delays in realizing the benefits of our strategies for an acquired business which fails to perform in accordance with expectations,

•	diversion of management’s attention from our existing operations since acquisitions often require substantial management time, and

•	acquiring businesses with unknown liabilities, software bugs or adverse litigation and claims.

We may pay too much for, or collect too little on, defaulted consumer debt portfolios that we may purchase.

Through our subsidiary, DRV Capital LLC, we may pursue the acquisition of defaulted consumer debt portfolios to process through our DebtResolve system, an area in which we have little experience. These are consumer debt portfolios that the credit originator has deemed uncollectible and has charged-off, generally after making numerous attempts to collect on them. We may not be able to consummate any acquisitions of defaulted consumer debt portfolios on favorable terms, if at all, and our inexperience may impair our ability to manage and collect on such consumer debt portfolios. These defaulted consumer debt portfolios are difficult to collect and we may not collect even a sufficient amount to cover the cost of acquiring them. Also, as we have no experience with pricing defaulted consumer debt portfolios, we may pay too much for these portfolios and, consequently, we may not generate a profit from these consumer debt portfolio acquisitions.

Moreover, if we decide to pursue the acquisition of defaulted consumer debt portfolios to process through our DebtResolve system, we will: (i) have to expand our operations, (ii) face new operational risks that we cannot predict at this time, (iii) become subject to increased government regulation and (iv) be subject to material changes in our financial statements and financial reporting. Specifically:
•
our expansion into this line of business could result in the need to enter into potentially complex financing arrangements, resulting in the need to manage those relationships and the potential interest rate risk and credit risk associated with them,

•	accounting for this activity would require that we become familiar with the applicable accounting regulations, with which we are not currently familiar,

•	our accounting would also become more complex, requiring combining the results of our proposed debt-buying subsidiary into our consolidated financial statements, and

•
we would incur additional costs associated with the start-up of our proposed debt-buying subsidiary, including legal, filing fees and other start-up costs associated with establishing this potential line of business.

In addition:
•	federal, state, local and foreign laws may limit our ability to recover and enforce any acquired defaulted consumer debt portfolios regardless of any act or omission on our part,

•
some laws and regulations applicable to credit originators may preclude us from collecting on defaulted consumer debt portfolios we may purchase if the credit originator previously failed to comply with applicable law in generating or servicing those consumer debt receivables,

•	collection laws and regulations may also directly apply to our business,

•
additional consumer protection and privacy protection laws may be enacted that would impose additional requirements on the enforcement of and collection on defaulted consumer debt, and any new laws, rules or regulations that may be adopted, as well as existing consumer protection and privacy protection laws, may adversely affect our ability to collect on any acquired defaulted consumer debt portfolios, and

•
federal and state governmental bodies are considering, and may consider in the future, other legislative proposals that would regulate the collection of any acquired defaulted consumer debt portfolios, and although we cannot predict if or how any future legislation would impact this proposed expansion of our business, our failure to comply with any current or future laws or regulations applicable to us could limit our ability to collect on any acquired defaulted consumer debt portfolios.

We anticipate that we will enter into arrangements with financial partners who will provide the bulk of the funding for our debt purchases; however, as of the date of this prospectus, we have not finalized any financing arrangements to allow us to engage in the debt purchasing business, and we cannot assure you that such financing will be available on suitable terms, if at all.

If any of these or similar risks materialize, we may have to scale back or eliminate our proposed debt portfolio acquisitions and business.

If we cannot compete against competitors that enter our market, demand for our services will be limited, which would likely result in our inability to continue our business.

We are aware of two companies that have announced software offerings that may be competitive with the DebtResolve system and which may compete with us for market share. Incurrent Solutions, Inc., a division of Online Resources Corp., announced a collection offering in fall 2004, and Apollo Enterprises Solutions, LLC announced an online collection offering in fall 2004. Their offerings are described under “Business - Competition.” Additional competitors could emerge in the online defaulted consumer debt market. These and other possible new competitors may have substantially greater financial, personnel and other resources, greater adaptability to changing market needs, longer operating histories and more established relationships in the banking industry than we currently have. In the future, we may not have the resources or ability to compete. As there are few significant barriers for entry to new providers of defaulted consumer debt services, there can be no assurance that additional competitors with greater resources than ours will not enter our market. Moreover, there can be no assurance that our existing or potential creditor clients will continue to use our services on an increasing basis, or at all. If we are unable to develop and expand our business or adapt to changing market needs as well as our competitors are able to do, now or in the future, we may not be able to continue our business.

We are dependent upon maintaining and expanding our computer and communications systems. Failure to do so could result in interruptions and failures of our services which would make our services less attractive to consumers, and therefore subject us to lost revenue as a result of a possible loss of creditor clients.

Our ability to provide high-quality client support largely depends on the efficient and uninterrupted operation of our computer and communications systems to accommodate our creditor clients and the consumers who use our system. In the terms and conditions of our standard form of licensing agreement with our clients, we agree to make commercially reasonable efforts to maintain uninterrupted operation of our DebtResolve system 99.99% of the time, except for scheduled system maintenance. In the normal course of our business, we must record and process significant amounts of data quickly and accurately to access, maintain and expand our DebtResolve system. Any failure of our information systems, software or backup systems would interrupt our operations and could cause us to lose clients. We are exposed to the risk of network and Internet failure, both through our own systems and those of our service providers. While our utilization of redundant transmission systems can improve our network’s reliability, we cannot be certain that our network will avoid downtime. Substantially all of our computer and communications hardware systems are hosted in leased facilities with AT&T Corp. in New Jersey, and under the terms of our hosting service level agreement with AT&T, AT&T will provide network connectivity availability 99.9% of the time from the connection off their backbone to our hosted infrastructure. Our disaster recovery plan may not be adequate and our business interruption insurance may not adequately compensate us for losses that could occur as a result of a network-related business interruption. The occurrence of a natural disaster or unanticipated problems at our facilities or those of our service providers could cause interruptions or delays in use of our DebtResolve system and loss of data. Additionally, we rely on third parties to facilitate network transmissions and telecommunications. We cannot assure you that these transmissions and telecommunications will remain either reliable or secure. Any transmission or telecommunications problems, including computer viruses and other cyberattacks, particularly if those problems persist or recur frequently, could result in lost business from creditor clients and consumers. Network failures of any sort could seriously affect our client relations, potentially causing clients to cancel or not renew contracts with us. In addition, we may be unable to renegotiate our hosting contract with AT&T on suitable terms and may be required to find another hosting vendor. While hosting services have become commodities, the necessity of locating a new vendor, negotiating a new contract, and making the transition could divert management’s attention from operating and growing the business.

We may not be able to anticipate, manage or adopt technological advances within our industry, which could result in our services becoming obsolete and no longer in demand.

Our business relies on computer and telecommunications technologies. Our ability to integrate these technologies into our business is essential to our competitive position and our ability to execute our business strategy. Computer and telecommunications technologies are evolving rapidly and are characterized by short product life cycles. We may not be able to anticipate, manage or adopt technological changes on a timely basis. While we believe that our existing information systems are sufficient to meet our current demands and continued expansion, our future growth may require additional investment in these systems so we are not left with obsolete computer and telecommunications technologies. We depend on having the capital resources necessary to invest in new technologies for our business. We cannot assure you that adequate capital resources will be available to us at the appropriate time.

James D. Burchetta and Richard G. Rosa possess specialized knowledge about our business and we would be adversely impacted if either one were to become unavailable to us.

We believe that our ability to execute our business strategy will depend to a significant extent upon the efforts and abilities of James D. Burchetta, our Chief Executive Officer, and Richard G. Rosa, our Senior Vice President and Chief Technology Officer. Mr. Burchetta, who is a licensor of key intellectual property to us, has knowledge regarding online debt collection technology and business contacts that would be difficult to replace. Mr. Rosa has technical expertise regarding our system that our other officers do not possess. If Messrs. Burchetta or Rosa were to become unavailable to us, our operations would be adversely affected. We are in the process of obtaining “key-man” life insurance for our benefit in the amount of $1,000,000 on the lives of each of Messrs. Burchetta and Rosa, but not for any other officer. This insurance may be inadequate to compensate us for the loss of either Mr. Burchetta or Mr. Rosa. Moreover, we have no insurance to compensate us for the loss of any other of our named executive officers or key employees.

Risks Related to Our Industry

Our clients’ ability to recover and enforce defaulted consumer debt may be limited under federal, state, local and foreign laws, which would negatively impact our revenues.

Federal, state, local and foreign laws may limit our creditor clients’ ability to recover and enforce defaulted consumer debt regardless of any act or omission on their part or our part. Additional consumer protection and privacy protection laws may be enacted that would impose additional requirements on the enforcement and collection of consumer debt. Any new laws, rules or regulations that may be adopted, as well as existing consumer protection and privacy protection laws, may adversely affect our ability to settle defaulted consumer debt accounts on behalf of our clients and could result in decreased revenues to us. We cannot predict if or how any future legislation would impact our business or our clients. In addition, we cannot predict how foreign laws will impact our ability to expand our business internationally, and the cost of such expansion. Our failure to comply with any current or future applicable laws or regulations could limit our ability to settle defaulted consumer debt claims on behalf of our clients, which could adversely affect our revenues.

Government regulation and legal uncertainties regarding consumer credit and debt collection practices may require us to incur significant expenses in complying with any new regulations.

A number of our existing and potential creditor clients, such as banks and credit card issuers, operate in highly regulated industries. We are indirectly impacted by consumer credit and debt collection practices laws, both in the United States and abroad. The relationship of a consumer and a creditor is extensively regulated by federal, state, local and foreign consumer credit and protection laws and regulations. Governing laws include the Fair Debt Collection Practice Act, Fair Credit Reporting Act, the Federal Truth-In-Lending Act, the Fair Credit Billing Act and the Gramm-Leach-Bliley Act, as well as applicable comparable statutes in the states in which consumers reside. Failure of these parties to comply with applicable federal, state, local and foreign laws and regulations could have a negative impact on us. For example, applicable laws and regulations may limit our ability to collect amounts owing with respect to defaulted consumer debt accounts, regardless of any act or omission on our part. We cannot assure you that any indemnities received from the financial institutions which originated the consumer debt account will be adequate to protect us from liability to consumers. Further, any collection agency or similar ARM business we may acquire will be subject to Federal and state laws and regulations, as well as state licensing requirements, which are routinely imposed on such businesses. Any new laws or rulings that may be adopted, and existing consumer credit and protection laws, may adversely affect our ability to collect and settle defaulted consumer debt accounts. In addition, any failure on our part to comply with such requirements could adversely affect our ability to settle defaulted consumer debt accounts and result in liability. In addition, state or foreign regulators may take the position that our system effectively constitutes the collection of debts that is subject to licensing and other laws regulating the activities of collection agencies, or that purchasers of debt must be licensed as debt collectors.If so, we may need to obtain licenses from such states, or such foreign countries where we may engage in business. Until licensed, we will not be able to lawfully deal with consumers in such states or foreign countries. Moreover, we will likely have to incur expenses in obtaining licenses, including applications fees and post statutorily required bonds for each license.

We face potential liability that arises from our handling and storage of personal consumer information concerning disputed claims and other privacy concerns.

Any penetration of our network security or other misappropriation of consumers’ personal information could subject us to liability. Other potential misuses of personal information, such as for unauthorized marketing purposes, could also result in claims against us. These claims could result in litigation. In addition, the Federal Trade Commission and several states have investigated the use by certain Internet companies of personal information. Legislation has been introduced in the U.S. Senate that would mandate data-security management steps for many businesses and a nationwide standard for notifying consumers of security breaches. The legislation would require companies that store information on more than 10,000 people to create a data privacy and protection program, including assessing, maintaining and controlling risks to data privacy and security. Businesses would have to provide employee training, perform vulnerability tests and ensure that third-party service providers have adequate security programs. We could incur unanticipated expenses, especially in connection with our settlement database, if and when new regulations regarding the use of personal information are enacted.

In addition, pursuant to the Gramm-Leach-Bliley Act, our financial institution clients must require us to include in their contracts with us that we have appropriate data security standards in place. The Gramm-Leach-Bliley Act stipulates that we must protect against unauthorized access to, or use of, consumer debtor information that could be detrimentally used against or result in substantial inconvenience to any consumer debtor. Detrimental use or substantial inconvenience is most likely to result from improper access to sensitive consumer debtor information because this type of information is most likely to be misused, as in the commission of identity theft. We believe we have adequate policies and procedures in place to protect this information; however, if we experience a data security breach that results in any penetration of our network security or other misappropriation of consumers’ personal information, or if we have an inadequate data security program in place, our financial institution clients may consider us to be in breach of our agreements with them.

Government regulation and legal uncertainties regarding the Internet may require us to incur significant expenses in complying with any new regulations.

The laws and regulations applicable to the Internet and our services are evolving and unclear and could damage our business. Due to the increasing popularity and use of the Internet, it is possible that laws and regulations may be adopted, covering issues such as user privacy, pricing, taxation, content regulation, quality of products and services, and intellectual property ownership and infringement. This legislation could expose us to substantial liability or require us to incur significant expenses in complying with any new regulations. Local telephone carriers have petitioned the Federal Communications Commission to regulate the Internet and to impose access fees. Increased regulation or the imposition of access fees could substantially increase the costs of communicating on the Internet, potentially decreasing the demand for our services. A number of proposals have been made at the federal, state and local level and in foreign countries that would impose additional taxes on the sale of goods and services over the Internet. Such proposals, if adopted, could adversely affect us. Moreover, the applicability to the Internet of existing laws governing issues such as personal privacy is uncertain. We may be subject to claims that our services violate such laws. Any new legislation or regulation in the United States or abroad or the application of existing laws and regulations to the Internet could adversely affect our business.

Risks Related to the Offering

There has previously been no active public market for our common stock and our stockholders may not be able to resell their shares at or above the price at which they purchased them, or at all.

Prior to this offering, there has been no active public market for our common stock. We cannot predict the extent to which a trading market will develop or how liquid that market may become. The initial public offering price may not be indicative of prices that will prevail in the trading market. The trading price of our common stock following this offering is therefore likely to be highly volatile and could be subject to wide fluctuations in price in response to various factors, some of which are beyond our control. These factors include:

•	quarterly variations in our results of operations or those of our competitors,

•	announcements by us or our competitors of acquisitions, new products or services, significant contracts, commercial relationships or capital commitments,

•	disruption to our operations or our data centers,

•	declines in accounts submitted by our creditor clients for settlement through our DebtResolve system,

•	declines in collections through our DebtResolve system,

•	commencement of, or our involvement in, litigation,

•	any major change in our board of directors or management,

•	changes in governmental regulations or in the status of our regulatory approvals, and

•	general economic market conditions and other factors, including factors unrelated to our own operating performance.

In addition, the stock market in general and, in particular, stock prices for technology-based companies have experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of the underlying companies. Such fluctuations may be even more pronounced in the trading market shortly following this offering. These broad market and industry factors may seriously impact negatively the market price of our common stock, regardless of our actual operating performance. In addition, in the past, following periods of volatility in the overall market and the market price of a company’s securities, securities class action litigation has often been instituted against these companies. This litigation, if instituted against us, could result in substantial costs and a diversion of our management’s attention and resources.

We were recently required to restate our financial results due to insufficient internal controls.  No assurances can be given that we will be able to remedy these deficiencies or that similar restatements will not be required in the future.

On August 16, 2005, our independent auditors reported to our audit committee certain matters involving internal controls that our independent auditors considered to be reportable conditions and a material weakness under standards established by the American Institute of Certified Public Accountants. The reportable conditions and material weakness related to the March 31, 2005 and December 31, 2004 and December 31, 2003 financial closing process and inadequate reviews and approvals of transactions and accounting entries, as well as errors which resulted in financial reports that required the restatement of the financial reports for these periods.  Subsequently, during the year ended December 31, 2005, we further determined that we had improperly calculated and disclosed the expense of options granted to non-employees. We had used the minimum value method instead of the fair value method. Accordingly, we filed on March 30, 2006 an amended report on Form 10-KSB/A No. 2 for the year ended December 31, 2004 to report the corrected expense of these options for the years ended December 31, 2004 and 2003. In addition, this report included amended data for the first three quarterly periods of the year ended December 31, 2005. Although our management has demonstrated certain improvements in controls over the preparation of our financial reports, these reported conditions and material weaknesses also existed in part as of March 31, 2006. While we believe we have put processes in place to begin to remedy these deficiencies, we cannot assure you that we will not be faced with these or other financial reporting deficiencies in the future.  Any such deficiencies may require us to restate our financial results again, which could adversely effect the credibility of our reported results and the price of our common stock.

Given these reportable conditions and material weakness, our Chief Executive Officer and our Chief Financial Officer concluded that our disclosure controls and procedures were not effective at the “reasonable assurance” level due to reporting errors which occurred with respect to our financial reports for the years ended December 31, 2005 and 2004 and the three months ended March 31, 2006. Our management has since devoted additional resources to resolving questions that arose during these reviews and restatements. As a result, our executive and financial officers have, as required, certified that our financial statements for the three months ended March 31, 2005 and 2006, as well as our financial statements for the year ended December 31, 2005 and our restated financial statements for the years ended December 31, 2004 and 2003, fairly present, in all material respects, our financial condition and results of operations. Our management believes that the reportable conditions noted above stem from our operational growth. Our management has worked closely with our audit committee to develop improved internal controls, including hiring additional accounting staff and documenting accounting control procedures. Our management believes that this new infrastructure will assist in alleviating these weaknesses going forward, but we cannot assure you that weaknesses will never occur.

Failure to achieve and maintain effective internal controls in accordance with Section 404 of the Sarbanes-Oxley Act of 2002 could prevent us from producing reliable financial reports or identifying fraud. In addition, current and potential stockholders could lose confidence in our financial reporting, which could have an adverse effect on our stock price.

Effective internal controls are necessary for us to provide reliable financial reports and effectively prevent fraud, and a lack of effective controls could preclude us from accomplishing these critical functions. Commencing the year ending December 31, 2007, we will be required to document and test our internal control procedures in order to satisfy the requirements of Section 404 of the Sarbanes-Oxley Act of 2002, which requires annual management assessments of the effectiveness of our internal controls over financial reporting and a report by our independent registered public accounting firm addressing these assessments. Assigned to accounting issues at present are only our Chief Financial Officer and one temporary accountant, which may be deemed to be inadequate. Although we intend to augment our internal controls procedures and expand our accounting staff, there is no guarantee that this effort will be adequate.

During the course of our testing, we may identify deficiencies which we may not be able to remediate in time to meet the deadline imposed by the Sarbanes-Oxley Act for compliance with the requirements of Section 404. In addition, if we fail to maintain the adequacy of our internal accounting controls, as such standards are modified, supplemented or amended from time to time, we may not be able to ensure that we can conclude on an ongoing basis that we have effective internal controls over financial reporting in accordance with Section 404. Failure to achieve and maintain an effective internal control environment could cause us to face regulatory action and also cause investors to lose confidence in our reported financial information, either of which could have an adverse effect on our stock price.

Compliance with changing regulation of corporate governance and public disclosure may result in additional expenses, which as a smaller public company may be disproportionately high.

Changing laws, regulations and standards relating to corporate governance and public disclosure, including the Sarbanes-Oxley Act, new SEC regulations and stock market rules, are creating uncertainty for development stage companies like us. These new and changing laws, regulations and standards are subject to varying interpretations in many cases due to their lack of specificity, and as a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies, which could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. As a result, our efforts to comply with evolving laws, regulations and standards will likely result in increased general and administrative expenses and a diversion of management time and attention from revenue-generating activities to compliance activities. In particular, our efforts to comply with Section 404 of the Sarbanes-Oxley Act and the related regulations regarding our required assessment of our internal controls over financial reporting and our independent registered public accounting firm’s audit of that assessment will require the commitment of significant financial and managerial resources. We expect these efforts to require the continued commitment of significant resources.

Further, our board members, chief executive officer and chief financial officer could face an increased risk of personal liability in connection with the performance of their duties. As a result, we may have difficulty attracting and retaining qualified board members and executive officers, which could slow down our business and potentially cause us to not comply with the requirement of the American Stock Exchange, or AMEX, that a majority of our board of directors must be composed of “independent directors,” which is defined under AMEX rules generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship, which, in the opinion of the company’s board of directors would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. While a company listing in connection with an initial public offering is not required to have a majority of independent directors until one year after listing, it must phase in the members of its audit, compensation, and nominations and governance committees with one independent member upon listing, a majority of independent members within 90 days after listing, and all independent members within one year after listing. Currently, only two of our five directors are considered to be “independent,” and we may not be able to attract or retain additional independent directors to join our board and board committees, which could potentially cause AMEX to delist our stock. If we are unable to fully comply with new or changed laws, regulations and standards, or if our efforts differ from the activities intended by regulatory or governing bodies due to ambiguities related to practice, our reputation may be negatively affected and our stock price may suffer.

If we cannot meet the continuing listing requirements of the American Stock Exchange and related rules, such exchange may delist our securities, which could negatively affect the price of our securities and your ability to sell our securities.

Simultaneously with the closing of this offering, our shares of common stock are expected to trade on AMEX. In the future, we may not be able to meet the continuing listing requirements of AMEX, which require, among other things, a majority of “independent” directors on our board of directors and timely filing of our quarterly and annual reports with the SEC. AMEX will consider the suspension in trading in, or removal from listing of, our securities when, in the opinion of AMEX our financial condition or operating results appear to be unsatisfactory (for example, if we do not have at least $4,000,000 in stockholders’ equity and have net losses or losses from continuing operations in the last five fiscal years), the public distribution or aggregate market value of our securities has become so reduced as to make further dealings on AMEX inadvisable (for example, if the number of our publicly-held shares, excluding any held by affiliates and controlling stockholders, is less than 200,000, our total number of public stockholders is less than 300 or the aggregate market value of our publicly-held shares is less than $1,000,000 for 90 days), we have disposed of our principal operating assets or ceased to be an operating company, we fail to comply with our listing agreements with AMEX, or any other event occurs or any condition exists that makes further dealings on AMEX unwarranted. If we are unable to satisfy AMEX criteria for continued listing, our common stock could be subject to delisting. Trading, if any, of our common stock would thereafter be conducted in the National Association of Securities Dealers, Inc.’s “over-the-counter bulletin board” or on the “pink sheets.” As a consequence of any such delisting, the public price of our common stock could be adversely affected and a stockholder would likely find it more difficult to dispose of, or to obtain accurate quotations as to the prices of, our common stock.

We will have broad discretion over how we use the proceeds of this offering, and we may use them for corporate purposes that do not immediately enhance our profitability or market share.

Our management will have considerable discretion in the application of the net proceeds of this offering, and you will not have the opportunity, as part of your investment decision, to assess whether we are using the proceeds appropriately. We may use the net proceeds from this offering for corporate purposes that do not immediately enhance our profitability or increase our market value.

You will suffer an immediate and substantial dilution in the shares you purchase.

The assumed initial public offering price of $5.00 per share of common stock is substantially higher than the pro forma net tangible book value per share of our outstanding shares immediately after the offering. As a result, investors purchasing shares in this offering will incur immediate and substantial dilution of approximately $3.72 per share, or approximately 74% of the assumed offering price. See “Dilution” for a more detailed description of the dilution you will experience if you purchase our shares in this offering. The exercise of outstanding and reserved stock options to purchase 3,217,479 shares of common stock and warrants to purchase 2,182,356 shares of common stock, and future stock issuances as well as additional potential future issuances of stock options under our licensing agreement, may result in significant further dilution to investors. Of these securities, we expect to issue stock options to purchase shares of common stock and warrants to purchase shares of common stock prior to the completion of this offering. If our outstanding and reserved stock options to purchase 3,217,479 shares of common stock and warrants to purchase 2,182,356 shares of common stock were exercised at the closing of this offering, and assuming the underwriter exercises its over-allotment option, investors purchasing shares in this offering would see net dilution of approximately $2.39 per share.

There may be substantial sales of our common stock after the expiration of lock-up periods, which could cause our stock price to fall.

After this offering, 6,465,971 shares of our common stock will be outstanding. All of the shares of our common stock sold in this offering will be freely tradable, except for shares purchased by any of our existing “affiliates,” as that term is defined in Rule 144 under the Securities Act, which generally includes executive officers, directors and 10% stockholders. Of the 6,465,971 shares of our common stock to be outstanding at the closing of this offering, 1,850,850 shares will be locked-up as a result of agreements that existing stockholders have signed restricting their ability to transfer our stock for 15 months after the date of this prospectus, and 2,310,389 shares (including 1,363,668 shares issuable upon the exercise of outstanding warrants) being registered for sale under our selling stockholder resale prospectus will be similarly locked-up for six months after the date of this prospectus. In addition, the potential future exercise of stock options to purchase our common stock, including stock options that may be earned by Messrs. Burchetta and Brofman as part of our license agreement with them, could result in our issuing a significant number of additional shares of common stock. Sales of a substantial number of shares of our common stock could cause the price of our common stock to fall and could impair our ability to raise capital by selling additional securities.

You will have limited ability to influence corporate matters and any actions you may not agree with may be implemented by our management without your consent.

Following the closing of this offering, investors in this offering will hold 2,500,000 shares of our common stock, representing approximately 38.7% of our outstanding shares. Therefore, such investors, even if acting together, will not be in a position to control our management and will not, as a result of such ownership, be able to prevent any corporate transactions or other extraordinary business decisions.

Our executive officers, directors and 5% stockholders will control approximately 28.6% of our outstanding shares following the closing of this offering. If these stockholders act together, they may be able to exert significant control over our management and affairs requiring stockholder approval, including approval of significant corporate transactions. This concentration of ownership may have the effect of delaying or preventing a change in control and might adversely affect the market price of our common stock. This concentration of ownership may not be in the best interests of all our stockholders.

Our common stock may be considered a “penny stock” and may be difficult to trade.

The SEC has adopted regulations which generally define “penny stock” as an equity security with a market or exercise price of less than $5.00 per share, subject to specific exemptions. The offering price of our shares in this offering is $5.00 per share. The market price of our common stock is likely to fluctuate and could drop below $5.00 per share in the future and, consequently, may be designated as a “penny stock” according to SEC rules. Under these rules, broker-dealers who recommend such securities to persons other than institutional accredited investors must:

•	make a special written suitability determination for the purchaser,

•	receive the purchaser’s written agreement to a transaction prior to sale,

•
provide the purchaser with risk disclosure documents which identify certain risks associated with investing in “penny stocks” and which describe the market for these “penny stocks” as well as a purchaser’s legal remedies, and

•
obtain a signed and dated acknowledgment from the purchaser demonstrating that the purchaser has actually received the required risk disclosure document before a transaction in a “penny stock” can be completed.

If our common stock becomes subject to these rules, broker-dealers may find it difficult to effectuate customer transactions and trading activity in our securities may be adversely affected. As a result, the market price of our securities may be depressed, and you may find it more difficult to sell our securities. In addition, you may find it difficult to obtain accurate quotations of our common stock and may experience a lack of buyers to purchase such stock or a lack of market makers to support the stock price.

We could issue “blank check” preferred stock without stockholder approval with the effect of diluting then current stockholder interests and impairing their voting rights, and provisions in our charter documents and under Delaware law could discourage a takeover that stockholders may consider favorable.

Our certificate of incorporation authorizes the issuance of up to 10,000,000 shares of “blank check” preferred stock with designations, rights and preferences as may be determined from time to time by our board of directors. Accordingly, our board of directors is empowered, without stockholder approval, to issue a series of preferred stock with dividend, liquidation, conversion, voting or other rights which could dilute the interest of, or impair the voting power of, our common stockholders. The issuance of a series of preferred stock could be used as a method of discouraging, delaying or preventing a change in control. For example, it would be possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of our company. In addition, advanced notice is required prior to stockholder proposals.

Delaware law also could make it more difficult for a third party to acquire us. Specifically, Section 203 of the Delaware General Corporation Law may have an anti-takeover effect with respect to transactions not approved in advance by our board of directors, including discouraging attempts that might result in a premium over the market price for the shares of common stock held by our stockholders.

NOTE ON FORWARD-LOOKING STATEMENTS

Some of the statements in this prospectus are forward-looking statements that involve risks and uncertainties. In some cases, you can identify forward-looking statements by our use of words such as “may,” “could,” “should,” “project,” “believe,” “anticipate,” “expect,” “plan,” “estimate,” “forecast,” “potential,” “intend,” “continue” or the negative or other variations of these words and other similar words. Forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause our actual results, performance, achievements or industry results to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. These risks, uncertainties and other factors include, among others, those discussed in more detail under the heading “Risk Factors” and elsewhere in this prospectus.

Our forward-looking statements are based on our current expectations, intentions and beliefs as of the date of this prospectus. Although we believe that the expectations reflected in our forward-looking statements are reasonable as of the date of this prospectus, we cannot guarantee future results, acquisitions of new creditor clients, settlement volumes or amounts, levels of activity, performance or achievements or other future events. You should not place undue reliance on our forward-looking statements. Some of the important factors that could cause our actual results, performance or financial condition to differ seriously from expectations are:

•	changes in the business practices of credit originators in terms of outsourcing defaulted consumer debt settlement and collection to third-party service providers,

•	market acceptance of our DebtResolve system,

•	changes in government regulations that affect our ability to collect sufficient amounts for our clients on defaulted consumer debt,

•	our ability to launch, fund and operate our new debt purchasing business,

•	our ability to employ and retain qualified employees,

•	changes in the credit or capital markets, which affect our ability to borrow money or raise capital to service defaulted consumer debt or purchase portfolios of defaulted consumer debt,

•	the degree and nature of our competition,

•	our ability to comply with the provisions of the Sarbanes-Oxley Act of 2002 and other regulatory requirements,

•	our ability to make strategic acquisitions or purchase defaulted consumer debt portfolios at appropriate prices, if at all,

•	the sufficiency of our funds generated from operations, existing cash and available borrowings to finance our current operations, and

•	the other factors referenced in this prospectus, such as those described under “Risk Factors,” “Management’s Discussion and Analysis or Plan of Operation” and “Business.”

USE OF PROCEEDS

We estimate that we will receive net proceeds of $10,275,000 from the sale of 2,500,000 shares of common stock being offered at an assumed initial public offering price of $5.00 per share after deducting $1,625,000 for underwriting discounts and commissions and our underwriter’s non-accountable expense allowance and estimated expenses of approximately $600,000, which includes legal, accounting, printing costs and various fees associated with the registration and listing of our shares. If the underwriter exercises its right to purchase an additional 375,000 shares of common stock, we will receive an additional $1,687,500 after deducting $187,500 for underwriting discounts and commissions. Assuming no exercise of our underwriter’s over-allotment option, we intend to use the net proceeds of the offering as follows:

	Application of Net Proceeds	Percentage of Net Proceeds
Investment in defaulted consumer debt portfolios and possible acquisitions(1)	$2,000,000	19.5%
Repayment of outstanding promissory notes(2)	3,269,410	31.8%
Research and product development(3)	1,500,000	14.6%
Marketing and business development(4)	1,500,000	14.6%
Working capital and general corporate purposes(5)	2,005,590	19.5%
Total	$10,275,000	100.0%

(1)
Represents funds that we may utilize for acquisitions of, or investments in, defaulted consumer debt portfolios that we can manage and collect through our DebtResolve system. Funds may also be utilized to finance other possible strategic acquisitions of businesses, assets and technologies that complement our business. We have no commitments or agreements as of the date of this prospectus with regard to any acquisitions or investments. Any funds not utilized as consideration for the purpose of acquiring defaulted debt portfolios or other possible strategic acquisitions may be used for working capital and general corporate purposes or for other purposes our management may identify. See “Risk Factors - Failure to integrate acquisitions and reduce our operating expenses could cause our future financial results to suffer” and “- Failure to manage or collect on defaulted consumer debt portfolios that we may purchase could cause our future financial results to suffer.”

(2)
Represents the repayment of accrued interest through August 15, 2006 on our 7% convertible promissory notes due October 2006 issued in our private financing in April 2005, the repayment of 50% of the principal and accrued interest through August 15, 2006 on our 7% senior convertible promissory notes due October 2006 issued in our private financing in June/September 2005 and 50% of the principal and all accrued interest through August 15, 2006 on our 15% senior secured convertible promissory notes due October 2006 as well as 100% of the principal and accrued interest through August 15, 2006 on our 15% senior secured promissory note due October 2006 issued in our private financing in June 2006. The proceeds of the notes were used by us for working capital purposes. See “Prospectus Summary - Private Financings” and “Management’s Discussion and Analysis or Plan of Operation - Liquidity and Capital Resources.”

(3)	Consists of costs anticipated to be incurred in connection with the development of new versions of our software platform and modules. See “Business - The DebtResolve System.”

(4)	Includes the hiring of additional personnel (including sales personnel) and the expenditures associated with marketing and supporting our DebtResolve system. See “Business - Sales and Marketing.”

(5)
Working capital and general corporate purposes include amounts required to pay officers’ salaries and incentive bonuses, professional fees, ongoing public reporting costs, office-related expenses and other corporate expenses, including interest, payment of short-term notes and overhead. Any additional net proceeds received from the exercise of the underwriter’s over-allotment option will be used for working capital and general corporate purposes or for other purposes our management may identify. See “Risk Factors - We will have broad discretion over how we use the proceeds of this offering, and we may use them for corporate purposes that do not immediately enhance our profitability or market share.”

Pending use of the proceeds of this offering, we will invest the net proceeds of this offering in short-term, investment grade, interest-bearing instruments. We currently anticipate that the net proceeds of this offering, together with our available funds, will be sufficient to meet our anticipated needs for working capital and capital expenditures through at least 18 months following the closing of this offering.

The allocation of the net proceeds of this offering set forth above represents our best estimates based upon our current plans and assumptions regarding industry and general economic conditions and our future revenues and expenditures. If any of these factors change, it may be necessary or advisable for us to reallocate some of the proceeds within the above-described categories or to use portions for other purposes. Investors will be relying on the judgment of our management regarding application of the net proceeds of this offering.

DILUTION

Dilution is the difference between the assumed initial public offering price of $5.00 per share you will pay for each of our shares of common stock and the net tangible book value per share of those shares immediately after you purchase them. You will experience an immediate and substantial dilution of $3.72 out of the $5.00 you pay for a share because the net tangible book value of your shares will immediately be reduced to $1.28 per share.

At March 31, 2006, we had a negative net tangible book value of ($4,651,780) or ($1.57) per share of common stock, after adjusting for our proposed 1-for-10 reverse stock split of our outstanding shares prior to the closing of this offering. Net tangible book value per share represents the amount of total tangible assets less liabilities divided by 2,970,390, the adjusted number of shares of our common stock outstanding at March 31, 2006 (after the proposed reverse stock split). After giving consideration to the sale of the shares in this offering and conversion of the convertible notes, and also including the impact of the incremental beneficial conversion features related to the dilution of the April 2005 and June/September 2005 private financings and deferred debt discount related to the value of the derivative liability of the June 2006 private financing (assuming no exercise of the over-allotment or the underwriter’s warrant and no exercise of our outstanding stock options and warrants, as well as excluding shares of our common stock available for award under our 2005 Incentive Compensation Plan) and all the other adjustments and assumptions contained in March 31, 2006 as adjusted amounts, the adjusted net tangible book value at March 31, 2006 would have been $8,262,305 or $1.28 per share. This represents an immediate increase in net tangible book value of $2.85 per share to the existing stockholders and an immediate and substantial dilution to new investors of $3.72 per share or 74.4% of the assumed initial public offering price.

The following table illustrates the per share dilution:

Assumed initial public offering price per share		$5.00
Net tangible per share book value before this offering	$(1.57)

Pro forma increase attributable to new investors, including convertible note holders	$2.85

Pro forma net tangible book value per share after this offering		$1.28

Pro forma dilution per share to new investors in this offering		$3.72

If the underwriter exercises its over-allotment option in full, the pro forma net tangible book value after this offering would be approximately $1.48 per share (after deducting estimated underwriting discounts and commissions on estimated offering expenses to be paid by us), which would result in dilution to investors of approximately $3.52 per share based on 375,000 shares.

The following table shows the number of shares of our common stock to be owned following this offering by our executive officers, directors and affiliated persons, existing stockholders, holders of our 7% convertible promissory notes following conversion in accordance with their terms and new investors.

	Shares Acquired		Total Consideration		Average Price Per
	Number	Percent	Amount	Percent	Share
Executive officers, directors and affiliated persons	1,850,850	28.6%	$1,870,384	9.3%	$1.01
Existing stockholders	1,168,400	18.1%	2,649,522	13.1%	2.27
Holders of convertible notes	946,721	14.6%	3,159,099	15.7%	3.34
New investors	2,500,000	38.7%	12,500,000	61.9%	5.00
Totall	6,465,971	100.0%	$20,179,005	100.0%

CAPITALIZATION

The table below sets forth our current liabilities and capitalization as of March 31, 2006. The as adjusted information gives effect to:

•	receipt of net proceeds of approximately $10,275,000 from the sale of 2,500,000 shares at an assumed initial public offering price of $5.00 per share,

•	a proposed 1-for-10 reverse stock split of our outstanding shares of common stock prior to the closing of this offering,

•
the conversion into 995,581 shares of our common stock of the principal on $800,000 of our 7% convertible promissory notes issued in our April 2005 private financing, 50% of the principal and accrued interest through August 15, 2006 on $1,895,000 of our 7% senior convertible promissory notes issued in our June/September 2005 private financing and 50% of the principal on 2,681,762 of our 15% senior secured convertible promissory notes issued in our June 2006 private financing,

•
the accelerated amortization of the remaining deferred debt discount deferred financing costs and the loss on the derivative instrument related to our April 2005, June/September 2005 and June 2006 private financings, and

•	the issuance of 1,464,816 stock options to our co-chairmen in connection with their licensing agreement with us.

	As of March 31, 2006
	2006	2006
	Actual	As Adjusted
	(unaudited)	(unaudited)
Current liabilities:
Accounts payable	$861,871	$812,671
Accrued expenses	223,317	48,454
Loans payable to stockholder	350,000	25,000
Loans payable - other	525,000	—
Convertible notes, net of deferred debt discount of $648,841	2,346,159	—
Total liabilities	4,306,347	886,125

Commitments and contingencies	—	—

Stockholders’ equity:
Preferred stock, 10,000,000 shares authorized, $0.001 par value, none issued and outstanding	—	—
Common stock, 50,000,000 shares authorized, $0.001 par value, 2,970,390 and 6,465,971 shares issued and outstanding, respectively (1)	29,704	6,466
Capitalized royalty fees	—	(6,606,320)
Additional paid-in capital	9,085,400	36,353,467
Deferred compensation	(131,744)	(131,744)
Deficit accumulated during the development stage	(12,833,744)	(21,359,464)
Total stockholders’ (deficiency) equity	(3,850,384)	8,262,305

Total liabilities and stockholders’ equity	$455,963	$9,148,430

(1)
The shares issued and outstanding have been restated to reflect a proposed 1-for-10 reverse stock split of our outstanding shares of common stock prior to the closing of this offering. As adjusted, they reflect the issuance of 995,581 shares of common stock to holders of convertible notes and 2,500,000 shares of common stock issued in this offering.

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

The following discussion of our financial condition and results of operations should be read in conjunction with our financial statements and related notes included in this prospectus. This discussion includes forward-looking statements that involve risks and uncertainties. As a result of many factors, such as those set forth under “Risk Factors” and elsewhere in this prospectus, our actual results may differ materially from those anticipated in these forward-looking statements.

Overview

We are development stage company. Since our inception, we have devoted substantially all of our efforts to planning, research and development activities, and raising capital. In February 2004, we implemented the DebtResolve system on a test basis with a collection agency. In June and November 2004, we implemented our system with our second and third clients, respectively, and began generating nominal revenue based on a percentage of the amount of debt collected by these clients. To date, we have 14 clients under contract, 8 of which have commenced operations with us.

Since completing initial product development in early 2004, we have marketed our service primarily to consumer credit card issuers, collection agencies and the buyers of defaulted debt in the United States and Europe. We intend to market our service to other segments served by the collections industry worldwide. For example, we believe that our system will be especially valuable for the collection of low balance debt, such as that held by utility companies and online service providers, where the cost of traditionally labor intensive collection efforts may exceed the value collected. We also intend to pursue past-due Internet-related debt, such as that held by sellers of sales and services online. We believe that consumers who incurred their debt over the Internet will be likely to respond favorably to an Internet-based collection solution. In addition, creditors of Internet-related debt usually have access to debtors’ e-mail addresses, facilitating the contact of debtors directly by e-mail. We believe that expanding to more recently past-due portfolios of such debt will result in higher settlement volumes, improving our clients’ profitability by increasing their collections while reducing their cost of collections. We do not anticipate any material incremental costs associated with developing our capabilities and marketing to these creditors, as our existing DebtResolve system can already handle this type of debt and we make contact with these creditors in our normal course of business

We have prepared for our entry into the European debt collection market by reviewing our mode of business and modifying our contracts to comply with appropriate European privacy, debtor protection and other applicable regulations. We expect that, initially, our expenses associated with servicing United Kingdom and other European clients will be minimal, consisting primarily of travel expense to meet with those clients and additional legal fees, as our European contracts, although already written to conform to European regulations, may require further customization. We have begun identifying and preliminarily negotiating with companies that have the capability to provide local, outsourced European customer service support for us on an as-needed basis, the expense of which will be variable with the level of business activity. We may incur additional costs, which we cannot anticipate at this time, if we determine to expand into Canada and other foreign countries. In other areas of the world, including Japan, Korea and Israel, we are exploring partnerships for sales distribution to expand our market presence without adding substantial overhead or other costs, but have not yet entered into any agreement or commitment with any such company.

Our revenues to date have been nominal. We have financed our activities to date through our management’s contributions of cash, the forgiveness of royalty and consulting fees, the proceeds from sales of our common stock in private placement financings and the proceeds from the issuance of our convertible promissory notes in three private financings. In connection with our marketing and client support goals, we expect our operating expenses to be approximately $1,000,000 per quarter, and to increase as we employ additional technicians, sales staff, accountants and client support representatives. We expect that salaries and other compensation expenses will continue to be our largest category of expense, while travel, legal and other sales and marketing expenses will increase as we expand our sales, marketing and support capabilities. Our web hosting expense will also grow in tandem with expanded usage, but will be a minor expense compared to expected revenues associated with that growth. Effective utilization of our system will require a change in thinking on the part of the collection industry, but we believe the effort will result in new collection benchmarks. We intend to provide detailed advice and hands-on assistance to clients to help them make the transition to our system.

Our current contracts provide that we will earn revenue in one of two ways: based on a percentage of the amount of debt collected from accounts submitted on our DebtResolve system or based on recurring license fees coupled with other transaction fees. Under the “percent of debt collected” method, revenue is recognized when the settlement amount of debt is collected by our client. The material risk that we face by relying on the “percent of debt collected” model is that if the clients do not successfully settle and collect debt through our system, we may not generate any revenue from the clients or recoup the real and opportunity costs of implementing our system for those clients. Under the “licensing method” method, revenue is recognized at monthly when such revenue is due and payable by our client. The material risk that we face by relying on the “licensing” model is that we may have received more revenue if we had used the “percentage of debt collected” method. While the “percent of debt collected” model is used for revenue recognition on existing contracts and will continue to be used going forward most contracts currently in process include provisions for set-up fees, and base revenue on a monthly licensing fee per account with a small transaction fee on debt settlement.

In all cases, it is our policy to charge a set-up fee for the implementation and customization of our system for each client. However, for the early adopters of our system, we waived set-up fees and certain other transactional fees because their use of our system and feedback were important in the early stages of the system. We no longer waive set-up fees and other transactional fees for new clients as a matter of course.

In addition, with respect to our DR Prevent module, we expect that a licensing fee per account on our system, and/or the hybrid revenue model which will include both fees per account and transaction fees at resolution, may become the preferred revenue methods. As we expand our knowledge of the industry, we have become aware that different revenue models may be more appropriate for the individual circumstances of our potential clients, and our expanded choice of revenue models reflects that knowledge. Three of our current contracts provide for license fees.

We have also made plans to enter into the business of purchasing and collecting debt. Through a subsidiary we have formed for this purpose, DRV Capital LLC, we plan to buy portfolios of charged-off debts at a significant discount to their face value and, through subcontracted, licensed debt collectors, attempt to collect on that debt by utilizing both our DebtResolve system and also traditional collection methods. We believe that, in addition to the actual revenues earned from this venture, by buying and settling these consumer debts, and especially opportunistic, Internet-related debt, such as debts associated with ISPs and e-commerce merchants, we will develop a new paradigm for the collection of such debts, as well as develop “best practice” usage methods, which we can then share with our core clients.

Our plans call for us to finance these charged-off debt portfolios using funds borrowed from investment partners, enabling us to diversify our investment and potentially mitigate risks in this sector by taking small percentage positions in many larger pools. Investment partners in charged-off debt portfolios would typically include large financial institutions, hedge funds and private investment companies. We anticipate that we will enter into arrangements with financial partners who will provide the bulk of the funding for our debt purchases. In May 2006, we signed a preliminary, non-binding term sheet with a possible financial partner; however, as of the date of this prospectus, we have not finalized any financing arrangements to allow us to engage in the debt purchasing business, and we cannot assure you that such financing will be available on suitable terms, if at all. Revenue streams associated with this business will include servicing fees earned and paid, collections of principal in excess of the price paid, interest earned on purchased debt and paid to investment partners and, from time to time, gains on the resale of remaining balances. We may also expect to earn increased revenues from the use of our DebtResolve system by the agencies subcontracted to collect the debts. We expect that revenues earned from our proposed debt purchase and collection business will develop slowly, over several months or longer, beginning from the time we first capitalize our subsidiary, which is expected to be sometime in late 2006. We have already hired experienced staff and incurred certain legal expenses to prepare for entering this business. Until we achieve certain scale in these operations, we expect early revenues will at first only cover those costs.

Our financial statements were prepared using principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. We had $2,417 in cash and cash equivalents at March 31, 2006. Our working capital deficit at March 31, 2006 was $4,239,077. In June 2006, we issued $2,681,762 of our 15% senior secured convertible promissory notes and $800,000 of our 15% senior secured promissory notes, and in June/September 2005 and April 2005, we issued $2,695,000 of our 7% convertible promissory notes as part of three separate private financing arrangements. We believe that our working capital as of the date of this prospectus (without including the proceeds of this offering) is not sufficient to fund our plan of operations for the next twelve months. While revenues and cash from revenues may increase during the coming months, we do not expect this growth, even when combined with our cash management efforts and the proceeds from the June 2006 financing, to be sufficient to satisfy our near term cash requirements. Thus, our ability to continue as a going concern is contingent upon the successful completion of this offering or obtaining alternate financing. These factors raise substantial doubt as to our ability to continue as a going concern. Our most recent independent registered public accounting firm’s report contains an explanatory paragraph expressing substantial doubt about our ability to continue as a going concern. The financial statements do not include adjustments to the value or classification of our assets and liabilities that we may need to make if we are unable to continue operating as a going concern.

Plan of Operation

Three Months ended March 31, 2006 Compared to Three Months ended March 31, 2005

Revenues

Revenue totaled $27,264 and $1,661 for the three months ended March 31, 2006 and 2005, respectively. We earned revenue during the three months ended March 31, 2006 from collection agencies, a lender and a bank that implemented our online system. Revenue in 2006 was earned partly through licensing fees, some start-up fees and also based on a percentage of the amount of debt collected from accounts placed on our online system. Revenue in 2005 was based solely on a percentage of the amount of debt collected from accounts placed on our online system.

Our current contracts provide that we will earn revenue in one of two ways: based on a percentage of the amount of debt collected from accounts submitted on our DebtResolve system or based on recurring license fees coupled with other transaction fees. Under the “percent of debt collected” method, revenue is recognized when the settlement amount of debt is collected by our client. The material risk that we face by relying on the “percent of debt collected” model is that if the clients do not successfully settle and collect debt through our system, we may not generate any revenue from the clients or recoup the real and opportunity costs of implementing our system for those clients. Under the “licensing method” method, revenue is recognized at montly when such revenue is due and payable by our client. The material risk that we face by relying on the “licensing” model is that we may have received more revenue if we had used the “percentage of debt collected” method. Therefore, we no longer waive set-up fees and other transactional fees for new clients as a matter of course. While the percent of debt collected will continue to be a revenue recognition method going forward, other payment models are also being offered to clients and could possibly become our preferred revenue model. Most contracts currently in process include set up fees, and base revenue on a monthly licensing fee per account with a small transaction fee on settlement.

Costs and Expenses

Payroll and related expenses. Payroll and related expenses totaled $616,462 for the three months ended March 31, 2006, an increase of $373,986 over payroll and related expenses of $242,476 for the three months ended March 31, 2005, due primarily to an increase in staffing, net of a reduction in imputed salary expense, due to a change in the employment agreement with one of our key executives. For the three months ended March 31, 2005, the imputed salary expenses were $112,500 for the minimum base salary amounts under the employment agreements with our Chief Executive Officer and our General Counsel. No salary payments were made to these executives during the three months ended March 31, 2005, and we recorded their imputed compensation as a capital contribution. In 2006, our Chief Executive Officer’s salary was paid and/or accrued. Our General Counsel is no longer with us. The increase in staffing in 2006 compared to 2005 includes a Chief Financial Officer, a sales staff, additional programmers and client services staff, to accommodate our possible business growth. In addition, 2006 expenses include higher social security taxes, relocation costs, 401(k) match expense and higher health insurance costs, associated with increased staffing levels.

General and administrative expenses. General and administrative expenses including stock-based compensation totaled $570,297 for the three months ended March 31, 2006, a decrease of $54,051 compared to general and administrative expenses of $624,348 for the three months ended March 31, 2005. The decrease in 2006 compared to 2005 is due primarily to the decrease in non-cash stock based compensation expense, which was $56,406 for the three months ended March 31, 2006, a decrease of $371,406 compared to such expenses of $427,812 during the three months ended March 31, 2005. The impact of this decrease was largely offset by higher expenses in most other general and administrative categories including legal expense of $141,973 for the three months ended March 31, 2006, which was $131,922 higher than legal fees of $10,051 for the three months ended March 31, 2005; travel-related expense of $74,343 for the three months ended March 31, 2006, which was $55,655 higher than travel-related expenses of $18,688 for the three months ended March 31, 2005 due to a larger sales force; occupancy costs of $36,089 for the three months ended March 31, 2006, which was $19,308 higher than occupancy costs of $16,781 for the three months ended March 31, 2005 due to the move to a new office; telecommunication expenses of $70,932 for the three months ended March 31, 2006, which was $10,786 higher than telecommunication expense of $60,146 for the three months ended March 31, 2005; and audit and accounting fees, which increased to $86,125 for the three months ended March 31, 2006, up $50,661 from $35,464 of such fees for the three months ended March 31, 2005. Other expenses also increased by approximately $48,000.

Interest income (expense). Interest expenses totaled $75,817 for the three months ended March 31, 2006, compared to interest income of $14 for the three months ended March 31, 2005. Interest expense for the three months ended March 31, 2006 includes interest accrued on our 7% promissory notes and 12% promissory notes, as well as interest accrued on $875,000 in other short term notes.

Amortization of deferred debt discount. Amortization expense of $520,135 was incurred for the three months ended March 31, 2006 for the amortization of the value of the beneficial conversion feature and deferred debt discount associated with our convertible note offerings.

Amortization of deferred financing costs. Amortization expense of $81,830 was incurred for the three months ended March 31, 2006 for the amortization of deferred financing costs associated with our convertible note offerings.

Year ended December 31, 2005 Compared to Year Ended December 31, 2004

Revenues

We earned nominal revenues of $23,599 for the year ended December 31, 2005, an increase of $20,812 over revenues of $2,787 for the year ended December 31, 2004. All of the revenue earned in 2005 was earned based on a percentage of the amount collected from accounts submitted on our DebtResolve system by our clients. An additional $3,600 was received in set up fees, which will be recognized when we have delivered completed programming to the client.

Up to December 2005, all of our contracts provided that we would earn revenue based on a percentage of the amount of debt collected from accounts submitted on our DebtResolve system. Although other revenue models have been proposed, all revenue earned to that date was determined using this method, and such revenue is recognized when the settlement amount of debt is collected by our client. For the early adopters of our system, we waived set-up fees and other transactional fees that we anticipate charging on a going-forward basis. While the percent of debt collected method will continue to be a revenue recognition method going forward, other payment models are also being offered to clients and could possibly become our preferred revenue model. Most contracts currently in process include set up fees and base revenue on a monthly licensing fee per account with a small transaction fee on settlement.

Costs and expenses

Payroll and related expenses. Payroll and related expenses totaled $1,516,467 for the year ended December 31, 2005, an increase of $610,030 over payroll and related expenses of $906,437 for the year ended December 31, 2004. The increase was due primarily to an increase in the number of employees in 2005, net of a decrease in waived compensation to executives due to modifications to their employment agreements. A substantial portion of the payroll and related expenses of $906,437 for the year ended December 31, 2004 consisted of compensation incurred in connection with employment agreements with members of our executive management team. Three executives waived the entire amount of their compensation during 2004 and were not paid, resulting in a capital contribution of $412,500. In the year ended December 31, 2005, two of our executives waived $112,500 in compensation, which was recorded as imputed compensation and a contribution to capital.

General and administrative expenses. General and administrative expenses, including stock-based compensation, totaled $1,798,099 for the year ended December 31, 2005, an increase of $111,941 compared to general and administrative expenses of $1,686,158 for the year ended December 31, 2004. General and administrative expenses in the year ended December 31, 2005 consisted of $469,014 for service fees, including legal, consulting and accounting fees, $209,510 for telecommunication costs, including web hosting services, $66,816 for marketing expenses, $154,935 for travel-related expenses, $92,678 for rent and occupancy expenses, $88,230 for insurance and $82,672 for other general expenses including computer software and office supplies. Also recorded in this category was $634,244 in stock-based compensation expense for options and warrants granted in payment for consulting services.

General and administrative expenses, including stock-based compensation of $1,686,158 for the year ended December 31, 2004 consisted of $285,677 for service fees, including legal, consulting and accounting fees, $158,346 for telecommunication costs, including web hosting services, $123,013 for marketing expenses, $95,440 for travel-related expenses, $72,721 for rent and occupancy expenses, and approximately $82,000 for other general expenses including computer software and office supplies. Also recorded in this category was $869,190 in stock-based compensation expense for options and warrants granted in payment for consulting services.

Terminated offering costs. We incurred $736,037 in costs associated with our efforts to raise capital in the public equity markets. We withdrew our Registration Statement on Form SB-2 on February 10, 2006 and charged the accumulated costs to terminated offering costs during the year ended December 31, 2005.

Amortization of deferred debt discount. For the year ended December 31, 2005, we incurred expense of $1,078,952 in the amortization of deferred debt discount and beneficial conversion feature of convertible notes, and $148,215 in the amortization of deferred financing costs.

Interest expense. We incurred $112,777 in net interest expense for the year ended December 31, 2005, consisting of interest income of $4,538 and interest expense on convertible notes of $100,038, and $17,277 in other, miscellaneous interest expense items.

Research and development expenses. Commencing February 2004, costs incurred in connection with the operation, maintenance, modification and customization of our DebtResolve system were charged to expense as incurred, but were not classified as research and development expenses. In January 2004, we substantially completed development and began marketing our services. As a result, there were no expenses recorded to research and development in the year ended December 31, 2005. Research and development expenses totaled $46,022 for the year ended December 31, 2004. These expenses consisted of payroll and related expenses and consulting fees incurred in connection with employees and consultants involved in the development of our DebtResolve system.

Off-Balance Sheet Arrangements

We have not entered into any transactions with unconsolidated entities in which we have financial guarantees, subordinated retained interests, derivative instruments or other contingent arrangements that expose us to material continuing risks, contingent liabilities or any other obligations under a variable interest in an unconsolidated entity that provides us with financing, liquidity, market risk or credit risk support.

Liquidity and Capital Resources

Our financial statements were prepared using principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. We had $2,417 in cash at March 31, 2006. Our working capital is not sufficient to fund our plan of operations for the next 12 months. We are filing the registration statement of which this prospectus is a part with SEC with the intention of raising additional capital in the public equity markets, but we cannot assure you that we will be able to raise sufficient additional capital as needed to execute our business plan.

On January 20, 2006, we entered into an agreement with an investment banking firm, Capital Growth Financial, LLC (“CGF”), whereby CGF agreed to serve as placement agent for a private financing consisting of the issuance of our senior convertible promissory notes. As of March 31, 2006, we had raised $300,000 under this offering pursuant to a confidential private placement term sheet dated March 15, 2006 (the “March 2006 Private Placement Term Sheet”). Subsequent to March 31, 2006 the March 2006 Private Placement Term Sheet investors agreed to modify the terms of their notes to conform to the terms of a second supplement to March 2006 Private Placement Term Sheet, dated May 31, 2006 (the “May 2006 Private Placement Term Sheet Supplement”) which became the basis for our June 2006 private financing.  In addition, holders of our short term notes and shareholder notes agreed to modify the terms of their notes to capitalize all accrued interest through June 26, 2006, the date of closing of the June 2006 private financing, adding it to the note principal and to modify the terms of their notes to conform to the terms of the June 2006 private financing. A total of $977,012 was included in this transaction. Also subsequent to March 31, 2006, we has raised an additional $2,204,750 under the May 2006 Private Placement Term Sheet Supplement. There is no assurance that we will be able to raise sufficient additional capital as needed to execute our business plan. We still have not recorded any significant revenue, and our working capital is not sufficient to fund our plan of operations for the next 12 months. The aforementioned factors raise substantial doubt about our ability to continue as a going concern.

Under the terms of the June 2006 private financing, the 15% senior secured convertible promissory notes are convertible into approximately 383,119 shares of our common stock at the time of a public offering at a conversion price equal to 70% of an assumed initial public offering price of $5.00 per share. In addition, these noteholders have been issued warrants to purchase 1,160,598 common shares of our common stock at a price of $0.01 per share.

CGF and Maxim Group LLC acted as the placement agents in the June 2006 private financing and were paid cash fees and non-accountable expense allowances aggregating to 13% of the gross proceeds raised and common stock warrants to purchase such number of shares as equals 10% of the equity underlying the convertible notes.

We intend to use the net proceeds of this offering, which we expect to be approximately $10,275,000, as follows: approximately $2,000,000 for acquisitions of or investments in defaulted consumer debt portfolios, as well as potential strategic acquisitions including acquisitions of complementary businesses, assets and technologies; approximately $3,269,410 for repayment of principal and/or accrued interest on promissory notes issued in our April 2005, June/September 2005 and June 2006 private financings; approximately $1,500,000 for research and product development; approximately $1,500,000 for marketing and business development; and the remainder, or approximately $2,005,590, for working capital and general corporate purposes. We currently anticipate that the net proceeds of this offering, together with our available funds, will be sufficient to meet our anticipated needs for working capital and capital expenditures through at least the 18 months following the closing of this offering.

Of the approximate $7,000,000 of the net proceeds of this offering not allocated to repayment of outstanding promissory notes, we expect to use approximately $1,000,000 per quarter to pay for operating expenses that we expect to incur per quarter for the year following this offering. Approximately $600,000 of this will be salary and compensation expense related to current and new employees, whose functions include business development, marketing, accounting and client support; research and development; and corporate administration. The remainder is expected to be used for additional expenses associated with sales efforts and servicing our customer base as well as for general corporate administration including legal, audit and consulting services to meet the requirements of the Sarbanes Oxley Act, as well as listing expenses and other expenses of being a publicly-traded company.

We have made certain commitments which require us to make payments going forward. Our web hosting agreement with AT&T Corp. is currently in effect on a month-to-month basis, and based on current volumes, we expect to incur expenses over the next few months of $15,000 to $18,000 per month. While our web hosting arrangements include significant excess capacity at this time, as our client base grows, we will need to add additional web space to accommodate this growth, and will incur corresponding expense. This additional web hosting expense will not be significant; however, we will also have to add staff to provide our planned levels of client support. These increased web hosting and salary expenses are expected to be paid by revenues earned from new clients. We have also entered into a non-cancelable, five-year operating lease for our office facilities, which will be in effect until July 31, 2010. Aggregate minimum lease payments over the 60 months of the lease total $616,452, of which we have prepaid $80,000 as a deposit. We have, in consideration for our technology license agreement, issued stock options and made a commitment to issue additional stock options to purchase shares of our common stock to the licensors, our two co-chairmen. This will result in the recognition of royalty fee expense over the term of the related patent, but this will not be a cash obligation.

We also anticipate additional increased costs and cash requirements associated with the start-up of our debt-buying subsidiary. Before we begin to recognize revenue from this subsidiary, we will incur some legal, filing fees and other start-up costs associated with establishing this potential line of business. We will have to make significant capital investments to purchase defaulted consumer debt portfolios as part of this potential line of business, and we have allocated up to $2,000,000 of the proceeds of this offering for this purpose and other possible strategic acquisitions that we may identify. We have no commitments or agreements as of the date of this prospectus with regard to any acquisition or investments.

Controls and Procedures

Disclosure Controls and Procedures

As of the conclusion of the three months ended March 31, 2006, we have evaluated the effectiveness of the design and operation of our disclosure controls and procedures, or disclosure controls. This controls evaluation was done under the supervision and participation of our management, including our Chief Executive Officer, or CEO, who is the our principal executive officer, and our Chief Financial Officer, or CFO, who is our principal financial officer.

Disclosure controls means controls and other procedures of ours that are designed with the objective of ensuring that information required to be disclosed in our reports filed under the Securities Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms. Disclosure controls include, without limitation, controls and procedures designed to ensure that the information required to be disclosed by us in the reports that we file or submit under the Securities Exchange Act is accumulated and communicated to our management, including, without limitation, our CEO and CFO, as appropriate to allow timely decisions regarding required disclosure.

Based on their evaluations as of the conclusion of the three months ended March 31, 2006, our CEO and CFO concluded that our disclosure controls were not effective at the “reasonable assurance” level. The ineffectiveness of our disclosure controls is due to the matters described below in “Internal Control over Financial Reporting.”

Our management, including our CEO and CFO, does not expect that our disclosure controls will prevent all error and fraud. A control system no matter how well conceived and operated can provide only reasonable, not absolute, assurance that the objectives of the control system are met. Further, the design of a control system must reflect the fact that there are resource constraints and the benefits of controls must be considered relative to their costs. Because of the inherent limitations of all control systems, no evaluation of controls can provide absolute assurance that all control issues and instances of fraud, if any, within our company have been detected.

Our CEO’s and CFO’s evaluation of our disclosure controls included a review of the controls’ objective and design, the controls’ implementation by us and the effect of the controls on the information generated for use in this prospectus and periodic SEC reports. In the course of the controls evaluation, our management sought to identify data errors, controls problems or acts of fraud and to confirm that appropriate corrective action, including process movements, were being undertaken. This type of evaluation will be done on a quarterly basis so that the conclusions concerning controls effectiveness can be reported in our quarterly reports on Form 10-QSB and annual reports on Form 10-KSB. The overall goals of these various review and evaluation activities are to monitor our disclosure controls and to make modifications as necessary. In this regard, our intent is that the disclosure controls will be maintained as dynamic controls systems that change (including improvements and corrections) as conditions warrant.

Internal Control over Financial Reporting

Effective internal controls are necessary for us to provide reliable financial reports and effectively prevent fraud. We maintain a system of internal control over financial reporting, which is defined as a process designed by, or under the supervision of, our principal executive officer and principal financial officer, or persons performing similar functions, and effected by our board of directors, management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and includes those policies and procedures that:

•	pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of our assets,

•
provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that our receipts and expenditures are being made only in accordance with authorizations of our management and directors, and

•	provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of our assets that could have a material effect on the financial statements.

We maintain accounting records that in reasonable detail accurately and fairly reflect the transactions and dispositions of our assets. We have also established policies and procedures, including access controls, to provide reasonable assurance that transactions are recorded only as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures are made only in accordance with authorizations of management and directors. Access to assets is permitted only in accordance with management’s general or specific authorization. In addition, the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Due primarily to our small size and early stage of development, however, we have not yet achieved effective levels of performance with respect to accounting knowledge regarding complex transactions and effective cross-training to facilitate timely detection of minor errors in reporting.

It is the responsibility of our management to establish and maintain adequate internal control over financial reporting. However, due to our small size and limited financial resources, our CEO and CFO have been the only employees principally involved in accounting and financial reporting. At the time of the material weakness noted below, only our CFO and a part-time bookeeper or accountant were employed by us, and there was limited opportunity for a review and approval process. Our audit committee has recognized that, as a result, there was inadequate segregation of duties within the accounting function, leaving most aspects of financial reporting in the hands of our CEO and CFO. Despite our efforts, our accounting staff remains inadequate. Based on procedures already in place and the fact that, except for the items noted below, no other material errors or irregularities were noted during repeated reviews, our audit committee has expressed its belief that there have been no irregularities in our financial reporting or in the protection of our assets.

Our independent registered public accounting firm has reported to our audit committee certain matters involving internal controls that this firm considered to be reportable conditions and a material weakness, under standards established by the American Institute of Certified Public Accountants. The reportable conditions and material weakness relate to the March 31, 2005, December 31, 2004 and December 31, 2003 financial close process and inadequate reviews and approvals of transactions and accounting entries as well as errors, related primarily to the accounting for stock options granted to consultants and advisory board members in lieu of compensation, which resulted in financial reports that are being restated for these periods. Subsequently, during the year ended December 31, 2005, we further determined that we had improperly calculated and disclosed the expense of options granted to non-employees. We had used the minimum value method instead of the fair value method. During those time periods, only a CFO and a part-time bookkeeper or accountant provided the bulk of accounting controls and reports, with inadequate review and advisement concerning advanced accounting topics. The combination of this absence of a review and approval process, combined with the reporting errors, were sufficient to be deemed a material weakness. The adjustments related to these matters have been made by us in connection with the restatement of the audited financial statements for the years ended December 31, 2004 and 2003 and the quarterly financial statements for the three months ended March 31, 2005.

On April 14, 2006, we filed a report on Form 10-KSB for the year ended December 31, 2005. This report included the corrected expense of options granted to non-employees for the year ended December 31, 2004 and amended data for the first three quarterly periods of the year ended December 31, 2005. Although our management has demonstrated certain improvements in controls over the preparation of our financial reports, as described above, these reported conditions and material weaknesses still exist, as the accounting staff remains thin and new review procedures are incomplete and not all have been fully implemented. Our management expects that additional staff and advisors will be hired subsequent to this offering. Our management expects that most issues will be resolved by the time of the financial close process related to the filing of our annual report on Form 10-KSB for the year ending December 31, 2006. As a result, our management believes that we will be able to conclude in our report on Form 10-KSB for the year ending December 31, 2006 that both our disclosure controls and internal control over financial reporting are effective at the reasonable assurance level.

Given these reportable conditions and material weakness, our management has devoted additional resources to investigating issues that arose during the audit review described above. Our management believes that the reportable conditions noted above stem from our operational growth. Beginning during the summer of 2005, our management committed to working with our audit committee to develop improved internal controls, including hiring additional accounting staff and advisors and documenting written accounting control procedures. We have also begun to prepare to meet the more rigid requirements of Section 404 of the Sarbanes-Oxley Act of 2002, performing analysis of the controls over expenditures and revenue recognition, and researching potential consultants. Going forward, our management anticipates that the changes already begun, as well as other planned improvements, will correct any material issues. Recently, we have begun to document and apply transactional and periodic controls procedures, permitting a better review and approval process and improved quality of accounting reports. Our management believes that this new infrastructure will assist in alleviating control weaknesses going forward. As a result, we believe that our financial statements for the three months ended March 31, 2006 and 2005 and the year ended December 31, 2005, fairly present, in all material respects, our financial condition and results of operations.

Commencing the year ending December 31, 2007, we will be required to document and test our internal control procedures in order to satisfy the requirements of Section 404 of the Sarbanes-Oxley Act of 2002, which requires annual management assessments of the effectiveness of our internal controls over financial reporting and a report by our independent registered public accounting firm addressing these assessments. Our accounting staff is small, and although we recently begun to augment our internal controls procedures and expand our accounting staff, there is no guarantee that this effort will be adequate. During the course of our testing, we may identify deficiencies which we may not be able to remediate in time to meet the deadline imposed by the Sarbanes-Oxley Act for compliance with the requirements of Section 404. In addition, if we fail to maintain the adequacy of our internal accounting controls, as such standards are modified, supplemented or amended from time to time, we may not be able to ensure that we can conclude on an ongoing basis that we have effective internal controls over financial reporting in accordance with Section 404. Failure to achieve and maintain an effective internal control environment could also cause investors to lose confidence in our reported financial information.

Critical Accounting Policies and Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires our management to make estimates and assumptions that affect the amounts reported in the financial statements and the accompanying notes. These estimates and assumptions are based on our management’s judgment and available information and, consequently, actual results could be different from these estimates. The significant accounting policies that we believe are the most critical to aid in fully understanding and evaluating our reported financial results are as follows:

Going concern

The financial statements included in this prospectus have been prepared in conformity with accounting principles generally accepted in the United States, which contemplate our continuation as a going concern. As of March 31, 2006, we had incurred an accumulated deficit of $12,833,744 and our working capital was not sufficient to fund our plan of operations for the next twelve months. In separate private financing transactions in April 2005 and June/September 2005, we received proceeds from the issuance of our 7% convertible promissory notes in the total aggregate principal amount of $2,695,000. All existing April 2005 private financing noteholders have agreed to extend the maturity date of their notes to October 31, 2006. In addition, in compliance with the requirements of the June/September 2005 private financing agreements, we obtained the consent of a majority of those noteholders to complete our June 2006 private financing and they have agreed to extend the maturity date of their notes to October 31, 2006.

During the year ended December 31, 2005, we entered into a non-binding letter of intent with an investment banking firm to explore the possibility of raising additional capital in the public equity markets. On September 30, 2005, we filed a registration statement on Form SB-2 with the SEC. We withdrew that registration statement on February 10, 2006. During the three months ended March 31, 2006, we raised $525,000 through the issuance of short-term promissory notes with an interest rate of 2-1/2% per month, and with original maturities from April 30, 2006 to May 17, 2006.

Prior to the filing the registration statement of which this prospectus is a part, we completed a private financing consisting of the issuance of senior convertible and non-convertible promissory notes. On January 20, 2006, we entered into an agreement with CGF, whereby CGF agreed to serve as our placement agent for a private financing consisting of the issuance of senior convertible promissory notes. As of March 31, 2006, we had raised $300,000 under the original terms of this offering. Subsequent to March 31, 2006, the original investors agreed to modify the terms of their investment to conform to the May 2006 Private Placement Term Sheet Supplement. In addition, the holders of our short-term notes and shareholder notes agreed to roll their existing notes principal balance and accrued interest through June 26, 2006 into the June 2006 private financing. A total of $977,012 in the June 2006 private financing consisted of such roll-over transactions. Subsequent to March 31, 2006, we raised approximately $1,404,750 under the June 2006 private financing, not including the roll-over transactions. Under the terms of the June 2006 private financing, the 15% senior secured convertible promissory notes are convertible into approximately 383,119 shares of our common stock at the time of a public offering at a conversion price equal to 70% of an assumed initial public offering price of $5.00 per share. These noteholders have also been issued warrants to purchase 893,931 shares of our common stock at a price of $0.01 per share. In addition, the holder of a 15% senior secured promissory note in the amount of $800,000 has been issued a warrant to purchase 266,667 shares of our common stock at a price of $0.01 per share. The total amount of the June 2006 private financing was $3,481,762. However, we cannot assure you that we will be able to raise sufficient additional capital as needed to execute our business plan. We still have not recorded any significant revenue, and our working capital is not sufficient to fund our plan of operations for the next twelve months.

CGF and Maxim Group acted as placement agents in the June 2006 Private Placement and were paid cash fees and non-accountable expense allowances of $310,818 in total and placement agent warrants to purchase 31,508 shares of our common stock.

Imputed salary expense

Under the terms of employment agreements we have had with our Co-Chairman and Chief Executive Officer and with our Executive Vice President, General Counsel and Secretary during the three months ended March 31, 2005, we did not pay these officers a salary, due to certain conditions as specified in the agreements. We recorded compensation expense and a capital contribution in an amount equal to the salary that would have been paid during those periods, representing an imputed compensation expense for the minimum base salary amounts under the agreement with them, as if we had met the condition for paying their salaries. During the three months ended March 31, 2006, the terms of these employment agreements had changed; specifically, our Co-Chairman and Chief Executive Officer began to draw a salary beginning April 1, 2005 and our Executive Vice President, General Counsel and Secretary left our employ effective June 30, 2005.

Research and development

We follow the guidelines of Statement of Financial Accounting Standards No. 86, “Accounting for the Costs of Computer Software to be Sold, Leased, or Otherwise Marketed,” and Statement of Financial Accounting Standards No. 2, “Accounting for Research and Development Costs.” Research and development expenses in the period since inception consisted primarily of payroll and related expenses and consulting fees incurred in connection with employees and consultants involved in the development of our online software product prior to establishing technological feasibility. In January 2004, we substantially completed the development of and began marketing our online product. In our management’s opinion, the software became available for general release concurrent with the establishment of technological feasibility. As a result, no software development costs were capitalized. Commencing February 2004, costs incurred in connection with the operation, maintenance, modification, and customization of our product have been charged to expense as incurred, and are neither capitalized nor classified as research and development expenses.

Fixed assets

Fixed assets are stated at cost, less accumulated depreciation. Depreciation is provided over the estimated useful life of each class of assets using the straight-line method. Expenditures for maintenance and repairs are charged to expense as incurred. Additions and betterments that substantially extend the useful life of the asset are capitalized. Upon the sale, retirement, or other disposition of property and equipment, the cost and related accumulated depreciation are removed from the balance sheet, and any gain or loss on the transaction is included in the statement of operations.

Income taxes

In accordance with Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes,” we use an asset and liability approach for financial accounting and reporting for income taxes. The basic principles of accounting for income taxes are: (a) a current tax liability or asset is recognized for the estimated taxes payable or refundable on tax returns for the current year; (b) a deferred tax liability or asset is recognized for the estimated future tax effects attributable to temporary differences and carryforwards; (c) the measurement of current and deferred tax liabilities and assets is based on provisions of the enacted tax law and the effects of future changes in tax laws or rates are not anticipated; and (d) the measurement of deferred tax assets is reduced, if necessary, by the amount of any tax benefits that, based on available evidence, are not expected to be realized. We have had net losses since inception and the resulting deferred tax asset is offset by a corresponding valuation allowance.

Stock-based compensation

Prior to January 1, 2006, stock options issued under stock-based compensation plans were accounted for under the recognition and measurement principles of Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees, and Related Interpretations.” No stock-based employee compensation cost was reflected in the net loss for prior periods, as all options granted under these plans had an exercise price equal to the market value of the underlying common stock, as determined by our board of directors, on the date of grant. Statement of Financial Accounting Standards No. 148, “Accounting for Stock-Based Compensation - Transition and Disclosure - an Amendment of FASB Statement No. 123,” required the disclosure of the effect on net loss and loss per share had we applied the minimum value recognition provisions of FASB Statement No. 123, “Accounting for Stock-Based Compensation,” to stock-based employee compensation. The minimum value of each option granted to employees was estimated as of the grant date using the Black-Scholes option pricing model with the following assumptions: dividend yield of 0%, expected volatility of 0%, risk-free interest rates for individual options ranging from 1.66% to 4.12%, and an expected life of each option, ranging from three to ten years. Since there is no public market for our stock, we did not consider volatility in estimating the value of each option granted to employees; we followed the minimum value method. The estimated minimum value of the options granted is amortized on a proforma basis over the option vesting periods. We accounted for stock-based compensation issued to non-employees using the fair value method.

Beginning on January 1, 2006, we account for stock options issued under stock-based compensation plans under the recognition and measurement principles of Statement of Financial Accounting Standards No. 123 - Revised. We have adopted the modified prospective transition method and, therefore, have not restated prior periods’ results. Under this transition method, there was no impact to the condensed financial statements for the three months ended March 31, 2006 on net loss or basic and diluted net loss per share, as all previously granted options have vested prior to adoption and there were no new issuances during the period. The fair value of each option granted to employees and non-employees will be estimated as of the grant date using the Black-Scholes option pricing model. The estimated fair value of the options granted will be recognized as an expense over the requisite service period of the award, which is generally the option vesting period. The fair value of each option granted will be estimated as of the grant date using the Black-Scholes option pricing model with the following assumptions: dividend yield of 0%, expected volatility of 96.7%, risk-free interest rates for individual options in accordance with the accounting pronouncement and will expense that fair value over the vesting period of the options. Since there is no public market for our stock, we use a volatility measure based on an average volatility of the stock of five comparable companies during their first five years as a publicly-traded company in estimating the value of each option.

Although no independent third party evaluation was obtained, the market value of our stock was determined to be the price paid by independent third party investors who bought shares of the stock.  That price was $1.00 for all of 2004 and the first part of 2005.  As we entered into certain private financings and began to prepare for this offering, we determined that the pre-offering value of our company would be set at approximately $15,000,000, which reduced the value of existing shares to $0.50.  Accordingly, anticipating the proposed 1-for-10 reverse stock split which has been approved, the price of $0.50 or $5.00 per share has been determined to be the market value of our company.  Discounted conversion and exercise prices for subsequent convertible notes and warrants, and the calculation of the fair value of those warrants was determined beginning with that $0.50 or 5.00 reference point.

Recently Issued Accounting Pronouncements

In December 2004, the Financial Accounting Standards Board, or FASB, issued Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payment” (“SFAS 123 - Revised”). SFAS 123 - Revised is a revision of SFAS 123, “Accounting for Stock-Based Compensation” (“SFAS 123”), and supersedes APB Opinion No. 25, “Accounting for Stock Issued to Employees” (“APB 25”), and its related implementation guidance. SFAS 123 - Revised establishes standards for the accounting for transactions in which an entity exchanges its equity instrument for goods or services. It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity’s equity instruments or that may be settled by the issuance of those equity instruments. It does not change the accounting guidance for share-based payment transactions with parties other than employees provided in SFAS 123 as originally issued and EITF Issue No. 96-18, “Accounting for Equity Instruments that are Issued to other than Employees for Acquiring, or in Conjunction with Selling, Goods or Services.” SFAS 123 - Revised requires a public entity to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award. That cost will be recognized over the period during which an employee is required to provide service in exchange for the award (usually the vesting period). The grant-date fair value of employee share options and similar instruments will be estimated using option-pricing models adjusted for the unique characteristics of those instruments (unless observable market prices for the same or similar instruments are available). SFAS 123 - Revised eliminates the alternative to use APB 25’s intrinsic value method of accounting that was provided in SFAS 123 as originally issued. Under APB 25, issuing stock options to employees generally resulted in recognition of no compensation cost. SFAS 123 - Revised requires entities to recognize the cost of employee services received in exchange for awards of equity instruments based on the grant-date fair value of those awards. SFAS 123 - Revised is effective for public entities that file as small business issuers as of the beginning of the first interim or annual reporting period that begins after December 15, 2005. We will evaluate the requirements of SFAS 123 - Revised and plan to adopt its provisions as soon as practicable. We expect that its adoption will result in increased expenses going forward.

In October 2004, the FASB ratified the consensus reached in EITF Issue No. 04-8, “The Effect of Contingently Convertible Instruments on Diluted Earnings per Share.” The EITF reached a consensus that contingently convertible instruments, such as contingently convertible debt, contingently convertible preferred stock, and other such securities should be included in diluted earnings per share (if dilutive) regardless of whether the market price trigger has been met. The consensus became effective for reporting periods ending after December 15, 2004. The adoption of this pronouncement did not have a material effect on our financial statements.

In May 2005, SFAS No. 154, “Accounting Changes and Error Corrections, a replacement of APB Opinion No. 20, Accounting Changes and FASB Statement No. 3” was issued which, among other things, changes the accounting and reporting requirements for a change in accounting principle and provides guidance on error corrections. SFAS No. 154 requires retrospective application to prior period financial statements of a voluntary change in accounting principle unless impracticable to determine the period-specific effects or cumulative effect of the change, and restatement with respect to the reporting of error corrections. SFAS No. 154 applies to all voluntary changes in accounting principles, and to changes required by an accounting pronouncement in the unusual instance that the pronouncement does not include specific transition provisions. SFAS No. 154 also requires that a change in method of depreciation or amortization for long-lived, non-financial assets be accounted for as a change in accounting estimate that is effected by a change in accounting principle. SFAS No. 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. At this time, adoption of SFAS No. 154 is not expected to significantly impact our financial statements or future results of operations.

In September 2005, the FASB ratified the following consensus reached in EITF Issue 05-8 (“Income Tax Consequences of Issuing Convertible Debt with a Beneficial Conversion Feature”):  (a)  The issuance of convertible debt with a beneficial conversion feature results in a basis difference in applying FASB Statement of Financial Accounting Standards SFAS No. 109, Accounting for Income Taxes. Recognition of such a feature effectively creates a debt instrument and a separate equity instrument for book purposes, whereas the convertible debt is treated entirely as a debt instrument for income tax purposes.  (b)  The resulting basis difference should be deemed a temporary difference because it will result in a taxable amount when the recorded amount of the liability is recovered or settled.  (c)  Recognition of deferred taxes for the temporary difference should be reported as an adjustment to additional paid-in capital. This consensus is effective in the first interim or annual reporting period commencing after December 15, 2005, with early application permitted. The effect of applying the consensus should be accounted for retroactively to all debt instruments containing a beneficial conversion feature that are subject to EITF Issue 00-27, “Application of Issue No. 98-5 to Certain Convertible Debt Instruments” (and thus is applicable to debt instruments converted or extinguished in prior periods but which are still presented in the financial statements).  The adoption of this pronouncement is not expected to have a material impact on our financial statements.

In February 2006, the FASB issued Statement of Financial Accounting Standard 155, “ Accounting for Certain Hybrid Financial Instruments” (“SFAS 155”), which eliminates the exemption from applying SFAS 133 to interests in securitized financial assets so that similar instruments are accounted for similarly regardless of the form of the instruments. SFAS 155 also allows the election of fair value measurement at acquisition, at issuance, or when a previously recognized financial instrument is subject to a remeasurement event. Adoption is effective for all financial instruments acquired or issued after the beginning of the first fiscal year that begins after September 15, 2006. Early adoption is permitted. The adoption of SFAS 155 is not expected to have a material effect on our financial position, results of operations or cash flows.

In March 2006, the FASB issued Statement of Financial Accounting Standard 156 “Accounting for Servicing of Financial Assets” (“SFAS 156”), which requires all separately recognized servicing assets and servicing liabilities be initially measured at fair value. SFAS 156 permits, but does not require, the subsequent measurement of servicing assets and servicing liabilities at fair value. Adoption is required as of the beginning of the first fiscal year that begins after September 15, 2006. Early adoption is permitted. The adoption of SFAS 156 is not expected to have a material effect on our financial position, results of operations or cash flows.

BUSINESS

General

We are a development stage company providing a software solution to consumer lenders based on our licensed, proprietary DebtResolve® system. Our Internet-based system facilitates the settlement and collection of defaulted consumer debt via the Internet. Our existing and target creditor clients include banks and other credit originators, credit card issuers and third-party collection agencies, as well as assignees and buyers of charged-off consumer debt. By using our client-branded, user friendly web interface, we believe that the Debt Resolve system will provide our clients with a less intrusive, less expensive, more secure and more efficient way of pursuing delinquent debts than traditional labor-intensive methods. At the November 2005 Collection Advisor Technology Expo, organized by Collection Advisor, a collections industry management and technology magazine, our DebtResolve system was selected as one of Collection Advisor’s Top 100 Technology Products of 2005.

Our DebtResolve system brings creditors and consumer debtors together to resolve defaulted consumer debt through a series of steps. The process is initiated when one of our creditor clients electronically forwards to us a file of debtor accounts, and sets rules or parameters for handling each class of accounts. The client then invites its customer debtor to visit a client-branded website, developed and hosted by us, where the customer is presented with an opportunity to satisfy the defaulted debt through the DebtResolve system. Through the website, the debtor is allowed to make three or four offers, or select other options, to resolve or settle the obligation. If the debtor makes an offer acceptable to our creditor client, payment can then be collected directly through the DebtResolve system and deposited into the client’s account. We then bill our client for the applicable fee. The entire resolution process is accomplished in real-time, online.

We have completed development and commenced licensing our software solution, and have generated nominal revenues to date. The DebtResolve system went live with a pilot program in February 2004. We currently have written contracts in place with, and are e s sub a high concentration of Internet usage, particularly lend themselves to electronic resolution using our DebtResolve systprocessing select portfolios for, lenders including HSBC Technology and Services (USA), Inc., a unit of HSBC Bank plc, one of the largest financial institutions in the world, and Premier Bankcard, Inc., a unit of First Premier Bank, a major credit card issuer. In addition to lenders, we are currently processing accounts for such collection agencies as ARS National, Certified Recovery Systems, Inc., Creditors Interchange Receivables Management LLC, Plaza Associates and Receivables Management Solutions Inc. We also have written contracts in place with, but have not yet begun processing debt for, DAR Services, Inc. (doing business as Foremost Search & Recovery), KCA Financial Services, Inc., Leading Edge Recovery, LLC, Mercantile Adjustment Bureau, LLC and Bank of America, N.A.

These contracts relate to defaulted credit card receivables and other consumer debt and provide us with a fee based on the amount of debt collected (ranging from 4% to 15% of the collected amounts, with the average approximating 10%) or recurring license fees coupled with transaction fees. In establishing our fees, we consider the expected account volumes and balances, the age and other characteristics of the consumer debt and our relationship with the creditor client involved. Our pricing models are more fully described in the section “Business - Consumer Creditor Clients and Pricing.” Even with the foregoing agreements, we cannot assure you that the collections industry will accept our software solution or that it will result in more efficient and effective debt collection and resolution. These are the only contracts we currently have in place and we are dependent on these few contracts for the revenues we have generated to date. Since we have generated nominal DebtResolve system revenues to date from these contracts, we believe that none of our existing clients is more or less critical to us than any other at this stage and, therefore, the loss of one or more of these contracts would have no material adverse impact on our business.

In June 2006, we formed a subsidiary, DRV Capital LLC, that will focus on purchasing or investing in defaulted consumer debt portfolios that we can manage and collect using our DebtResolve system along with placing accounts with traditional collection agencies. This subsidiary is headed by an individual with extensive experience in the debt buying and debt collection industries. We believe that some debt portfolios, such as the debt of Internet service providers, e-commerce companies, online lenders or any other debt in which there is a high concentration of Internet usage, particularly lend themselves to electronic resolution using our DebtResolve system.

Industry Background and Trends

Growth of Consumer Debt

The DebtResolve system was developed to provide increased efficiency and performance for the collection of consumer debt, which is a large and fast-growing market. Growth in the collections industry is driven by increasing levels of consumer debt, significant charge-offs of the underlying receivables by credit originators, and reliance on third-party providers to execute the recovery of defaulted receivables. In addition, recent legislation makes it more difficult for U.S. consumers to declare bankruptcy.

As reported in a U.S. Federal Reserve Statistical Release updated May 5, 2006, consumer revolving credit, the bulk of which is consumer credit card debt, rose from $624 billion at the end of 1999 to approximately $806 billion at March 31, 2006. As consumer debt reached these levels, the management and collection of that debt has become a large and sophisticated industry.

The Bankruptcy Abuse Prevention and Consumer Protection Act, which became effective in October 2005, significantly limits the availability of relief under Chapter 7 of the U.S. Bankruptcy Code, where consumer debts can be discharged without any effort at repayment. Under the new Act, consumer debtors with some ability to repay their debts are either be barred from bankruptcy relief or forced into repayment plans under Chapter 13 of the U.S. Bankruptcy Code. In addition, the Act imposes mandatory budget and credit counseling as a precondition to filing bankruptcy. We expect that these more stringent requirements will make bankruptcy a much less attractive option for some consumer debtors to resolve outstanding debt and will increase the pool of accounts suitable for the DebtResolve system and potentially lead more creditors to utilize our system.

Collection and Recovery

Typically, lenders categorize defaulted consumer debt by the age, or stage, of the debt. The goals and treatments at each stage of debt vary.

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Early-stage Delinquency. This stage is characterized by late payment or payments, when a borrower has failed to make the required payment for 30, 60 or 90 days. The lenders at this stage usually focus on collecting one or more payments to bring the account current, or “cure” the account. Their prime concern is bringing the account up-to-date while retaining the customer. The original lender may work these accounts in-house or place them with an outside collection agency.

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Late-stage Collections. Typically, after 90 days the debt is considered in serious default, and lenders step up the severity of efforts to collect. This function is often performed by outside collection agencies on either a contingency or fee basis.

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Charged-off Accounts. After a certain period of non-payment, the delinquent accounts must be charged off according to applicable accounting rules and conventions. By regulation, U.S. banks are required to charge off balances that are deemed uncollectible, usually after 120 to 180 days without payment. These accounts may be outsourced for collection to one or more outside collection agencies, usually on a contingency fee basis.

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Purchased Debts. The final stage a lender may go through with a portfolio of delinquent debt is to sell the uncollected debts to a debt purchaser. In this segment of the collection and recovery industry, credit originators sell off their defaulted consumer debt at a discount to third parties who buy these portfolios of debt and attempt to collect a targeted “cents on the dollar” amount over a period of time.

We believe that our DebtResolve solution can be a highly effective collections tool at all of the stages noted above, and with each class of potential DebtResolve system users we have identified: credit originators, outside collection agencies and debt buyers. The means by which collections have traditionally been pursued, by telephone and mail, can be, we believe, perceived by debtors as intrusive and intimidating. There is strong support among consumers for the type of alternate approach that we offer. In October 2004, FiSite Research, an independent financial services research company, published findings of its survey on consumers’ interest in using the Internet to resolve overdue accounts. Of 1,000 respondents, 84% rated the concept of an online collection service as excellent or good, and 83% chose an Internet site to settle a debt over a call from a collections agent.

In addition, the general trend in the collections industry is moving towards outsourcing of collections efforts to third parties. While precise data is not available for total collections revenue among internal collectors, collection agencies and debt buyers, the annual Kaulkin Report, 6th edition (2005), a collections industry publication, reported that companies providing third-party collection services in the United States generated revenue of $9.5 billion in 2004. Using industry data, we estimate that the outsourced collections market is growing annually at a rate of 7%.

The DebtResolve Solution

For our creditor clients, we believe the benefits of the DebtResolve system are numerous. The DebtResolve system:

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Potentially improves returns. The DebtResolve system can improve liquidation rates in two ways. First, the system allows creditors to quickly learn the effectiveness of tactics and policies, and immediately incorporate changes. We believe this quick evaluation and modification of tactics, and immediate access to results, is attractive to our creditor clients. Second, we believe the nature of the online bidding module encourages debtors to offer more than the creditors’ floors or limits.

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Reduces costs. Because of the personnel-intensive nature of current collection efforts, we believe that salaries for collectors represent the single largest segment of expense for most collection companies and internal collection departments. In addition, there are overhead costs associated with each employee. Collections made through the DebtResolve system substantially reduce these expenses. The inherent economics of the Internet allow our clients to negotiate with thousands of consumer debtors simultaneously, using the DebtResolve system instead of live collections personnel.

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Ensures compliance. The collections industry is highly regulated and collectors who violate fair debt collection laws can be subject to fines or lawsuits. The DebtResolve system is automated and all system screens are usually reviewed by the clients’ attorneys; therefore, a consistent and approved message is presented to every consumer debtor who logs in, avoiding exposure to individual interpretations or mistakes that human collection agents can make in telephone conversations with consumer debtors. The communication with debtors is consistent and compliance risk is significantly reduced.

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Adds a new communication channel. Our Internet-based system provides collectors with an additional, cost-effective channel by which to communicate with debtors, one which can be perceived as preferable and non-judgmental by consumer debtors.

•	Appeals to new segments of debtors. The privacy of the DebtResolve system and 24-hour availability appeal to many debtors who do not respond to traditional collection techniques.

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Maintains and enhances brand. The web pages that consumers view when they log on to the DebtResolve system are designed in the client’s name and according to client specifications. Branding, screen wording and layout are client-driven (though we may maintain a “Powered by Debt Resolve” logo on each screen). For credit card issuers, retailers and other creditors who emphasize brand recognition, the ability to control the appearance of, and information included on, the DebtResolve system are important attributes.

While our targeted clients are creditors and other collectors of consumer debt, we believe that an important element of our business model is the attractiveness of our solution to consumers. Consumers’ motivations for resolving delinquent debt are varied, and debt collectors use an array of collection techniques to exploit these motivations. Letters, telephone calls and legal action are among the more common methods of collecting debts. Our offerings leverage the Internet to provide an additional collection method that we believe is effective by virtue of its consumer-friendly orientation. We believe the DebtResolve system enables debtors to exercise a greater degree of control, negotiate with their creditors in a non-judgmental, non-emotional environment and retain a greater sense of dignity than is possible with traditional collection methods.

Debt Resolve Growth Strategy

Our goal is to make the DebtResolve system a key collection tool at all stages of delinquency across all categories of consumer debt. We believe that we can play an important role in the receivables recovery and collections industry due to the compelling methodology and innovative approach of our solution. The key elements of our growth strategy are:

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Accelerate our marketing efforts. We intend to aggressively market our DebtResolve system to new clients. Accordingly, we have expanded our sales and account service staff. Initially, we are marketing our DebtResolve system to credit issuers, their collection agencies and the buyers of their defaulted debt in the United States, Canada and the United Kingdom. In 2006, we are targeting additional markets in the United States and also abroad. We are in active negotiations with lenders in the U.K. and E.U. In the U.S. and abroad, we believe that our system will be especially valuable for the collection of low balance debt, such as that held by utilities, telecommunication companies and online service providers, where the cost of traditionally labor intensive collection efforts may exceed the value collected. Other markets in the United States may include student loan debt and automobile loans.

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Expand our service offerings. We intend to expand our offerings to our clients. In the second half of 2006, we plan to build a scoring model based on aggregate customer data collected. This scoring model will identify customers based on their propensity to use the Internet versus other channels offered and help our clients determine to what degree settlement should be offered as an option. Our goal is to make the DebtResolve system a key collection tool at all stages of delinquency across all categories of consumer debt.

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Seek strategic acquisitions. We may seek to make strategic acquisitions of businesses, assets and technologies that complement our business. We may seek to enter the Accounts Receivables Management (ARM) business through the acquisition of a collection agency or other ARM firm. We believe that there are significant potential benefits for our entry into the ARM business. By using our Internet-based system to collect on defaulted consumer debt, a collection agency owned by us could achieve operating efficiencies that would potentially outperform competitors in the ARM business. An ARM operation could serve as a platform to test new products and determine the most effective uses of the DebtResolve system. Further, we can use these demonstrated results in our sales efforts. However, we have no experience in acquiring other companies, and we may not be able to buy an ARM company or we may pay too much for such an acquisition.

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DRV Capital LLC. In 2006, we formed a wholly-owned subsidiary, DRV Capital LLC, for the purpose of purchasing or participating in the purchase of portfolios of defaulted consumer debt. DRV Capital has not yet purchased any debt. With respect to possible acquisitions of, or investments in, defaulted consumer debt portfolios that we can manage and collect through our DebtResolve system, we will face additional risks associated with these activities. There is a risk that no suitable portfolios of debt will be available for purchase at favorable terms. In addition, there are financial risks including the risk that we may pay too much for a pool of debt, or may fail to recover the anticipated returns. Once we begin purchasing and processing this debt, we will be required to oversee the compliance with government regulations which are routinely imposed on the collection agencies or “processors.” These regulations include principally the Fair Debt Collection Practice Act, Fair Credit Reporting Act, the Federal Truth-In-Lending Act, the Fair Credit Billing Act and the Gramm-Leach-Bliley Act, as well as applicable comparable statutes in the states in which consumers reside. It is possible that debt purchasers may be required to be licensed in individual states; in this case, we may incur significant expenses in obtaining such state licenses. See also “- Regulation of our Clients’ and our Business” below. Our accounting and financial statements will also become more complex.

We believe our growth will be facilitated by:

•	our having already established “proof of concept” of our system with our initial clients,

•	the increasing level of consumer debt both in the United States and internationally,

•	the significant level of charge-offs by consumer debt originators, and

•
recent amendments to consumer bankruptcy laws as enacted by the Bankruptcy Abuse Prevention and Consumer Protection Act, which became effective in October 2005, that make it more difficult for individuals to seek discharge of their debts and instead require them to make larger payments to creditors that may likely push more debtors into default.

We believe that international markets also represent a significant opportunity for us. International Visa and Mastercard credit card purchases are approximately equal to those in the United States. In 2002, over one-half of non-U.S. credit card transactions were concentrated in seven countries, according to the Nilson Report (October 2003, the latest date for which such international information is available), an independent market research publication: the United Kingdom, France, South Korea, Canada, Japan, Australia and Spain. We believe the DebtResolve system can be an effective tool for collecting delinquent credit card debt in each of these markets. In Japan and Israel, we are exploring sales distribution partnerships to expand our market presence without adding substantial overhead or other costs, but have not yet entered into any agreement or commitment.

DRV Capital: Possible Acquisitions of Defaulted Consumer Debt Portfolios

We may seek to make acquisitions of, or investments in, defaulted consumer debt portfolios that we can manage and collect through our DebtResolve system through our subsidiary, DRV Capital LLC. These purchases will likely consist of consumer debt portfolios that the credit originator has deemed uncollectible and has charged-off, generally after making attempts to collect on them.

While we have hired an individual with experience in the buying and collection of debt to head DRV Capital, this is an area in which we have little current experience. We may not be successful in completing any acquisitions of defaulted consumer debt portfolios, and our inexperience may impair our ability to manage and collect on acquired consumer debt portfolios. These defaulted consumer debt portfolios are difficult to collect and we may not collect even a sufficient amount to cover the cost of acquiring them. We have no experience with pricing defaulted consumer debt portfolios. We may pay too much for these portfolios and, consequently, we may not generate a profit from these consumer debt portfolio acquisitions. In addition, we may be faced with new regulatory requirements that apply to buyers of defaulted debt. See also “- Regulation of our Clients’ and our Business.”

The expansion into this line of business could result in the need to enter into potentially complex financing arrangements, resulting in the need to manage those relationships and the potential interest rate risk and credit risk associated with them. We may attempt to mitigate the credit risk of the portfolios by selling large percentages of each purchased portfolio to outside investors, thus allowing us to purchase small percentages of many portfolios instead of larger percentages of a smaller number of portfolios. The resale of these portions and the accounting for this activity will require that we become familiar with the applicable accounting regulations, with which we are not currently familiar. Our accounting would also become more complex, requiring combining the results of our proposed debt-buying subsidiary into our consolidated financial statements.

We anticipate additional increased costs associated with the start-up of DRV Capital. Before we begin to recognize revenue, we may incur additional legal, filing fees and other start-up costs associated with establishing this line of business.

The DebtResolve System

Overview of the Process

The DebtResolve system is centered on our online bidding module, DR Settle™, which allows debtors to make offers, or “bids,” on what they can pay against their total overdue balance. We have developed a suite of modules to complement the core DR Settle module. These modules include DR Pay™ for online payments, DR Control™ for system administration, DR Mail™ as our secure e-mail methodology and DR Prevent™ for early stage collections treatments. These modules and their features together allow our clients to:

•	request payment in full from the debtor,

•	request a single payment to bring an account current,

•	offer the debtor a bidding process leading to settlement for a portion of the total balance due,

•	accept free-form offers through email, and accept or reject those e-mail offers by e-mail,

•	queue unresolved accounts for immediate follow-up by a collector,

•	accept consumer disputes online and respond electronically,

•	notify consumers of upcoming promised payments through e-mail and accept the payments due online,

•	immediately collect payments online, and

•	set up treatments including a promise to pay, change of terms , payment hiatus and interest waivers.

The DebtResolve system works through a series of steps, initiated when our client sends a file of accounts to us and, using the online portal from their desktop, sets the rules for collection on each account. We build and host a website in the name of our client where the consumer debtor can log on to resolve his or her account. The steps are simple and are described below.

Connect. The client invites the delinquent consumer debtor to the website by mail, e-mail or by phone. Each invitation has a personal invitation code to identify the account. The consumer debtor logs in, verifies his or her identity and updates personal contact information.

Resolve. Based on the rules our client has set, the consumer debtor is presented with a series of screens. In early-stage collections, for example, this may be a request for a minimum payment to bring the account current or an offer by the creditor client to make some accommodation like a reduction in fees.

In settlement, the consumer debtor is presented with three chances to make an offer of what he or she can pay to settle the entire debt. This is usually a percentage of the total due, and the minimum acceptable percentage is set in advance by our creditor client (but is not revealed to the consumer debtor). The consumer debtor gains a sense of control in making offers rather than responding to a collector’s offer in a telephone conversation. Our clients can view results of the bidding process and review individual accounts in real time.

Collect. If a successful resolution is reached, the consumer debtor can pay online and conclude the transaction, again in real time.

Even if the consumer debtor is not able to reach a satisfactory resolution online or fails to proceed past the sign-in process, our clients gain valuable information. They know that the consumer debtor has gotten the initial invitation to the website and has some interest or willingness to resolve the delinquency. Our creditor clients may also get updated contact information on the consumer debtor, and they can view all of the consumer debtor’s bidding attempts. In addition, consumer debtors can register disputes or send their own offers by e-mail if their bids fail.

System and Data Security

We have in place a comprehensive security policy and set of practices regarding system and data security. We rely on a distributed security framework, with our board of directors approving all policies and standards. Our management of these policies and practices is intended to ensure compliance with policy, the assignment of security roles and the coordination of the implementation of security across our organization. In addition, we have retained the services of Protiviti Inc., a nationally-recognized independent risk consulting firm, to perform a Visa PCI (payment card industry) and ISO 17799 data security standards audit to verify our compliance with industry standards with respect to data security. In the second quarter of 2006, Protiviti has verified that our compliance with Visa PCI data security standards. We are not reliant on the services provided by Protiviti as these audit services can be provided by any one of a number of qualified security risk management firms.

We use AT&T Corp. secure facilities for hosting our clients’ websites and maintaining customer data. AT&T holds a SAS 70 Type II Audit qualification for the facilities where our servers are housed. AT&T provides managed security services for us including server hardening, patch management, firewall monitoring and administration, incident detection and reporting, remote access support, system back-up and recovery, and assistance with change control. See also “- Technology and Service Providers.” We are responsible for our development and test servers, e-mail, the buffer between our internal networks and external networks, and our administrative computer systems.

We have adopted a security strategy which combines the capabilities of people, operations and security technologies to establish multiple layers of protection for our computer systems and data. Under this security strategy, we actively monitor our infrastructure and implement cyber defenses at multiple levels to ensure that our critical systems and data are protected, and that we can continue to operate in the event that any one or more defenses fail or are circumvented.

The Gramm-Leach-Bliley Act stipulates that we must protect against unauthorized access to, or use of, consumer debtor information that could result in detrimental use against or substantial inconvenience to any consumer debtor. Detrimental use or substantial inconvenience is most likely to result from improper access to sensitive consumer debtor information because this type of information is most likely to be misused, as in the commission of identity theft. We believe we have adequate policies and procedures in place to protect this information. Sensitive data communicated with consumer debtors is encrypted using the secure sockets layer (SSL) specification, and sensitive data stored on servers is encrypted using industry accepted algorithms or toolkits. For file transfer, we use the most secure method of file sharing available from our client (originator) systems and their internal processes.

Our creditor clients may audit our premises and review security procedures at any time. Our clients also determine the retention/destruction timetables of the consumer debtor data we receive from them.

Product Development and Enhancements

We continually evaluate the software modules that comprise our DebtResolve system and, where possible, work to improve them and expand on their functionality. The DR Settle™ module allows debtors to make offers, or “bids,” on what they can pay against their total overdue balance in includes our licensed patent-protected bidding technology. Currently there are no major development items in process for this module. The DR Pay™ module provides the integration between our DebtResolve system and our clients’ EPGs (electronic payment gateways). We are regularly adding new payment providers as we get new clients who utilize different EPG vendors. In a recent release of this module, we added support for the production of a payment client-branded payment coupon for customer remittance. The DR Control™ module allows clients to review and create reports using the data that is captured through their customers’ usage of the DebtResolve system. It also gives each client the ability to manage all collections treatments for its customers through the DR Control portal. Currently, we are enhancing the reporting and modeling capabilities of this module. The DR Mail ™ module provides email communication between our clients and their customers. During 2005, we added the ability for a client to produce outbound email campaigns to their customers, in addition to the core functionality of the client being able to leave email messages for their customers on the DebtResolve system. Currently there are no major development items in process for this module. The DR Prevent™ module focuses on early stage collections treatments. Our latest version contains several enhancements including improved dispute capture that provides for identity theft reporting to the creditor, and additional treatments including promise to pay, change of terms, payment hiatus, and interest waiver requests.

We also intend to expand our offerings to include an interactive voice response telephone capability. This will allow consumer debtors who do not have Internet access to resolve and settle defaulted consumer debt over the telephone through an interactive voice response system using a methodology similar to our existing DebtResolve system. We currently have in place, through an outsourcing partner with which we have entered into a contract, the capability of telephone notification which can direct debtors to our clients’ DebtResolve websites.

In May 2005, we entered into an agreement with Intelligent Results, Inc., a provider of customer analytics solutions to clients throughout the financial services, insurance and telecommunications industries, to provide mutual client referrals. We believe that the use of the DebtResolve online settlement system with Intelligent Results’ analytics will provide our creditor clients with an expanded solution for better predicting risk, optimizing settlement offers and more accurately identifying probability of payment.

In the second half of 2006, we expect to have sufficient data to create a scoring system, which we refer to as DR IQ™ or DR Internet Quotient, which will help our creditor clients determine which of their customers are most likely to use the Internet channel.

Sales and Marketing

Our current sales efforts are focused on United States consumer credit issuers, collection agencies and the buyers of defaulted consumer debt. Our primary targets are the major companies in each of these segments: the top ten credit card issuers, which account for over 85% of all credit card balances outstanding according to the Nilson Report (February 2005), as well as the most significant outside collection agencies and purchasers of charged-off debt. Because of industry concentration of outside collection agencies and consumer debt buyers, we believe we can reach a large number of individual consumers by securing relationships with just the top few companies in each of these segments.

We chose to focus initially on the United States credit card market for the following reasons:

•
Credit card spending volume and related debt is a large and growing market. Revolving consumer debt in the United States, the bulk of which is credit card debt, totaled $806 billion at the end of the first quarter of 2006 according to a U.S. Federal Reserve Statistical Release dated May 5, 2006. Total expenditures for transactions using charge or credit card-based systems by United States consumers are expected to grow from $1.8 trillion in 2004 to $2.7 trillion in 2009 according to the Nilson Report (September 2005), an industry source.

•
Charge-offs of credit card debts by the issuers are increasing. Non-fraud charge-offs by Visa and MasterCard alone totaled $37.9 billion in 2005, which represented 6.13% of oustandings, up from 5.96% the year before, according to the Nilson Report (February 2006).

•
Financial firms actively outsource. United States financial service firms actively outsource their collections and recovery activity and employ outside vendors for a wide range of collections services, including voice response systems and back-office systems.

•
Consumers are increasingly turning to the Internet to manage and conduct financial transactions. According to Nielsen/Net Ratings (March 18, 2004), a media ratings company for the Internet, 75% of Americans have Internet access at home and, according to a recent poll, approximately two-thirds of respondents reported that their household uses the Internet to manage or access checking accounts for obtaining information or doing banking according to Bank Technology News (January 2004).

Our initial sales and marketing efforts have been limited to securing significant early adopters. Senior management and members of our board of directors have all been involved in high-level sales to our core target market, which includes the top ten banks, collection agencies and consumer debt buyers. We added a full-time business development manager, with compensation based solely on sales commissions, in the summer of 2004 and a full-time senior vice president and director of sales in July 2005.

The economics of an Internet model mean that our fixed costs will be relatively stable in relation to the growth of our business. It is our intention to base pricing on the value gained by clients rather than on our direct costs. In general, we believe that if our services are priced at a substantial discount relative to the cost of traditional collections, the economic advantages will be sufficiently compelling to persuade clients to offer the DebtResolve system to a majority of their target debtors as a preferred or alternate channel.

Consumer Creditor Clients and Pricing

Our target creditor clients include banks and other lenders, credit card issuers, third party collection agencies and purchasers of charged-off consumer debt. The DebtResolve system, which is offered through an ASP model, enables a client to introduce this collections option with no modifications to its existing collections computer systems. By using the Internet, we believe the DebtResolve system provides our clients a less intrusive, less expensive and more efficient means of pursuing delinquent debts as compared with traditional labor-intensive methods.

Under our standard licensing agreement with clients, we create a series of web pages using our DebtResolve system that are branded with the client’s trademarks and logos. We host the resulting customized client website on servers that we maintain. All current contracts call for our services to be provided on an ASP model, and are hosted at our web hosting facility. The client periodically forwards to us debtor account information, and sets settlement parameters using a desktop portal. The client neither receives nor needs any software for utilization of the customized DebtResolve system. The only license the client receives is to use, and for its debtors to use, the DebtResolve system during the term of the contract. Upon sending debtor account information to us, the client is responsible for contacting the debtors and inviting them to the client-branded website. As a condition to using our DebtResolve system, the client agrees to be bound by any settlement within the parameters the client provided to us and also to hold us harmless from any claims or losses that arise as a result of settlement, or attempted settlement, of a debtor account through the DebtResolve system. Following the initial term, which is negotiated between us and the client, the contract typically renews automatically.

We have completed development and commenced licensing our software solution, and have generated nominal revenues to date. The DebtResolve system went live with a pilot program in February 2004. We currently have written agreements in place with, and are e s sub a high concentration of Internet usage, particularly lend themselves to electronic resolution using our DebtResolve systprocessing select portfolios for, lenders including HSBC Technology and Services (USA), Inc., a unit of HSBC Bank plc, one of the largest financial institutions in the world, and Premier Bankcard, Inc., a unit of First Premier Bank, a major credit card issuer. In addition to lenders, we are currently processing accounts for such collection agencies as ARS National, Certified Recovery Systems, Inc., Creditors Interchange Receivables Management LLC, Plaza Associates and Receivables Management Solutions Inc. We also have written contracts in place with, but have not yet begun processing debt for, DAR Services, Inc. (doing business as Foremost Search & Recovery), KCA Financial Services, Inc., Leading Edge Recovery, LLC, Mercantile Adjustment Bureau, LLC and Bank of America, N.A.

These contracts relate to defaulted credit card receivables and other consumer debt and provide us with a fee based on the amount of debt collected (ranging from 4% to 15% of the collected amounts, with the average approximating 10%) or recurring license fees coupled with transaction fees. In establishing our fees, we consider the expected account volumes and balances, the age and other characteristics of the consumer debt and our relationship with the creditor client involved. While set-up fees were often waived and lower fees set for early adopters, it is currently our policy to charge set-up fees and to write contracts, whenever feasible, for license fees rather than contingency fees.

We have experienced a significant lag between the signing of these contracts and revenue recognition. As a result, we have not recorded significant revenue to date.

The following is a summary of our signed client contracts to date:

Client	Commencement of Service	Portfolios

Receivables Management Solutions Inc.	June 2004	Charged-off credit card accounts

Plaza Associates	November 2004	Retail credit cards-major national chains

HSBC Technology and Services (USA), Inc.	June 2005	Personal loan accounts

Premier Bankcard, Inc.	August 2005	Subprime credit card accounts

ARS National Services, Inc.	February 2006	Credit cards for a top ten card issuer and a major debt purchaser

Certified Recovery Systems, Inc.	April 2006	Payday loans

Client	Commencement of Service	Portfolios

Creditors Interchange Receivable Management, LLC	March 2006	Defaulted credit cards and other accounts

DAR Services, Inc. (d/b/a Foremost Search & Recovery)	Third Quarter 2006*	Variety of credit issuers

Leading Edge Recovery, LLC	Third Quarter 2006*	Mixed portfolios

Mercantile Adjustment Bureau, LLC	Third Quarter 2006*	Mixed portfolios

Bank of America, N.A.	Fourth Quarter 2006*	Delinquent credit card accounts

KCA Financial Services, Inc.	First Quarter 2007*	Delinquent credit card and utility accounts

* Estimated

Pricing Structure

Our current contracts provide that we will earn revenue in one of two ways: based on a percentage of the amount of debt collected from accounts submitted on our DebtResolve system or based on recurring license fees coupled with other transaction fees. Under the “percent of debt collected” method, revenue is recognized when the settlement amount of debt is collected by our client. The material risk that we face by relying on the “percent of debt collected” model is that if the clients do not successfully settle and collect debt through our system, we may not generate any revenue from the clients or recoup the real and opportunity costs of implementing our system for those clients. Under the “licensing method” method, revenue is recognized monthly when such revenue is due and payable by our client. The material risk that we face by relying on the “licensing” model is that we may have received more revenue if we had used the “percentage of debt collected” method. While the “percent of debt collected” model is used for revenue recognition on existing contracts and will continue to be used going forward most contracts currently in process include provisions for set-up fees, and base revenue on a monthly licensing fee per account with a small transaction fee on debt settlement.

In all cases, it is our policy to charge a set-up fee for the implementation and customization of our system for each client. However, for the early adopters of our system, we waived set-up fees and certain other transactional fees because their use of our system and feedback were important in the early stages of the system. We no longer waive set-up fees and other transactional fees for new clients as a matter of course.

In addition, with respect to our DR Prevent module, we expect that a licensing fee per account on our system, and/or the hybrid revenue model which will include both fees per account and transaction fees at settlement, may become the preferred revenue methods. As we expand our knowledge of the industry, we have become aware that different revenue models may be more appropriate for the individual circumstances of our potential clients, and our expanded choice of revenue models reflects that knowledge. Three of our current contracts provide for license fees.

When using the percent of debt collected basis, our fees average 10% of the dollars settled through our DebtResolve system. Our current pricing model has expanded to be a blend of the following:

•	Set-up charge. A one-time set-up charge ranging from $2,500 to $25,000, depending on the degree of customization required and the anticipated annual volume.

•	Recurring license fee. Based on the type of client portfolio and number of accounts in the DebtResolve system.

•	Percent of debt collected fee. A contingent fee or flat fee based on successful resolutions and settlements. Other transaction-based fees may also be utilized.

Client Support and Training

We make responsive and effective client support one of our top priorities. Client support is provided to our creditor clients by our Client Services Group based in White Plains, New York. We also provide system and file conversion training to our clients, both onsite and at our corporate headquarters.

Technology License and Proprietary Technology

At the core of our DebtResolve system is a patent-protected bidding methodology co-invented by James D. Burchetta and Charles S. Brofman, the co-chairmen of our company. We originally entered into a license agreement in February 2003 with Messrs. Burchetta and Brofman for the licensed usage of the intellectual property rights relating to U.S. Patent No. 6,330,551 issued by the U.S. Patent and Trademark Office on December 11, 2001 for “Computerized Dispute and Resolution System and Method” worldwide. This patent, which expires August 5, 2018, covers automated and online, blind-bid systems that generate high-speed settlements by matching offers and demands in rounds. In June 2005, we amended and restated the license agreement in its entirety. The licensed usage is limited to the creation of software and other code enabling an automated system used solely for the settlement and collection of delinquent, defaulted and other types of credit card receivables and other consumer debt and specifically excludes the settlement and collection of insurance claims, tax and other municipal fees of all types. The licensed usage also includes the creation, distribution and sale of software products or solutions for the same aim as above and with the same exclusions. In lieu of cash royalty fees, Messrs. Burchetta and Brofman have agreed to accept stock options for our common stock as follows:

•
on June 29, 2005, we granted to each of Messrs. Burchetta and Brofman a stock option for up to such number of shares of our common stock such that the stock option, when added to the number of shares of our common stock owned by each of Messrs. Burchetta and Brofman, and in combination with any shares owned by any of their respective immediate family members and affiliates, will equal 14.6% of the total number of our outstanding shares of common stock on a fully-diluted basis as of the closing of this offering, assuming the exercise of such stock option,

•
if, and upon, our reaching (in combination with any subsidiaries and other sub-licensees) $10,000,000 in gross revenues derived from the licensed usage in any given fiscal year, we will grant each of Messrs. Burchetta and Brofman such additional number of stock options as will equal 1% of our total number of outstanding shares of common stock on a fully-diluted basis at such time,

•
if, and upon, our reaching (in combination with any subsidiaries and other sub-licensees) $15,000,000 in gross revenues derived from the licensed usage in any given fiscal year, we will grant each of Messrs. Burchetta and Brofman such additional number of stock options as will equal 1.5% of our total number of outstanding shares of common stock on a fully-diluted basis at such time, and

•
if, and upon, our reaching (in combination with any subsidiaries and other sub-licensees) $20,000,000 in gross revenues derived from the licensed usage in any given fiscal year, we will grant each of Messrs. Burchetta and Brofman such additional number of stock options as will equal 2% of our total number of outstanding shares of common stock on a fully-diluted basis at such time.

The stock options granted to Messrs. Burchetta and Brofman pursuant to the license agreement have an exercise price of $5.00 per share of common stock and are exercisable for ten years from the date of grant.

The term of the license agreement extends until the expiration of the last-to-expire patents licensed thereunder and is not terminable by Messrs. Burchetta and Brofman, the licensors. The license agreement also provides that we will have the right to control the ability to enforce the patent rights licensed to us against infringers and defend against any third-party infringement actions brought with respect to the patent rights licensed to us subject, in the case of pleadings and settlements, to the reasonable consent of Messrs. Burchetta and Brofman. The terms of the license agreement, including the exercise price and number of stock options granted under the agreement, were negotiated in an arm’s-length transaction between Messrs. Burchetta and Brofman, on the one hand, and our independent directors, on the other hand.

Cybersettle, Inc. also licenses and utilizes the patent-protected bidding methodology co-invented by Messrs. Burchetta and Brofman, exclusive to the settlement of personal injury, property and worker’s compensation claims between claimants and insurance companies, self-insured corporations and municipalities. Cybersettle is controlled by XL Capital Ltd., one of the world’s largest insurance providers, and Mr. Brofman, our Co-Chairman, is the President and Chief Executive Officer of Cybersettle. Cybersettle is not affiliated with us.

In addition, we have developed our own software based on the licensed intellectual property rights. We regard our software as proprietary and rely primarily on a combination of copyright, trademark and trade secret laws of general applicability, employee confidentiality and invention assignment agreements and other intellectual property protection methods to safeguard our technology and software. We have not applied for patents on any of our own technology. We have obtained through the U.S. Patent and Trademark Office a registered trademark for our DebtResolve corporate and system name as well as our slogan “Debt Resolve - Settlement with Dignity.” “DR Settle,” “DR Pay,” “DR Control,” “DR Mail,” “DR Prevent,” “Debt Resolve - Resolved. With Dignity.” and “Connect. Resolve. Collect.” are our trademarks/service marks, and we intend to attempt to register them with the U.S. Patent and Trademark Office as well.

Research and Development

We have devoted a significant portion of our resources to designing and developing new offerings, maintaining and enhancing existing offerings, expanding and improving our core technology and strengthening our technological expertise. In 2003 and 2004, we spent $453,301 and $46,022, respectively, on research and development of our offerings and services. In January 2004, we substantially completed the development of, and began marketing, our online service. Commencing February 2004, costs incurred in connection with the operation, maintenance, modification and customization of our software were charged to expense as incurred, and are not classified as research and development expenses. We have developed internally, acquired or licensed the software and services we offer.

Technology and Service Providers

We outsource our web hosting to AT&T Corp. at the rate of $15,000 to $18,000 per month, based on current volumes. The AT&T hosting facility is located in Secaucus, New Jersey. We use servers operated by AT&T to operate our proprietary software developed in our facility. Our agreement with AT&T is currently in effect on a month-to-month basis. Under the terms of our agreement with AT&T, AT&T will provide network connectivity availability 99.9% of the time from the connection off their backbone to our hosted infrastructure. Web hosting services are generally available from multiple sources and we believe that we can readily renew our contract or replace AT&T if it can no longer supply web hosting services to us on acceptable terms.

Regulation of our Clients’ and our Business

We believe that our business activities are subject to no particular regulation by governmental agencies other than that routinely imposed on corporate and Internet-based businesses. Although we believe it is unlikely, state or foreign regulators may take the position that our system effectively constitutes the collection of debts that is subject to licensing and other laws regulating the activities of collection agencies. If so, we might need to obtain licenses from such states, or such foreign countries where we may engage in business. Until licensed, if necessary, we would not be able to lawfully deal with consumers in such states or foreign countries. Moreover, we would likely have to incur expenses in obtaining licenses, including applications fees and post statutorily required bonds for each license.

A number of our existing and potential clients, such as credit card issuers, are in highly regulated industries. We will be indirectly impacted by consumer credit and debt collection practices laws, both in the United States and abroad. The relationship of a customer, creditor and collector is extensively regulated by federal, state and foreign consumer credit and protection laws and regulations. Significant laws include the Fair Debt Collection Practice Act, Fair Credit Reporting Act, the Federal Truth-In-Lending Act, the Fair Credit Billing Act and the Gramm-Leach-Bliley Act, as well as applicable comparable statutes in the states in which consumers reside. Failure of these parties to comply with applicable federal, state and foreign laws and regulations could have a negative impact on us. For example, applicable laws and regulations may limit our ability to collect amounts owing with respect to receivables, regardless of any act or omission on our part. No assurance can be given that any indemnities received from the financial institutions which originated the credit account will be adequate to protect us from losses on the receivables or liabilities to consumers. Any new laws or rulings that may be adopted, and existing consumer credit and protection laws, may adversely affect our ability to collect the receivables; and any failure on our part to comply with such requirements could adversely affect our ability to enforce the receivables and result in liability.

Further, DRV Capital LLC will assume responsibility for insuring that the collection agencies or “processors” with which it places accounts warrant that they have the necessary licenses and are in compliance with all applicable laws and regulations. While our Internet-based DebtResolve business is not collection agency and does not operate as such, any ARM acquisition we may make will be subject to such laws and regulations. Further, we cannot predict what impact changes in these laws and regulations may have on our clients or the adverse impact such changes in our clients’ businesses could have on us.

Any penetration of our network security or other misappropriation of consumers’ personal information could subject us to liability. Other potential misuses of personal information, such as for unauthorized marketing purposes, could also result in claims against us. These claims could result in litigation. In addition, the Federal Trade Commission and several states have investigated the use by certain Internet companies of personal information. Legislation has been introduced in the U.S. Senate that would mandate data-security management steps for many businesses and a nationwide standard for notifying consumers of security breaches. The legislation would require companies that store information on more than 10,000 people to create a data privacy and protection program, including assessing, maintaining and controlling risks to data privacy and security. Businesses would have to provide employee training, perform vulnerability tests and ensure that third-party service providers have adequate security programs. While we believe that we have adequate controls in place to insure data security, we could incur unanticipated expenses, especially in connection with our settlement database, if and when new regulations regarding the use of personal information are enacted.

In addition, pursuant to the Gramm-Leach-Bliley Act, our financial institution clients must require us to include in their contracts with us that we have appropriate data security standards in place. The Gramm-Leach-Bliley Act stipulates that we must protect against unauthorized access to, or use of, consumer debtor information that could result in detrimental use against or substantial inconvenience to any consumer debtor. Detrimental use or substantial inconvenience is most likely to result from improper access to sensitive consumer debtor information because this type of information is most likely to be misused, as in the commission of identity theft. We believe we have adequate policies and procedures in place to protect this information; however, if we experience a data security breach that results in any penetration of our network security or other misappropriation of consumers’ personal information, or if we have an inadequate data security program in place, our financial institution clients may consider us to be in breach of our agreements with them.

Federal, state, local and foreign laws may limit our creditor clients’ ability to recover and enforce defaulted consumer debt regardless of any act or omission on their part or our part. Additional consumer protection and privacy protection laws may be enacted that would impose additional requirements on the enforcement and collection of consumer debt. Any new laws, rules or regulations that may be adopted, as well as existing consumer protection and privacy protection laws, may adversely affect our ability to settle defaulted consumer debt accounts on behalf of our clients and could result in decreased revenues to us. We cannot predict if or how any future legislation would impact our business or our clients. Our failure to comply with any current or future applicable laws or regulations could limit our ability to settle defaulted consumer debt claims on behalf of our clients, which could adversely affect our revenues.

For conducting business in the United Kingdom, we will be subject to European data protection law that derives from the Data Protection Directive (Directive 95/46/EC) of the European Commission, which has been implemented in the United Kingdom under the Data Protection Act 1998. Under the Data Protection Act, we are categorized as a “data processor.” As a data processor, we are required to agree to take steps, including technical and organizational security measures, to ensure that personal data which may identify a living individual that may be passed to our DebtResolve system by our creditor client in the course of our business is protected. In addition, the Consumer Credit Act 1974 of the United Kingdom and various regulations made under it, governs the consumer finance market in the United Kingdom and provides that our creditor client must hold a license to carry on a consumer credit business. Under the Consumer Credit Act, all activities conducted through our DebtResolve system must be by, and in the name of, the creditor client. Except for our examination of European and United Kingdom law, we cannot predict how foreign laws will impact our ability to expand our business internationally, and the cost of such expansion. We will evaluate applicable foreign laws as our efforts to expand our business into other foreign jurisdictions warrant.

The laws and regulations applicable to the Internet and our services are evolving and unclear and could damage our business. Due to the increasing popularity and use of the Internet, it is possible that laws and regulations may be adopted, covering issues such as user privacy, pricing, taxation, content regulation, quality of products and services, and intellectual property ownership and infringement. This legislation could expose us to substantial liability or require us to incur significant expenses in complying with any new regulations. Local telephone carriers have petitioned the Federal Communications Commission to regulate the Internet and to impose access fees. Increased regulation or the imposition of access fees could substantially increase the costs of communicating on the Internet, potentially decreasing the demand for our services. A number of proposals have been made at the Federal, state and local level and in foreign countries that would impose additional taxes on the sale of goods and services over the Internet. Such proposals, if adopted, could adversely affect us. Moreover, the applicability to the Internet of existing laws governing issues such as personal privacy is uncertain. We may be subject to claims that our services violate such laws. Any new legislation or regulation in the United States or abroad or the application of existing laws and regulations to the Internet could adversely affect our business.

We intend also to pursue the acquisition of defaulted consumer debt portfolios through our subsidiary, DRV Capital LLC to process through our DebtResolve system as part of our growth strategy. Federal, state, local and foreign laws may limit our ability to recover and enforce any acquired defaulted consumer debt portfolios regardless of any act or omission on our part. Some laws and regulations applicable to credit originators may preclude us from collecting on defaulted consumer debt portfolios we may purchase if the credit originator previously failed to comply with applicable law in generating or servicing those consumer debt receivables.  These laws and regulations would include applicable state revolving credit, credit card or usury laws, state consumer plain English and disclosure laws, the Uniform Consumer Credit Code, the federal Truth in Lending Act (including the Fair Credit Billing Act amendments) and the Federal Reserve Board's implementing Regulation Z, the federal Fair Credit Reporting Act, and state unfair and deceptive acts and practices laws. Collection laws and regulations may also directly apply to our business, such as the Federal Fair Debt Collection Practices Act and state law counterparts. Additional consumer protection and privacy protection laws may be enacted that would impose additional requirements on the enforcement of and collection on defaulted consumer debt, and any new laws, rules or regulations that may be adopted, as well as existing consumer protection and privacy protection laws, may adversely affect our ability to collect on any acquired defaulted consumer debt portfolios. Finally, federal and state governmental bodies are considering, and may consider in the future, other legislative proposals that would regulate the collection of any acquired defaulted consumer debt portfolios, and although we cannot predict if or how any future legislation would impact this proposed expansion of our business, our failure to comply with any current or future laws or regulations applicable to us could limit our ability to collect on any acquired defaulted consumer debt portfolios. If we were to acquire defaulted consumer debt portfolios that consist of consumer debt that originated in foreign jurisdictions, foreign laws may also limit our ability to recover and enforce these portfolios. However, we do not anticipate acquiring defaulted consumer debt portfolios that consist of consumer debt that originated in foreign jurisdictions at this time, and we have not evaluated the impact of any applicable foreign laws at this time.

Competition

We believe that we are the first company to introduce an Internet-based online system designed to facilitate the collection of consumer debt. However, we are aware of two other companies that have announced offerings that may touch on some aspects of our market. Incurrent Solutions, Inc., a division of Online Resources Corp., is a supplier of customer relationship management systems and front-end web applications for banks. It announced a collection offering in fall 2004. We believe the Online Resources product is tightly integrated into the creditors’ computer system and rules for treatment of accounts must be entered by Online Resources, not the client. Also, in fall 2004, Apollo Enterprises Solutions, LLC, a provider of enterprise-class web-hosted solutions for a variety of industries involved in receivables management and debt collection, announced an online collection offering. Its offering ties directly into the credit rating bureaus and incorporates real-time credit scoring. Because the entire area of Internet-based online systems designed to facilitate the collection of consumer debt is a new offering in the collections industry, we are not aware of any market data that is presently available with respect to market share or other similar industry metrics.

Presently, other technology-based offerings introduced by other participants in our general market have related to credit and collections scoring, which differs from our system and strategic direction. Several companies offer collections management and payment software systems designed to support direct-mail and telephone collection efforts. These companies may add Internet-based payment and automated settlement mechanisms to their systems. Creditor institutions themselves may also consider developing systems similar to those offered by us internally, although such systems may be limited by the breadth of the patent upon which our DebtResolve system is based. Even if creditor institutions ultimately do not decide to develop systems similar to those offered by us internally, many large creditor insitutions have the financial and technical resources to do so which may cause them to delay or decline to use the DebtResolve system for an extended period while they evaluate the merits of internal development. In addition, a number of creditor institutions have already developed Internet-based payment sites and could decide that such sites are sufficient for their collection purposes. To date, however, creditor financial institutions’ new development efforts appear to have been primarily focused on their non-delinquent customers, where they have the largest revenue opportunity.

We intend to continuously enhance and extend our offerings and develop significant expertise in customer behavior with respect to online debt payment to remain ahead of these potential competitors. In addition, we believe we have the following key competitive advantages:

•	to our knowledge, we are the first to market an integrated set of Internet-based consumer debt collection tools,

•
as the first to market, we have developed early expertise which we expect will allow us to keep our technology on the leading edge and develop related offerings and services to meet our clients’ needs,

•	the patent license to the Internet bidding process protects the DebtResolve system’s key methodology and limits what future competitors may develop,

•	the effectiveness of the Internet bidding model to settle claims has already been shown in the insurance industry by Cybersettle, Inc. (with respect to insurance claims), and

•	the industry reputation of our management team and the extensive consumer debt research we have conducted provide us with credibility with potential clients.

Facilities

Our corporate headquarters and research and development facility are located at 707 Westchester Avenue, Suite L7, White Plains, New York. We occupy 4,912 square feet of space occupied under a lease with a monthly rental rate of approximately $9,400, subject to annual increases of approximately 4%, that expires in August 2010. We believe that our facilities are in good condition and adequate for our current needs.

Employees

As of July 20, 2006, we had 12 full-time employees. None of our employees is subject to a collective bargaining agreement and we believe that our relations with our employees are very good.

Organizational History

Debt Resolve, Inc., formerly Lombardia Acquisition Corp., is a Delaware corporation and was formed on April 21, 1997. The company was inactive and had no significant assets, liabilities or operations through February 24, 2003. Lombardia was a reporting, non-trading public company in which our business was begun.

On February 24, 2003, James D. Burchetta, Charles S. Brofman and Michael S. Harris, our principal stockholders, purchased 22,500,000 newly-issued shares of our common stock, representing 84.6% of the then outstanding shares, pursuant to a Stock Purchase Agreement effective January 13, 2003 between each of the them and us. We received an aggregate cash payment of $22,500 from Messrs. Burchetta, Brofman and Harris in consideration for the sale of such shares.

On February 24, 2003, in accordance with our by-laws for filling newly-created board vacancies, Danilo Cacciamatta, the sole existing director, appointed Messrs. Burchetta, Brofman, Harris and Lawrence E. Dwyer, Jr. to our board of directors. Mr. Burchetta was named Co-Chairman of the Board and Chief Executive Officer, Mr. Brofman was named non-executive Co-Chairman of the Board, Mr. Harris was named Executive Vice President and General Counsel, and Mr. Cacciamatta resigned his position as Chief Executive Officer. On April 7, 2003, William M. Mooney, Jr. was elected to our board of directors. Effective June 9, 2003, Alan M. Silberstein was elected to our board of directors and was appointed President and Chief Operating Officer. Mr. Silberstein submitted his resignation as President and Chief Operating Officer, effective October 15, 2004, but he continues to serve as a member of our board of directors. Mr. Harris submitted his resignation as Executive Vice President and General Counsel and as a director, effective June 30, 2005.

On May 7, 2003, following approvals by our board of directors and holders of a majority of our common stock, we amended our certificate of incorporation to change our corporate name to Debt Resolve, Inc. and increase the number of authorized shares of common stock from 20,000,000 to 50,000,000 shares.

In June 2005, our board of directors and holders of a majority of our outstanding shares of common stock approved a reverse stock split, which was to become effective prior to the closing of this offering. This approval expired and was superseded by the May 2006 approval noted below.

On June 16, 2005, our board of directors voted to approve the replacement of Becher, Della Torre, Gitto & Company and to retain Marcum & Kliegman LLP as our independent registered public accounting firm. We have not had any disagreements with our former accounting firm on accounting and financial disclosures, nor have we had any other changes in our accountants, during our two most recent fiscal years or any later interim period.

In May 2006, our board of directors and holders of a majority of our outstanding shares of common stock approved a reverse stock split, which will become effective prior to the closing of this offering, and an increase in the number of authorized shares of common stock from 50,000,000 to 100,000,000 shares. A proposed 1-for-10 reverse stock split of our outstanding shares of common stock would reduce our outstanding shares of common stock from 29,703,900 to 2,970,390 shares.

Legal Proceedings

We are not involved in any pending or threatened litigation or other legal proceedings.

MANAGEMENT

Executive Officers, Directors and Key Employees

The names, ages and positions of our executive officers, directors and key employees are as follows:

Name	Age	Position

James D. Burchetta	57	Co-Chairman of the Board, President and Chief Executive Officer

Charles S. Brofman	49	Co-Chairman of the Board

Katherine A. Dering	58	Chief Financial Officer, Treasurer and Secretary

Richard G. Rosa	39	Senior Vice President and Chief Technology Officer

Lawrence E. Dwyer, Jr.	62	Director

William M. Mooney, Jr.	66	Director

Alan M. Silberstein	59	Director

Sandra L. Styer	58	Senior Vice President and Director of Client Services

James T. Mahoney	50	Senior Vice President and Director of Sales

Howard C. Knauer	58	Senior Vice President and Director of Collection Strategies and President of our debt-buying subsidiary, DRV Capital LLC

The principal occupations for the past five years (and, in some instances, for prior years) of each of our executive officers, directors and key employees are as follows:

James D. Burchetta has been our Co-Chairman of the Board, President and Chief Executive Officer since January 2003. Mr. Burchetta was the co-founder of Cybersettle, Inc., which settles insurance claims over the Internet, and served as its Chairman of the Board and Co-Chief Executive Officer from 1997 to August 2000 and as its Vice Chairman from August 2000 to February 2002. Prior to founding Cybersettle, Mr. Burchetta was a Senior Partner in the New York law firm of Burchetta, Brofman, Collins & Hanley, LLP, where he practiced insurance and corporate finance law. Mr. Burchetta received a B.A. degree from Villanova University and a J.D. degree from Fordham University Law School and is a member of the New York State Bar. Mr. Burchetta is a frequent speaker at industry conferences.

Charles S. Brofman has been our non-executive Co-Chairman of the Board since January 13, 2003. Mr. Brofman was the co-founder of Cybersettle and has served as a director and its President and Co-Chief Executive Officer since 1997, becoming its Chief Executive Officer in August 2000. Prior to founding Cybersettle, Mr. Brofman was a Senior Partner in the New York law firm of Burchetta, Brofman, Collins & Hanley, LLP and, prior to that, was an Assistant District Attorney in New York. Mr. Brofman received a B.S. degree from Brooklyn College, City University of New York and a J.D. degree from Fordham University Law School and is a member of the New York State Bar.

Katherine A. Dering has been our Chief Financial Officer since April 2005 and our Treasurer and Secretary since July 2005. Ms. Dering was, from 1994 to March 2003, Senior Vice President and Chief Financial Officer of Provident Bank, where she provided financial and strategic leadership as part of the bank’s senior management team. Between April 2003 and April 2005, Ms. Dering was an independent financial consultant. Prior to 1994, Ms. Dering was Senior Vice President and Chief Financial Officer at Great Country Bank, Vice President and Divisional Controller at First American Bank of New York, and First Vice President, Accounting Operations of Dollar Dry Dock Bank. Ms. Dering received a B.A. degree from Le Moyne College, M.A. degrees from the State University of New York at Buffalo and Manhattanville College, and an M.B.A. from the University of Minnesota with a concentration in accounting and economics.

Richard G. Rosa has been our Senior Vice President and Chief Technology Officer since February 2003. He most recently served as the Senior Director of Technology for Scholastic Inc.’s Software and Internet Group from November 2000 to May 2002. Mr. Rosa was responsible for all website-related application development, networking and hosting infrastructure and operations. Mr. Rosa was previously Chief Technology Officer of BabyGear.com (a Bertelsmann venture capital investment), responsible for the technical integration of iBaby.com, as well as improving all facets of transaction processing and warehouse data management and fulfillment, from July to November 2000. Mr. Rosa was also Director of Online Operations at 1800Flowers.com, where he oversaw all phases of applications development, web hosting infrastructure and technical operations, from early 1999 to June 2000. Mr. Rosa has been involved with technology and Internet service businesses since February 1995, when he founded Netamorphasis Corp., a provider of application development and Internet-based infrastructure consulting services. Mr. Rosa received a B.A. degree from the City University of New York, Queens College.

Lawrence E. Dwyer, Jr. has been a member of our board of directors since February 2003. Mr. Dwyer is the former President of The Westchester County Association Inc., having served from 1994 to 2003, and is active in local, state and national politics. The Westchester County Association is a member of the Business Council of New York State and its membership includes many Fortune 500 companies. Mr. Dwyer also presently serves on two regional task forces for New York Governor George Pataki. Mr. Dwyer has been the Chairman of the Westchester, Nassau & Suffolk Municipal Officials Association, New York State Ethics Advisory Board and presently serves on the board of directors of the Lubin School of Business at Pace University, The Westchester Land Trust, Westchester Business Accelerator, Transportation Management Organization, The Lyndhurst Council, The Westchester Housing Fund and Westchester Community College Foundation. Mr. Dwyer received an M.A. degree in education and an M.A. degree in administration from Teachers College, Columbia University.

William M. Mooney, Jr. has been a member of our board of directors since April 2003. Mr. Mooney is currently President of The Westchester County Association and also serves as a Senior Vice President at Independence Community Bank. Mr. Mooney has been involved in the banking sector in an executive capacity for more than 30 years. Prior to joining Independence Community Bank, he served for four years as an Executive Vice President and member of the management committee of Union State Bank, responsible for retail banking, branch banking and all marketing activity. Mr. Mooney also spent 23 years at Chemical Bank and, following its merger with Chase Manhattan Bank, he was a Senior Vice President with responsibilities including oversight of all retail business. Mr. Mooney was the President of the Westchester Partnership for Economic Development. He also held the position of Chairman for the Westchester County Association, past Chairman of the United Way Westchester and Chairman of St. Thomas Aquinas College. He has served on the board of trustees for New York Medical College, St. Agnes Hospital, the Board of Dominican Sisters and the Hispanic Chamber of Commerce. Mr. Mooney received a B.A. degree in business administration from Manhattan College. He also attended the Harvard Management Program and the Darden Graduate School at the University of Virginia.

Alan M. Silberstein has been a member of our board of directors since June 2003. Mr. Silberstein served as our President and Chief Operating Officer from June 2003 until October 2004. Mr. Silberstein is currently President of Silco Associates, a management advisory firm in the financial services industry. Alan has worked in the financial services sector for more than 30 years, including as President and Chief Executive Officer of Western Union, a subsidiary of First Data Corporation. He served as Chairman and CEO of Claim Services at Travelers Property Casualty Insurance. He headed consumer banking at Midlantic Bank (now PNC) and Chemical Bank (now JPMorgan Chase) with executive experience in consumer credit, technology, finance and operations. Mr. Silberstein serves as a director of Global Payments Inc., and of Capital Access Network, Inc. He also serves on numerous university-related advisory boards. He is a member of the Council on Foreign Relations and also of Business Executives for National Security. He holds a B.S. degree in engineering from Columbia University and an M.B.A. from Harvard Business School.

All directors hold office until the next annual meeting of stockholders and the election and qualification of their successors. Officers are elected annually by our board of directors and serve at the discretion of the board. There are no family relationships among our directors and officers.

Key Employees

Sandra L. Styer was appointed our Chief Marketing Officer and Director of Consumer Research in July 2003. In September 2005, she was appointed our Senior Vice President and Director of Client Services. Ms. Styer has more than 20 years of experience in management and consumer marketing over a broad range of industries from telecommunications to banking.  Between 1999 and April 2002, she served as the Director of Marketing for the U.S. branch of MYOB Limited, an international software developer, and from May 2002 to June 2003, she was an independent sales consultant.  At American Airlines from 1979 to 1987, she held a number of positions in finance and marketing. At American, she led the creation of the first Internet reservations and ticket sales service, now known as Travelocity. Ms. Styer received a B.A. degree from Indiana University and an M.B.A. from Harvard Business School.

James T. Mahoney was appointed our Senior Vice President and Director of Sales in July 2005. Prior to joining us, Mr. Mahoney was Vice President / Manager of the Equity Derivatives Sales/Trading Department for Chapdelaine Corporate Securities from August 2002 to June 2005. Between March 2001 and August 2002, he was an independent consultant. Prior to that, Mr. Mahoney was Vice President of Sales and Marketing at OneBond.com LLC from July 2000 to March 2001 where he was responsible for the launch of an electronic communication platform. From 1986 to May 2000, Mr. Mahoney held numerous positions at Liberty Brokerage Investment Corporation, where he was Executive Vice President and a member of its board of directors. He also held the title of President for three different divisions within Liberty Brokerage which included spearheading LibertyDirect and @Liberty, the firm’s e-commerce division. Mr. Mahoney also directly supervised the government, corporate and mortgage divisions, which had approximately 365 registered representatives. He is a member of the Board of Directors of the New York Special Olympics. Mr. Mahoney received a B.A. degree from St. Bonaventure University.

Howard C. Knauer was appointed our Senior Vice President and Director of Collection Strategies in September 2005 and President of DRV Capital LLC, our debt buying subsidiary, in June 2006. He previously served as Chairman of our Advisory Board from September 2004 to August 2005. Mr. Knauer served as President and Chief Operating Officer of Receivables Management Solutions, Inc. from July 2004 to July 2005.  Prior to that, he managed a $2 billion portfolio of purchased debt as a Managing Director for Bear Stearns & Co., Inc. from January 2002 to May 2004. Mr. Knauer was a Senior Vice President and Collections Manager for Fleet Credit Card Services from April 1996 to July 2001.  He was Senior Vice President of Marketing/Operations at National Credit Services Corporation from March 1995 to March 1996, and Senior Vice President/Credit Policy Manager at Metropolitan Federal Savings Bank in St. Paul, Minnesota from July 1994 to January 1995.  From 1992 to 1994 he served as Vice President for Associated Bureaus, Inc., a national collections agency.  Between 1975 and 1989 Mr. Knauer held positions as Vice President, Consumer Recovery Manager at Chemical Bank, Vice President, Credit Operations at American Express Travel Related Services, and Vice President at Citibank, N.A.  Mr. Knauer received a B.A. degree from The City College of the City University of New York and an M.B.A. in finance from the Barnard M. Baruch College of the City of New York.

We are in the process of obtaining “key-man” life insurance for our benefit in the amount of $1,000,000 on the lives of James D. Burchetta and Richard G. Rosa.

We have agreed with the underwriter of this offering, that, for a period of two years after the date of this prospectus, we will engage a designee of the underwriter as an advisor to our board of directors where the advisor shall attend meetings of the board and receive all notices and other correspondence and communications sent by us to members of our board of directors. In addition, the advisor will be reimbursed for expenses incurred in attending any meeting. In lieu of the underwriter’s right to designate an advisor to our board, the underwriter shall have the right during the two-year period after the date of this prospectus, in its sole discretion, to designate one person for election as a director to our board of directors, which we have agreed to use our best efforts to obtain the election of the underwriter’s nominee, who shall be entitled to receive the same compensation, expenses reimbursements and other benefits as any other non-employee director. To date, the underwriter has not designated an advisor or member to our board of directors.

Advisory Board

We have established an advisory board comprised of four members with experience in the debt collection, credit card and banking businesses. Our advisory board meets periodically with our board of directors and management to discuss matters relating to our business activities and to establishing commercial business alliances and working projects with banks, other lenders and debt collection companies on an international basis. Members of our advisory board will be reimbursed by us for out-of-pocket expenses incurred in serving on our advisory board.

Some of the members of our advisory board may serve as our consultants under consulting agreements for which they will receive compensation To date, however, none of our advisory board members have served as consultants to us and we have not entered into any consulting agreements with any of them. To our knowledge, none of our advisory board members has any conflict of interest between their obligations to us and their obligations to others. Companies with which advisory board members are involved may in the future have commercial relationships with us.

The members of our advisory board and their primary professional affiliations are as follows:

Jeff Bernstein is a private consultant and was most recently a global solutions leader in global risk management at MasterCard Advisors, overseeing consulting engagements and outsourcing opportunities in the delinquency risk management practice area. Prior to joining MasterCard, Mr. Bernstein was the founder and Chief Executive Officer of Acadia Consulting Group, an international consulting firm that specialized in credit management, operations research, collections and risk management in the banking, financial services, healthcare and collections industries. He previously served as a senior consultant and strategic alliance manager with Fair Isaac Corporation.

Jamie T. Buckley has worked in the credit card industry for 22 years, including a position as Senior Vice President and Operations Head at Providian Financial. He previously headed credit card servicing for Bank of America and new account acquisition at Citibank N.A.

Robert Dunham is the founder of Receivables Management Solutions, a company he formed after ten years of collections experience at other agencies. He is a columnist for Collection Advisor magazine, a leading publication in the debt collection industry.

Don Whittaker is the President of Risk Management Resources, Inc. He has managed consulting projects in Europe, Asia, North and South America. These projects have included business operational reviews, business strategy and objectives establishment, credit and risk policy reviews, effectiveness testing and operational policy implementation.

Director Compensation

During the year ended December 31, 2005, we did not grant any stock options to our directors. Non-employee directors currently receive no cash compensation for serving on our board of directors other than reimbursement of all reasonable expenses for attendance at board and board committee meetings. Under our 2005 Incentive Compensation Plan, non-employee directors will be entitled to receive stock options to purchase shares of common stock or restricted stock grants. See “— 2005 Incentive Compensation Plan.”

Director Independence

The American Stock Exchange requires that a majority of our board of directors must be composed of “independent directors,” which is defined under the American Stock Exchange listing standards generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship, which, in the opinion of the company’s board of directors would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. However, a company listing in connection with an initial public offering is not required to have a majority of independent directors until one year after listing and may phase in the members of its audit, compensation, and nominations and governance committees with one independent member upon listing, a majority of independent members within 90 days after listing, and all independent members within one year after listing. Currently, two of our five directors are considered to be “independent.” These independent directors will have regularly scheduled meetings at which only independent directors are present.

Any affiliated transactions will be on terms no less favorable to us than could be obtained from independent parties. Any affiliated transactions must be approved by a majority of our independent and disinterested directors.

Committees of the Board

Audit Committee. In September 2004, we established an audit committee of the board of directors, which consists of Lawrence E. Dwyer, Jr. and William M. Mooney, Jr., each of whom is an independent director under the American Stock Exchange’s listing standards. The audit committee’s duties, which are specified in our Audit Committee Charter, include, but are not limited to:

•	reviewing and discussing with management and the independent accountants our annual and quarterly financial statements,

•	directly appointing, compensating, retaining, and overseeing the work of the independent auditor,

•	approving, in advance, the provision by the independent auditor of all audit and permissible non-audit services,

•
establishing procedures for the receipt, retention, and treatment of complaints received by us regarding accounting, internal accounting controls, or auditing matters and the confidential, anonymous submissions by our employees of concerns regarding questionable accounting or auditing matters,

•	the right to engage and obtain assistance from outside legal and other advisors as the audit committee deems necessary to carry out its duties,

•
the right to receive appropriate funding from us to compensate the independent auditor and any outside advisors engaged by the committee and to pay the ordinary administrative expenses of the audit committee that are necessary or appropriate to carrying out its duties, and

•	reviewing and approving all related party transactions unless the task is assigned to a comparable committee or group of independent directors.

Compensation Committee. In May 2004, we established a compensation committee of the board of directors, which consists of Messrs. Dwyer and Mooney, each of whom is an independent director. The compensation committee reviews and approves our salary and benefits policies, including compensation of executive officers. The compensation committee also administers our incentive compensation plan, and recommends and approves grants of stock options and restricted stock grants under that plan.

Nominations and Governance Committee. In June 2005, we established a nominations and governance committee of the board of directors, which consists of Messrs. Dwyer and Mooney, each of whom is an independent director. The purpose of the nominations and governance committee is to select, or recommend for our entire board’s selection, the individuals to stand for election as directors at the annual meeting of stockholders and to oversee the selection and composition of committees of our board. The nominations and governance committee’s duties, which are specified in our Nominating/Corporate Governance Committee Charter, include, but are not limited to:

•	establishing criteria for the selection of new directors,

•	considering stockholder proposals of director nominations,

•	committee selection and composition,

•	considering the adequacy of our corporate governance,

•	overseeing and approving management continuity planning process, and

•	reporting regularly to the board with respect to the committee’s duties.

Financial Experts on Audit Committee

The audit committee will at all times be composed exclusively of “independent directors” who are “financially literate” as defined under the American Stock Exchange listing standards. The American Stock Exchange listing standards define “financially literate” as being able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement.

In addition, we must certify to the American Stock Exchange that the committee has, and will continue to have, at least one member who has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background that results in the individual’s financial sophistication. The board of directors believes that Mr. Mooney satisfies the American Stock Exchange’s definition of financial sophistication and also qualifies as an “audit committee financial expert,” as defined under rules and regulations of the SEC.

Code of Ethics

In May 2003, we adopted a Code of Ethics and Business Conduct that applies to all of our executive officers, directors and employees. The Code of Ethics and Business Conduct codifies the business and ethical principles that govern all aspects of our business.

Executive Compensation

The table below summarizes the compensation earned for services rendered to us in all capacities for the year ended December 31, 2005 by our Chief Executive Officer and any other officer whose 2005 compensation exceeded $100,000. No other individuals employed by us received a salary and bonus in excess of $100,000 during 2005.

		Annual Compensation			Long-Term Compensation
					Awards		Payouts
Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)	Restricted Stock Award(s) ($)	Securities Underlying Options/ SARs (#)	LTIP Payouts ($)	All Other Compensation ($)
James D. Burchetta	2005	224,787	—	—	—	—	—	—
Chief Executive Officer, President	2004	150,000	—	—	—	—	—	—
and Co-Chairman of the Board (1)	2003	222,000	—	—	—	—	—	—

Charles S. Brofman	2005	—	—	—	—	—	—	—
Co-Chairman of the Board	2004	150,000	—	—	—	—	—	—
	2003	—	—	222,000	—	—	—	—

Katherine A. Dering	2005	91,450	—	15,750	—	—	—	—
Chief Financial Officer,	2004	—	—	—	—	—	—	—
Secretary and Treasurer	2003	—	—	—	—	—	—	—

Richard G. Rosa	2005	193,271	—	—	—		—	—
Senior Vice President and	2004	150,000	—	—	—	50,000 (4)	—	—
Chief Technology Officer	2003	31,250	—	—	—	—	—	—

Alan M. Silberstein	2005	—	—	—	—	—	—	—
Director, former President and	2004	112,500	—	—	—	—	—	—
Chief Operating Officer (2)	2003	134,667	—	—	—	300,000 (4)	—	—

Lawrence E. Dwyer, Jr.	2005	—	—	—	—	—	—	—
Director	2004	—	—	1,677	—	—	—	—
	2003	—	—	45,400	—	18,333 (4)	—	—

William M. Mooney, Jr.	2005	—	—	—	—	60,000 (4)	—	—
Director (3)	2004	—	—	—	—	—	—	—
	2003	—	—	—	—	43,500 (4)	—	—

(1)   Mr. Burchetta has an employment agreement with us, but waived his compensation during the year ended December 31, 2003 and was not paid. In addition, under the terms of his amended employment agreement, no salary payments were made to Mr. Burchetta during the year ended December 31, 2004. We recorded compensation expense and a capital contribution during the years ended December 31, 2003 and 2004, representing an imputed compensation expense for the minimum base salary under the agreement with Mr. Burchetta, as if we had met the condition for paying his salary. The agreement with Mr. Burchetta is described in the section “Employment Agreements” below.

(2)   Mr. Silberstein had an employment agreement with us, which terminated with his resignation in October 2004. Mr. Silberstein waived his compensation during the year ended December 31, 2003 and was not paid. Under the terms of his employment agreement, no salary payments were made to Mr. Silberstein during the year ended December 31, 2004. We recorded compensation expense and a capital contribution during the years ended December 31, 2003 and 2004, representing an imputed compensation expense for the minimum base salary under the agreement with Mr. Siberstein, as if we had met the condition for paying his salary.

(3)  Mr. Dwyer had a consulting agreement with us, but waived his fees during the year ended December 31, 2003 and was not paid. The consulting agreement with Mr. Dwyer provided for a consulting fee of $4,000 per month. This agreement expired in January 2004 and was not renewed.

(4)  After giving effect to a proposed 1-for-10 reverse stock split of our outstanding shares of common stock prior to the closing of this offering.

The aggregate amount of benefits in each of the years indicated did not exceed the lesser of $50,000 or 10% of the compensation of any named officer.

Employment Agreements

We have entered into an employment agreement with James D. Burchetta under which he will devote substantially all of his business and professional time to us and our business development. The employment agreement with Mr. Burchetta is effective through July 2008. The agreement provided Mr. Burchetta with an initial annual base salary of $240,000 and contains provisions for minimum annual increases based on changes in an applicable “cost-of-living” index. The employment agreement with Mr. Burchetta contains provisions under which his annual salary may increase to $600,000 if we achieve specified operating milestones and also provides for additional compensation based on the value of a transaction that results in a change of control, as that term is defined in the agreement. In the event of a change of control, Mr. Burchetta would be entitled to receive 25% of the sum of $250,000 plus 2.5% of the transaction value, as that term is defined in the agreement, between $5,000,000 and $15,000,000 plus 1% of the transaction value above $15,000,000. Compensation expense under the agreement with Mr. Burchetta totaled $224,787 and $150,000 for the years ended December 31, 2005 and 2004, respectively. However, Mr. Burchetta waived the entire amount of his compensation during 2004 as well as during 2003.

We amended the employment agreement with Mr. Burchetta in February 2004, agreeing to modify his level of compensation, subject to our meeting specified financial and performance milestones. The employment agreement, as amended, provided that the base salary for Mr. Burchetta will be as follows: (1) if at the date of any salary payment, the aggregate amount of our net cash on hand provided from operating activities and net cash and/or investments on hand provided from financing activities is sufficient to cover our projected cash flow requirements (as established by our board of directors in good faith from time to time) for the following 12 months (the “projected cash requirement”), the annual base salary will be $150,000; and (2) if at the date of any salary payment, our net cash on hand provided from operating activities is sufficient to cover our projected cash requirement, the annual base salary will be $250,000, and increased to $450,000 upon the date upon which we complete the sale or license of our DebtResolve system with respect to 400,000 consumer credit accounts. Under the terms of the amended employment agreement, no salary payments were made to Mr. Burchetta during 2004. We recorded compensation expense and a capital contribution totaling $150,000 in 2004, representing an imputed compensation expense for the minimum base salary amounts under the agreement with Mr. Burchetta, as if we had met the condition for paying his salary.

We amended the employment agreement with Mr. Burchetta again in June 2005, agreeing that (1) as of April 1, 2005 and through the closing of this offering, we will pay Mr. Burchetta an annual base salary of $250,000 per year, and thereafter his base salary will continue at that level, subject to adjustments approved by the compensation committee of our board of directors, and (2) the employment term will extend for five years after the final closing of our June/September 2005 private financing. We recorded compensation expense and a capital contribution totaling $224,787 in 2005, representing an imputed compensation expense for the minimum base salary amounts under the agreement with Mr. Burchetta, as if we had met the condition for paying his salary.

In addition to the agreement above, we have entered into employment agreements with Katherine A. Dering, our Chief Financial Officer, Treasurer and Secretary, and Richard G. Rosa, our Senior Vice President and Chief Technology Officer. Under the employment agreements with Ms. Dering and Mr. Rosa, which have terms that expire on August 1, 2006 and expired on February 23, 2006, respectively, they receive an annual salary of $150,000 and $200,000, respectively. A related letter agreement provides for Ms. Dering’s employment to continue past August 1, 2006 until either party gives 60 days notice of their intention to end the employment arrangement. The letter agreement also provides for incentive bonuses to be paid to Ms. Dering; specifically, $100,000 to be paid upon the earlier of the closing of this offering or September 30, 2006 (which date will be extended to October 31, 2006 if the registration statement of which this prospectus is a part is declared effective on or before September 1, 2006) and five-year stock options to purchase 50,000 shares of our common stock at $5.00 per share. A related letter agreement provides for Mr. Rosa’s employment to continue through August 1, 2007. The letter agreement also provides for an incentive bonus to be paid to Mr. Rosa; specifically, $100,000 to be paid upon the closing of this offering. The employment agreements with Ms. Dering and Mr. Rosa require the full-time services of such employees. The employment agreement with Ms. Dering provides that if her position is eliminated due to a merger or other business combination, we will provide her with a severance payment equal to one month of compensation and benefits for every month of employment with us through the elimination date, up to a maximum of 12 months, and all stock options previously granted to her will immediately vest and remain exercisable for their full term. The employment agreement with Mr. Rosa does not have any change of control provisions.

Each of the employment agreements with Mr. Burchetta, Ms. Dering and Mr. Rosa also contains covenants (a) restricting the employee from engaging in any activities competitive with our business during the term of their employment agreements, (b) prohibiting the employee from disclosure of our confidential information and (c) confirming that all intellectual property developed by the employee and relating to our business constitutes our sole property.

Sandra L. Styer, our Senior Vice President and Director of Client Services, James T. Mahoney, our Senior Vice President and Director of Sales, and Howard C. Knauer, our Senior Vice President and Director of Collection Strategies and President of our proposed debt-buying subsidiary, receive annual salaries of $150,000, $175,000 and $180,000, respectively, as part of our “employee at will” arrangements with each of them.

Existing Stock Options

During the year ended December 31, 2005, options to purchase 600,000 shares of our common stock were granted to William M. Mooney, Jr., one of our directors. The following table sets forth certain information regarding the number and value of stock options held by the named directors and executive officers at December 31, 2005 and reflects a proposed 1-for-10 reverse stock split of our outstanding shares of common stock, prior to the closing of this offering. No stock options were exercised by the named directors and executive officers during the year ended December 31, 2005. The stock options shown below are all currently exercisable. The values of unexercised in-the-money stock options shown below are presented pursuant to SEC rules and represent the positive difference between the exercise price and the assumed initial public offering price of $5.00 per share. The values of unexercised in-the-money options shown below may not be realized.

Name	Number of Unexercised Options at Fiscal Year End	Value of Unexercised in-the-money Options at Fiscal Year End

Lawrence E. Dwyer, Jr.	18,333	—
William M. Mooney, Jr.	43,500	$348,000
Alan M. Silberstein	300,000	$1,500,000
Richard G. Rosa	50,000	—

2005 Incentive Compensation Plan

On June 14, 2005, our board of directors and holders of a majority of our outstanding shares of common stock adopted and approved a new 2005 Incentive Compensation Plan. The purpose of our Incentive Compensation Plan is to assist us in attracting, motivating, retaining and rewarding high-quality executives and other employees, officers, directors, consultants and other persons who provide services to us. No awards under the Plan have been made to date.

Administration. Our Incentive Compensation Plan is to be administered by our Compensation Committee, provided, however, that except as otherwise expressly provided in the Plan, the board of directors may exercise any power or authority granted to the committee under our Plan. Subject to the terms of our Plan, the committee is authorized to select eligible persons to receive awards, determine the type, number and other terms and conditions of, and all other matters relating to, awards, prescribe award agreements (which need not be identical for each participant), and the rules and regulations for the administration of the Plan, construe and interpret the Plan and award agreements, and correct defects, supply omissions or reconcile inconsistencies in them, and make all other decisions and determinations as the committee may deem necessary or advisable for the administration of our Plan.

Eligibility. The persons eligible to receive awards under our Incentive Compensation Plan are the officers, directors, employees, consultants and other persons who provide services to us. An employee on leave of absence may be considered as still in the employ of our company for purposes of eligibility for participation in our Plan.

Types of Awards. Our Incentive Compensation Plan will provide for the issuance of stock options, stock appreciation rights, or SARs, restricted stock, deferred stock, dividend equivalents, bonus stock and awards in lieu of cash compensation, other stock-based awards and performance awards. Performance awards may be based on the achievement of specified business or personal criteria or goals, as determined by the committee.

Shares Available for Awards; Annual Per-Person Limitations. The total number of shares of common stock that may be subject to the granting of awards under our Incentive Compensation Plan at any time during the term of the Plan will be equal to 900,000 shares. This limit will be increased by the number of shares with respect to which awards previously granted under our Plan that are forfeited, expire or otherwise terminate without issuance of shares, or that are settled for cash or otherwise do not result in the issuance of shares, and the number of shares that are tendered (either actually or by attestation) or withheld upon exercise of an award to pay the exercise price or any tax withholding requirements.

Our Incentive Compensation Plan imposes individual limitations on the amount of certain awards. Under these limitations, during any 12-month period, the number of options, stock appreciation rights, shares of restricted stock, shares of deferred stock, performance shares and other stock based-awards granted to any one participant under the Plan may not exceed 400,000 shares, subject to adjustment in certain circumstances. The maximum amount that may be paid out as performance units in any 12-month period is $2,000,000 multiplied by the number of full years in the performance period.

The committee is authorized to adjust the limitations described in the two preceding paragraphs. The committee is also authorized to adjust performance conditions and other terms of awards in response to these kinds of events or in response to changes in applicable laws, regulations or accounting principles.

Stock Options and Stock Appreciation Rights. The committee is authorized to grant stock options, including both incentive stock options, or ISOs, which can result in potentially favorable tax treatment to the participant, and non-qualified stock options, and stock appreciation rights entitling the participant to receive the amount by which the fair market value of a share of common stock on the date of exercise exceeds the grant price of the stock appreciation right. The exercise price per share subject to an option and the grant price of a stock appreciation rights are determined by the committee, but in the case of an ISO must not be less than the fair market value of a share of common stock on the date of grant. For purposes of our Incentive Compensation Plan, the term “fair market value” means the fair market value of common stock, awards or other property as determined by the committee or under procedures established by the committee. The maximum term of each option or stock appreciation right, the times at which each option or stock appreciation right will be exercisable, and provisions requiring forfeiture of unexercised options or stock appreciation rights at or following termination of employment generally are fixed by the committee, except that no option or stock appreciation right may have a term exceeding ten years.

Restricted and Deferred Stock. The committee is authorized to grant restricted stock and deferred stock. Restricted stock is a grant of shares of common stock which may not be sold or disposed of, and which may be forfeited in the event of certain terminations of employment, prior to the end of a restricted period specified by the committee. A participant granted restricted stock generally has all of the rights of a stockholder of our company, unless otherwise determined by the committee. An award of deferred stock confers upon a participant the right to receive shares of common stock at the end of a specified deferral period, subject to possible forfeiture of the award in the event of certain terminations of employment prior to the end of a specified restricted period. Prior to settlement, an award of deferred stock carries no voting or dividend rights or other rights associated with share ownership, although dividend equivalents may be granted, as discussed below.

Dividend Equivalents. The committee is authorized to grant dividend equivalents conferring on participants the right to receive, currently or on a deferred basis, cash, shares of common stock, other awards or other property equal in value to dividends paid on a specific number of shares of common stock or other periodic payments. Dividend equivalents may be granted alone or in connection with another award, may be paid currently or on a deferred basis and, if deferred, may be deemed to have been reinvested in additional shares of common stock, awards or otherwise as specified by the committee.

Bonus Stock and Awards in Lieu of Cash Obligations. The committee is authorized to grant shares of common stock as a bonus free of restrictions, or to grant shares of common stock or other awards in lieu of our obligations to pay cash under our Incentive Compensation Plan or other plans or compensatory arrangements, subject to such terms as the committee may specify.

Other Stock-Based Awards. The committee is authorized to grant awards that are denominated or payable in, valued by reference to, or otherwise based on or related to shares of common stock. The committee determines the terms and conditions of such awards.

Performance Awards. The committee is authorized to grant performance awards to participants on terms and conditions established by the committee. Performance awards may be settled by delivery of cash, shares or other property, or any combination thereof, as determined by the committee. Performance awards granted to persons whom the committee expects will, for the year in which a deduction arises, be “covered employees” (as defined below) will, if and to the extent intended by the committee, be subject to provisions that should qualify such awards as “performance-based compensation” not subject to the limitation on tax deductibility by us under Internal Revenue Code Section 162(m).

The committee may, in its discretion, determine that the amount payable as a performance award will be reduced from the amount of any potential award.

Other Terms of Awards. Awards may be settled in the form of cash, shares of common stock, other awards or other property, in the discretion of the committee. The committee may require or permit participants to defer the settlement of all or part of an award in accordance with such terms and conditions as the committee may establish, including payment or crediting of interest or dividend equivalents on deferred amounts, and the crediting of earnings, gains and losses based on deemed investment of deferred amounts in specified investment vehicles. The committee is authorized to place cash, shares of common stock or other property in trusts or make other arrangements to provide for payment of our obligations under our Incentive Compensation Plan.

Awards under our Incentive Compensation Plan are generally granted without a requirement that the participant pay consideration in the form of cash or property for the grant (as distinguished from the exercise), except to the extent required by law. The committee may, however, grant awards in exchange for other awards under our Plan, awards under other company plans or other rights to payment from us, and may grant awards in addition to and in tandem with such other awards, rights or other awards.

Acceleration of Vesting; Change in Control. The committee may, in its discretion, accelerate the exercisability, the lapsing of restrictions or the expiration of deferral or vesting periods of any award, and such accelerated exercisability, lapse, expiration and if so provided in the award agreement or otherwise determined by the committee, vesting will occur automatically in the case of a “change in control” of our company, as defined in our Incentive Compensation Plan (including the cash settlement of stock appreciation rights which may be exercisable in the event of a change in control). In addition, the committee may provide in an award agreement that the performance goals relating to any performance award will be deemed to have been met upon the occurrence of any “change in control.”

Amendment and Termination. The board of directors may amend, alter, suspend, discontinue or terminate our Incentive Compensation Plan or the committee’s authority to grant awards without further stockholder approval, except stockholder approval must be obtained for any amendment or alteration if such approval is required by law or regulation or under the rules of any stock exchange or quotation system on which shares of common stock are then listed or quoted. Thus, stockholder approval may not necessarily be required for every amendment to our Plan which might increase the cost of our Plan or alter the eligibility of persons to receive awards. Stockholder approval will not be deemed to be required under laws or regulations, such as those relating to ISOs, that condition favorable treatment of participants on such approval, although the board of directors may, in its discretion, seek stockholder approval in any circumstance in which it deems such approval advisable. Our Plan will terminate at the earliest of (a) such time as no shares of common stock remain available for issuance under our Plan, (b) termination of our Plan by the board of directors, or (c) the tenth anniversary of the effective date of the Plan. Awards outstanding upon expiration of our Plan will remain in effect until they have been exercised or terminated, or have expired.

PRINCIPAL STOCKHOLDERS

The table and accompanying footnotes set forth information as of July 20, 2006 with respect to the ownership of our common stock by:

•	each person or group who beneficially owns more than 5% of our common stock,

•	each of our directors,

•	our chief executive officer and other executive officers whose total compensation exceeded $100,000 during the year ended December 31, 2005, and

•	all of our directors and officers as a group.

Applicable percentage of ownership for each holder is based on 2,970,390 shares of common stock outstanding on July 20, 2006 and 6,465,971 shares of common stock outstanding following the closing of this offering, in each case after giving effect to a proposed 1-for-10 reverse stock split of our outstanding shares of common stock prior to the closing of this offering.

A person is deemed to be the beneficial owner of securities that can be acquired within 60 days from the exercise of stock options and warrants or the conversion of convertible securities. Accordingly, common stock issuable upon exercise of stock options and warrants that are currently exercisable or exercisable within 60 days after the date of this prospectus, and common stock issuable upon conversion of convertible promissory notes have been included in the table with respect to the beneficial ownership of the person owning the stock options, warrants and convertible promissory notes, but not with respect to any other persons.

Unless otherwise indicated, we believe that all persons named in the table above have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

		Percentage of Common Stock
Name and Address of Beneficial Owner (1)	Shares Beneficially Owned	Before the Offering	After the Offering

James D. Burchetta(2)	1,457,398	38.3%	14.7%

Charles S. Brofman(3)	1,807,634	47.5%	18.2%

Katherine A. Dering(4)	150,000	4.7%	1.6%

Richard G. Rosa(5)	330,000	10.0%	3.5%

Lawrence E. Dwyer, Jr.(6)	100,333	3.3%	1.1%

William M. Mooney, Jr.(7)	385,418	11.4%	4.1%

Alan M. Silberstein(8)	302,500	9.1%	3.2%

All directors and executive officers as a group (7 individuals)	4,533,283	79.5%	49.5%

(1)	The business address of each individual is Debt Resolve, Inc., 707 Westchester Avenue, Suite L7, White Plains, New York 10604.

(2)
Includes 22,497 shares of common stock issuable upon the conversion of 15% senior secured convertible promissory notes, 52,493 shares of common stock issuable upon the exercise of warrants and stock options to purchase 817,708 shares of common stock. Pursuant to our June 2006 private financing, Mr. Burchetta pledged the 650,000 shares of our common stock that he personally owns to secure the June 2006 private financing indebtedness. As the June 2006 private financing indebtedness is to be repaid or converted in shares of our common stock upon the close of this offering, the stock pledge will be released at that time. See “Certain Relationships and Related Transactions - Stock Pledge.”

(3)
Includes 22,568 shares of common stock issuable upon the conversion of 15% senior secured convertible promissory notes, 52,658 shares of common stock issuable upon the exercise of warrants and stock options to purchase 732,408 shares of common stock. Also includes 800,000 shares held by Arisean Capital Ltd., a corporation controlled by Mr. Brofman. Pursuant to our June 2006 private financing, Mr. Brofman pledged the 1,000,000 shares of our common stock that he personally owns or controls to secure the June 2006 private financing indebtedness. As the June 2006 private financing indebtedness is to be repaid or converted in shares of our common stock upon the close of this offering, the stock pledge will be released at that time. See “Certain Relationships and Related Transactions - Stock Pledge.”

(4)	Consists of options to purchase 150,000 shares of common stock.

(5)	Includes options to purchase 280,000 shares of common stock.

(6)	Includes stock options to purchase 18,333 shares of common stock.

(7)
Includes 3,795 shares of common stock issuable upon the conversion of 15% senior secured convertible promissory notes, 8,854 shares of common stock issuable upon the exercise of warrants and stock options to purchase 355,279 shares of common stock.

(8)	Includes stock options to purchase 300,000 shares of common stock.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

License Agreement with Co-Founders

On February 20, 2003, we entered into a license agreement with James D. Burchetta and Charles S. Brofman, the co-chairmen of our company, for the licensed usage of the intellectual property rights relating to U.S. Patent No. 6,330,551 issued by the U.S. Patent and Trademark Office on December 11, 2001 for “Computerized Dispute and Resolution System and Method” worldwide. This patent, which expires August 5, 2018, covers automated and online, double blind-bid systems that generate high-speed settlements by matching offers and demands in rounds. In June 2005, we amended and restated the license agreement in its entirety. The licensed usage is limited to the creation of software and other code enabling an automated system used solely for the settlement and collection of credit card receivables and other consumer debt and specifically excludes the settlement and collection of insurance claims, tax and other municipal fees of all types. The license usage also includes the creation, distribution and sale of software products or solutions for the same aim as above and with the same exclusions. In lieu of cash royalty fees, Messrs. Burchetta and Brofman have agreed to accept stock options for our common stock as follows:

•
on June 29, 2005, we granted to each of Messrs. Burchetta and Brofman a stock option for up to such number of shares of our common stock such that the stock option, when added to the number of shares of our common stock owned by each of Messrs. Burchetta and Brofman, and in combination with any shares owned by any of their respective immediate family members and affiliates, will equal 14.6% of the total number of our outstanding shares of common stock on a fully-diluted basis as of the closing of this offering, assuming the exercise of such stock option,

•
if, and upon, our reaching (in combination with any subsidiaries and other sub-licensees) $10,000,000 in gross revenues derived from the licensed usage in any given fiscal year, we will grant each of Messrs. Burchetta and Brofman such additional number of stock options as will equal 1% of our total number of outstanding shares of common stock on a fully-diluted basis at such time,

•
if, and upon, our reaching (in combination with any subsidiaries and other sub-licensees) $15,000,000 in gross revenues derived from the licensed usage in any given fiscal year, we will grant each of Messrs. Burchetta and Brofman such additional number of stock options as will equal 1.5% of our total number of outstanding shares of common stock on a fully-diluted basis at such time, and

•
if, and upon, our reaching (in combination with any subsidiaries and other sub-licensees) $20,000,000 in gross revenues derived from the licensed usage in any given fiscal year, we will grant each of Messrs. Burchetta and Brofman such additional number of stock options as will equal 2% of our total number of outstanding shares of common stock on a fully-diluted basis at such time.

The stock options granted to Messrs. Burchetta and Brofman pursuant to the license agreement have an exercise price of $5.00 per share of common stock and are exercisable for ten years from the date of grant.

The term of the license agreement extends until the expiration of the last-to-expire patents licensed thereunder and is not terminable by Messrs. Burchetta or Brofman. The license agreement also provides that we will have the right to control the ability to enforce the patent rights licensed to us against infringers and defend against any third-party infringement actions brought with respect to the patent rights licensed to us subject, in the case of pleadings and settlements, to the reasonable consent of Messrs. Burchetta and Brofman. The terms of the license agreement, including the exercise price and number of stock options granted under the agreement, were negotiated in an arm’s length transaction between Messrs. Burchetta and Brofman, on the one hand, and our independent directors, on the other hand.

The license agreement may also present Messrs. Burchetta and Brofman with conflicts of interest, as described under “Risk Factors - Potential conflicts of interest exists with respect to the intellectual property rights that we license from our co-founders, and it is possible our interests and their interests may diverge.”

Loan from Directors

On November 30, 2005, we borrowed $100,000 from a director and an existing stockholder of ours, due in three months and with an annual interest rate of 10%. Of this amount, $50,000 was borrowed from William M. Mooney, Jr., one of our directors. $25,000 of this loan was repaid in March 2006 and $25,000 along with accrued interest was rolled into our June 2006 private financing.

In December 2005, we borrowed $300,000 from our two co-chairmen. These loans, which bore interest at an annual rate of 10%, were rolled into the June 2006 private financing.

Stock Pledge

On June 26, 2006, as additional collateral pursuant to our June 2006 private financing, James D. Burchetta and Charles S. Brofman, our co-chairmen, pledged the shares of our common stock that they personally own or control to secure the June 2006 private financing indebtedness. The stock pledge is a secondary, non-recourse liability which may be called upon only following the exhaustion of all legal remedies against us for collection of the indebtedness. As the June 2006 private financing indebtedness is to be repaid or converted in shares of our common stock upon the close of this offering, the stock pledge will be released at that time.

Other than described above, there have been no transactions during the last two years, or proposed transactions, to which we were or will be a party, in which any director, executive officer, beneficial owner of more than 5% of our common stock or any member of the immediate family (including spouse, parents, children, siblings and in-laws) of any of these persons, had or is to have a direct or indirect material interest.

DESCRIPTION OF SECURITIES

Our certificate of incorporation authorizes us to issue 50,000,000 shares of common stock, par value $.001 per share, and 10,000,000 shares of preferred stock, par value $.001 per share. As of the date of this prospectus, 2,970,390 shares of common stock are outstanding, assuming a proposed 1-for-10 reverse stock split of our outstanding shares of common stock, held by approximately 80 record holders, and no shares of preferred stock are outstanding. In addition, $2,681,762 in principal amount of 15% senior secured convertible promissory notes are outstanding, held by 31 holders, a portion of which will automatically convert into 383,119 shares of common stock upon the closing of this offering and $2,695,000 in principal amount of 7% convertible promissory notes are outstanding, held by 30 holders, a portion of which will automatically convert into 995,581 shares of common stock upon the closing of this offering.

Common Stock

Each share of common stock has one vote. Except as otherwise provided by law or by the resolution or resolutions adopted by our board of directors designating the rights, powers and preferences of any series of preferred stock, the common stock has the exclusive right to vote for the election of directors and for all other purposes, and holders of preferred stock will not be entitled to receive notice of any meeting of stockholders at which they are not entitled to vote. The holders of our common stock are entitled to any dividends as may be declared by our board of directors out of legally available funds. Our board of directors does not intend to declare any cash or other dividends in the foreseeable future, but intends instead to retain earnings, if any, for use in our business operations.

Provisions of our certificate of incorporation and by-laws make it more difficult for a third party to acquire us, even if doing so would be beneficial to our stockholders. For example, we have authorized preferred stock that is undesignated, making it possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of our company. In addition, advanced notice is required prior to stockholder proposals. Delaware law also could make it more difficult for a third party to acquire us. Specifically, Section 203 of the Delaware General Corporation Law may have an anti-takeover effect with respect to transactions not approved in advance by our board of directors, including discouraging attempts that might result in a premium over the market price for the shares of common stock held by our stockholders.

Preferred Stock

Our certificate of incorporation authorizes the issuance of “blank check” preferred stock with designations, rights and preferences as may be determined from time to time by our board of directors. No shares of preferred stock are being issued or registered in this offering. Accordingly, our board of directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights that could adversely affect the voting power or other rights of the holders of common stock. We may issue some or all of the preferred stock to effect a business combination. In addition, the preferred stock could be utilized as a method of discouraging, delaying or preventing a change in control of our company. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future.

7% Convertible Promissory Notes and Warrants

At the closing of this offering, we will repay or convert into shares of common stock all of our outstanding 7% convertible promissory notes. The important terms of our 7% convertible promissory notes and warrants are set forth below.

Conversion. The principal amount and accrued interest under our 7% convertible promissory notes are convertible into shares of our common stock:

•	at any time at the option of the holder, and

•automatically, contemporaneously with the closing of this offering, 115% of the principal under the notes from our April 2005 private financing and 50% of the principal and accrued interest under the notes from our June/September 2005 private financing will be converted into shares of common stock, and the remaining accrued interest under the notes from our April 2005 private financing and 50% of the principal and accrued interest under the notes from our June/September 2005 private financing will be repaid to the holders from the proceeds of this offering.

The conversion price of the notes is $4.25, in the case of a conversion at the option of the holder, and, in the case of an automatic conversion, 85% of the price per share of the common stock in this offering. The conversion price is subject to adjustment in the event of specified dilutive or accretive events, such as stock splits and stock combinations. In the case of the notes from our June/September 2005 private financing, the conversion price is subject to further adjustment if, while the notes are outstanding, we issue any shares of our common stock or securities convertible or exercisable into our common stock (subject to customary exceptions for exchanges of securities, equity incentive plans and acquisition transactions) at a price per share less than the conversion price, in which case the conversion price will be adjusted on a weighted-average basis, which takes into account both the lower price and the number of shares issued or issuable at the lower price. As a result of this, the conversion price of the notes from our June/September 2005 private financing has been adjusted to $2.67.

Maturity. The principal amount and accrued interest under the notes are payable by us upon the earlier to occur of:

•	the closing of this offering, or

•	October 31, 2006.

Interest. The notes will receive interest at a cumulative annual rate of 7%, payable on the maturity date.

Liquidation. In the event of any liquidation, dissolution or winding up of our company, either voluntary or involuntary, the holders of the notes will receive, in preference to any distribution of any of our assets to the holders of any of our other debt or equity securities, an amount equal to the unpaid and unconverted principal face amount of their notes and any accrued and unpaid interest on the notes. The holders will be paid in preference to any of our unsecured creditors and will be paid pro rata in proportion to the principal amount of notes held by the holders if the available assets are not sufficient to repay the notes.

Warrants. Each investor in our April 2005 private financing was issued, for no additional consideration, three-year warrants, and in our June/September 2005 private financings was issued, for no additional consideration, five-year warrants to purchase that number of shares of our common stock as is equal to 50% of the number of shares of common stock into which the notes held by such holder is initially convertible. The warrants are exercisable commencing upon the earlier of:

•	the date of effectiveness of a registration statement under the Securities Act of 1933 covering the shares of common stock underlying the warrants, or

•	the first anniversary of the date of issuance.

The warrants have an exercise price per share equal to the conversion price of the notes, subject to adjustment in the event of specified dilutive or accretive events, such as stock splits or stock combinations. The exercise price is subject to further adjustment if, while the warrants are outstanding, we issue any shares of our common stock or securities convertible or exercisable into our common stock (subject to customary exceptions for exchanges of securities, equity incentive plans and acquisition transactions) at a price per share less than the exercise price, the exercise price will be adjusted on a weighted-average basis, which takes into account both the lower price and the number of shares issued or issuable at the lower price. As a result of this, the exercise price of the warrants issued in the April 2005 private financing has been adjusted to $2.45 and the exercise price of the warrants issued in the June/September 2005 private financing has been adjusted to $2.52.

Cashless Exercise. If at any time after one year from the date of issuance of the warrants there is no effective registration statement on file with the SEC registering, or no current prospectus available for, the resale of the shares of our common stock issuable upon exercise of the warrants, then the warrants may be exercised at such time by means of a “cashless exercise.”

Registration Rights. The registration statement of which this prospectus forms a part also registers up to 963,137 shares of our common stock issuable upon conversion of the convertible promissory notes and exercise of the warrants purchased from us in private financings in April 2005 and in June/September 2005 as well as issuable upon the exercise of warrants issued to Maxim Group LLC in connection with acting as the placement agent in our June/September 2005 private financing.

Lock-Up Agreements. In connection with the private financings, all of the investors entered into “lock-up agreements” with us that prohibit those investors from, directly or indirectly, offering, selling, pledging or otherwise transferring or disposing of any of the shares of our common stock underlying the notes and warrants for a period of six months following the effective date of this registration statement.

15% Senior Secured Convertible Promissory Notes and Warrants

At the closing of this offering, we will repay or convert into shares of common stock all of our outstanding 15% senior secured convertible promissory notes, except for the note in the principal amount of $800,000 designated the 15% senior secured promissory note that is held by one holder, which is not convertible and will be repaid in full at the closing of this offering. The important terms of our 15% senior secured convertible promissory notes and warrants are set forth below.

Conversion. 50% of the principal amount under the notes is convertible into shares of our common stock automatically, contemporaneously with the closing of this offering, and the remaining 50% of the principal and accrued interest will be repaid to the holders from the proceeds of this offering. The holder of the 15% senior secured promissory note in the principal amount of $800,000 did not receive the right of conversion and that note will be repaid in full at the closing of the offering.

The conversion price of the notes is 70% of the price per share of the common stock in this offering. The conversion price is subject to adjustment in the event of specified dilutive or accretive events, such as stock splits and stock combinations. The conversion price is subject to further adjustment if, while the notes are outstanding, we issue any shares of our common stock or securities convertible or exercisable into our common stock (subject to customary exceptions for exchanges of securities, equity incentive plans and acquisition transactions) at a price per share less than the conversion price, in which case the conversion price will be adjusted on a weighted-average basis, which takes into account both the lower price and the number of shares issued or issuable at the lower price.

Maturity. The principal amount and accrued interest under the notes are payable by us upon the earlier to occur of:

•	the closing of this offering, or

•	October 31, 2006.

Interest. The notes will receive interest at a cumulative annual rate of 15%, payable monthly or, on the lection of the note holder, on the maturity date.

Liquidation. In the event of any liquidation, dissolution or winding up of our company, either voluntary or involuntary, the holders of the notes will receive, in preference to any distribution of any of our assets to the holders of any of our other debt or equity securities, other than the holders of the 7% convertible promissory notes in the principal amount of $2,695,000, an amount equal to the unpaid and unconverted principal face amount of their notes and any accrued and unpaid interest on the notes. The holders will be paid in preference to any of our unsecured creditors and will be paid pro rata in proportion to the principal amount of notes held by the holders if the available assets are not sufficient to repay the notes.

Collateral. The notes are collateralized with a first lien on all of our assets, as well as those of any of our subsidiaries now existing or that may be formed, including a pledge of the shares of each such subsidiary. As additional collateral, our co-chairmen also pledged the shares of our common stock that they personally own or control to secure the indebtedness.

Warrants. Each investor in our June 2006 private financing was issued, for no additional consideration, three-year warrants to purchase that number of shares of our common stock as is equal to the principal amount of their note divided by $3.00. The warrants are exercisable commencing upon date of effectiveness of the registration statement of which this prospectus forms a part.

The warrants have an exercise price per share equal to $0.01, subject to adjustment in the event of specified dilutive or accretive events, such as stock splits or stock combinations.

Cashless Exercise. If at any time after one year from the date of issuance of the warrants there is no effective registration statement on file with the SEC registering, or no current prospectus available for, the resale of the shares of our common stock issuable upon exercise of the warrants, then the warrants may be exercised at such time by means of a “cashless exercise.”

Registration Rights. The registration statement of which this prospectus forms a part also registers up to 1,575,225 shares of our common stock issuable upon conversion of the convertible promissory notes and exercise of the warrants purchased from us in private financings in June 2006 as well as issuable upon the exercise of warrants issued to Capital Growth Financial, LLC and Maxim Group LLC in connection with acting as the placement agents in our June 2006 private financing. If this registration statement is not declared effective by October 31, 2006, we will pay liquidated damages to the investors in our June 2006 private financing. Such damages will be paid in cash in an amount equal to 1½% of the investors’ subscription amount for the first 30 days (or part thereof) after July 31, 2006, and an additional 1½% for any subsequent 30-day period (or part thereof) thereafter, subject to a maximum penalty of 10%.

Lock-Up Agreements. In connection with the private financings, all of the investors entered into “lock-up agreements” with us that prohibit those investors from, directly or indirectly, offering, selling, pledging or otherwise transferring or disposing of any of the shares of our common stock underlying the notes and warrants for a period of six months following the effective date of this registration statement.

Warrants

In addition to the warrants issued in connection with our April 2005, June/September 2005 and June 2006 private financings, we will issue prior to the close of this offering warrants to purchase 289,575 shares of common stock with per share exercise price of $4.25. These warrants will be exercisable for three years from the date of grant.

SHARES ELIGIBLE FOR FUTURE SALE

As of the date of this prospectus, 2,970,390 shares of our common stock are outstanding, held by approximately 80 record holders. Upon the consummation of this offering, no shares of preferred stock will be outstanding. After this offering, we will have 6,465,971 shares of common stock outstanding, or 6,840,971 shares if the underwriter’s over-allotment option is exercised in full. Of these shares, the 2,500,000 shares sold in this offering, and 375,000 shares of the over-allotment option if exercised, will be freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by holders subject to lock-up agreements or by any of our affiliates within the meaning of Rule 144 under the Securities Act, which generally includes executive officers, directors and 10% stockholders. Of the 6,465,971 shares of our common stock to be outstanding on the closing date of this offering, 1,850,850 shares will be locked-up as a result of agreements that existing stockholders have signed restricting their ability to transfer our stock for 15 months after the date of this prospectus, and 2,310,389 shares (including 1,363,668 shares issuable upon the exercise of outstanding warrants) being registered for sale under our selling stockholder resale prospectus will be similarly locked-up for six months after the date of this prospectus. All of the remaining 1,168,400 shares are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering. All of those shares are currently eligible for sale under Rule 144.

Rule 144

In general, under Rule 144 as currently in effect, a person who has owned restricted shares of common stock beneficially for at least one year is entitled to sell, within any three-month period, a number of shares that does not exceed the greater of the then average weekly trading volume or 1% of the total number of outstanding shares of the same class. Sales under Rule 144 are also subject to manner of sale provisions, notice requirements and the availability of current public information about us. A person who has not been one of our affiliates for at least the three months immediately preceding the sale and who has beneficially owned shares of common stock for at least two years is entitled to sell the shares under Rule 144 without regard to any of the limitations described above.

Securities issued in reliance on Rule 701 are also restricted and may be sold by stockholders other than affiliates of ours subject only to the manner of sale provisions of Rule 144 and by affiliates under Rule 144 without compliance with its one-year holding period requirement.

Rule 144(k)

Under Rule 144(k), a person who is not deemed to have been one of our affiliates at the time of or at any time during the three months preceding a sale, and who has beneficially owned the restricted shares proposed to be sold for at least two years, including the holding period of any prior owner other than an affiliate, is entitled to sell their shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

American Stock Exchange Listing

There is presently no public market for our common stock. We have applied to list our common stock on the American Stock Exchange under the proposed symbol DRV.

Transfer Agent

The transfer agent for our common stock is American Stock Transfer & Trust Company, 59 Maiden Lane, Plaza Level, New York, New York 10038.

UNDERWRITING

Subject to the terms and conditions of an underwriting agreement, dated           , 2006, we have agreed to sell to each of the underwriters named below, and each of the underwriters, for which Maxim Group LLC is acting as representative, have severally, and not jointly, agreed to purchase on a firm commitment basis the number of shares of common stock offered in this offering set forth opposite their respective names below, at the public offering price, less the underwriting discount set forth on the cover page of this prospectus.

Name	Number of Shares

Maxim Group LLC

Total

Nature of Underwriting Commitment

The underwriting agreement provides that the underwriter is committed to purchase all shares of common stock offered in this offering, other than those covered by the over-allotment option described below, if the underwriter purchases any of these securities. The underwriting agreement provides that the obligations of the underwriter to purchase the shares of common stock offered hereby are conditional and may be terminated at its discretion based on its assessment of the state of the financial markets. The obligations of the underwriter may also be terminated upon the occurrence of other events specified in the underwriting agreement. Furthermore, pursuant to the underwriting agreement, the underwriter’s obligations are subject to approval of certain legal matters by its counsel, including, without limitation, the authorization and the validity of the shares of common stock, and to various other customary conditions, representations and warranties contained in the underwriting agreement, such as receipt by the underwriter of officers’ certificates and legal opinions of our counsel.

Pricing of Securities

The underwriter has advised us that it proposes to offer the shares of common stock directly to the public at the public offering price set forth on the cover page of this prospectus, and to certain dealers that are members of the National Association of Securities Dealers, Inc., at such price less a concession not in excess of $           per share. The underwriter may allow, and the selected dealers may reallow, a concession not in excess of $           per share to certain brokers and dealers. After the offering, the offering price and concessions and discounts to brokers and dealers and other selling terms may from time to time be changed by the underwriter. These prices should not be considered an indication of the actual value of our shares of common stock and are subject to change as a result of market conditions and other factors. No variation in those terms will change the amount of proceeds to be received by us as set forth on the cover page of this prospectus.

Prior to this offering, there was no public market for our common stock. The initial public offering price for our shares of common stock was determined by negotiation between us and the underwriter. The principal factors considered in determining the public offering price of the shares of common stock included:

•	the information in this prospectus and otherwise available to the underwriter,

•	the history and the prospects for the industry in which we will compete,

•	the valuation of our company based on, among other factors, the offering prices of our recent private offerings,

•	our current financial condition and the prospects for our future cash flows and earnings,

•	the present state of our development, the technological development of, and potential for, our DebtResolve system and our ability to enter into new client contracts relating to it,

•	the general condition of the economy and the securities markets at the time of this offering,

•	the recent market prices of, and the demand for, publicly-traded securities of generally comparable companies, and

•	the public demand for our securities in this offering.

We cannot be sure that the initial public offering price will correspond to the price at which our shares of common stock will trade in the public market following this offering or that an active trading market for our shares of common stock will develop and continue after this offering.

Commissions and Discounts

The following table summarizes the compensation to be paid to the underwriter by us and the selling stockholders and the proceeds, before expenses, payable to us, assuming a $5.00 offering price. The information assumes either no exercise or full exercise by the underwriter of the over-allotment option.

		Total
	Per Share	Without Over-Allotment	With Over-Allotment
Public offering price	$5.00	$12,500,000	$14,375,000
Underwriting discount	$0.50	$1,250,000	$1,437,500
Non-accountable expense allowance (1)	$0.15	$375,000	$375,000
Proceeds, before expenses, to us (2)	$4.35	$10,875,000	$12,562,500

(1)	The non-accountable expense allowance is not payable with respect to the shares of common stock sold upon exercise of the underwriter’s over-allotment option.

(2)	We estimate that the total expenses of this offering excluding the underwriter’s discount and the non-accountable expense allowance, will be approximately $600,000.

Over-allotment Option

We have granted the underwriter an option, exercisable for 45 days after the date of this prospectus, to purchase up to 375,000 additional shares of common stock solely to cover over-allotments, if any, at the same price as the initial shares of common stock offered. If the underwriter fully exercises the over-allotment option, the total public offering price, underwriting discounts and proceeds (before expenses) to us and proceeds (before expenses) to the selling stockholders will be $1,875,000, $187,500, $1,687,500 and $0, respectively.

Underwriter’s Warrant

We have agreed to issue to Maxim Group at the closing of this offering a warrants to purchase up to a total of 250,000 shares of common stock. The shares of common stock issuable upon exercise of the underwriter’s warrant are identical to those offered by this prospectus. The warrant is exercisable at an exercise price equal to 120% of the initial offering price per share in this offering commencing one year from the closing date of this offering and expiring five years from the closing date of this offering and provide for cashless exercise utilizing our securities. The warrant and the shares of common stock underlying the warrant may not be sold, transferred, assigned, pledged or hypothecated for a period of six months from the closing date of this offering except to officers and employees of the underwriter and members of the selling group and/or their respective officers and employees. The shares of common stock underlying the underwriter’s warrant have been registered as part of the registration statement of which this prospectus is a part, and the warrant also grants to holders thereof one demand registration right and unlimited “piggy back” rights for five years from the closing date of this offering with respect to the registration under the Securities Act of shares of our common stock issuable upon exercise of the warrant. We will set aside and at all times have available a sufficient number of shares of common stock to be issued upon exercise of the warrant. We will bear the fees and expenses attendant to the present registration, the one demand registration and any piggyback registration right, other than, in all cases, that underwriting commissions will be paid by the holders themselves. The exercise price and number of shares of common stock issuable upon exercise of the warrant will be subject to a “weighted average” anti-dilution adjustment for a period of two years following the closing of this offering and may also be adjusted for the entire term of the warrant in certain other circumstances, including in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation.

Lock-ups

We have agreed with the underwriter that, without the prior written consent of the underwriter, we will not, for a period of two years from the closing of this offering, offer, sell or distribute any of our securities, other than pursuant to our incentive compensation plan at the then fair market value. In addition, our executive officers, directors and other stockholders who own 5% or more of our outstanding common stock have agreed with the underwriter that, without the prior written consent of the underwriter, they will not, for a period of 15 months from the closing of this offering, offer, sell, contract to sell, encumber, grant any option for the sale of or otherwise dispose of any of our securities. There are no agreements between the underwriter and any of our stockholders, optionholders or affiliates releasing them from these lock-up agreements as of the date hereof.

Other Terms

Pursuant to the underwriting agreement, we have granted Maxim Group a 30-day right of first offer to act as lead underwriter or placement agent for any and all of our future public and private equity offerings during the two-year period commencing on the closing of this offering. Under the terms of such right of first offer, in the event that we and Maxim Group cannot agree on the terms of such subsequent offerings, we shall thereafter be precluded from engaging in an offering during such two-year period on investment banking and pricing terms more favorable to a subsequent banking firm than the most favorable terms negotiated with Maxim Group.

The underwriting agreement also provides that for a period of two years after the date of this prospectus, we will engage a designee of Maxim Group as an advisor to our board of directors. Such advisor shall attend meetings of the board and receive all notices and other correspondence and communications sent by us to our board. In addition, such advisor shall be entitled to receive reimbursement for all costs incurred in attending such meetings including, food, lodging and transportation. We have also agreed that, during such two-year period and in lieu of Maxim Group’s right to designate an advisor to our board of directors, Maxim Group shall have the right, in its sole discretion, to designate one person for election as a director of our company, and we have agreed to utilize our best commercial efforts to obtain the election of such person, who shall be entitled to receive compensation equal to the highest compensation of other non-employee directors, excluding the Chairman of the audit committee of the board, expense reimbursements and other benefits as any other non-employee director.

In connection with this offering, the underwriter or certain of the securities dealers may distribute prospectuses electronically. No forms of prospectus other than printed prospectuses and electronically distributed prospectuses that are printable in Adobe PDF format will be used in connection with this offering.

The underwriter has informed us that it does not expect to confirm sales of shares of common stock offered by this prospectus to accounts over which it exercises discretionary authority without obtaining the specific approval of the account holder.

Stabilization

Until the distribution of the shares of common stock offered by this prospectus is completed, rules of the SEC may limit the ability of the underwriter to bid for and to purchase our shares of common stock. As an exception to these rules, the underwriter may engage in transactions effected in accordance with Regulation M under the Securities Exchange Act of 1934 that are intended to stabilize, maintain or otherwise affect the price of our common stock. The underwriter may engage in over-allotment sales, syndicate covering transactions, stabilizing transactions and penalty bids in accordance with Regulation M.

•	Stabilizing transactions permit bids or purchases for the purpose of pegging, fixing or maintaining the price of the common stock, so long as stabilizing bids do not exceed a specified maximum.

•
Over-allotment involves sales by the underwriter of shares of common stock in excess of the number of shares of common stock the underwriter is obligated to purchase, which creates a short position. The short position may be either a covered short position or a naked short position. In a covered short position, the number of shares of common stock over-allotted by the underwriter is not greater than the number of shares of common stock that it may purchase in the over-allotment option. In a naked short position, the number of shares of common stock involved is greater than the number of shares in the over-allotment option. The underwriter may close out any covered short position by either exercising its over-allotment option or purchasing shares of our common stock in the open market.

•
Covering transactions involve the purchase of securities in the open market after the distribution has been completed in order to cover short positions. In determining the source of securities to close out the short position, the underwriter will consider, among other things, the price of securities available for purchase in the open market as compared to the price at which it may purchase securities through the over-allotment option. If the underwriter sells more shares of common stock than could be covered by the over-allotment option, creating a naked short position, the position can only be closed out by buying securities in the open market. A naked short position is more likely to be created if the underwriter is concerned that there could be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in this offering.

•
Penalty bids permit the underwriter to reclaim a selling concession from a selected dealer when the shares of common stock originally sold by the selected dealer are purchased in a stabilizing covering transaction to cover short positions.

These stabilizing transactions, covering transactions and penalty bids may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market.

Neither we nor the underwriter make any representation or prediction as to the effect that the transactions described above may have on the prices of our common stock. These transactions may occur on the American Stock Exchange or on any other trading market. If any of these transactions are commenced, they may be discontinued without notice at any time.

Foreign Regulatory Restrictions on Purchase of the Common Stock

We have not taken any action to permit a public offering of the shares of common stock outside the United States or to permit the possession or distribution of this prospectus outside the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about and observe any restrictions relating to this offering of common stock and the distribution of the prospectus outside the United States. In addition to the public offering of the shares of common stock in the United States, the underwriter may, subject to the applicable foreign laws, also offer the shares of common stock to certain institutions or accredited persons in the following countries:

Italy. This offering of the shares of common stock has not been cleared by Consob, the Italian Stock Exchange’s regulatory agency of public companies, pursuant to Italian securities legislation and, accordingly, no shares of common stock may be offered, sold or delivered, nor may copies of this prospectus or of any other document relating to the shares of common stock be distributed in Italy, except (1) to professional investors (operatori qualificati); or (2) in circumstances which are exempted from the rules on solicitation of investments pursuant to Decree No. 58 and Article 33, first paragraph, of Consob Regulation No. 11971 of May 14, 1999, as amended. Any offer, sale or delivery of the shares of common stock or distribution of copies of this prospectus or any other document relating to the shares of common stock in Italy under (1) or (2) above must be (i) made by an investment firm, bank or financial intermediary permitted to conduct such activities in Italy in accordance with the Decree No. 58 and Legislative Decree No. 385 of September 1, 1993, or the Banking Act; and (ii) in compliance with Article 129 of the Banking Act and the implementing guidelines of the Bank of Italy, as amended from time to time, pursuant to which the issue or the offer of securities in Italy may need to be preceded and followed by an appropriate notice to be filed with the Bank of Italy depending, inter alia, on the aggregate value of the securities issued or offered in Italy and their characteristics; and (iii) in compliance with any other applicable laws and regulations.

Germany. The offering of the shares of common stock is not a public offering in the Federal Republic of Germany. The shares of common stock may only be acquired in accordance with the provisions of the Securities Sales Prospectus Act (Wertpapier-Verkaudfspropsektgestz), as amended, and any other applicable German law. No application has been made under German law to publicly market the shares of common stock in or out of the Federal Republic of Germany. The shares of common stock are not registered or authorized for distribution under the Securities Sales Prospectus Act and accordingly may not be, and are not being, offered or advertised publicly or by public promotion. Therefore, this prospectus is strictly for private use and the offering is only being made to recipients to whom the document is personally addressed and does not constitute an offer or advertisement to the public. The shares of common stock will only be available to persons who, by profession, trade or business, buy or sell shares for their own or a third party’s account.

France. The shares of common stock offered by this prospectus may not be offered or sold, directly or indirectly, to the public in France. This prospectus has not been or will not be submitted to the clearance procedure of the Autorité des Marchés Financiers, or the AMF, and may not be released or distributed to the public in France. Investors in France may only purchase the shares of common stock offered by this prospectus for their own account and in accordance with articles L. 411-1, L. 441-2 and L. 412-1 of the Code Monétaire et Financier and decree no. 98-880 dated October 1, 1998, provided they are “qualified investors” within the meaning of said decree. Each French investor must represent in writing that it is a qualified investor within the meaning of the aforesaid decree. Any resale, directly or indirectly, to the public of the shares offered by this prospectus may be effected only in compliance with the above mentioned regulations.

“Les actions offertes par ce document d’information ne peuvent pas être, directement ou indirectement, offertes ou vendues au public en France. Ce document d’information n’a pas été ou ne sera pas soumis au visa de l’Autorité des Marchés Financiers et ne peut être diffusé ou distribué au public en France. Les investisseurs en France ne peuvent acheter les actions offertes par ce document d’information que pour leur compte propre et conformément aux articles L. 411-1, L. 441-2 et L. 412-1 du Code Monétaire et Financier et du décret no. 98-880 du 1 octobre 1998, sous réserve qu’ils soient des investisseurs qualifiés au sens du décret susvisé. Chaque investisseur doit déclarer par écrit qu’il est un investisseur qualifié au sens du décret susvisé. Toute revente, directe ou indirecte, des actions offertes par ce document d’information au public ne peut être effectuée que conformément à la réglementation susmentionnée.”

Switzerland. This prospectus may only be used by those persons to whom it has been directly handed out by the offeror or its designated distributors in connection with the offer described therein. The shares of common stock are only offered to those persons and/or entities directly solicited by the offeror or its designated distributors, and are not offered to the public in Switzerland. This prospectus constitutes neither a pubic offer in Switzerland nor an issue prospectus in accordance with the respective Swiss legislation, in particular but not limited to Article 652A Swiss Code Obligations. Accordingly, this prospectus may not be used in connection with any other offer, whether private or public and shall in particular not be distributed to the public in Switzerland.

United Kingdom. In the United Kingdom, the shares of common stock offered by this prospectus are directed to and will only be available for purchase to a person who is an exempt person as referred to at paragraph (c) below and who warrants, represents and agrees that: (a) it has not offered or sold, will not offer or sell, any shares of common stock offered by this prospectus to any person in the United Kingdom except in circumstances which do not constitute an offer to the public in the United Kingdom for the purposes of the section 85 of the Financial Services and Markets Act 2000 (as amended) (“FSMA”); and (b) it has complied and will comply with all applicable provisions of FSMA and the regulations made thereunder in respect of anything done by it in relation to the shares of common stock offered by this prospectus in, from or otherwise involving the United Kingdom; and (c) it is a person who falls within the exemptions to Section 21 of the FSMA as set out in The Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (“the Order”), being either an investment professional as described under Article 19 or any body corporate (which itself has or a group undertaking has a called up share capital or net assets of not less than £500,000 (if more than 20 members) or otherwise £5 million) or an unincorporated association or partnership (with net assets of not less than £5 million) or is a trustee of a high value trust or any person acting in the capacity of director, officer or employee of such entities as defined under Article 49(2)(a) to (d) of the Order, or a person to whom the invitation or inducement may otherwise lawfully be communicated or cause to be communicated. The investment activity to which this document relates will only be available to and engaged in only with exempt persons referred to above. Persons who are not investment professionals and do not have professional experience in matters relating to investments or are not an exempt person as described above, should not review nor rely or act upon this document and should return this document immediately. It should be noted that this document is not a prospectus in the United Kingdom as defined in the Prospectus Regulations 2005 and has not been approved by the Financial Services Authority or any competent authority in the United Kingdom.

Israel. The shares of common stock offered by this prospectus have not been approved or disapproved by the Israeli Securities Authority (ISA). The shares of common stock may not be offered or sold, directly or indirectly, to the public in Israel. The ISA has not issued permits, approvals or licenses in connection with the offering of the shares of common stock or publishing the prospectus; nor has it authenticated the details included herein, confirmed their reliability or completeness, or rendered an opinion as to the quality of the shares of common stock being offered. Any resale, directly or indirectly, to the public of the shares of common stock offered by this prospectus is subject to restrictions on transferability and must be effected only in compliance with the Israeli securities laws and regulations.

Sweden. Neither this prospectus nor the shares of common stock offered hereunder have been registered with or approved by the Swedish Financial Supervisory Authority under the Swedish Financial Instruments Trading Act (1991:980) (as amended), nor will such registration or approval be sought. Accordingly, this prospectus may not be made available nor may the shares of common stock offered hereunder be marketed or offered for sale in Sweden other than in circumstances which are deemed not to be an offer to the public in Sweden under the Financial Instruments Trading Act. This prospectus may not be distributed to the public in Sweden and a Swedish recipient of the prospectus may not in any way forward the prospectus to the public in Sweden.

Norway. This prospectus has not been produced in accordance with the prospectus requirements laid down in the Norwegian Securities Trading Act 1997, as amended. This prospectus has not been approved or disapproved by, or registered with, either the Oslo Stock Exchange or the Norwegian Registry of Business Enterprises. This prospectus may not, either directly or indirectly be distributed to Norwegian potential investors.

Denmark. This prospectus has not been prepared in the context of a public offering of securities in Denmark within the meaning of the Danish Securities Trading Act No. 171 of 17 March 2005, as amended from time to time, or any Executive Orders issued on the basis thereof and has not been and will not be filed with or approved by the Danish Financial Supervisory Authority or any other public authority in Denmark. The offering of shares of common stock will only be made to persons pursuant to one or more of the exemptions set out in Executive Order No. 306 of 28 April 2005 on Prospectuses for Securities Admitted for Listing or Trade on a Regulated Market and on the First Public Offer of Securities exceeding EUR 2,500,000 or Executive Order No. 307 of 28 April 2005 on Prospectuses for the First Public Offer of Certain Securities between EUR 100,000 and EUR 2,500,000, as applicable.

Indemnification

The underwriting agreement provides for indemnification between us and the underwriter against specified liabilities, including liabilities under the Securities Act, and for contribution by us and the underwriter to payments that may be required to be made with respect to those liabilities. We have been advised that, in the opinion of the SEC, indemnification for liabilities under the Securities Act is against public policy as expressed in the Securities Act, and is therefore, unenforceable.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
FOR SECURITIES ACT LIABILITIES

Our certificate of incorporation provides that all our directors, officers, employees and agents shall be entitled to be indemnified by us to the fullest extent permitted by Section 145 of the Delaware General Corporation Law. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

LEGAL MATTERS

The validity of the securities offered by this prospectus are being passed upon for us by our counsel, Greenberg Traurig, LLP, New York, New York. Ellenoff Grossman & Schole LLP, New York, New York, is acting as counsel for the underwriter in this offering.

EXPERTS

Our financial statements as of December 31, 2005 and 2004 and for the years then ended have been included in this prospectus and in the registration statement in reliance upon the reports of Marcum & Kliegman LLP, independent registered public accounting firm, appearing elsewhere in this prospectus and upon the authority of that firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form SB-2 with the SEC for the securities we are offering by this prospectus. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules to that registration statement. A copy of the registration statement may be inspected by anyone without charge at the SEC’s principal office in Washington, D.C., and copies of all or any part of the registration statement may be obtained from the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549, upon payment of certain fees prescribed by the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Our filings with the SEC are also available to the public through the SEC’s Internet site at http://www.sec.gov.

We are, and will remain following the closing of this offering, subject to the information reporting requirements of the Securities Exchange Act of 1934, as amended and, in accordance therewith, we file annual and quarterly reports, proxy statements and other information with the SEC. We intend to furnish to our stockholders annual reports containing audited financial statements and may furnish interim reports as we deem appropriate. You will be able to inspect and copy these reports, proxy statements and other information at the addresses set forth above.

You should rely only on the information provided in this prospectus, any prospectus supplement or as part of the registration statement filed on Form SB-2 of which this prospectus is a part, as such registration statement is amended and in effect with the SEC. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus, any prospectus supplement or any document incorporated by reference is accurate as of any date other than the date of those documents.

DEBT RESOLVE, INC.

FORM SB-2

FINANCIAL STATEMENTS

F-1

DEBT RESOLVE, INC.
(A Development Stage Company)
Condensed Balance Sheet
(Unaudited)

	March 31, 2006 as reported	March 31, 2006 pro forma
ASSETS
Current assets:
Cash	$2,417
Accounts receivable, net	23,725
Prepaid expenses	41,128
Total current assets	67,270

Fixed assets, net	142,533

Other assets:
Deferred financing costs	152,555
Deposits and other assets	93,605
Total other assets	246,160
Total assets	$455,963

LIABILITIES AND STOCKHOLDERS’ DEFICIENCY
Current liabilities:
Accounts payable	$861,871
Accrued expenses	223,317

Loans payable to stockholders	350,000
Loans payable - other	525,000
Convertible notes, net of deferred debt discount of $648,841	2,346,159
Total liabilities	4,306,347

Commitments and contingencies

Stockholders’ deficiency:
Preferred stock, 10,000,000 shares authorized, $.001 par value, none issued and outstanding	—
Common stock, 50,000,000 shares authorized, $.001 par value, 29,703,900 and 6,465,971 shares issued and outstanding, respectively (1)(2)	29,704	6,466
Capitalized royalty fees	—	(6,606,320)
Additional paid-in capital	9,085,400	36,353,467
Deferred compensation	(131,744)	(131,744)
Deficit accumulated during the development stage	(12,833,744)	(21,359,464)
Total stockholders’ deficiency	(3,850,384)	8,262,305
Total liabilities and stockholders’ deficiency	$455,963	$9,148,430

(1)
Pro forma stockholders’ equity reflects the impact of the 1-for-10 reverse stock split, the accelerated amortization of $152,555 in deferred financing costs and $ 648,841in accrued deferred debt discount and beneficial conversion feature of convertible notes to the accumulated deficit, and the inclusion in stock and additional paid-in capital of $983 and $3,230,589, respectively, for the issuance of 382,743 shares of common stock upon conversion of the convertible notes payable.

(2)
On May 8, 2006, the Company’s board of directors and holders of a majority of the Company’s outstanding shares of common stock approved an amendment to the Company’s certificate of incorporation to increase the number of the Company’s authorized shares of common stock from 50,000,000 to 100,000,000 shares. This amendment will become effective upon filing with the Delaware Secretary of State following compliance with applicable filing and stockholder notification requirements pursuant to Delaware law and the Securities Exchange Act of 1934.

The accompanying notes are an integral part of these condensed financial statements.

F-2

DEBT RESOLVE, INC.
(A Development Stage Company)
Condensed Statements of Operations
(Unaudited)

	Three months ended March 31,		Cumulative from Inception (April 21, 1997) to March 31,
	2005	2006	2006

Revenues	$1,661	$27,264	$53,650

Costs and expenses:
Payroll and related expenses	242,476	616,462	3,782,211
General and administrative expenses (1)	624,348	570,297	5,160,330
Waived royalty fees - related parties	—	—	600,000
Research and development expenses	—	—	499,323
Depreciation and amortization expenses	7,470	13,618	104,590

Total expenses	874,294	1,200,377	10,146,454

Loss from operations	(872,633)	(1,173,113)	(10,092,804)

Other income (expense):
Terminated offering costs	—	—	(736,037)
Net interest income (expense)	14	(75,817)	(179,771)
Amortization of deferred debt discount	—	(520,135)	(1,599,087)
Amortization of deferred financing costs	—	(81,830)	(230,045)
Other income	—	1,500	4,000

Total other income (expense)	14	(676,282)	(2,740,940)

Net loss	$(872,619)	$(1,849,395)	$(12,833,744)

Per share data:

Basic and diluted net loss per common share	$(0.03)	$(0.06)

Basic and diluted weighted average number of common shares outstanding	29,549,794	29,703,900

Pro forma per share data: (2)

Pro forma basic and diluted net loss per common share		$(0.29)

Pro forma basic and diluted weighted average number of common shares outstanding		6,465,971

(1)	Stock based compensation totaled $427,812 and $56,406 in the three months ended March 31, 2005 and 2006, respectively, and $2,030,004 since inception.

(2)
Pro forma weighted average shares outstanding include 995,581 shares issued to convertible note holders upon completion of the proposed public offering, the effect of the 1-for-10 reverse stock split of outstanding shares of common stock and 2,500,000 shares (on a 1-for-10 reverse stock split basis) to be issued in the proposed public offering.

The accompanying notes are an integral part of these condensed financial statements.

F-3

DEBT RESOLVE, INC.
(A Development Stage Company)
Condensed Statements of Cash Flows
(Unaudited)

	Three months ended March 31,		Cumulative from Inception (April 21, 1997) to March 31,
	2005	2006	2006
Cash flows from operating activities:
Net loss	$(872,619)	$(1,849,395)	$(12,833,744)
Adjustments to reconcile net loss to net cash used in operating activities:
Non cash stock based compensation	427,812	56,406	2,030,004
Waived and imputed compensation, royalty and consulting fees	75,000	—	1,983,809
Amortization of deferred debt discount	—	520,135	1,599,088
Amortization of deferred financing costs	—	81,830	230,045
Terminated offering costs	—	—	736,037
Depreciation and amortization	7,470	13,618	104,590
Loss on disposal of fixed assets	—	—	14,954
Changes in operating assets & liabilities
Accounts receivable	(1,661)	(16,759)	(23,725)
Prepaid expenses	1,884	45,877	2,412
Deposits and other assets	—	—	(93,605)
Accounts payable	172,128	241,216	861,870
Accrued expenses	(1,000)	104,082	307,316
Net cash used in operating activities	(190,986)	(802,990)	(5,080,949)

Cash flows from investing activities:
Purchases of fixed assets	—	(4,169)	(262,075)

Cash flows from financing activities:
Proceeds from issuance of convertible notes	—	300,000	2,995,000
Proceeds from issuance of common stock	224,900	—	2,432,574
Proceeds from loans-other	—	525,000	525,000
Proceeds from stockholders’ loans	25,000	—	510,000
Repayments of stockholders’ loans	—	—	(60,000)
Stock offering costs	(107,389)	—	(823,783)
Reimbursement of stock offering costs	25,000	—	25,000
Deferred financing costs	—	(39,000)	(258,350)
Net cash provided by financing activities	167,511	786,000	5,345,441

Net (decrease) increase in cash	(23,475)	(21,159)	2,417

Cash at beginning of period	34,747	23,576	—

Cash at end of period	$11,272	$2,417	$2,417

Non cash investing and financing activities:
Conversion of stockholder’s loan to common stock	$—	$—	$100,000
Issuance of common stock for accrued compensation	$—	$—	$84,000
Issuance of warrants for deferred financing fees	$—	$—	$109,414
Capital contribution from waived royalty fees	$—		$$600,000
Capital contribution from waived and imputed compensation	$75,000	$—	$1,383,809

The accompanying notes are an integral part of these condensed financial statements.

F-4

DEBT RESOLVE, INC.
(A Development Stage Company)
Notes to Condensed Financial Statements
March 31, 2006
(Unaudited)

NOTE 1. ORGANIZATION AND DEVELOPMENT STAGE ACTIVITIES:

Description of business

Debt Resolve, Inc. (“Debt Resolve” or the “Company”), is a Delaware corporation formed on April 21, 1997. The Company provides banks, lenders, credit card issuers, third party collection agencies and purchasers of charged-off debt an Internet-based online system (“the DebtResolve system”) for the collection of past due consumer debt. The Company offers its service as an Application Service Provider (“ASP”) model, enabling clients to introduce this collection option with no modifications to their existing collections computer systems. Its products capitalize on using the Internet as a tool for communication, resolution, settlement and payment of delinquent debts. The DebtResolve system features, at its core, a patented online bidding system.

Organization

Until February 24, 2003, the Company, formerly named Lombardia Acquisition Corp., was inactive and had no significant assets, liabilities or operations. On February 24, 2003, James D. Burchetta, Charles S. Brofman, and Michael S. Harris (collectively, the “Principal Stockholders”) purchased 22,500,000 newly-issued shares of the Company’s common stock, representing 84.6% of the then outstanding shares, pursuant to a Stock Purchase Agreement effective January 13, 2003 between the Company and each of the Principal Stockholders. The Company received an aggregate cash payment of $22,500 in consideration for the sale of such shares to the Principal Stockholders. The Board of Directors was then reconstituted. On May 7, 2003, following approvals by the Board of Directors and holders of a majority of the Company’s common stock, the Company’s Certificate of Incorporation was amended to change the Company’s corporate name to Debt Resolve, Inc. and increase the number of the Company’s authorized shares of common stock from 20,000,000 to 50,000,000 shares.

Development stage activities

In accordance with Statement of Financial Accounting Standards (“SFAS”) No. 7, Accounting and Reporting by Development Stage Enterprises, the Company is considered to be in the development stage since it is devoting substantially all of its efforts to establishing a new business and its planned principal operations have not produced any significant revenues. Since February 24, 2003, the Company has devoted substantially all of its efforts to planning and budgeting, research and development activities, and raising capital. In January 2004, the Company substantially completed the development of an online system for the settlement of credit card and other consumer debt and began marketing its product to banks and other creditors. In February 2004, the Company implemented its online system, on a test basis, with a collection agency. In July 2004, the Company implemented its online system with a second client and began generating revenue based on a percentage of the amount of debt collected by this client. By the end of March 2006, the Company had thirteen clients under contract, seven of which were operational, however the Company has not earned, nor did it expect to generate, significant revenues from these clients during the initial start-up periods.

NOTE 2. GOING CONCERN AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

Going concern and management plans

The accompanying condensed financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. As of March 31, 2006, the Company had incurred an accumulated deficit of $12,833,744. The Company has still not recorded any significant revenue, and its working capital is not sufficient to fund its plan of operations for the next twelve months.

F-5

During the year ended December 31, 2005, the Company entered into a non-binding letter of intent with an investment banking firm to explore the possibility of raising additional capital in the public equity markets. In separate financing transactions in April 2005 and June/September of 2005, the Company received proceeds from the issuance of 7% convertible promissory notes in the total aggregate principal amount of $2,695,000. (See Note 5). The notes from the April 2005 financing transaction matured on April 21, 2006. However all existing April 2005 bridge note holders have agreed to extend their notes to October 31, 2006. In addition, in compliance with the requirements of the June/September 2005 bridge note documents, a majority of these note holders have approved the June 2006 Private Placement and have agreed to extend their notes to October 31, 2006.

On September 30, 2005, the Company filed a Registration Statement on Form SB-2 with the Securities and Exchange Commission (“SEC”). The Company withdrew that registration statement on February 10, 2006.

During the three months ended March 31, 2006, the Company raised $525,000 through the issuance of short term notes with an interest rate of 2-1/2% per month, and with original maturities from April 30, 2006 to May 17, 2006. Subsequent to March 31, 2006, the holders of these notes agreed to modify the terms of their notes to capitalize all accrued interest through June 26, 2006, the date of closing of the June 2006 Private Placement, adding it to the note principal and to modify the terms of their notes to conform to the terms of the June 2006 Private Placement, and were rolled over to the June 2006 Private Placement. (See Note 5).

On January 20, 2006, the Company entered into an agreement with an investment banking firm, Capital Growth Financial, LLC (“CGF”), whereby CGF agreed to serve as placement agent for a private financing consisting of the issuance of the Company’s senior convertible promissory notes. On March 10, 2006, the Company entered into an agreement with an investment banking firm, Maxim Group LLC (“Maxim Group”), whereby Maxim Group agreed to serve as co-placement agent for that private financing. As of March 31, 2006, the Company had raised $300,000 under this offering pursuant to a confidential private placement term sheet dated March 15, 2006 (“the March 2006 Private Placement Term Sheet”)(See Note 5). Subsequent to March 31, 2006 the March 2006 Private Placement Term Sheet investors agreed to modify the terms of their notes to conform to the terms of a second supplement to the March 2006 Private Placement Term Sheet, dated May 31, 2006 (“the May 2006 Private Placement Term Sheet Supplement”) which became the basis for the Company’s June 2006 private placement (“the June 2006 Private Placement”).  In addition, holders of the Company’s short term notes and shareholder notes agreed to modify the terms of their notes to capitalize all accrued interest through June 26, 2006, the date of closing of the June 2006 Private Placement, adding it to the note principal and to modify the terms of their notes to conform to the terms of the June 2006 Private Placement. A total of $977,012 was thus rolled over into this transaction. Also subsequent to March 31, 2006, the Company has raised an additional $2,204,750 under the May 2006 Private Placement Term Sheet Supplement. (See Notes 5 and 9a). The Company is in the process of filing a registration statement in connection with a proposed public offering of 2,500,000 shares of common stock at $5.00 per share or $12,500,000 in gross proceeds. Although the Company anticipates raising $12,500,000 in gross proceeds from this proposed public offering, there is no assurance that the offering will be successful or that the Company will be able to raise sufficient additional capital as needed to execute its business plan. The Company still has not recorded any significant revenue, and its working capital is not sufficient to fund its plan of operations for the next 12 months. The aforementioned factors raise substantial doubt about the Company’s ability to continue as a going concern.

On March 10, 2006, the Company entered into a non-binding letter of intent with a privately held collection agency to explore the possibility of purchasing this company. Subsequent to March 31, 2006, the two companies agreed to terminate any further discussions on this matter. (See Note 4).

Interim periods

The accompanying unaudited condensed financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information. Accordingly, they do not include all of the information required by accounting principles generally accepted in the United States of America for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation have been included. Operating results for the three months ended March 31, 2006 are not necessarily indicative of the results that may be expected for the year ending December 31, 2006 or for any other interim period. These financial statements should be read in conjunction with the Company’s financial statements for the year ended December 31, 2005, included elsewhere herein this prospectus.

F-6

Prior period adjustments/restatement

Effective August 16, 2005, the Company corrected two errors, (1) relating to stock based compensation expense for options granted to consultants and advisory board members for which the Company did not record a compensation charge during fiscal 2003 and 2004 and the three months ended March 31, 2005, and (2) relating to reimbursement for deferred offering costs which had been improperly credited against general and administrative expenses rather than additional paid in capital.  In addition, the Company made a number of reclassifications within the various statements. The Company subsequently corrected the methodology it used to calculate the value of non-employee options to include a volatility figure derived from an index of comparable companies in accordance with SFAS No. 123. Amounts reflected herein for the three months ended March 31, 2005 represent the restated quarterly financial information included in the Form 10-KSB/A which was filed with the SEC on April 14, 2006.

Reclassifications

Certain amounts in the financial statements for the three months ended March 31, 2005 have been reclassified for comparative purposes to conform to the presentation in the financial statements for the three months ended March 31, 2006.

Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and the accompanying notes. These estimates and assumptions are based on management’s judgment and available information and, consequently, actual results could be different from these estimates.

Revenue recognition

The Company earned revenue during 2006 and since inception from several collection agencies and lenders that implemented the Company’s online system. The Company’s preliminary contracts provide for revenue based on a percentage of the amount of debt collected from accounts submitted on the DebtResolve system. Although other revenue models have been proposed, most revenue earned to date has been determined using this method, and such revenue is recognized when the settlement amount of debt is collected by the client. For the early adopters of the Company’s product, the Company waived set-up fees and other transactional fees that the Company anticipates charging in the future. While the percent of debt collected will continue to be a revenue recognition method going forward, other payment models are also being offered to clients and may possibly become the Company’s preferred revenue model. Dependent on the structure of future contracts, revenue may be derived from a combination of set up fees or monthly licensing fees with transaction fees upon debt settlement.

Stock-based compensation

Prior to January 1, 2006, stock options issued under stock-based compensation plans were accounted for under the recognition and measurement principles of Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees, and Related Interpretations. No stock-based employee compensation cost was reflected in the net loss for prior periods, as all options granted under these plans had an exercise price equal to the market value of the underlying common stock, as determined by the Board of Directors, on the date of grant. Statement of Financial Accounting Standards No. 148, Accounting for Stock-Based Compensation - Transition and Disclosure - an Amendment of FASB Statement No. 123, required the disclosure of the effect on net loss and loss per share had the Company applied the provisions of FASB Statement No. 123, Accounting for Stock-Based Compensation, to stock-based employee compensation. Since there is no public market for the Company’s stock, the Company did not consider volatility in estimating the value of each option; the Company followed the minimum value method. The minimum value of each option granted to employees was estimated as of the grant date using the Black-Scholes option pricing model with the following assumptions: dividend yield of 0%, expected volatility of 0%, risk-free interest rates for individual options ranging from 1.66% to 4.12%, and an expected life of each option, ranging from three to ten years. The estimated minimum value of the options granted is amortized on a proforma basis over the option vesting periods. The Company accounted for stock-based compensation issued to non-employees using the fair value method.

F-7

Beginning on January 1, 2006, the Company accounts for stock options issued under stock-based compensation plans under the recognition and measurement principles of Statement of Financial Accounting Standards No. 123 - Revised. The Company has adopted the modified prospective transition method and therefore, has not restated prior periods’ results. Under this transition method, there was no impact to the condensed financial statements for the three months ended March 31, 2006 on net loss or basic and diluted net loss per share, as all previously granted options vested prior to adoption and there were no new issuances during the period. The fair value of each option granted to employees and non-employees will be estimated as of the grant date using the Black-Scholes option pricing model. The estimated fair value of the options granted will be recognized as an expense over the requisite service period of the award, which is generally the option vesting period.

The following table illustrates the pro forma effects on net loss and net loss per common share for the three months ended March 31, 2005 and the period from inception (April 21, 1997 to March 31, 2006) as if the Company had implemented FASB Statement No. 123 and recorded an expense for stock-based compensation issued to employees.

	Three months ended March 31, 2005	Cumulative from inception (April 21, 1997) to March 31, 2006
Net loss - as reported	$(872,619)	$(12,833,744)
Deduct: Stock based employee compensation expense determined under minimum-value based methods for all awards	1,356	589,220
Net loss - pro forma	$(873,975)	$(13,422,964)
Basic and diluted net loss per common share - as reported	$(0.03)
Basic and diluted net loss per common share - pro forma	$(0.03)
Basic and diluted weighted average number of common shares outstanding	29,549,794

Net loss per share of common stock

Basic net loss per share excludes dilution for potentially dilutive securities and is computed by dividing net loss attributable to common stockholders by the weighted average number of common shares outstanding during the period. Diluted net loss per share reflects the potential dilution that could occur if securities or other instruments to issue common stock were exercised or converted into common stock. Potentially dilutive securities realizable from the exercise of options, warrants and convertible debentures of 8,533,333, 4,506,588 and 7,242,078, respectively at March 31, 2006 and 7,533,333, 1,000,000 and -0-, respectively at March 31, 2005, are excluded from the computation of diluted net loss per share as their inclusion would be antidilutive. Potentially dilutive securities noted above exclude options to be issued under the amended and restated licensing agreement (see Note 3) and options relating to the anti dilution provision (see Note 3).

NOTE 3. LETTER OF INTENT AND REGISTRATION STATEMENT ON FORM SB-2:

On March 4, 2005, the Company entered into a non-binding letter of intent with Maxim Group to explore the possibility of raising additional capital in the public equity markets. On January 20, 2006, the Company entered into an agreement with CGF to be placement agent for a private debt financing. On March 10, 2006, the Company entered into an agreement with Maxim Group to be the co-placement agent for that private debt financing. On September 30, 2005, the Company filed a Registration Statement on Form SB-2 (file no. 333-128749) and on December 9, 2005 filed Amendment No. 1 to the Registration Statement on Form SB-2/A with the Securities and Exchange Commission. On February 10, 2006, the Company withdrew the Registration Statement on Form SB-2. The Company has not entered into any definitive agreements to raise capital in the public equity markets as a result of these agreements, but is exploring the possibility of doing so. The Company anticipates that it will issue 2,500,000 shares of common stock in a potential initial public offering. However, there can be no assurance that the Company will be able to raise additional capital in the public equity markets as a result of these agreements or any other agreements the Company may enter into.

F-8

In connection with a potential initial public offering, in the event of a decrease in stockholder value resulting from a lower per share offering price at the time of a public offering of the Company’s common stock, the Company intends to issue to investors who had participated in its private placement of stock at $1.00 per share in 2003, 2004 and 2005, warrants to purchase common stock in a quantity sufficient to restore some portion of their pre-offering value, and has entered into a non-binding agreement with an investor to that effect. Management of the Company has indicated that it intends to issue stock options to purchase common stock to certain employees and consultants of the Company in a quantity sufficient to restore some portion of their pre-offering value. These “make-whole” warrants and stock options are anticipated to be exercisable from three to five years at the same price as the per share offering price at the time of a public offering.

Also in connection with this public offering, as well as in connection with a licensing agreement, the Co-Chairmen of the Company will be issued options sufficient to bring their ownership to a combined 29.2% of the total number of outstanding shares of common stock on a fully diluted basis as of the closing of a potential public offering, assuming the exercise of such options.

NOTE 4. LETTER OF INTENT- POTENTIAL ACQUISITION:

On March 10, 2006, the Company entered into a non-binding letter of intent with a privately held collection agency to explore the possibility purchasing this company. Subsequent to March 31, 2006, the two companies agreed to terminate any further discussions on this matter.

NOTE 5. CONVERTIBLE NOTES:

In April 2005, in a private financing that involved the issuance of 7% senior convertible promissory notes due one year from the date of issuance, the Company received proceeds of $800,000, initially convertible into 1,882,352 shares of common stock. The notes from the April 2005 financing transaction matured on April 21, 2006. However, all existing April 2005 financing note holders have agreed to extend their notes to October 31, 2006. The notes contain a provision that in the event the Company raises $4 million in equity financing, or debt financing convertible to equity, the holders of these notes will receive shares based on 115% of the balance of these notes. As a result of the cumulative impact of the June/September 2005 private financing and the June 2006 Private Placement, these terms were met and the notes are convertible into 2,164,706 shares of common stock.

In June 2005, the Company received proceeds from an additional private financing of 7% senior convertible promissory notes in the aggregate principal amount of $1,250,000, due one year from the date of issuance, initially convertible into 2,941,176 shares of common stock. In September 2005, the Company received proceeds from an additional private financing of 7% senior convertible promissory notes in the aggregate principal amount of $645,000, due one year from the date of issuance, initially convertible into 1,517,649 shares of common stock. In compliance with the requirements of the June/September 2005 financing note documents, a majority of these note holders have approved the June 2006 Private Placement and have agreed to extend their notes to October 31, 2006. Based on a reduction of the conversion price of the notes in accordance with their terms that resulted from the lower conversion and exercise price of the notes and warrants, respectively, in the June 2006 Private Placement, the notes will be convertible into 3,959,900 shares of common stock.

On March 15, 2006, the Company initiated, under the terms of the March 2006 Private Placement Term Sheet, a private placement involving the issuance of 12% convertible promissory notes due one year from the date of issuance. As of March 31, 2006, the Company had raised $300,000 under this offering. Subsequent to March 31, 2006, the March 2006 Private Placement Term Sheet investors agreed to modify the terms of their notes. (See Note 9d.)

F-9

In accordance with Emerging Issues Task Force (“EITF”) 98-5 and EITF 00-27, the convertible notes are considered to have an embedded beneficial conversion feature because the conversion price is less than the fair market value at the issuance date and the contingent conversion price is expected to be less than the initial public offering price. The Company recorded a beneficial conversion feature and a deferred debt discount in connection with the value of the April 2005 and June/September 2005 notes and related investor warrants in the amount of $2,097,478, using the fair value method. In addition, the Company has recorded a beneficial conversion feature in connection with the value of the notes issued in March 2006 in the amount of $150,451. These amounts are being amortized over the life of the respective notes. During the three months ended March 31, 2006, the Company recorded amortization of the beneficial conversion feature and debt discount in the amount of $520,135. Per the terms of the note agreements, the Company shall use its best efforts to register the underlying common stock and warrants in conjunction with a potential initial public offering. In accordance with EITF 00-19, “Accounting for Derivative Financial Instruments Indexed to and Potentially Settled in, a Company’s Own Stock,” there are no factors that would prohibit equity classification relating to the embedded conversion option or the warrants. Subsequent to March 31, 2006, as a result of adjustments to the conversion price of the notes and the exercise price of the warrants, the Company incurred additional expenses for the beneficial conversion and deferred debt discount of the notes. (See Note 9d.)

The Company incurred costs in conjunction with the April 2005 and June/September 2005 notes and the June 2006 Private Placement. Total cash fees associated with the April 2005 and June/September 2005 notes were $219,350. In addition, the placement agent was issued warrants to purchase 33,600 shares of common stock valued at $109,414. Total cash fees associated with the notes issued in March 2006 were $39,000. In addition, the Company accrued an expense of $14,836 for the value of placement agent warrants issued in connection with the issuance of these notes. The total of fees and the value of the warrants have been recorded as deferred financing costs and are being amortized over the life of the notes. Amortization of deferred financing costs totaled $81,830 for the three months ended March 31, 2006 and $230,045 since inception.

NOTE 6.  LOANS PAYABLE - OTHER:

In order to provide for certain cash requirements, the Company borrowed $525,000 in the first quarter of 2006 from new investors and existing noteholders of the Company, at an interest rate of 2 1/2% per month, with maturity dates from April 30, 2006 to May 17, 2006. Subsequent to March 31, 2006, the holders of these notes agreed to modify the terms of their notes to capitalize all accrued interest through June 26, 2006, the date of closing of the June 2006 Private Placement, adding it to the note principal and to modify the terms of their notes to conform to the terms of the June 2006 Private Placement, and were rolled over to the June 2006 Private Placement.

NOTE 7. STOCKHOLDERS’ DEFICIENCY:

During the three months ended March 31, 2006, the Company recorded compensation expense of $56,406 representing the amortized amount of the fair value of options granted to advisory board members in 2003, 2004 and 2005.

NOTE 8. RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS:

In February 2006, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standard 155 - Accounting for Certain Hybrid Financial Instruments (“SFAS 155”), which eliminates the exemption from applying SFAS 133 to interests in securitized financial assets so that similar instruments are accounted for similarly regardless of the form of the instruments. SFAS 155 also allows the election of fair value measurement at acquisition, at issuance, or when a previously recognized financial instrument is subject to a remeasurement event. Adoption is effective for all financial instruments acquired or issued after the beginning of the first fiscal year that begins after September 15, 2006. Early adoption is permitted. The adoption of SFAS 155 is not expected to have a material effect on the Company’s financial position, results of operations or cash flows.

In March 2006, the FASB issued Statement of Financial Accounting Standard 156 - Accounting for Servicing of Financial Assets (“SFAS 156”), which requires all separately recognized servicing assets and servicing liabilities be initially measured at fair value. SFAS 156 permits, but does not require, the subsequent measurement of servicing assets and servicing liabilities at fair value. Adoption is required as of the beginning of the first fiscal year that begins after September 15, 2006. Early adoption is permitted. The adoption of SFAS 156 is not expected to have a material effect on the Company’s financial position, results of operations or cash flows.

F-10

NOTE 9. SUBSEQUENT EVENTS:

a. Convertible Note Offering Supplement

On May 31, 2006, the Company issued the May 2006 Private Placement Term Sheet Supplement with respect to the June 2006 Private Placement. Including $977,012 of principal and accrued interest rolled over from existing noteholders, the Company raised a total of $3,481,762 under this private financing. Of this total, $800,000 was invested by a lead investor, to which the Company issued a non-convertible 15% senior secured promissory note, repayable the earlier of October 31, 2006 or at the time of the Company’s potential public offering. The remainder of the notes issued in connection with this private financing were 15% senior secured convertible promissory notes. Assuming the completion of a 1-for-10 reverse stock split of the Company’s common stock prior to the potential public offering, an aggregate of 383,119 shares of common stock are issuable upon the conversion, at a conversion price equal to 70% of an assumed initial public offering price of $5.00 per share, of 50% of the principal on $2,681,762 of 15% senior secured convertible promissory notes purchased in the June 2006 Private Placement. In addition, for each dollar of note principal amount, each investor was issued three, three-year warrants to purchase shares of the Company’s stock at $0.01 per share. An aggregate of 1,160,598 shares of the Company’s common stock are issuable upon the exercise of outstanding three-year warrants, exercisable at $0.01 per share at an assumed initial public offering price of $5.00 per share, issued in connection with the June 2006 Private Placement. The remainder of the un-converted principal and accrued interest on the promissory notes purchased in the June 2006 Private Placement will be repaid in cash from the proceeds of the Company’s potential public offering. Maxim Group LLC and CGF acted as the placement agents in the June 2006 Private Placement. They were paid cash fees and non-accountable expense allowances aggregating to $310,818 and three-year warrants to purchase 31,508 shares of common stock at an exercise price of $3.33 per share.

On June 26, 2006, as additional collateral pursuant to the June 2006 Private Placement, the Company’s co-chairmen pledged the 16,500,000 shares of the Company's common stock that they personally own or control to secure the June 2006 Private Placement indebtedness. The stock pledge is a secondary, non-recourse liability which may be called upon only following the exhaustion of all legal remedies against the Company for collection of the indebtedness. The June 2006 Private Placement indebtedness is to be repaid or converted in shares of the Company's common stock upon the close of a potential public offering, and the stock pledge is to be released at that time.

The Registration Rights Agreement entered into in connection with the June 2006 Private Placement requires the Company to file a registration statement by October 31, 2006. In the event the registration statement is not filed or declared effective by that date, the Company will be required to pay liquidated damages as defined under the agreement.

The warrants and the embedded conversion option was accounted for under EITF issue No. 00-19 “Accounting for Derivative Financial Instruments Indexed to and Potentially Settled in a Company’s Own Stock” and EITF 05-4 view A “The Effect of a Liquidated Damages Clause on a Freestanding Financial Instrument.” Due to certain factors and the liquidated damages provision in the registration rights agreement, the Company determined that the embedded conversion option and the warrants are derivative liabilities. Accordingly, the warrants and the embedded conversion option will be marked to market through earnings at the end of each reporting period. The warrants and the conversion option are valued using the Black-Scholes valuation model. The Company will record derivative liabilities for the conversion option of $5,792,885 and $727,075 for the warrants, a debt discount of $3,481,762 and a loss on the recognition of the derivative liabilities of $3,038,198. The debt discount of $3,481,762 will be accreted over the remaining period of the related notes, or until October 31, 2006.

b.  Anti dilution provisions

As a result of the conversion and exercise price of the notes and warrants issued in the June 2006 Private Placement, and in connection with certain anti-diution provisions in the notes and warrant agreements, the conversion and exercise price of the notes and warrants related to the Company’s 7% senior convertible promissory notes and warrants issued in the June/September 2005 private financing, were reduced. As a result of this dilutive calculation, and assuming the completion of a 1-for-10 reverse stock split of the Company’s common stock prior to the potential public offering, an aggregate of 395,990 shares of the Company’s common stock are issuable upon the conversion, at a conversion price of $2.67 per share, discounted from an assumed initial public offering price of $5.00 per share, of 50% of the principal and accrued interest to August 15, 2006 on $1,895,000 of the Company’s 7% senior convertible promissory notes purchased in the private financing in June/September 2005. In addition, the exercise price of the outstanding five-year warrants related to this financing has been reduced to $2.52 per share at an assumed initial public offering price of $5.00 per share.

F-11

As a result of the conversion and exercise price of the notes and warrants issued in the June 2006 Private Placement, and in connection with certain anti-diution provisions in the warrant agreement, the exercise price of the warrants related to the Company’s 7% senior convertible promissory notes and warrants issued in the April 2005 private financing, was reduced. As a result of this dilutive calculation, and assuming the completion of a 1-for-10 reverse stock split of the Company’s common stock prior to the potential public offering (see Note 2), the exercise price of the outstanding three-year warrants related to this financing has been reduced to $2.45 per share at an assumed initial public offering price of $5.00 per share. In addition, an aggregate of 216,472 shares of common stock are issuable upon the conversion, at a conversion price equal to 85% of an assumed initial public offering price of $5.00 per share, of 115% of the principal on $800,000 of the Company’s 7% convertible promissory notes purchased in a private financing in April 2005.

A result of the increase in conversion shares and the reduction of the warrant exercise price which resulted from the anti-dilution calculation described above, the Company intends to recognize additional expenses in connection with the modified beneficial conversion feature and deferred debt discount in the amount of $571,075. This amount will be amortized over the life of the respective notes.

c.  Authorized shares and reverse stock split

On May 8, 2006, the Company’s board of directors and holders of a majority of the Company’s outstanding shares of common stock approved an amendment to the Company’s certificate of incorporation to increase the number of the Company’s authorized shares of common stock from 50,000,000 to 100,000,000 shares. This amendment will become effective upon filing with the Delaware Secretary of State following compliance with applicable filing and stockholder notification requirements pursuant to Delaware law and the Securities Exchange Act of 1934. Also on May 8, 2006, the Company’s board of directors and holders of a majority of the Company’s outstanding shares of common stock approved a reverse stock split, which would become effective prior to the closing of the planned public offering. (See Note 2.)

d.  Formation of subsidiary and signing of preliminary, non-binding funding term sheet

On June 5, 2006, the Company formed a wholly owned subsidiary, DRV Capital LLC. This subsidiary may potentially purchase portfolios of defaulted consumer debt and attempt to collect on that debt. In May 2006, the Company signed a preliminary, non-binding term sheet with a possible financial partner. Preliminary terms call for the partner to provide the Company with up to $20 million in such financings, secured by the debt portfolios which are purchased with those funds. The Company has not yet finalized these financing arrangements.

F-12

 REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Audit Committee of the Board of Directors
of Debt Resolve, Inc.

We have audited the accompanying balance sheets of Debt Resolve, Inc (a development stage company) (the “Company”) as of December 31, 2005 and 2004, and the related statements of operations, stockholders’ equity (deficiency), and cash flows for the years then ended and for the period from January 1, 2003 to December 31, 2005 (for which the statements of operations and cash flows are not presented separately herein). These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits. The financial statements of the Company for the period from April 21, 1997 (inception) to December 31, 2002 were audited by other auditors whose report, dated March 17, 2003, expressed an unqualified opinion on those statements and included an explanatory paragraph regarding the Company’s ability to continue as a going concern. The statements for the period from April 21, 1997 (inception) to December 31, 2002 reflect a deficit accumulated during the development stage of $5,742. The other auditors’ report has been furnished to us, and our opinion, insofar as it related to the amounts included for such prior periods, is based solely on the report of such other auditors.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, based on our audit and the report of the other auditors, the financial statements referred to above present fairly, in all material respects, the financial position of Debt Resolve, Inc. as of December 31, 2005 and 2004, and the results of its operations and its cash flows for the years ended December 31, 2005 and 2004 and for the period from April 21, 1997 (inception) to December 31, 2005 in conformity with United States generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Note 2, the Company has no significant revenues and has incurred significant losses since inception, which raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Marcum & Kliegman LLP

New York, New York
February 21, 2006, except for Note 18c, as to which the date is March 10, 2006 and Note 18b, as to which the date is
March 27, 2006.

F-13

DEBT RESOLVE, INC.
(A Development Stage Company)
Balance Sheets

	December 31,
	2005	2004
ASSETS
Current assets:
Cash	$23,576	$34,747
Accounts receivable	6,966	1,219
Prepaid expenses and other current assets	87,005	30,951

Total current assets	117,547	66,917

Fixed assets, net	151,981	62,500
Other assets:
Deferred offering costs	—	43,540
Deferred financing costs	180,549	—
Deposits and other assets	93,605	19,399
Total other assets	274,154	62,939
Total assets	$543,682	$192,356

LIABILITIES AND STOCKHOLDERS’ DEFICIENCY
Current liabilities:
Accounts payable	$620,655	$80,021
Accrued compensation expenses	—	95,667
Accrued expenses	119,234	69,138
Loans payable to stockholders	350,000	10,000
Convertible notes, net of deferred discount of $1,078,953	1,676,475	—
Total liabilities	2,766,364	254,826
Commitments and contingencies

Stockholders’ deficiency:
Preferred stock, 10,000,000 shares authorized, $.001 par value, none issued and outstanding	—	—
Common stock, 50,000,000 shares authorized, $0.001 par value, 29,703,900 and 29,479,000 shares issued and outstanding, respectively	29,704	29,479
Additional paid-in capital	8,920,113	5,814,868
Deferred compensation	(188,150)	(326,010)
Deficit accumulated during the development stage	(10,984,349)	(5,580,807)

Total stockholders’ deficiency	(2,222,682)	(62,470)

Total liabilities and stockholders’ deficiency	$543,682	$192,356

The accompanying notes are an integral part of these financial statements.

F-14

DEBT RESOLVE, INC.
(A Development Stage Company)
Statements of Operations

	Years ended December 31,		Cumulative from inception (April 21, 1997) to December 31,
	2005	2004	2005

Revenues	$23,599	$2,787	$26,386
Costs and expenses:
Payroll and related expenses	1,516,467	906,437	3,165,749
General and administrative expenses (1)	1,798,099	1,686,158	4,590,033
Waived royalty fees - related parties	—	—	600,000
Research and development expenses	—	46,022	499,323
Depreciation expenses	39,094	38,013	90,972

Total expenses	3,353,660	2,676,630	8,946,077

Loss from operations	(3,330,061)	(2,673,843)	(8,919,691)

Other income and expense:

Terminated offering costs	(736,037)	—	(736,037)
Net interest(expense) income	(112,777)	4,845	(103,954)
Amortization of the beneficial conversion feature and deferred debt discount	(1,227,167)	—	(1,227,167)
Other income	2,500	—	2,500
Total other (expense) income	(2,073,481)	4,845	(2,064,558)

Net loss	$(5,403,542)	$(2,668,998)	$ (10,984,349)

Per share data:
Basic and diluted net loss per common share	$(0.18)	$(0.09)
Basic and diluted weighted average number of common shares outstanding	29,665,901	29,133,746

(1)	Includes stock based compensation of $634,244 and $869,190 for the years ended 2005 and 2004, respectively, and $1,973,598 since inception.

The accompanying notes are an integral part of these financial statements.

F-15

DEBT RESOLVE, INC.
(A Development Stage Company)
Statements of Stockholders’ Equity (Deficiency)
From Inception (April 21, 1997) to December 31, 2005

	Preferred Stock		Common Stock
	Number of Shares	Amount	Number of Shares	Amount	Deferred compensation	Additional Paid in Capital	Deficit Accumulated During the Development Stage	Total
INCEPTION, APRIL 21, 1997	—	$—	—	$—		$—	$—	$—
Issuance of common stock	—	—	500,000	500		—	—	500
Net loss	—	—	—	—		—	(330)	(330)
Balance at December 31, 1997	—	—	500,000	500		—	(330)	170
Capital contribution		—	—	—		20	—	20
Net loss	—	—	—	—		—	(190)	(190)
Balance at December 31, 1998	—	—	500,000	500		20	(520)	—
Capital contribution		—	—	—		209	—	209
Net loss	—	—	—	—		—	(209)	(209)
Balance at December 31, 1999	—	—	500,000	500		229	(729)	—
Capital contribution		—	—	—		1,387	—	1,387
Net loss	—	—	—	—		—	(1,387)	(1,387)
Balance at December 31, 2000	—	—	500,000	500		1,616	(2,116)	—
Capital contribution		—	—	—		1,225	—	1,225
Net loss	—	—	—	—		—	(1,225)	(1,225)
Balance at December 31, 2001	—	—	500,000	500		2,841	(3,341)	—
Capital contribution	—	—	—	—		2,401	—	2,401
Net loss	—	—	—	—		—	(2,401)	(2,401)
Balance at December 31, 2002	—	—	500,000	500		5,242	(5,742)	—
Sales of Common stock to principal stockholders, January, 2003 ($0.001 per share)	—	—	22,500,000	22,500		—	—	22,500
Sales of Common stock January, 2003 ($0.001 per share)	—	—	3,600,000	3,600		—	—	3,600
Common stock issued to pay consulting fees, April 2003 ($0.20 per share)	--	—	135,000	135		26,865	—	27,000
Common stock issued to pay compensation, May 2003 ($0.20 per share)	—	—	145,000	145		28,855	—	29,000
Conversion of loan into Common stock, April 2003 ($0.20 per share)	--	—	500,000	500		99,500	—	100,000
Conversion of loan into Common stock, July 2003 ($0.20 per share)	—	—	50,000	50		9,950	—	10,000
Rescinded Common stock issued to pay compensation, July 2003 ($0.20 per share)	—	—	(145,000)	(145)		(28,855)	—	(29,000)
Rescinded conversion of loan into Common stock, July 2003 ($0.20 per share)	—	—	(50,000)	(50)		(9,950)	—	(10,000)
Capital contributed from the waiver of accrued compensation and consulting fees	—	—	—	—		853,567	—	853,567
Capital contributed from the waiver of royalty fee	—	—	—	—		600,000	—	600,000
Capital contributed from the grant of stock options to pay for consulting services	—	—	—	—	(577,709)	577,709	—	—
Amortization of deferred compensation					443,164			443,164

F-16

	Preferred Stock		Common Stock
	Number of Shares	Amount	Number of Shares	Amount	Deferred compensation	Additional Paid in Capital	Deficit Accumulated During the Development Stage	Total
Sales of Common stock in private placement, June 2003 - December 2003 ($1.00 per share)	—	—	1,785,000	1,785	—	1,783,215	—	1,785,000
Offering costs of private placement	—	—	—	—	—	(53,926)	—	(53,926)
Net loss	—	—	—	—	—	—	(2,906,067)	(2,906,067)
Balance at December 31, 2003	—	$—	29,020,000	$29,020	(134,545)	$3,892,172	$(2,911,809)	$874,838
Common stock issued to pay consulting fees, March 2004 ($1.00 per share)	—	—	9,000	9	—	8,991	—	9,000
Sales of common stock in private placement, June - December 2004 ($1.00 per share)	—	—	450,000	450	—	449,550	—	450,000
Capital contributed from imputed compensation	—	—	—	—	—	412,500	—	412,500
Capital contributed from the grant of stock options to pay for consulting services	—	—	—	—	(1,051,655)	1,051,655	—	—
Amortization of deferred compensation					860,190			860,190
Net loss	—	—	—	—		--	(2,668,998)	(2,668,998)
Balance at December 31, 2004			29,479,000	$29,479	(326,010)	$5,814,868	$(5,580,807)	$(62,470)
Capital contributed from stock issued to pay compensation					—	84,000		84,000
Sales of common stock in private placement, January-March 2005 ($1.00 per share)	—	—	224,900	225	—	224,675	—	224,900
Reimbursement of offering costs of private placement						25,000		25,000
Offering costs of private placement	—	—			—	(44,206)	—	(44,206)
Capital contributed from imputed compensation	—	—		—	—	112,500	—	112,500
Capital contributed from deferred debt discount					—	2,097,478		2,097,478
Capital contributed from grant of warrants for bridge financings					—	109,414		109,414
Capital contributed from the grant of stock options to pay for consulting services	—	—		—	(496,384)	496,384	—	—
Amortization of deferred compensation	—	—		—	634,244 —	—	(5,403,542)	634,244 (5,403,542)
Net loss
Balance at December 31, 2005	—	$—	29,703,900	$29,704	$(188,150)	$8,920,113	$(10,984,349)	$(2,222,682)

The accompanying notes are an integral part of these financial statements.

F-17

DEBT RESOLVE, INC.
(A Development Stage Company)
Statements of Cash Flows

	Years ended December 31,		Cumulative from inception (April 21, 1997 to December 31, 2005)
	2005	2004
Cash flows from operating activities:
Net loss	$(5,403,542)	$(2,668,998)	$(10,984,349)
Adjustments to reconcile net loss to net cash used by operating activities:
Non cash stock-based compensation	634,244	869,190	1,973,598
Waived and imputed compensation, royalty and consulting fees	112,500	412,500	1,983,809
Amortization of debt discount	1,078,953	—	1,078,953
Amortization of debt financing costs	148,215	—	148,215
Terminated offering costs	736,037	—	736,037
Depreciation	39,094	38,012	90,972
Loss on disposal of fixed assets	14,954	—	14,954
Changes in operating assets and liabilities:
Accounts receivable	(5,747)	(1,219)	(6,966)
Other current assets	(12,514)	(4,483)	(43,465)
Deposits and other assets	(74,206)	(13,805)	(93,605)
Accounts payable	540,634	(15,622)	620,654
Accrued expenses	38,429	(17,504)	203,234
Net cash used in operating activities	(2,152,949)	(1,401,928)	(4,277,959)
Cash flows from investing activities:
Purchases of fixed assets	(143,529)	(9,995)	(257,906)
Cash flows from financing activities:
Proceeds from issuance of convertible notes	2,695,000		2,695,000
Issuance of common stock	224,900	450,000	2,432,574
Proceeds from stockholders’ loans	400,000	—	510,000
Repayment of stockholders’ loans	(60,000)	—	(60,000)
Stock offering costs	(780,243)	(43,540)	(823,783)
Reimbursement of stock offering costs	25,000	—	25,000
Deferred financing costs	(219,350)	—	(219,350)
Net cash provided by financing activities	2,285,307	406,460	4,559,441
Net increase (decrease) in cash	(11,171)	(1,005,463)	23,576
Cash at beginning of period	34,747	1,040,210	—
Cash at end of period	$23,576	$34,747	$23,576

Non cash investing and financing activities:
Conversion of stockholder’s loan to common stock	$—	$—	$100,000

Issuance of common stock for accrued compensation	$84,000	$—	$84,000
Issuance of warrants for deferred financing fees	$109,414	$—	$109,414
Capital contribution from waived royalty fees	$—	$—	$600,000
Capital contribution from waived and imputed compensation and consulting fees	$112,500	$412,500	$1,383,809

The accompanying notes are an integral part of these financial statements.

F-18

DEBT RESOLVE, INC.
(A Development Stage Company)
Notes to Financial Statements
December 31, 2005

NOTE 1. ORGANIZATION AND DEVELOPMENT STAGE ACTIVITIES:

Description of business

Debt Resolve, Inc. (“Debt Resolve” or the “Company”), is a Delaware corporation formed on April 21, 1997. The Company provides banks, lenders, credit card issuers, third party collection agencies and purchasers of charged-off debt an Internet-based online system (“the DebtResolve system”) for the collection of past due consumer debt. The Company offers its service as an Application Service Provider (“ASP”) model, enabling clients to introduce this collection option with no modifications to their existing collections computer systems. Its products capitalize on using the Internet as a tool for communication, resolution, settlement and payment of delinquent debts. The DebtResolve system features, at its core, a patented online bidding system.

Organization

Until February 24, 2003, the Company, formerly named Lombardia Acquisition Corp., was inactive and had no significant assets, liabilities or operations. On February 24, 2003, James D. Burchetta, Charles S. Brofman, and Michael S. Harris (collectively, the “Principal Stockholders”) purchased 22,500,000 newly-issued shares of the Company’s common stock, representing 84.6% of the then outstanding shares, pursuant to a Stock Purchase Agreement effective January 13, 2003 between the Company and each of the Principal Stockholders. The Company received an aggregate cash payment of $22,500 in consideration for the sale of such shares to the Principal Stockholders. The Board of Directors was then reconstituted. On May 7, 2003, following approvals by the Board of Directors and holders of a majority of the Company’s common stock, the Company’s Certificate of Incorporation was amended to change the Company’s corporate name to Debt Resolve, Inc. and increase the number of the Company’s authorized shares of common stock from 20,000,000 to 50,000,000 shares.

Development stage activities

In accordance with Statement of Financial Accounting Standards (“SFAS”) No. 7, Accounting and Reporting by Development Stage Enterprises, the Company is considered to be in the development stage since it is devoting substantially all of its efforts to establishing a new business and its planned principal operations have not produced any significant revenues. Since February 24, 2003, the Company has devoted substantially all of its efforts to planning and budgeting, research and development activities, and raising capital. In January 2004, the Company substantially completed the development of an online system for the settlement of credit card and other consumer debt and began marketing its product to banks and other creditors. In February 2004, the Company implemented its online system, on a test basis, with a collection agency. In July 2004, the Company implemented its online system with a second client and began generating revenue based on a percentage of the amount of debt collected by this client. By the end of 2005, the Company had nine clients under contract, five of which were operational, however the Company has not earned, nor did it expect to generate, significant revenues from these clients during the initial start-up periods.

NOTE 2. GOING CONCERN AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

Going concern and management plans

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. As of December 31, 2005, the Company had incurred an accumulated deficit of $10,984,349. The Company has still not recorded any significant revenue, and its working capital is not sufficient to fund its plan of operations beyond the end of April 2006.

During the year ended December 31, 2005, the Company entered into a non-binding letter of intent with an investment banking firm to explore the possibility of raising additional capital in the public equity markets. In separate financing transactions in April and June/September of 2005, the Company received proceeds from the issuance of 7% convertible promissory notes in the total aggregate principal amount of $2,695,000. (See Note 5). The notes from the April 2005 financing transaction will mature on April 21, 2006. The Company intends to request that existing bridge note holders extend their notes.

F-19

On September 30, 2005, the Company filed a Registration Statement on Form SB-2 with the Securities and Exchange Commission (“SEC”). The Company withdrew that registration statement on February 10, 2006. During November and December of 2005, the Company borrowed $400,000 from stockholders. Subsequent to December 31, 2005, the Company raised $525,000 through the issuance of short term notes with an interest rate of 2-1/2% per month, and with maturities from April 30, 2006 to May 17, 2006. On January 20, 2006, the Company entered into an agreement with an investment banking firm, Capital Growth Financial, LLC (“CGF”), whereby CGF agreed to serve as placement agent for a private financing consisting of the issuance of the Company’s senior convertible promissory notes. As of March 27, 2006, the Company had raised $300,000 under this offering (See Note 18b). These notes are convertible at any time at the option of the holder into shares of common stock at a price of $0.33 per share.  If the Company raises the maximum $3,500,000 contemplated by this private financing (not including the $1,000,000 over allotment option), an aggregate of approximately 1,050,000 shares of common stock will be issuable, upon the consummation of a potential public offering, at a conversion ratio equal to 66.67% of an assumed initial public offering price of $5.00 per share. Maxim Group LLC is acting as the co-placement agent in this private financing. However, there is no assurance that the Company will be able to raise sufficient additional capital as needed to execute its business plan. The Company still has not recorded any significant revenue, and its working capital is not sufficient to fund its plan of operations beyond the end of April 2006. The aforementioned factors raise substantial doubt about the Company’s ability to continue as a going concern.

On March 10, 2006, the Company entered into a non-binding letter of intent with a privately held collection agency to explore the possibility purchasing this company (See Note 18c). The Company has not entered into any definitive agreements to purchase this collection agency as a result of this letter of intent, but is exploring the possibility of doing so.

Prior period adjustments/restatement

Effective August 16, 2005, the Company corrected two errors, (1) relating to stock based compensation expense for options granted to consultants and advisory board members for which the Company did not record a compensation charge during fiscal 2003 and 2004 and the three months ended March 31, 2005, and (2) relating to reimbursement for deferred offering costs which had been improperly credited against general and administrative expenses rather than additional paid in capital.  In addition, the Company made a number of reclassifications within the various statements. The Company subsequently corrected the methodology it used to calculate the value of non-employee options to include a volatility figure derived from an index of comparable companies in accordance with SFAS No. 123. Amounts reflected herein for the year ended December 31, 2004 represent the restated financial information included in the Form 10-KSB/A No. 2 which was filed with the SEC on March 30, 2006.

Cash and cash equivalents

For purposes of the consolidated statements of cash flows, the Company considers all highly liquid debt instruments with original maturities of three months or less to be cash equivalents. From time to time, the Company has balances in excess of the federally insured limit.

Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and the accompanying notes. These estimates and assumptions are based on management’s judgment and available information and, consequently, actual results could be different from these estimates.

Revenue recognition

The Company earned revenue during 2005 and 2004 from several collection agencies and lenders that implemented the Company’s online system. The Company’s preliminary contracts provide for revenue based on a percentage of the amount of debt collected from accounts submitted on the DebtResolve system. Although other revenue models have been proposed, most revenue earned to date has been determined using this method, and such revenue is recognized when the settlement amount of debt is collected by the client. For the early adopters of the Company’s product, the Company waived set-up fees and other transactional fees that the Company anticipates charging in the future. While the percent of debt collected will continue to be a revenue recognition method going forward, other payment models are also being offered to clients and may possibly become the Company’s preferred revenue model. Dependent on the structure of future contracts, revenue may be derived from a combination of set up fees or monthly licensing fees with transaction fees upon debt settlement.

F-20

Imputed salary expense

Under the terms of employment agreements the Company has had with its Co-Chairman and Chief Executive Officer and with its Executive Vice President, General Counsel and Secretary during the year ended December 31, 2004 and a portion of the year ended December 31, 2005, the Company did not pay these officers a salary, due to certain conditions as specified in the agreements. The Company recorded compensation expense and a capital contribution in an amount equal to the salary that would have been paid during those periods, representing an imputed compensation expense for the minimum base salary amounts under the agreement with them, as if the Company had met the condition for paying their salaries. (See Note 10).

Research and development expenses

Research and development expenses consist primarily of payroll and related expenses and consulting fees incurred in connection with employees and consultants involved in the development of the Company’s online software product. The Company follows the guidelines of Statement of Financial Accounting Standards No. 86, Accounting for the Costs of Computer Software to be Sold, Leased, or Otherwise Marketed, and Statement of Financial Accounting Standards No. 2, Accounting for Research and Development Costs. Since the Company intended and has begun to market its online product, these costs have been charged to expense as incurred and classified as research and development expenses. In January 2004, the Company substantially completed the development of and began marketing its online product. Commencing February 2004, costs incurred in connection with the operation, maintenance, modification, and customization of the Company’s product have been charged to expense as incurred, but are not classified as research and development expenses.

Fixed assets

Fixed assets are stated at cost, less accumulated depreciation. Depreciation is provided over the estimated useful life of each class of assets using the straight-line method. Expenditures for maintenance and repairs are charged to expense as incurred. Additions and betterments that substantially extend the useful life of the asset are capitalized. Upon the sale, retirement, or other disposition of property and equipment, the cost and related accumulated depreciation are removed from the balance sheet, and any gain or loss on the transaction is included in the statement of operations.

Income taxes

In accordance with Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes, the Company uses an asset and liability approach for financial accounting and reporting for income taxes. The basic principles of accounting for income taxes are: (a) a current tax liability or asset is recognized for the estimated taxes payable or refundable on tax returns for the current year; (b) a deferred tax liability or asset is recognized for the estimated future tax effects attributable to temporary differences and carryforwards; (c) the measurement of current and deferred tax liabilities and assets is based on provisions of the enacted tax law and the effects of future changes in tax laws or rates are not anticipated; and (d) the measurement of deferred tax assets is reduced, if necessary, by the amount of any tax benefits that, based on available evidence, are not expected to be realized.

Stock-based compensation

Stock options issued under stock-based compensation plans are accounted for under the recognition and measurement principles of Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees, and Related Interpretations. No stock-based employee compensation cost is reflected in the net loss, as all options granted under these plans had an exercise price equal to the market value of the underlying common stock, as determined by the Board of Directors, on the date of grant. Statement of Financial Accounting Standards No. 148, Accounting for Stock-Based Compensation - Transition and Disclosure - an Amendment of FASB Statement No. 123, requires the disclosure of the effect on net loss and loss per share had the Company applied the minimum value recognition provisions of FASB Statement No. 123, “Accounting for Stock-Based Compensation,” to stock-based employee compensation. The minimum value of each option granted to employees is estimated as of the grant date using the Black-Scholes option pricing model with the following assumptions: dividend yield of 0%, expected volatility of 0%, risk-free interest rates for individual options ranging from 1.66% to 4.12%, and an expected life of each option, ranging from three to ten years. Since there is no public market for the Company’s stock, the Company does not consider volatility in estimating the value of each employee stock option; the Company follows the minimum value method. The estimated minimum value of the options granted is amortized on a pro-forma basis over the option vesting periods.

F-21

The Company accounts for stock-based compensation issued to non-employees using the fair value method. (See Note 7.)

During 2004, the Company granted employee options to purchase 1,140,000 shares of its common stock. During 2005 the Company did not grant any employee options to purchase shares of its common stock. As of December 31, 2005, the weighted average exercise price and the weighted average expected life of the stock options granted to employees were $0.63 and 6.00 years, respectively.

The following table illustrates the pro forma effects on net loss and net loss per common share for the years ended December 31, 2005 and 2004 as if the Company had applied the minimum value recognition provisions of FASB Statement No. 123 to stock-based compensation issued to employees.

	Year ended December 31,		Cumulative from inception (April 21, 1997) to December 31,
	2005	2004	2005
Net loss - as reported	$(5,403,542)	$(2,668,998)	$(10,984,349)
Deduct: Stock based employee compensation expense determined under minimum-value based methods for all awards	1,842	231,378	589,220
Net loss - pro forma	$(5,405,384)	$(2,900,376)	$(11,573,569)
Basic and diluted net loss per common share - as reported	$(0.18)	$(0.09)
Basic and diluted net loss per common share - pro forma	$(0.18)	$(0.10)
Basic and diluted weighted average number of common shares outstanding	29,665,901	29,133,746

Net loss per share of common stock

Basic net loss per share excludes dilution for potentially dilutive securities and is computed by dividing net loss attributable to common stockholders by the weighted average number of common shares outstanding during the period. Diluted net loss per share reflects the potential dilution that could occur if securities or other instruments to issue common stock were exercised or converted into common stock. Potentially dilutive securities realizable from the exercise of options, warrants and convertible debentures of 8,533,333, 4,506,588 and 6,341,177, respectively, at December 31, 2005 and options of 7,033,333 at December 31, 2004, respectively, are excluded from the computation of diluted net loss per share as their inclusion would be antidilutive. The potentially dilutive securities noted above exclude options to be issued under the amended and restated licensing agreement (see Note 9a) and options relating to the anti dilution provision (see Note 4).

F-22

NOTE 3. FIXED ASSETS:

Fixed assets consist of the following:

	Useful life	December 31, 2005	December 31, 2004
Computer equipment	3 years	$87,562	$70,971
Computer software	3 years	1,919	1,919
Telecommunications equipment	5 years	2,685	—
Office equipment	3 years	2,193	2,192
Furniture and fixtures	5 years	103,172	24,250
Leasehold improvements	Lease term	21,080	15,046
		218,611	114,378
Less: accumulated depreciation		(66,630)	(51,878)
		$151,981	$62,500

Concurrent with the Company’s move to new premises on July 29, 2005, certain assets were taken out of service and the original cost and related accumulated depreciation were removed from the balance sheet. Removing the original cost of $39,296 and the related accumulated depreciation of $24,342 resulted in a net loss on disposal of fixed assets of $14,954 for the year ended December 31, 2005.

Depreciation expense totaled $39,094 and $38,013 for the years ended December 31, 2005 and 2004, respectively, and $90,972 since inception.

NOTE 4. LETTER OF INTENT AND REGISTRATION STATEMENT ON FORM SB-2:

On March 4, 2005, the Company entered into a non-binding letter of intent with an investment banking firm to explore the possibility of raising additional capital in the public equity markets. On January 20, 2006, the Company entered into an agreement with a second investment banking firm to be placement agent for a private debt financing. Subsequent to that date, this second firm has also indicated its intention to be co-underwriter for a potential public offering. The Company has not entered into any definitive agreements to raise capital in the public equity markets as a result of these agreements, but is exploring the possibility of doing so. On September 30, 2005, the Company filed a Registration Statement on Form SB-2 and on December 9, 2005 filed Amendment No. 1 to Registration Statement on Form SB-2/A with the Securities and Exchange Commission. On February 10, 2006, the Company withdrew the Registration Statement on Form SB-2. Management of the Company has indicated that it intends to refile a revised registration statement at a future date that has not yet been determined. However, there can be no assurance that the Company will be able to raise additional capital in the public equity markets. Also in connection with this potential public offering, in the event of a decrease in stockholder value resulting from a lower per share offering price at the time of a public offering of the Company’s common stock, the Company intends to issue to investors who had participated in its private placement of stock at $1.00 per share in 2003 and 2004, warrants to purchase common stock in a quantity sufficient to restore some portion of their pre-offering value, and has entered into a non-binding agreement with an investor to that effect. Management of the Company has indicated that it intends to issue stock options to purchase common stock to certain employees and consultants of the Company in a quantity sufficient to restore some portion of their pre-offering value. These “make-whole” warrants and stock options are anticipated to be exercisable from three to five years at the same price as the per share offering price at the time of a public offering. Because the registration statement was withdrawn, $736,037 in previously recorded deferred offering costs were expensed during the year ended December 31, 2005.

NOTE 5. CONVERTIBLE NOTES:

On April 21, 2005, in a private financing that involved the issuance of 7% senior convertible promissory notes due one year from the date of issuance, the Company received proceeds of $800,000, initially convertible into 1,882,352 shares of common stock. As part of the private financing, the Company issued to the investors warrants to purchase 941,176 warrants to purchase common stock, exercisable for a period of three years at $0.425 per share.

F-23

On June 28, 2005, the Company received proceeds from an additional private financing of 7% senior convertible promissory notes in the aggregate principal amount of $1,250,000, due one year from the date of issuance, convertible into 2,941,176 shares of common stock. As part of the private financing, the Company issued to the investors warrants to purchase 1,470,590 shares of common stock, exercisable for a period of five years at $0.425 per share. The terms of the notes and warrants issued in the June 2005 private financing were substantially identical to those issued in the April 2005 private financing, except with respect to the conversion provision for the notes and the exercise period of the warrants. The conversion provision on the April financing is 100% upon a potential IPO; while 50% of the notes issued in connection with the June and September financing is convertible into stock of the Company upon a potential IPO and 50% will be paid in cash. Under the April, June and September financings, the principal amount and accrued interest are convertible into shares of common stock at any time at the option of the holder. The warrants issued in connection with the April financing have an exercise period of three years; while the warrants issued in connection with the June and September financings have an exercise period of five years.

On September 6, 2005, the Company received proceeds from an additional private financing of 7% senior convertible promissory notes in the aggregate principal amount of $645,000, due one year from the date of issuance, initially convertible into 1,517,649 shares of common stock. As part of this private financing, the Company issued to the investors warrants to purchase 758,827 shares of common stock exercisable for a period of five years at $0.425 per share. The terms of the notes and warrants issued in the September 2005 private financing were identical to those issued in the June 2005 private financing.

The principal amount and accrued interest under the April and the June/September notes are convertible into shares of common stock at any time at the option of the holder, and automatically, in the case of a public offering of the Company’s common stock, in which case (i) for the April 2005 notes, all of the outstanding principal amount and accrued interest under the notes will be converted into shares of common stock, and (ii) for the June and September 2005 notes, 50% of the outstanding principal amount and accrued interest under the notes will be converted into shares of common stock, and the remaining 50% of the outstanding principal amount and accrued interest under the notes will be repaid to the holders from the proceeds of such public offering. The notes from the April 2005 financing transaction will mature on April 21, 2006. The Company intends to request that existing bridge note holders extend their notes.

In accordance with Emerging Issues Task Force (“EITF”) 98-5 and EITF 00-27, the convertible notes are considered to have an embedded beneficial conversion feature because the conversion price is less than the fair market value at the issuance date and the contingent conversion price is expected to be less than the initial public offering price. The principal amount and accrued interest under the April and the June/September notes are convertible into shares of common stock at any time at the option of the holder, and automatically, in the case of a public offering of the Company’s common stock, in which case (i) for the April 2005 notes, all of the outstanding principal amount and accrued interest under the notes will be converted into shares of common stock, and (ii) for the June and September 2005 notes, 50% of the outstanding principal amount and accrued interest under the notes will be converted into shares of common stock, and the remaining 50% of the outstanding principal amount and accrued interest under the notes will be repaid to the holders from the proceeds of such public offering. The Company has recorded a beneficial conversion feature and a deferred debt discount in connection with the value of the notes and related investor warrants of $2,097,478, using the fair value method. This amount is being amortized over the life of the notes. Amortization of the beneficial conversion feature and deferred debt discount totaled $1,078,953 for the year ended December 31, 2005. The Company shall use its best efforts to register the underlying common stock and warrants in conjunction with a potential future IPO. In accordance with EITF 00-19, “Accounting for Derivative Financial Instruments Indexed to and Potentially Settled in, a Company’s Own Stock,” there are no factors that would prohibit equity classification relating to the embedded conversion option or the warrants.

Maxim Group LLC acted as the placement agent in the June/September 2005 private financing and received placement fees of $142,800 and non-accountable expenses of $53,550. In addition, Maxim Group received warrants to purchase 336,000 shares of common stock, valued at $109,414 using the fair value method, exercisable for a period of three years at $0.425 per share. Total cash fees associated with this offering were $219,350, including the above-mentioned fees paid to Maxim Group LLC and also including other fees of $23,000, paid to underwriter’s attorneys and a stock transfer agent. The total of fees and the value of the warrants have been recorded as deferred financing costs and will be amortized over the life of the notes. Amortization of deferred financing costs totaled $148,215 for the year ended December 31, 2005.

F-24

NOTE 6. STOCKHOLDERS’ EQUITY:

In March 2004, the Company issued 9,000 shares of its common stock to two consultants valued at $9,000 for services provided to the Company in connection with the preparation of a private placement memorandum.

During 2004, the Company issued an aggregate of 450,000 shares of its common stock in a series of private placement closings at a price of $1.00 per share.

During the year ended December 31, 2004, under the terms of their amended employment agreements, no salary payments were made to Messrs. Burchetta, Harris and Silberstein (see Note 10). The Company recorded compensation expense and a capital contribution totaling $412,500 during 2004, representing an imputed compensation expense for the minimum base salary amounts under the agreements with Messrs. Burchetta, Harris and Silberstein, as if the Company had met the condition for paying their salaries.

During the year ended December 31, 2005, the Company issued 224,900 shares of common stock through a private placement for a total of $224,900 and incurred expenses of the private placement of $44,206. During the year ended December 31, 2005, the Company issued warrants to purchase 1,000,000 shares of common stock to a consultant who also invested in this private placement, exercisable at $0.425 per share, valued at $744,245. These warrants are exercisable for three years from the date of grant and vested upon issuance.

During the year ended December 31, 2005, two stockholders reimbursed the Company for $25,000 of deferred offering costs. Such amount has been credited to additional paid-in capital.

During the year ended December 31, 2005, the Company recorded imputed compensation expense of $112,500 related to salaries for its Co-Chairman and Chief Executive Officer and its Executive Vice President, General Counsel and Secretary as if the Company had met the terms for the payment of their salaries as stipulated in their employment agreements, and recorded the waived salary as a contribution to paid-in capital. (See Note 10).

During the year ended December 31, 2005, the Company granted, effective as of the date the Company completes a potential public stock offering that is declared effective and assuming a proposed 1-for-10 reverse stock split, its Senior Vice President and Chief Technology Officer and its Chief Financial Officer, Treasurer and Secretary options to purchase 230,000 and 100,000 shares, respectively, of Company common stock. These stock options will be exercisable at $5.00 per share (subject to adjustment to the actual potential public offering price), will have a term of five years from their date of grant and will vest immediately upon a potential public stock offering. The initial number of shares and the exercise price per share thereof subject to each option assume that the Company completes a proposed 1-for-10 reverse stock split of its outstanding shares of common stock prior to the date of grant, and in the event the stock split actually effected by the Company is in a different ratio than 1-for-10, the number of shares and the exercise price per share thereof subject to each option will automatically be adjusted accordingly. The fair value of these stock options will be determined at the date the potential public stock offering is declared effective. In the event that the potential public stock offering does not take place by May 31, 2006, the options terminate and become null and void.

NOTE 7. STOCK OPTIONS:

During 2004, the Company granted non-employee options to purchase 500,000 shares of common stock valued at $307,410 using the fair value method, to two members of its Board of Advisors, exercisable at $1.00 per share. During 2004, the Company also granted non-employee options to purchase 1,000,000 shares of its common stock to a consultant in order to settle a dispute regarding unpaid consulting fees and expenses and in exchange for the consultant’s agreement to continue to seek additional investors for the Company. These options are fully vested as of the grant date, November 9, 2004, are exercisable at $1.00 per share and expire on November 9, 2009. The fair value of these options was estimated to be $744,245 as of the grant date using the Black-Scholes option pricing model. The Company recorded a capital contribution of $744,245, relieved $83,653 from accounts payable and accrued expenses related to this consultant and charged $660,592 to general and administrative expenses. The Company also granted employee options to purchase 1,140,000 shares of its common stock during the year ended December 31, 2004. The value of these options, calculated using the minimum value method, was $105,220. As of December 31, 2004, there were options to purchase 7,033,333 shares outstanding, of which 6,783,333 had vested. As of December 31, 2004, the weighted average exercise price and the weighted average expected life of the options granted were $0.74 and 5.96 years.

F-25

On March 17, 2005, the Company issued options to purchase 600,000 shares of common stock, exercisable at $1.00 per share, to a board member as consideration for consulting services, valued at $372,889 using the fair value method. These options are exercisable for three years from the date of grant and vested upon issuance.

On April 6, 2005, the Company granted non-employee options to purchase 200,000 shares of common stock, exercisable at $1.00 per share, to a consultant as consideration for services as an advisory board member valued at $123,495 using the fair value method. These options are exercisable for three years from the date of grant, vested upon issuance and are being expensed over the service periods related to the award.

On June 30, 2005, the Company resolved an outstanding debt owed to a former employee. Danilo Cacciamatta, the Company’s former Chief Financial Officer, accepted payments of options to purchase 700,000 shares of common stock, exercisable at $0.425 per share, valued at $84,000, as well as cash payments of $38,400, as part of a package resolution of unpaid compensation of $95,677, a $10,000 loan, and approximately $16,000 of interest owed on these balances. These options are exercisable for three years from the date of grant and vested upon issuance.

During the year ended December 31, 2005, the Company recorded an expense of $261,355 representing the amortized amount of the fair value of options issued to advisory board members in 2003 and 2004.

The following table summarizes the Company’s stock option activity:

	Number of Options	Weighted average Exercise price per share
Outstanding at December 31, 2003	4,393,333	$0.58
Granted	2,640,000	1.00
Outstanding at December 31, 2004	7,033,333	$0.74
Granted	1,500,000	$0.73
Outstanding at December 31, 2005	8,533,333	$0.74

The following table summarizes information about stock options outstanding at December 31, 2005:

	Stock options outstanding			Stock options exercisable
Exercise Price	Number of shares	Weighted average remaining life	Weighted average exercise price	Number of Shares	Weighted average exercise price
$0.20	435,000	7.27	$0.20	435,000	$0.20
$0.43	700,000	2.50	$0.43	700,000	$0.43
$0.50	3,000,000	7.44	$0.50	3,000,000	$0.50
$1.00	4,398,333	2.42	$1.00	4,398,333	$1.00
	8,533,333	4.41	$0.74	8,533,333	$0.74

NOTE 8. WARRANTS:

During the year ended December 31, 2005, the Company granted warrants to purchase 1,000,000 shares of common stock, exercisable at $0.425 per share, to an investor as consideration for services raising capital for the Company. These warrants are exercisable for three years from the date of grant and vested upon issuance. (See Note 6).

F-26

During the year ended December 31, 2005, the Company granted warrants to purchase an aggregate of 3,506,588 shares of common stock, exercisable at $0.425 per share, to investors and a placement agent in the April, June and September bridge financings. These warrants are exercisable for from three to five years from the date of a potential public stock offering and vested upon issuance. (See Note 5).

The following table summarizes the Company’s warrant activity:

	Number of Warrants	Weighted average Exercise price per share
Outstanding at December 31, 2004 and 2003	—	$—
Granted	4,506,588	0.425

Outstanding at December 31, 2005	4,506,588	$0.425

The following table summarizes information about warrants outstanding at December 31, 2005:

	Warrants outstanding
Exercise Price	Number of shares	Weighted average remaining life	Weighted average exercise price	Exercisable

$0.425	4,506,588	3.29	$0.425	4,506,588

	4,506,588	3.29	$0.425	4,506,588

NOTE 9. RELATED PARTY TRANSACTIONS:

a) License Agreement

The Company originally entered into a license agreement in February 2003 with Messrs. Burchetta and Brofman for the licensed usage of the intellectual property rights relating to U.S. Patent No. 6,330,551 issued by the U.S. Patent and Trademark Office on December 11, 2001 for “Computerized Dispute and Resolution System and Method” worldwide. In June 2005, subsequent to an interim amendment in February 2004, the Company amended and restated the license agreement in its entirety. The licensed usage is limited to the creation of software and other code enabling an automated system used solely for the settlement and collection of credit card receivables and other consumer debt and specifically excludes the settlement and collection of insurance claims, tax and other municipal fees of all types. The license usage also includes the creation, distribution and sale of software products or solutions for the same purpose as above and with the same exclusions. In lieu of cash royalty fees, Messrs. Burchetta and Brofman have agreed to accept stock options for the Company’s common stock as follows:

On June 29, 2005, the Company granted to each of Messrs. Burchetta and Brofman a stock option for up to such number of shares of common stock such that the stock option, when added to the number of shares of common stock owned by each of Messrs. Burchetta and Brofman, and in combination with any shares owned by any of their respective immediate family members and affiliates, will equal 14.6% of the total number of outstanding shares of common stock on a fully-diluted basis as of the closing of a potential public offering of the Company’s common stock, assuming the exercise of such stock option. The value of these options will be recorded as a prepaid royalty and classified as contra-equity once the number of options has been determined, and will be amortized over the life of the underlying patent.

F-27

If, and upon, the Company reaching (in combination with any subsidiaries and other sub-licensees) $10,000,000, $15,000,000, and $20,000,000 in gross revenues derived from the licensed usage in any given fiscal year, the Company will grant each of Messrs. Burchetta and Brofman such additional number of stock options as will equal 1%, 1.5%, and 2%, respectively, of the total number of outstanding shares of common stock on a fully-diluted basis at such time.

The stock options granted to Messrs. Burchetta and Brofman pursuant to the license agreement will have an exercise price equal to the offering price per share in such potential public offering of the Company’s common stock and are exercisable for ten years from the date of grant.

The term of the license agreement extends until the expiration of the last-to-expire patents licensed thereunder and is not terminable by Messrs. Burchetta and Brofman, the licensors. The license agreement also provides that the Company will have the right to control the ability to enforce the patent rights licensed to the Company against infringers and defend against any third-party infringement actions brought with respect to the patent rights licensed to the Company, subject, in the case of pleadings and settlements, to the reasonable consent of Messrs. Burchetta and Brofman.

b) Sublease

On August 1, 2005, the Company entered into a sublease agreement with a company owned by its Co-Chairman and Chief Executive Officer. The President of this company is the son of the Co-Chairman and Chief Executive Officer of the Company. The agreement calls for payments of $500 per month and requires the sublessee to supply its own equipment and utilities such as phone service. The agreement provides that the Company may cancel the sublease at anytime on 30 days notice.

c) Short Term Financings

In order to provide for certain cash requirements, the Company borrowed $400,000 in the fourth quarter of 2005 from three directors and an existing stockholder of our company, at an annual interest rate of 10%. Subsequent to December 31, 2005 the Company borrowed an additional $525,000, at an monthly interest rate of 2-1/2%, from private investors for terms ranging from three to six months.

NOTE 10. EMPLOYMENT AGREEMENTS:

The Co-Chairman and Chief Executive Officer has an employment agreement with the Company, and under the terms of this employment agreement, no salary payments were made to him during the three months ended March 31, 2005. (See Note 6). As of April 1, 2005, pursuant to a decision made by the Board of Directors of the Company, the Company began to pay the Co-Chairman and Chief Executive Officer a salary of $250,000 per year. On June 6, 2005, the Company entered into a revised employment agreement with him. The employment agreement with the Co-Chairman and Chief Executive Officer is effective through July 2008. The agreement provides him with an initial annual compensation of $250,000 and contains provisions for annual increases based on “cost-of-living” changes. Prior to this date, the CEO waived entitlement to his salary. The employment agreement with him contains provisions under which his annual compensation may increase to $600,000 if the Company achieves specified operating milestones and also provides for additional compensation based on the value of a transaction that results in a change of control, as that term is defined in the agreement.

The Company recorded compensation expense and a capital contribution totaling $412,500 in the year ended December 31, 2004, representing an imputed compensation expense for the minimum base salary amounts under agreements with the Co-Chairman and Chief Executive Officer, the Executive Vice President, General Counsel and Secretary and the President and Chief Operating Officer as if the Company had met the condition for paying their salaries. Under the terms of their employment agreements, no cash payments for salary were made to these executives during the year ended December 31, 2004. These employment agreements were also subsequently amended during June 2005.

The Company’s employment agreement with the President and Chief Operating Officer, originally effective through December 31, 2004, was terminated in October 2004 coincident with his resignation. These agreements provided each executive with an initial annual compensation of $240,000 and contain provisions for annual increases based on “cost-of-living” changes. Compensation expense under the agreements with these three executives totaled $412,500 for the year ended December 31, 2004. The three mentioned executives waived the entire amount of their compensation during 2004.

F-28

In addition to the agreements above, the Company has an employment agreement with the Senior Vice President and Chief Technology Officer that became effective December 1, 2003 and remained in effect until December 1, 2005. This officer continues to serve under the terms of that contract while a new contract is being negotiated. This employment agreement provided for annual compensation of $200,000 and other considerations. On August 1, 2005, the Company also entered into an employment agreement with the Chief Financial Officer, Treasurer and Secretary. This employment agreement provides for annual compensation of $150,000 and other considerations, and remains in effect until July 31, 2006. On September 28, 2005, the Company granted, effective as of the date the Company completes a potential stock offering that is declared effective and assuming a proposed 1-for-10 reverse stock split, these officers options to purchase 230,000 and 100,000 shares, respectively, of Company common stock. (See Note 6).

NOTE 11. OFFICE LEASE:

Prior to July 31, 2005, the Company had leased its office facilities under a non-cancelable operating lease through July 2005. Beginning August 1, 2005, the Company entered into a five year lease which includes annual escalations in rent. Since that date, in accordance with SFAS No. 13, “Accounting for Leases,” the Company accounts for rent expense using the straight line method of accounting, accruing the difference between actual rent due and the straight line amount. At December 31, 2005, accrued rent payable totaled $4,296. Rent expense and utilities for the years ended December 31, 2005 and 2004 was $92,678 and $72,721, respectively. Future aggregate minimum lease payments as of December 31, 2005 over the remaining 55 months of the lease period total $569,377, of which approximately $80,000 has been prepaid as a deposit.

      Future minimum rental payments under the above non-cancelable operating leases are as follows:

For the Year Ending December 31,	Amount
2006	$115,025
2007	120,958
2008	127,301
2009	130,164
2010	75,929
$569,377

NOTE 12. WEB HOSTING COMMITMENT:

On October 31, 2003, the Company entered into a two year web hosting agreement with AT&T Corporation. The agreement became effective in April 2004, when the Company began to service their first customer, and provided for the purchase of certain equipment and start-up charges at the time of the agreement and a combination of monthly variable expenses, dependent on volumes, going forward. Expenses for web hosting services totaled $181,245 and $124,595 for the years ended December 31, 2005 and 2004, respectively, and $320,020 since inception. The agreement expired on April 1, 2006. AT&T continues to provide the Company with service under the terms of this agreement while alternative possible contractual arrangements are discussed. The Company is currently reviewing alternative carriers and expects to enter into a new web hosting agreement with AT&T or another carrier in the near future. Based on current negotiations and volumes, the Company expects to incur expenses of from $12,000 to $18,000 per month.

F-29

NOTE 13. INCOME TAXES:

The reconciliation of the statutory U.S. Federal income tax rate to the Company’s effective income tax rate is as follows:

	Year ended December 31,
	2005	2004
Statutory federal income tax rate (benefit)	(34.00)%	(34.00)%
Nondeductible expenses:
Permanent differences	8.49	5.32
Deferred start up costs	(0.62)	(1.21)
Stock based compensation	3.99	10.96
Increase in valuation allowance	22.14	18.93
Effective tax rate	0.00%	0.00%

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets for financial reporting purposes and the amount used for income tax purposes. The Company’s deferred tax assets are as follows:

	December 31,
	2005	2004
Deferred tax asset:
Deferred start up costs	$113,239	$152,655
Stock based compensation	775,039	521,342
Net operating loss carryforward	2,170,670	763,413
Deferred tax asset	3,058,948	1,437,410
Less: valuation allowance	(3,058,948)	(1,437,410)
Net deferred tax asset	$—	$—
Increase in valuation allowance	$(1,621,538)	$(854,113)

Due to the uncertainty surrounding the realization of the benefits of deferred start-up costs and net operating loss carryforwards, the Company provided a valuation allowance for the entire amount of the deferred tax asset at December 31, 2005 and 2004. At December 31, 2005, the Company had net operating loss carryforwards of approximately $3,058,948 which expire at various dates through 2025.

NOTE 14. RECENTLY ISSUED AND PROPOSED ACCOUNTING PRONOUNCEMENTS:

In December 2004, the FASB issued Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payment” (“SFAS 123 - Revised”). SFAS 123 - Revised is a revision of SFAS 123, “Accounting for Stock-Based Compensation” (“SFAS 123”), and supersedes APB Opinion No. 25, “Accounting for Stock Issued to Employees” (“APB 25”), and its related implementation guidance. SFAS 123 - Revised establishes accounting standards for recording any transaction in which an entity exchanges its equity instrument for goods or services. It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity’s equity instruments or that may be settled by the issuance of those equity instruments. It does not change the accounting guidance for share-based payment transactions with parties other than employees provided in SFAS 123 as originally issued and EITF Issue No. 96-18, “Accounting for Equity Instruments that Are Issued to Other than Employees for Acquiring, or in Conjunction with Selling, Goods or Services.” SFAS 123 - Revised requires a public entity to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award. That cost will be recognized over the period during which an employee is required to provide service in exchange for the award (usually the vesting period). The grant-date fair value of employee share options and similar instruments will be estimated using option-pricing models adjusted for the unique characteristics of those instruments (unless observable market prices for the same or similar instruments are available). SFAS 123 - Revised eliminates the alternative to use APB 25’s intrinsic value method of accounting that was provided in SFAS 123 as originally issued. Under APB 25, issuing stock options to employees generally resulted in recognition of no compensation cost. SFAS 123 - Revised requires entities to recognize the cost of employee services received in exchange for awards of equity instruments based on the grant-date fair value of those awards. SFAS 123 - Revised is effective for public entities that file as small business issuers as of the beginning of the first interim or annual reporting period that begins after December 15, 2005.

F-30

Currently, the Company accounts for stock options issued under stock-based compensation plans under the recognition and measurement principles of APB 25. No stock-based employee compensation cost is reflected in the net loss, as all options granted under these plans had an exercise price equal to the market value of the underlying common stock, as determined by the board of directors, on the date of grant. SFAS No. 148, “Accounting for Stock-Based Compensation - Transition and Disclosure - an Amendment of FASB Statement No. 123,” requires the disclosure of the effect on net loss and loss per share had the Company applied the fair value recognition provisions of SFAS 123 to stock-based employee compensation.

The Company will adopt the provisions of SFAS 123 - Revised during the first quarter of 2006. Based on the employee options outstanding as of December 31, 2005, the transitional provisions of SFAS 123 - Revised will not have an effect on the Company’s financial position or results of operation as all the outstanding employee options vested prior to December 31, 2005. Additionally, the Company will utilize prospective transition method for any future issuance of equity instruments issued after the implementation date.

In December 2004, the FASB issued SFAS No. 153, “Exchanges of Nonmonetary Assets - An Amendment of APB No. 29” (“SFAS 153”). SFAS 153 amends APB No. 29 to eliminate the exception of non-monetary exchanges of similar productive assets and replaces it with a general exception for exchanges of non-monetary assets that do not have commercial substance. A non-monetary exchange has commercial substance if the future cash flows of the entity are expect to change significantly as a result of the exchange. SFAS 153 and APB No. 29 do not apply to the acquisition of non-monetary assets or services on issuance of the capital stock of an entity. Currently, the Company has not had any exchanges of non-monetary assets within the meaning of SFAS 153 and adoption of SFAS 153 has had no effect on the Company’s financial position or results of operations.

In May 2005, SFAS No. 154, “Accounting Changes and Error Corrections, a replacement of APB Opinion No. 20, Accounting Changes and FASB Statement No. 3” was issued which, among other things, changes the accounting and reporting requirements for a change in accounting principle and provides guidance on error corrections. SFAS No. 154 requires retrospective application to prior period financial statements of a voluntary change in accounting principle unless impracticable to determine the period-specific effects or cumulative effect of the change, and restatement with respect to the reporting of error corrections. SFAS No. 154 applies to all voluntary changes in accounting principles, and to changes required by an accounting pronouncement in the unusual instance that the pronouncement does not include specific transition provisions. SFAS No. 154 also requires that a change in method of depreciation or amortization for long-lived, non-financial assets be accounted for as a change in accounting estimate that is effected by a change in accounting principle. SFAS No. 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. At this time, adoption of SFAS No. 154 is not expected to significantly impact the Company’s financial statements or future results of operations.

On September 28, 2005, the FASB ratified the following consensus reached in EITF Issue 05-8, “Income Tax Consequences of Issuing Convertible Debt with a Beneficial Conversion Feature”:  a)  The issuance of convertible debt with a beneficial conversion feature results in a basis difference in applying SFAS No. 109, “Accounting for Income Taxes.” Recognition of such a feature effectively creates a debt instrument and a separate equity instrument for book purposes, whereas the convertible debt is treated entirely as a debt instrument for income tax purposes.  b)  The resulting basis difference should be deemed a temporary difference because it will result in a taxable amount when the recorded amount of the liability is recovered or settled.  c)  Recognition of deferred taxes for the temporary difference should be reported as an adjustment to additional paid-in capital. This consensus is effective in the first interim or annual reporting period commencing after December 15, 2005, with early application permitted. The effect of applying the consensus should be accounted for retroactively to all debt instruments containing a beneficial conversion feature that are subject to EITF Issue 00-27 , “Application of Issue No. 98-5 to Certain Convertible Debt Instruments” (and thus is applicable to debt instruments converted or extinguished in prior periods but which are still presented in the financial statements).  The adoption of this pronouncement is not expected to have a material impact on the Company’s financial statements.

F-31

In September 2005, the EITF reached a consensus on, Issue No.  05-7, "Accounting for Modifications to Conversion Options Embedded in Debt Securities and Related Issues,” beginning in the first interim or annual reporting period beginning after December 15, 2005.  Early application of this guidance is permitted in periods for which financial statements have not yet been issued. The disclosures required by Statement 154 should be made excluding those disclosures that require the effects of retroactive application. EITF No. 05-7 is not expected to have material effect on the Company’s financial position.

In June 2005, the FASB ratified EITF Issue No. 05-2, “The Meaning of 'Conventional Convertible Debt Instrument’ in EITF No. 00-19, `Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock” (“EITF No. 05-2”), which addresses when a convertible debt instrument should be considered 'conventional’ for the purpose of applying the guidance in EITF No. 00-19. EITF No. 05-2 also retained the exemption under EITF No. 00-19 for conventional convertible debt instruments and indicated that convertible preferred stock having a mandatory redemption date may qualify for the exemption provided under EITF No. 00-19 for conventional convertible debt if the instrument’s economic characteristics are more similar to debt than equity. EITF No. 05-2 is effective for new instruments entered into and instruments modified in periods beginning after June 29, 2005. The Company has applied the requirements of EITF No. 05-2 since the required implementation date. The adoption of this pronouncement did not have an impact on the Company’s financial position, results of operations or cash flows.

In June 2005, the EITF released EITF Issue No. 05-4 “The Effect of a Liquidated Damages Clause on a Freestanding Financial Instrument Subject to EITF Issue No. 00-19, `Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock” (“EITF No. 05-4”) addresses financial instruments, such as stock purchase warrants, which are accounted for under EITF 00-19 that may be issued at the same time and in contemplation of a registration rights agreement that includes a liquidated damages clause. The consensus for EITF No. 05-4 has not been finalized.

In June 2005, the EITF reached consensus on Issue No. 05-6 "Determining the Amortization Period for Leasehold Improvements Purchased after Lease Inception or Acquired in a Business Combination. (“EITF 05-6”). EITF 05-6 provides guidance on determining the amortization period for leasehold improvements acquired in a business combination or acquired subsequent to lease inception. The guidance in EITF 05-6 will be applied prospectively and is effective for periods beginning after June 29, 2005. The adoption of EITF 05-6 did not have an impact on the Company’s financial position, results of operations, or cash flows.

NOTE 15. SUMMARY QUARTERLY FINANCIAL DATA (UNAUDITED):

Prior to the issuance of this report on Form 10-KSB, the Company reviewed its methodology for calculating the expense associated with options issued to non-employees and determined that it should have used the fair value method to calculate this expense, using an average of stock price volatility as a component of the valuation of stock options. Since the Company’s stock was not publicly traded, it developed an index of the volatility reported by comparable companies in accordance with SFAS No. 123. Until this point, the Company had used the minimum value method. Adoption of this methodology increased the previously reported expense of non-employee options and the value of the beneficial conversion feature (BCF) and deferred debt discount (DDD) of the convertible notes issued in connection with its debt offerings in April and June/September of 2005.

The following is the summarized unaudited quarterly financial data for the year ended December 31, 2005 reflecting the impact on expense of the revised methodology for calculating the value of non-employee options and warrants and the BCF and DDD of investor convertible shares and warrants, and the resulting restatement of the first three quarters of 2005:

F-32

	Year ended December 31, 2005
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter
	restated	restated	restated
Total revenues, as previously reported	$1,661	$866	$7,306	$13,766
Net loss, as previously reported	(516,943)	(638,636)	(1,097,807)	(2,433,904)
Stock-based compensation adjustments	(355,676)	(48,774)	(70,360)	—
Deferred financing costs adjustments related to valuation of warrants	—	(53,192)	(188,261)	—
Net loss, as restated	(872,619)	(740,592)	(1,356,427)	(2,433,904)

Basic and diluted net loss per common share
Net loss, as previously reported	(0.02)	(0.02)	(0.04)	—
Stock-based compensation adjustments	(0.01)	—	—	—
Deferred financing costs adjustments related to valuation of warrants	—	—	(0.01)	—
Net loss, as restated	(0.03)	(0.02)	(0.05)	(0.08)
Average basic and diluted shares outstanding	29,549,794	29,703,900	29,703,900	29,703,900

The following summary of quarterly information for 2004 reflects the information reported in the Form 10-KSB/A No. 2, filed on March 30, 2006:

	Year ended December 31, 2004
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter
Total revenues	$—	$—	$2,088	$699

Total operating expenses	519,753	484,078	488,413	1,184,386
Net operating income (loss)	(519,753)	(484,078)	(486,325)	(1,183,687)
Other income/(expense)	2,536	1,009	938	362
Net loss	(517,217)	(483,069)	(485,387)	(1,183,325)

Basic and diluted net loss per common share	(0.02)	(0.02)	(0.02)	(0.03)

Average basic and diluted shares outstanding	29,020,890	29,052,077	29,107,261	29,133,746

NOTE 18. SUBSEQUENT EVENTS:

a.  SEC FILINGS

On February 10, 2006, the Company withdrew its Registration Statement on Form SB-2, which had previously been filed with the Securities and Exchange Commission. Management of the Company has indicated that it intends to refile a revised registration statement at a future date that has not yet been determined.

b.  PRIVATE FINANCINGS

Subsequent to December 31, 2005, the Company has raised $525,000 through the issuance of short term notes carrying an interest rate of 2-1/2% per month and maturing from April 30, 2006 through May 17, 2006. On January 20, 2006, the Company entered into an agreement with an investment banking firm, Capital Growth Financial, LLC (“CGF”), whereby CGF agreed to serve as placement agent for a private financing consisting of the issuance of the Company’s senior convertible promissory notes. As of March 27, 2006, the Company had raised $300,000 under this offering. These notes are convertible at any time at the option of the holder into shares of common stock at a price of $0.33 per share.  If the Company raises the maximum $3,500,000 contemplated by this private financing (not including the $1,000,000 over allotment option), an aggregate of approximately 1,050,000 shares of common stock will be issuable, upon the consummation of a potential public offering, at a conversion ratio equal to 66.67% of an assumed initial public offering price of $5.00 per share. Maxim Group LLC is acting as the co-placement agent in this private financing.

F-33

c. LETTER OF INTENT

On March 10, 2006, the Company entered into a non-binding letter of intent with a privately held collection agency to explore the possibility of purchasing this company. The Company has not entered into any definitive agreements to purchase this collection agency as a result of this letter of intent, but is exploring the possibility of doing so.

F-34

No dealer, salesman or any other person has been authorized in connection with this offering to give any information or to make any representations other than those contained in this prospectus. This prospectus does not constitute an offer or a solicitation in any jurisdiction to any person to whom it is unlawful to make such an offer or solicitation. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create an implication that there has been no change in the circumstances of our company or the facts herein set forth since the date hereof.
Until                      , 2006, 25 days after the date of this offering, all dealers that effect transactions in our shares, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.
		2,500,000 Shares Debt Resolve, Inc. Common Stock PROSPECTUS Maxim Group LLC , 2006

Prospectus Summary	1
The Offering	6
Selected Summary Financial Data	8
Risk Factors	10
Note on Forward-Looking Statements	23
Use of Proceeds	24
Dilution	26
Capitalization	28
Management’s Discussion and Analysis or Plan of Operation	29
Business	42
Management	60
Principal Stockholders	71
Certain Relationships and Related Transactions	73
Description of Securities	75
Shares Eligible for Future Sale	73
Underwriting	80
Disclosure of Commission Position on Indemnification for Securities Act Liabilities	86
Legal Matters	86
Experts	86
Where You Can Find More Information	86
Index to Financial Statements	F-1

The information in this prospectus is not complete and may be changed. Our selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	Subject to Completion, dated July 20, 2006
DEBT RESOLVE, INC.

2,538,362 Shares of Common Stock

This prospectus relates to 2,538,362 shares of common stock, par value $.001 per share, of Debt Resolve, Inc. for the sale from time to time by certain selling stockholders of our securities, or by their pledgees, donees, transferees or other successors in interests. Of the shares, 995,581 will be issuable to certain of the selling stockholders upon the conversion of the principal on $2,681,762 of our 15% senior secured convertible promissory notes purchased in a private financing in June 2006 based on a conversion price equal to 70% of an assumed initial public offering price of $5.00 per share; 50% of the principal and accrued interest to August 15, 2006 on $1,895,000 of our 7% senior convertible promissory notes purchased in a private financing in June/September 2005 based on a conversion price of $2.67 per share, discounted from an assumed initial public offering price of $5.00 per share; and 115% of the principal on $800,000 of our 7% convertible promissory notes purchased in a private financing in April 2005 based on a conversion price equal to 85% of an assumed initial public offering price of $5.00 per share. 1,477,673 shares are issuable upon the exercise of warrants issued in connection with our private financings in April 2005, in June/September 2005 and in June 2006. The remaining 65,108 shares are issuable upon the exercise of warrants issued to Maxim Group LLC in connection with acting as the placement agent in our June/September 2005 private financing and to Maxim Group LLC and Capital Growth Financial, LLC in connection with acting as the placement agents in our June 2006 private financing.

In connection with the private financings, all of the investors entered into “lock-up agreements” with us that prohibit those investors from, directly or indirectly, offering, selling, pledging or otherwise transferring or disposing of any of the shares of our common stock underlying the convertible promissory notes and warrants for a period of six months after the effective date of a registration statement under the Securities Act covering those shares.

The distribution of shares offered hereby may be effected in one or more transactions that may take place on the American Stock Exchange, the over-the-counter market or wherever the shares are then traded or quoted, including ordinary brokers’ transactions, in privately negotiated transactions or through sales to one or more dealers for resale of such securities as principals, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the selling stockholders.

The selling stockholders and intermediaries through whom such securities are sold may be deemed “underwriters” within the meaning of the Securities Act of 1933, as amended, with respect to the shares offered by this prospectus, and any profits realized or commissions received may be deemed underwriting compensation. We have agreed to indemnify the selling stockholders against certain liabilities, including liabilities under the Securities Act.

On                    , 2006, a registration statement under the Securities Act with respect to an initial public offering by us underwritten by Maxim Group LLC of 2,500,000 shares of common stock, was declared effective by the U.S. Securities and Exchange Commission. We will receive approximately $10,275,000 of net proceeds from the offering (assuming no exercise of the underwriter’s over-allotment option) after payment of underwriting discounts and commissions and estimated expenses of the offering.

These securities involve a high degree of risk. See “Risk Factors” beginning on page SS-10 of this prospectus. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                    , 2006

SS-i

You should rely only on the information contained in this prospectus in deciding whether or not to purchase our shares. We have not authorized anyone to provide you with information different from that contained in this prospectus.

We obtained statistical data, market data and other industry data and forecasts used throughout this prospectus from market research, publicly available information and industry publications. Industry publications generally state that they obtain their information from sources that they believe to be reliable, but they do not guarantee the accuracy and completeness of the information. Similarly, while we believe that the statistical data, industry data and forecasts and market research are reliable, we have not independently verified the data and we do not make any representation as to the accuracy of that information.

SS-ii

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. It is not complete and does not contain all of the information that you should consider before investing in our common stock. Before making a decision to purchase our shares, you should read this entire prospectus, including the financial statements and related notes, and risk factors.

Overview

We are a development stage company whose business is comprised of two segments focused on servicing the consumer credit industry. First, we license our proprietary software solution, the DebtResolve® system, that services the collection of defaulted consumer credit over the Internet. Second, we have recently formed a wholly-owned subsidiary, DRV Capital LLC, to pursue the proprietary purchase and collection of distressed consumer receivable portfolios. According to a U.S. Federal Reserve Statistical Release dated May 5, 2006, consumer credit extended to individuals totaled $2.2 trillion as of March 31, 2006. Consumer revolving credit, which the bulk amount relates to consumer credit card debt, approximated $806 billion. We believe that our combined businesses should allow us to operate as a more efficient debt collection and resolution provider.

Our DebtResolve system is a comprehensive suite of proprietary service modules that enable our creditor clients to settle and collect debts online. The system is offered through an application service provider, or ASP, model that enables our clients to introduce this collections option with zero modifications to their existing collections systems. We believe our system offers collection agents a less intrusive and expensive way of pursuing delinquent debts. Our initial launch has resulted in clients from banks and other credit originators, credit card issuers and third party collection agencies, including assignees and buyers of charged-off consumer debt. The business is in its infancy and we do not project a potential material impact on revenues until late 2007. However, we are likely to continue to operate at a loss until the business can mature.

Our subsidiary, DRV Capital LLC, is focused on the proprietary purchase and collection of distressed consumer debt portfolios. It is our intention to purchase portfolios of debt which are particularly appropriate for processing through our DebtResolve system, such as balances of Internet service providers, or ISPs. Through DRV Capital LLC, a Delaware limited liability company formed in June 2006, we will seek to acquire these portfolios at a substantial discount (greater than 90%) to their face value and collect a significant percentage over a three-year period. The Kaulkin Report (March 2006), a collections industry publication, reported that $100 billion in face value of delinquent credit card debt was purchased in the United States in 2005. There are specific risks associated with the purchase, collection and resale of debt portfolios; we may be unable to purchase debt on favorable terms, we may pay too much for a pool of debt, or we may recover less than anticipated from a purchased portfolio. While we have not purchased any distressed consumer debt portfolio to date, we plan to in the third quarter of 2006.

Despite the magnitude of defaulted consumer debt, we believe that the collections industry has taken limited advantage of new technologies, relying instead on traditional mail and phone calls. However, given the level of uncollected defaulted consumer debt, we believe these traditional methods have not proven effective in settling and collecting a significant amount of defaulted consumer debt. Moreover, according to an October 2004 report on a survey of 1,000 consumers conducted by FiSite Research, an independent financial services research company, 84% of respondents rated the concept of an online collection service as excellent or good, and 83% chose the Internet as their preferred means to resolve a debt, as compared to a call from a collections agent. We believe that an Internet-based system like ours will result in more efficient and effective debt collection and resolution.

The DebtResolve system enables our clients to introduce this collections option with no modifications to their existing collections computer systems. By using the Internet, we believe that the DebtResolve system provides our clients a less intrusive way of pursuing delinquent debts, which is also secure, less expensive and more efficient than traditional labor-intensive methods. We believe that a key advantage of our online DebtResolve system, both for our consumer creditor clients and consumer debtors, is that it allows debtors to maintain their personal dignity while working through what is often a troubling and embarrassing matter. At the November 2005 Collection Advisor Technology Expo, organized by Collection Advisor, a collections industry management and technology magazine, our DebtResolve system was selected as one of Collection Advisor’s Top 100 Technology Products of 2005.

We have completed development and commenced licensing our software solution, but have generated nominal revenues to date. The DebtResolve system went live with a pilot program in February 2004. We currently have written agreements in place with, and are e s sub a high concentration of Internet usage, particularly lend themselves to electronic resolution using our DebtResolve systprocessing select portfolios for, lenders including HSBC Technology and Services (USA), Inc., a unit of HSBC Bank plc, one of the largest financial institutions in the world, and Premier Bankcard, Inc., a unit of First Premier Bank, a major credit card issuer. In addition to lenders, we are currently processing accounts for such collection agencies as ARS National, Certified Recovery Systems, Inc., Creditors Interchange Receivables Management LLC, Plaza Associates and Receivables Management Solutions Inc. We also have written contracts in place with, but have not yet begun processing debt for, DAR Services, Inc. (doing business as Foremost Search & Recovery), KCA Financial Services, Inc., Leading Edge Recovery, LLC, Mercantile Adjustment Bureau, LLC and Bank of America, N.A. We have not yet generated significant revenue from these contracts.

These contracts relate to defaulted credit card receivables and other consumer debt and provide us with a fee based on the amount of debt collected (ranging from 4% to 15% of the collected amounts, with the average approximating 10%) or recurring license fees coupled with other transaction fees. In establishing our fees, we consider the expected account volumes and balances, the age and other characteristics of the consumer debt and our relationship with the creditor client involved. Even with the foregoing agreements in place, we cannot assure you that the collections industry will accept our software solution or that it will result in more efficient and effective debt collection and resolution.

Under the terms of our written contracts with our clients, we create a series of web pages using our DebtResolve system that are branded with the client’s trademarks and logos. We host the resulting customized client website on servers that we maintain. The client periodically forwards to us debtor account information, and sets settlement parameters using a desktop portal. Upon sending debtor account information to us, the client is responsible for contacting the debtors and inviting them to the client-branded website. As a condition to using our DebtResolve system, our clients agree to be bound by any settlement achieved within the parameters established by the client and also to hold us harmless from any claims or losses that arise as a result of settlement, or attempted settlement, of a debtor account through the DebtResolve system. Following the initial term, which is negotiated between us and the client, the contract typically renews automatically.

The DebtResolve System

Our DebtResolve system brings creditors and consumer debtors together to resolve defaulted consumer debt through a series of steps. The process is initiated when one of our clients electronically forwards to us a file of debtor accounts and sets rules or parameters for handling each class of accounts. The client then invites its customer (the debtor) to visit a client-branded website, developed and hosted by us, where the customer is presented with an opportunity to satisfy the defaulted debt through the DebtResolve system. Through the website, the debtor is allowed to make three or four offers, or select other options, to settle or resolve the obligation. If the debtor makes an offer acceptable to our creditor client, payment can then be collected directly through the DebtResolve system and deposited into the client’s own account. We then bill our client for the applicable fee. The entire resolution process is accomplished in real-time, online.

We believe the DebtResolve system offers significant benefits to our clients, enabling them to:

•	improve liquidation rates on certain portfolios of debt,

•	reduce the cost of collecting defaulted consumer debt by minimizing the need for collectors on the phone,

•	easily implement and test different collection strategies, potentially increasing current rates of return on defaulted consumer debt,

•	achieve real-time settlements with consumer debtors,

•	add a new and cost-effective communication channel for better communication with debtors,

•	appeal to new segments of debtors who do not respond to traditional collection techniques,

•	improve compliance with applicable federal and state debt collection laws and regulations through the use of a controlled script, and

•	preserve and enhance client brand name by providing a positive tool for communicating with consumers.

Based in part on formal focus groups and one-on-one user studies conducted by us with consumer debtors who would be potential candidates to use the DebtResolve system, we designed the system to be user-friendly and easily navigated. We believe the main advantages to consumer debtors in using the DebtResolve system are:

•	greater feeling of dignity and control over the debt collection process,

•	confidentiality, security, ease of use and 24-hour access, and

•	a less threatening experience than dealing directly with debt collectors.

Despite these advantages, we face the following challenges, as more fully described below under “Risk Factors”:

•	neither we nor any other company has established a firm foothold in the potential new market for online debt collection,

•	effective utilization of our system will require a change in thinking on the part of the debt collection industry, and

•	the market for online collection of defaulted consumer debt may never develop to the extent that we envision or that is required for us to become a viable, long-term business.

Due to our limited operating history, we do not have sufficient data to quantify if, and to what extent, our DebtResolve system offers long-term benefits to clients. For example, although we have data to suggest that our clients and consumer debtors may find online debt collection to be preferable to traditional methods, we cannot say for certain whether our DebtResolve system actually reduces the collection cost of defaulted consumer debt over the long run or will potentially increase the current rates of return on defaulted consumer debt. We expect, over time, that we will accumulate a sufficient amount of such data so we can reach meaningful conclusions on these and related matters, but we are too early in our business to be able to do so at this time.

Our ability to compete in our sector depends in part on the strength of our proprietary rights in our technologies. We consider our intellectual property to be critical to our viability. However, we license technology for our DebtResolve system from James D. Burchetta and Charles S. Brofman, the co-chairmen of our company, whose patented technology is now, and is anticipated to continue to be, incorporated into our service offerings as a key component. This license presents the possibility of a conflict of interest if issues arise with respect to the licensed intellectual property, including the prosecution or defense of intellectual property infringement claims, where our interests may diverge from those of Messrs. Burchetta and Brofman. Further, the license limits usage of the technology to the settlement and collection of credit card receivables and other consumer debt and specifically excludes the settlement and collection of insurance claims, tax and other municipal fees. These limitations on usage of the licensed technology could constrain the expansion of our business by limiting the different types of debt for which our DebtResolve system can potentially be used, and limiting the potential clients that we could service.

Growth Strategy

Our goal is to make the DebtResolve system a key collection tool at all stages of delinquency across all categories of consumer debt. The key elements of our business growth strategy are:

•
Accelerate our marketing efforts. Initially, we have marketed our DebtResolve system to credit issuers, their collection agencies and the buyers of their defaulted debt in the United States and the United Kingdom. In 2006, we have also targeted additional markets in the United States and abroad. We believe that our system will be especially valuable for the collection of low balance debt, such as that held by utilities, telecommunication companies and online service providers, particularly where the email address of the debtor is available, where the cost of traditionally labor intensive collection efforts may exceed the value collected. Other markets in the United States may include student loan debt and automobile loans.

•
Expand our service offerings. In 2007, we plan to build a scoring model based on aggregate customer data collected. This scoring model will identify customers based on their propensity to use the Internet versus other channels offered and, we believe, will help our creditor clients determine to what degree settlement should be offered as an option.

•
Seek strategic acquisitions. We may seek to make strategic acquisitions of businesses, assets and technologies that complement our business. For example, we may seek to enter the Accounts Receivables Management (ARM) business through the acquisition of a collection agency or other ARM firm. However, we have no experience in acquiring other companies, and we may not be able to buy an ARM company or we may pay too much for such an acquisition. We have no commitments or agreements as of the date of this prospectus with regard to any acquisitions or investments.

We believe our business growth will be facilitated by the fact that we have already established “proof of concept” of our system with our initial national clients, the increasing level of consumer debt both in the United States and internationally, the significant level of charge-offs by consumer debt originators and recent major changes in consumer bankruptcy laws. We expect that these more stringent requirements will make bankruptcy a much less attractive option for most consumer debtors to resolve outstanding debt and will increase the pool of accounts suitable for the DebtResolve system and potentially lead more creditors to utilize our system.

Our business growth, however, may be limited by a number of factors that we currently face, including:

•	our limited operating history and novelty of our business model, which may limit our ability to evaluate our potential for executing our business strategy,

•	the sales and acceptance cycle, while gaining some speed, has proven to be slow with the largest target clients such as major banks,

•	our history of significant losses,

•
our working capital deficit, limited cash balances and debt obligations, and the resulting paragraph from our independent registered public accounting firm in its report for the year ended December 31, 2005 expressing substantial doubt about our ability to continue as a going concern, and

•	our ability to continue as a going concern based on these factors and other risks we face in our business as described under “Risk Factors.”

Private Financings

We completed three private financing transactions in June 2006, in June and September 2005, and in April 2005, in which we raised total gross proceeds of $6,176,762 from accredited investors. An aggregate of 383,119 shares of our common stock are issuable upon the conversion, at a conversion price equal to 70% of an assumed initial public offering price of $5.00 per share, of the principal on $2,681,762 of our 15% senior secured convertible promissory notes purchased in a private financing in June 2006. An aggregate of 395,990 shares of our common stock are issuable upon the conversion, at a conversion price of $2.67 per share, discounted from an assumed initial public offering price of $5.00 per share, of 50% of the principal and accrued interest to August 15, 2006 on $1,895,000 of our 7% senior convertible promissory notes purchased in a private financing in June/September 2005. An aggregate of 216,472 shares of our common stock are issuable upon the conversion, at a conversion price equal to 85% of an assumed initial public offering price of $5.00 per share, of 115% of the principal on $800,000 of our 7% convertible promissory notes purchased in a private financing in April 2005. An aggregate of 1,160,598 shares of our common stock are issuable upon the exercise of outstanding three-year warrants, exercisable at $0.01 per share at an assumed initial public offering price of $5.00 per share, issued in connection with the June 2006 financing, an aggregate of 222,955 shares of our common stock are issuable upon the exercise of outstanding five-year warrants, exercisable at $2.52 per share at an assumed initial public offering price of $5.00 per share, issued in connection with our June/September 2005 private financing and an aggregate of 94,120 shares of our common stock are issuable upon the exercise of outstanding three-year warrants, exercisable at $2.45 per share at an assumed initial public offering price of $5.00 per share, issued in connection with our April 2005 private financing. The remainder of the un-converted principal and/or accrued interest on the promissory notes purchased in our April 2005, June/September 2005 and June 2006 private financings will be repaid in cash from the proceeds of our concurrent public offering of 2,500,000 shares of common stock.

The investors in these financings have entered into agreements with us to not publicly sell any of the shares of our common stock underlying the convertible promissory notes and warrants during the six-month period after the closing of our concurrent public offering of 2,500,000 shares of common stock. Maxim Group LLC, the underwriter of our concurrent public offering of 2,500,000 shares of common stock, acted as the placement agent in the June/September 2005 private financing and received placement fees of $142,800 and non-accountable expenses of $53,550. In addition, Maxim Group LLC received a warrant to purchase up to 33,600 shares of our common stock. Maxim Group LLC, the underwriter of our concurrent public offering of 2,500,000 shares of common stock, and Capital Growth Financial, LLC acted as the placement agents in the June 2006 private financing and received placement fees of $256,675 and non-accountable expenses of $54,143. In addition, Maxim Group LLC and Capital Growth Financial, LLC received placement agent warrants to purchase up to an aggregate of 31,508 shares of our common stock at $3.33 per share.

Corporate Information

We were incorporated as a Delaware corporation in April 1997 under our former name, Lombardia Acquisition Corp. In 2000, we filed a registration statement on Form 10-SB with the Securities and Exchange Commission, or SEC, and became a reporting, non-trading public company. Through February 24, 2003, we were inactive and had no significant assets, liabilities or operations. On February 24, 2003, James D. Burchetta and Charles S. Brofman, directors of our company, and Michael S. Harris, a former director of our company, purchased 22,500,000 newly-issued shares of our common stock, representing 84.6% of the then outstanding shares. We received an aggregate cash payment of $22,500 in consideration for the sale of such shares to Messrs. Burchetta, Brofman and Harris. Our board of directors was then reconstituted and we began our current business and product development. On May 7, 2003, following approvals by our board of directors and holders of a majority of our outstanding shares of common stock, our certificate of incorporation was amended to change our corporate name to Debt Resolve, Inc. and increase the number of our authorized shares of common stock from 20,000,000 to 50,000,000 shares. In May 2006, our board of directors and holders of a majority of our outstanding shares of common stock approved a reverse stock split, which will become effective prior to the closing of this offering. A proposed 1-for-10 reverse stock split of our outstanding shares of common stock would reduce our outstanding shares of common stock from 29,703,900 to 2,970,390 shares.

Our principal executive offices are located at 707 Westchester Avenue, Suite L7, White Plains, New York 10604, and our telephone number is (914) 949-5500. Our website is located at “http://www.debtresolve.com.” Information contained in our website is not part of this prospectus.

THE OFFERING

Securities offered	2,538,362 shares of common stock

Common stock outstanding before the offering	2,970,390 shares (1)(2)

Common stock to be outstanding after the offering	6,465,971 shares (2)(3)

Use of proceeds
We will receive none of the proceeds from the sale of the shares by the selling stockholders, except upon exercise of the warrants, which would be used for working capital and general corporate purposes.

Proposed American Stock Exchange symbol	DRV

Risk factors
As part of your evaluation of our company, you should take into account not only our business plan and strategy, but also special risks we face in our business, including:

• our limited operating history,

• our history of significant losses,

• our business is in the development stage and it may be difficult to assess and evaluate our company based upon our financial statements,

• our business is dependent on technology licensed from our co-chairmen, which may create conflicts of interest,

• our working capital deficit, and

• our accounting firm’s concern about our ability to continue as a going concern.

For a detailed discussion of these and other risks, see “Risk Factors” beginning on page SS-10.

(1)
Does not include 995,581 shares of our common stock issuable upon the conversion of the principal on $800,000 of our 7% convertible promissory notes issued in our April 2005 private financing, 50% of the principal and accrued interest to August 15, 2006 on $1,895,000 of our 7% senior convertible promissory notes issued in our June/September 2005 private financing and 50% of the principal on $2,681,762 of our 15% senior secured convertible promissory notes issued in our June 2006 private financing.

(2)	Assumes a proposed 1-for-10 reverse stock split of our outstanding shares of common stock prior to the closing of our concurrent public offering of 2,500,000 shares of common stock.

(3)
Includes the issuance of 995,581 shares of our common stock upon the conversion, contemporaneously with the closing of this offering, of the principal on $800,000 of our 7% convertible promissory notes issued in our April 2005 private financing, 50% of the principal and accrued interest to August 15, 2006 on $1,895,000 of our 7% senior convertible promissory notes issued in our June/September 2005 private financing and 50% of the principal on $2,681,762 of our 15% senior secured convertible promissory notes issued in our June 2006 private financing.

Except as set forth in our financial statements or as otherwise specifically stated, all information in this prospectus assumes:

•	an initial public offering price of $5.00 per share in our concurrent public offering of 2,500,000 shares of common stock,

•	a proposed 1-for-10 reverse stock split of our outstanding shares of common stock prior to the closing of our concurrent public offering of 2,500,000 shares of common stock,

•
no exercise of the underwriter’s over-allotment option to purchase up to 375,000 additional shares of our common stock, or the underwriter’s warrant to purchase up to 250,000 shares of our common stock in our concurrent public offering of 2,500,000 shares of common stock,

•
the exclusion of 1,752,663 shares of common stock reserved for issuance upon the exercise of outstanding stock options with a weighted average exercise price of $6.18 per share, and 900,000 shares of common stock reserved for issuance of stock options, stock appreciation rights, restricted stock and other awards available for future grant under our 2005 Incentive Compensation Plan (of which 900,000 reserved shares, stock options to purchase 839,330 shares are to be issued prior to the closing of our concurrent public offering of 2,500,000 shares of common stock to various of our employees and directors),

•
the exclusion of 289,575 shares of common stock reserved for issuance upon the exercise of warrants to be issued prior to the closing of our concurrent public offering of 2,500,000 shares of common stock to investors who invested prior to 2005 with an exercise price of $4.25 per share,

•
the exclusion of 839,330 shares of common stock reserved for issuance upon the exercise of stock options to be issued prior to the closing of our concurrent public offering of 2,500,000 shares of common stock to various of our employees and directors with an exercise price of $5.00 per share,

•
the exclusion of 1,464,816 shares of our common stock reserved for issuance upon the exercise of outstanding stock options issued to James D. Burchetta and Charles S. Brofman as part of their patent license agreement with us with an exercise price of $5.00 per share,

•	the exclusion of 94,120 shares of common stock issuable upon the exercise of warrants issued in connection with our private financing in April 2005 with an exercise price of $2.45 per share,

•	the exclusion of 222,955 shares of common stock issuable upon the exercise of warrants issued in connection with our private financing in June/September 2005 with an exercise price of $2.52 per share,

•	the exclusion of 1,160,598 shares of common stock issuable upon the exercise of warrants issued in connection with our private financing in June 2006, with an exercise price of $0.01 per share,

•
the exclusion of 33,600 shares of common stock issuable upon the exercise of warrants issued to Maxim Group LLC in connection with acting as the placement agent in our June/September 2005 private financing with an exercise price of $2.41 per share,

•
the exclusion of 31,508 shares of common stock issuable upon the exercise of warrants issued to Capital Growth Financial, LLC and Maxim Group LLC in connection with acting as the placement agents in our June 2006 private financing with an exercise price of $3.33 per share, and

•
the issuance of 995,581 shares of our common stock upon the conversion, contemporaneously with the closing of this offering, of the principal on $800,000 of our 7% convertible promissory notes issued in our April 2005 private financing, 50% of the principal and accrued interest on $1,895,000 of our 7% senior convertible promissory notes issued in our June/September 2005 private financing and 50% of the principal on $2,681,762 of our 15% senior secured convertible promissory notes issued in our June 2006 private financing.

SELECTED SUMMARY FINANCIAL DATA

The following table summarizes the relevant financial data for our business and should be read with our financial statements and related notes, which are included in this prospectus.

	Year ended December 31,		Three months ended March 31,
	2004	2005	2005 (unaudited)	2006 (unaudited)
Statement of operations data:
Revenues	$2,787	$23,599	$1,661	$27,264

Costs and expenses:
Payroll and related expenses	906,437	1,516,467	$242,476	$616,462
General and administrative expenses	1,686,158	1,798,099	624,348	570,297
Waived royalty fees-related parties	—	—	—	—
Research and development expenses	46,022	—	—	—
Depreciation expense	38,013	39,094	7,470	13,618

Total expenses	2,676,630	3,353,660	874,294	1,200,377

Loss from operations	(2,673,843)	(3,330,061)	(872,633)	(1,173,113)

Other income (expense):
Terminated offering costs	—	(736,037)	—	—
Interest Income (expense)	4,845	(112,777)	14	(75,817)
Amortization of deferred debt discount	—	(1,227,167)	—	(520,135)
Amortization of deferred financing costs	—		—	(81,830)
Other income	—	2,500	—	1,500
Total other income (expense)	4,845	(2,073,481)	14	(676,282)

Net loss	$(2,668,998)	$(5,403,542)	$(872,619)	$(1,849,395)

Basic and diluted net loss per common share	$(0.09)	$(0.18)	$(0.03)	$(0.06)

Basic and diluted weighted average number of common shares outstanding (1)	29,133,746	29,665,901	29,549,794	29,703,900

(1)	Does not reflect a proposed 1-for-10 reverse stock split of our outstanding shares of common stock prior to the closing of our concurrent public offering of 2,500,000 shares of common stock.

The following table summarizes our balance sheet data as of March 31, 2006. The as adjusted information gives effect to:

•	receipt of net proceeds of approximately $10,275,000 from the sale of 2,500,000 shares of our common stock at an assumed offering price of $5.00 per share in our concurrent public offering,

•	the issuance to James D. Burchetta and Charles S. Brofman of stock options to purchase an estimated 1,464,816 shares of our common stock as part of their patent license agreement with us, and

•
the conversion into 995,581 shares of our common stock of the principal on $800,000 of our 7% convertible promissory notes issued in our April 2005 private financing, 50% of the principal and accrued interest to August 15, 2006 on $1,895,000 of our 7% senior convertible promissory notes issued in our June/September 2005 private financing and 50% of the principal on $2,681,762 of our 15% senior secured convertible promissory notes issued in our June 2006 private financing.

	As of March 31, 2006
Balance sheet data:	Actual (unaudited)	As Adjusted (unaudited)

Cash and cash equivalents	$2,417	$8,847,439
Working capital	(4,239,077)	8,026,167
Total assets	455,963	9,148,430
Total liabilities	4,306,347	886,125
Total stockholders’ (deficiency) equity$	$(3,850,384)	8,262,305

RISK FACTORS

An investment in our shares of common stock involves a high degree of risk and should not be purchased by anyone who cannot afford to lose their entire investment. You should consider carefully the material risks set forth in this section, together with the other information contained in this prospectus, before making a decision to invest in our shares. Our business, operating results and financial condition could be seriously harmed and you could lose your entire investment by the occurrence of any of the following material risks.

Risks Related to Our Business

Our independent registered public accounting firm’s report contains an explanatory paragraph that expresses substantial doubt about our ability to continue as a going concern.

As of March 31, 2006, our total stockholders’ deficiency was $3,850,384 and we had a working capital deficit of $4,239,077. Primarily as a result of our losses, limited cash balances and debt obligations, our independent registered public accounting firm has included in its report for the year ended December 31, 2005 an explanatory paragraph expressing substantial doubt about our ability to continue as a going concern. Our ability to continue as a going concern is contingent upon, among other factors, the closing of our concurrent public offering of 2,500,000 shares of common stock or obtaining alternate financing. If we are not able to complete our concurrent public offering of 2,500,000 shares of common stock or obtain alternate financing, we may be forced to cease our operations.

We have a limited operating history on which to evaluate our potential for executing our business strategy.  This makes it difficult to evaluate our future prospects and the risk of success or failure of our business.

We began our operations in February 2003 and your evaluation of our business and prospects will be based on our limited operating history. Consequently, our historical results of operations may not give you an accurate indication of our future results of operations or prospects. You must consider our business and prospects in light of the risks and difficulties we will encounter as an development stage company in a new and rapidly evolving market. We may not be able to address these risks and difficulties, which makes it difficult to evaluate our future prospects and the viability of our business.

We have experienced significant and continuing losses from operations.  From inception through March 31, 2006, we have incurred accumulated net losses of $12,833,744.    If such losses continue, we may not be able to continue our operations and you may lose your entire investment.

We incurred losses from operations of $1,849,395 in the three months ended March 31, 2006, $5,403,542 for the year ended December 31, 2005 and $2,668,998 for the year ended December 31, 2004. From February 2003 to date, our operations have been funded almost entirely through the proceeds of approximately $2,649,000 that we have received from the issuance of our common stock in private placements, $2,695,000 that we have received from the issuance of our 7% convertible promissory notes in two private financings in 2005, $2,681,762 that we have received from the issuance of our 15% senior secured convertible promissory notes in our June 2006 private financing, and $800,000 that we have received from the issuance of our 15% senior secured promissory note in our June 2006 private financing. From inception through March 31, 2006, we incurred accumulated net losses of $12,833,744. If we continue to experience losses, we may not be able to continue our operations and you may lose your entire investment.

If we do not begin to generate meaningful revenues, we will need to seek additional financing which we may be unable to obtain on favorable terms when required, or at all, and we may therefore be unable to continue funding our operations.

We currently anticipate that the net proceeds of our concurrent public offering of 2,500,000 shares of common stock, together with our available funds, will be sufficient to meet our anticipated needs for working capital and capital expenditures through at least the 18 months following the closing of our concurrent public offering. However, we will need to raise additional funds prior to the end of this period or at a later date. We cannot be certain that additional financing will be available to us on favorable terms when required, or at all, and we may therefore be unable to continue our operations.

If we are unable to retain current clients and attract new clients, or if our clients do not actively submit defaulted consumer debt accounts on our DebtResolve system, we will not be able to generate revenues or continue our business.

We expect that our revenue will come from taking a fee equal to a percentage of defaulted consumer debt accounts that are settled and collected through our online DebtResolve system, or from recurring license fees for the use of our system coupled with other transaction fees. We depend on our creditor clients, who include banks, lenders, credit card issuers, third-party collection agencies and purchasers of charged-off debt, to initiate the process by submitting defaulted consumer debt accounts on our system along with the settlement offers. We cannot be sure that we will be able to retain our existing, and enter into new relationships with creditor clients in the future. In addition, we cannot be certain that we will be able to establish these creditor client relationships on favorable economic terms. Finally, we cannot control the number of accounts that our clients will submit on our system or whether the use of our system will result in any increase in recovery over traditional collection methods. If our client base, and their corresponding claims submission, does not increase significantly or experience favorable results, we will not be able to generate sufficient revenues to continue and sustain our business.

If we are unable to implement our marketing program, we will not be able to grow our client base and generate revenues.

Marketing our services in order to grow our client base of consumer creditors and generate revenues is crucial to the viability of our business. Currently, we are targeting our marketing efforts towards the settlement and collection of defaulted consumer debt accounts generated primarily in the United States. To grow our business, we will have to achieve market penetration in this segment and expand our service offerings and client base to include other segments and international creditor clients. We have limited previous experience marketing our services and may not be able to implement our sales and marketing initiatives. We may be unable to hire, retain, integrate and motivate sales and marketing personnel. Any new sales and marketing personnel may also require a substantial period of time to become effective. There can be no assurance that our marketing efforts will result in our obtaining new creditor clients or that we will be able to grow the base of creditors and consumers who use our services.

We may not be able to protect the intellectual property rights upon which our business relies, including our licensed patents, trademarks, domain name, proprietary technology and confidential information, which could result in our inability to utilize our technology platform, licensed patents or domain name, without which we may not be able to provide our services.

Our ability to compete in our sector depends in part upon the strength of our proprietary rights in our technologies. We consider our intellectual property to be critical to our viability. We do not hold patents on our consumer debt-related product, but rather license technology for our DebtResolve system from James D. Burchetta and Charles S. Brofman, the co-chairmen of our company, whose patented technology is now, and is anticipated to continue to be, incorporated into our service offerings as a key component. Unauthorized use by others of our proprietary technology could result in an increase in competing products and a reduction in our sales. We rely on patent, trademark, trade secret and copyright laws to protect our licensed and proprietary technology and other intellectual property. We cannot be certain, however, that the steps that we have taken to protect our proprietary rights to date will provide meaningful protection from unauthorized use by others. If we must pursue litigation in the future to enforce our intellectual property rights, to protect our trade secrets or to determine the validity and scope of the proprietary rights of others, we may not prevail and we are likely to incur substantial expenditures and divert valuable resources in the process. In addition, many foreign countries’ laws may not protect us from improper use of our proprietary technologies. Consequently, we may not have adequate remedies if our proprietary rights are breached or our trade secrets are disclosed.

If we are unable to build brand awareness for our company and our services, demand for our services will be limited.

We believe that building brand awareness of our DebtResolve system is important to increase demand for our services. Furthermore, we believe that brand awareness is a key differentiating factor among providers of online services, and given this, we believe that brand awareness will become increasingly important as competition is introduced in our target market. In order to increase brand awareness, we must devote significant time and resources in our marketing efforts, provide high-quality client support and increase the number of creditors and consumers using our services. While we may maintain a “Powered by Debt Resolve” logo on each screen that consumers view when they log on to the DebtResolve system, this logo may be inadequate to build brand awareness among consumers. If initial users do not perceive our services to be of high quality, the value of our brand could be diluted, which could decrease the attractiveness of our services to creditors and consumers. If we fail to promote and maintain our brand, our ability to generate revenues could be negatively affected. Moreover, if we incur significant expenses in promoting our brand and are unable to generate a corresponding increase in revenue as a result of our branding efforts, our operating results would be negatively impacted.

The intellectual property rights that we license from our co-founders are limited in industry scope, and it is possible these limits could constrain the expansion of our business.

We do not hold patents on our consumer debt-related product, but rather license technology for our DebtResolve system from James D. Burchetta and Charles S. Brofman, the co-chairmen of our company, whose patented technology is now, and is anticipated to continue to be, incorporated into our service offerings as a key component. This license agreement limits usage of the technology to the creation of software and other code enabling an automated system used solely for the settlement and collection of credit card receivables and other consumer debt and specifically excludes the settlement and collection of insurance claims, tax and other municipal fees of all types. The terms of the license agreement, which was amended and restated in June 2005, are described under “Business - Technology License and Proprietary Technology.” These limitations on usage of the licensed technology could constrain the expansion of our business by limiting the different types of debt for which our DebtResolve system can potentially be used, and limiting the potential clients that we could service.

In the future, we may be subject to intellectual property rights claims, which are costly to defend, could require us to pay damages and could limit our ability to use certain technologies in the future and thereby result in loss of clients and revenue.

Litigation regarding intellectual property rights is common in the Internet and technology industries. We expect that Internet technologies and software products and services may be increasingly subject to third-party infringement claims as the number of competitors in our industry segment grows and the functionality of products and services in different industry segments overlaps. Under our license agreement, we have the right and obligation to control and defend against third-party infringement claims against us with respect to the patent rights that we license. Any claims relating to our services or intellectual property could result in costly litigation and be time consuming to defend, divert management’s attention and resources, cause delays in releasing new or upgrading existing products and services or require us to enter into royalty or licensing agreements. Royalty or licensing agreements, if required, may not be available on acceptable terms, if at all. There can be no assurance that our services or intellectual property rights do not infringe the intellectual property rights of third parties. A successful claim of infringement against us and our failure or inability to license the infringed or similar technology or content could prevent us from continuing our business.

Potential conflicts of interest exist with respect to the intellectual property rights that we license from our co-founders, and it is possible our interests and their interests may diverge.

We do not hold patents on our consumer debt-related product, but rather license technology for our DebtResolve system from James D. Burchetta and Charles S. Brofman, the co-chairmen of our company, whose patented technology is now, and is anticipated to continue to be, incorporated into our service offerings as a key component. This license agreement presents the possibility of a conflict of interest in the event that issues arise with respect to the licensed intellectual property rights, including the prosecution or defense of intellectual property infringement actions, where our interests may diverge from those of Messrs. Burchetta and Brofman. The license agreement provides that we will have the right to control and defend or prosecute, as the case may require, the patent rights licensed to us subject, in the case of pleadings and settlements, to the reasonable consent of Messrs. Burchetta and Brofman. Our interests with respect to such pleadings and settlements may be at odds with those of Messrs. Burchetta and Brofman, requiring them to recuse themselves from our decisions relating to such pleadings and settlements, or even from further involvement with our company. The terms of the license agreement, which was amended and restated in June 2005, are described under “Business - Technology License and Proprietary Technology.”

Upon completion of our concurrent public offering of 2,500,000 shares of common stock, Messrs. Burchetta and Brofman will beneficially own approximately 30.5% of our outstanding shares of common stock. They have controlled our company since its inception. Under the terms of our license agreement, Messrs. Burchetta and Brofman will be entitled to receive stock options to purchase shares of our common stock if and to the extent the licensed technology produces specific levels of revenue for us. They will not be entitled receive any stock options for other debt collection activities such as off-line settlements. Messrs. Burchetta and Brofman will be substantially responsible for selecting the business direction we take, the products and services we may develop and the mix of businesses we may pursue. The license agreement may present Messrs. Burchetta and Brofman with conflicts of interest.

We have not made any previous acquisitions, and we may fail to successfully integrate acquisitions and reduce our operating expenses.

The integration of the businesses, assets and technologies we may acquire is critical to our strategy. Integrating the management and operations of these businesses, assets and technologies is time consuming, and we cannot guarantee we will achieve any of the anticipated synergies and other benefits expected to be realized from acquisitions. We have no experience with making acquisitions and we expect to face one or more of the following difficulties:

•	difficulty integrating the products, services, financial, operational and administrative functions of acquired businesses, especially those larger than us,

•	delays in realizing the benefits of our strategies for an acquired business which fails to perform in accordance with expectations,

•	diversion of management’s attention from our existing operations since acquisitions often require substantial management time, and

•	acquiring businesses with unknown liabilities, software bugs or adverse litigation and claims.

We may pay too much for, or collect too little on, defaulted consumer debt portfolios that we may purchase.

Through our subsidiary, DRV Capital LLC, we may pursue the acquisition of defaulted consumer debt portfolios to process through our DebtResolve system, an area in which we have little experience. These are consumer debt portfolios that the credit originator has deemed uncollectible and has charged-off, generally after making numerous attempts to collect on them. We may not be able to consummate any acquisitions of defaulted consumer debt portfolios on favorable terms, if at all, and our inexperience may impair our ability to manage and collect on such consumer debt portfolios. These defaulted consumer debt portfolios are difficult to collect and we may not collect even a sufficient amount to cover the cost of acquiring them. Also, as we have no experience with pricing defaulted consumer debt portfolios, we may pay too much for these portfolios and, consequently, we may not generate a profit from these consumer debt portfolio acquisitions.

Moreover, if we decide to pursue the acquisition of defaulted consumer debt portfolios to process through our DebtResolve system, we will: (i) have to expand our operations, (ii) face new operational risks that we cannot predict at this time, (iii) become subject to increased government regulation and (iv) be subject to material changes in our financial statements and financial reporting. Specifically:

•
our expansion into this line of business could result in the need to enter into potentially complex financing arrangements, resulting in the need to manage those relationships and the potential interest rate risk and credit risk associated with them,

•	accounting for this activity would require that we become familiar with the applicable accounting regulations, with which we are not currently familiar,

•	our accounting would also become more complex, requiring combining the results of our proposed debt-buying subsidiary into our consolidated financial statements, and

•
we would incur additional costs associated with the start-up of our proposed debt-buying subsidiary, including legal, filing fees and other start-up costs associated with establishing this potential line of business.

In addition:

•	federal, state, local and foreign laws may limit our ability to recover and enforce any acquired defaulted consumer debt portfolios regardless of any act or omission on our part,

•
some laws and regulations applicable to credit originators may preclude us from collecting on defaulted consumer debt portfolios we may purchase if the credit originator previously failed to comply with applicable law in generating or servicing those consumer debt receivables,

•	collection laws and regulations may also directly apply to our business,

•
additional consumer protection and privacy protection laws may be enacted that would impose additional requirements on the enforcement of and collection on defaulted consumer debt, and any new laws, rules or regulations that may be adopted, as well as existing consumer protection and privacy protection laws, may adversely affect our ability to collect on any acquired defaulted consumer debt portfolios, and

•
federal and state governmental bodies are considering, and may consider in the future, other legislative proposals that would regulate the collection of any acquired defaulted consumer debt portfolios, and although we cannot predict if or how any future legislation would impact this proposed expansion of our business, our failure to comply with any current or future laws or regulations applicable to us could limit our ability to collect on any acquired defaulted consumer debt portfolios.

We anticipate that we will enter into arrangements with financial partners who will provide the bulk of the funding for our debt purchases; however, as of the date of this prospectus, we have not finalized any financing arrangements to allow us to engage in the debt purchasing business, and we cannot assure you that such financing will be available on suitable terms, if at all.

If any of these or similar risks materialize, we may have to scale back or eliminate our proposed debt portfolio acquisitions and business.

If we cannot compete against competitors that enter our market, demand for our services will be limited, which would likely result in our inability to continue our business.

We are aware of two companies that have announced software offerings that may be competitive with the DebtResolve system and which may compete with us for market share. Incurrent Solutions, Inc., a division of Online Resources Corp., announced a collection offering in fall 2004, and Apollo Enterprises Solutions, LLC announced an online collection offering in fall 2004. Their offerings are described under “Business - Competition.” Additional competitors could emerge in the online defaulted consumer debt market. These and other possible new competitors may have substantially greater financial, personnel and other resources, greater adaptability to changing market needs, longer operating histories and more established relationships in the banking industry than we currently have. In the future, we may not have the resources or ability to compete. As there are few significant barriers for entry to new providers of defaulted consumer debt services, there can be no assurance that additional competitors with greater resources than ours will not enter our market. Moreover, there can be no assurance that our existing or potential creditor clients will continue to use our services on an increasing basis, or at all. If we are unable to develop and expand our business or adapt to changing market needs as well as our competitors are able to do, now or in the future, we may not be able to continue our business.

We are dependent upon maintaining and expanding our computer and communications systems. Failure to do so could result in interruptions and failures of our services which would make our services less attractive to consumers, and therefore subject us to lost revenue as a result of a possible loss of creditor clients.

Our ability to provide high-quality client support largely depends on the efficient and uninterrupted operation of our computer and communications systems to accommodate our creditor clients and the consumers who use our system. In the terms and conditions of our standard form of licensing agreement with our clients, we agree to make commercially reasonable efforts to maintain uninterrupted operation of our DebtResolve system 99.99% of the time, except for scheduled system maintenance. In the normal course of our business, we must record and process significant amounts of data quickly and accurately to access, maintain and expand our DebtResolve system. Any failure of our information systems, software or backup systems would interrupt our operations and could cause us to lose clients. We are exposed to the risk of network and Internet failure, both through our own systems and those of our service providers. While our utilization of redundant transmission systems can improve our network’s reliability, we cannot be certain that our network will avoid downtime. Substantially all of our computer and communications hardware systems are hosted in leased facilities with AT&T Corp. in New Jersey, and under the terms of our hosting service level agreement with AT&T, AT&T will provide network connectivity availability 99.9% of the time from the connection off their backbone to our hosted infrastructure. Our disaster recovery plan may not be adequate and our business interruption insurance may not adequately compensate us for losses that could occur as a result of a network-related business interruption. The occurrence of a natural disaster or unanticipated problems at our facilities or those of our service providers could cause interruptions or delays in use of our DebtResolve system and loss of data. Additionally, we rely on third parties to facilitate network transmissions and telecommunications. We cannot assure you that these transmissions and telecommunications will remain either reliable or secure. Any transmission or telecommunications problems, including computer viruses and other cyberattacks, particularly if those problems persist or recur frequently, could result in lost business from creditor clients and consumers. Network failures of any sort could seriously affect our client relations, potentially causing clients to cancel or not renew contracts with us. In addition, we may be unable to renegotiate our hosting contract with AT&T on suitable terms and may be required to find another hosting vendor. While hosting services have become commodities, the necessity of locating a new vendor, negotiating a new contract, and making the transition could divert management’s attention from operating and growing the business.

We may not be able to anticipate, manage or adopt technological advances within our industry, which could result in our services becoming obsolete and no longer in demand.

Our business relies on computer and telecommunications technologies. Our ability to integrate these technologies into our business is essential to our competitive position and our ability to execute our business strategy. Computer and telecommunications technologies are evolving rapidly and are characterized by short product life cycles. We may not be able to anticipate, manage or adopt technological changes on a timely basis. While we believe that our existing information systems are sufficient to meet our current demands and continued expansion, our future growth may require additional investment in these systems so we are not left with obsolete computer and telecommunications technologies. We depend on having the capital resources necessary to invest in new technologies for our business. We cannot assure you that adequate capital resources will be available to us at the appropriate time.

James D. Burchetta and Richard G. Rosa possess specialized knowledge about our business and we would be adversely impacted if either one were to become unavailable to us.

We believe that our ability to execute our business strategy will depend to a significant extent upon the efforts and abilities of James D. Burchetta, our Chief Executive Officer, and Richard G. Rosa, our Senior Vice President and Chief Technology Officer. Mr. Burchetta, who is a licensor of key intellectual property to us, has knowledge regarding online debt collection technology and business contacts that would be difficult to replace. Mr. Rosa has technical expertise regarding our system that our other officers do not possess. If Messrs. Burchetta or Rosa were to become unavailable to us, our operations would be adversely affected. We are in the process of obtaining “key-man” life insurance for our benefit in the amount of $1,000,000 on the lives of each of Messrs. Burchetta and Rosa, but not for any other officer. This insurance may be inadequate to compensate us for the loss of either Mr. Burchetta or Mr. Rosa. Moreover, we have no insurance to compensate us for the loss of any other of our named executive officers or key employees.

Risks Related to Our Industry

Our clients’ ability to recover and enforce defaulted consumer debt may be limited under federal, state, local and foreign laws, which would negatively impact our revenues.

Federal, state, local and foreign laws may limit our creditor clients’ ability to recover and enforce defaulted consumer debt regardless of any act or omission on their part or our part. Additional consumer protection and privacy protection laws may be enacted that would impose additional requirements on the enforcement and collection of consumer debt. Any new laws, rules or regulations that may be adopted, as well as existing consumer protection and privacy protection laws, may adversely affect our ability to settle defaulted consumer debt accounts on behalf of our clients and could result in decreased revenues to us. We cannot predict if or how any future legislation would impact our business or our clients. In addition, we cannot predict how foreign laws will impact our ability to expand our business internationally, and the cost of such expansion. Our failure to comply with any current or future applicable laws or regulations could limit our ability to settle defaulted consumer debt claims on behalf of our clients, which could adversely affect our revenues.

Government regulation and legal uncertainties regarding consumer credit and debt collection practices may require us to incur significant expenses in complying with any new regulations.

A number of our existing and potential creditor clients, such as banks and credit card issuers, operate in highly regulated industries. We are indirectly impacted by consumer credit and debt collection practices laws, both in the United States and abroad. The relationship of a consumer and a creditor is extensively regulated by federal, state, local and foreign consumer credit and protection laws and regulations. Governing laws include the Fair Debt Collection Practice Act, Fair Credit Reporting Act, the Federal Truth-In-Lending Act, the Fair Credit Billing Act and the Gramm-Leach-Bliley Act, as well as applicable comparable statutes in the states in which consumers reside. Failure of these parties to comply with applicable federal, state, local and foreign laws and regulations could have a negative impact on us. For example, applicable laws and regulations may limit our ability to collect amounts owing with respect to defaulted consumer debt accounts, regardless of any act or omission on our part. We cannot assure you that any indemnities received from the financial institutions which originated the consumer debt account will be adequate to protect us from liability to consumers. Further, any collection agency or similar ARM business we may acquire will be subject to Federal and state laws and regulations, as well as state licensing requirements, which are routinely imposed on such businesses. Any new laws or rulings that may be adopted, and existing consumer credit and protection laws, may adversely affect our ability to collect and settle defaulted consumer debt accounts. In addition, any failure on our part to comply with such requirements could adversely affect our ability to settle defaulted consumer debt accounts and result in liability. In addition, state or foreign regulators may take the position that our system effectively constitutes the collection of debts that is subject to licensing and other laws regulating the activities of collection agencies, or that purchasers of debt must be licensed as debt collectors.If so, we may need to obtain licenses from such states, or such foreign countries where we may engage in business. Until licensed, we will not be able to lawfully deal with consumers in such states or foreign countries. Moreover, we will likely have to incur expenses in obtaining licenses, including applications fees and post statutorily required bonds for each license.

We face potential liability that arises from our handling and storage of personal consumer information concerning disputed claims and other privacy concerns.

Any penetration of our network security or other misappropriation of consumers’ personal information could subject us to liability. Other potential misuses of personal information, such as for unauthorized marketing purposes, could also result in claims against us. These claims could result in litigation. In addition, the Federal Trade Commission and several states have investigated the use by certain Internet companies of personal information. Legislation has been introduced in the U.S. Senate that would mandate data-security management steps for many businesses and a nationwide standard for notifying consumers of security breaches. The legislation would require companies that store information on more than 10,000 people to create a data privacy and protection program, including assessing, maintaining and controlling risks to data privacy and security. Businesses would have to provide employee training, perform vulnerability tests and ensure that third-party service providers have adequate security programs. We could incur unanticipated expenses, especially in connection with our settlement database, if and when new regulations regarding the use of personal information are enacted.

In addition, pursuant to the Gramm-Leach-Bliley Act, our financial institution clients must require us to include in their contracts with us that we have appropriate data security standards in place. The Gramm-Leach-Bliley Act stipulates that we must protect against unauthorized access to, or use of, consumer debtor information that could be detrimentally used against or result in substantial inconvenience to any consumer debtor. Detrimental use or substantial inconvenience is most likely to result from improper access to sensitive consumer debtor information because this type of information is most likely to be misused, as in the commission of identity theft. We believe we have adequate policies and procedures in place to protect this information; however, if we experience a data security breach that results in any penetration of our network security or other misappropriation of consumers’ personal information, or if we have an inadequate data security program in place, our financial institution clients may consider us to be in breach of our agreements with them.

Government regulation and legal uncertainties regarding the Internet may require us to incur significant expenses in complying with any new regulations.

The laws and regulations applicable to the Internet and our services are evolving and unclear and could damage our business. Due to the increasing popularity and use of the Internet, it is possible that laws and regulations may be adopted, covering issues such as user privacy, pricing, taxation, content regulation, quality of products and services, and intellectual property ownership and infringement. This legislation could expose us to substantial liability or require us to incur significant expenses in complying with any new regulations. Local telephone carriers have petitioned the Federal Communications Commission to regulate the Internet and to impose access fees. Increased regulation or the imposition of access fees could substantially increase the costs of communicating on the Internet, potentially decreasing the demand for our services. A number of proposals have been made at the federal, state and local level and in foreign countries that would impose additional taxes on the sale of goods and services over the Internet. Such proposals, if adopted, could adversely affect us. Moreover, the applicability to the Internet of existing laws governing issues such as personal privacy is uncertain. We may be subject to claims that our services violate such laws. Any new legislation or regulation in the United States or abroad or the application of existing laws and regulations to the Internet could adversely affect our business.

Risks Related to the Offering

There has previously been no active public market for our common stock and our stockholders may not be able to resell their shares at or above the price at which they purchased them, or at all.

Prior to our concurrent public offering of 2,500,000 shares of common stock, there has been no active public market for our common stock. We cannot predict the extent to which a trading market will develop or how liquid that market may become. The initial public offering price in our concurrent public offering of 2,500,000 shares of common stock may not be indicative of prices that will prevail in the trading market. The trading price of our common stock following our concurrent public offering of 2,500,000 shares of common stock is therefore likely to be highly volatile and could be subject to wide fluctuations in price in response to various factors, some of which are beyond our control. These factors include:

•	quarterly variations in our results of operations or those of our competitors,

•	announcements by us or our competitors of acquisitions, new products or services, significant contracts, commercial relationships or capital commitments,

•	disruption to our operations or our data centers,

•	declines in accounts submitted by our creditor clients for settlement through our DebtResolve system,

•	declines in collections through our DebtResolve system,

•	commencement of, or our involvement in, litigation,

•	any major change in our board of directors or management,

•	changes in governmental regulations or in the status of our regulatory approvals, and

•	general economic market conditions and other factors, including factors unrelated to our own operating performance.

In addition, the stock market in general and, in particular, stock prices for technology-based companies have experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of the underlying companies. Such fluctuations may be even more pronounced in the trading market shortly following our concurrent public offering of 2,500,000 shares of common stock. These broad market and industry factors may seriously impact negatively the market price of our common stock, regardless of our actual operating performance. In addition, in the past, following periods of volatility in the overall market and the market price of a company’s securities, securities class action litigation has often been instituted against these companies. This litigation, if instituted against us, could result in substantial costs and a diversion of our management’s attention and resources.

We were recently required to restate our financial results due to insufficient internal controls.  No assurances can be given that we will be able to remedy these deficiencies or that similar restatements will not be required in the future.

On August 16, 2005, our independent auditors reported to our audit committee certain matters involving internal controls that our independent auditors considered to be reportable conditions and a material weakness under standards established by the American Institute of Certified Public Accountants. The reportable conditions and material weakness related to the March 31, 2005 and December 31, 2004 and December 31, 2003 financial closing process and inadequate reviews and approvals of transactions and accounting entries, as well as errors which resulted in financial reports that required the restatement of the financial reports for these periods.  Subsequently, during the year ended December 31, 2005, we further determined that we had improperly calculated and disclosed the expense of options granted to non-employees. We had used the minimum value method instead of the fair value method. Accordingly, we filed on March 30, 2006 an amended report on Form 10-KSB/A No. 2 for the year ended December 31, 2004 to report the corrected expense of these options for the years ended December 31, 2004 and 2003. In addition, this report included amended data for the first three quarterly periods of the year ended December 31, 2005. Although our management has demonstrated certain improvements in controls over the preparation of our financial reports, these reported conditions and material weaknesses also existed in part as of March 31, 2006. While we believe we have put processes in place to begin to remedy these deficiencies, we cannot assure you that we will not be faced with these or other financial reporting deficiencies in the future.  Any such deficiencies may require us to restate our financial results again, which could adversely effect the credibility of our reported results and the price of our common stock.

Given these reportable conditions and material weakness, our Chief Executive Officer and our Chief Financial Officer concluded that our disclosure controls and procedures were not effective at the “reasonable assurance” level due to reporting errors which occurred with respect to our financial reports for the years ended December 31, 2005 and 2004 and the three months ended March 31, 2006. Our management has since devoted additional resources to resolving questions that arose during these reviews and restatements. As a result, our executive and financial officers have, as required, certified that our financial statements for the three months ended March 31, 2005 and 2006, as well as our financial statements for the year ended December 31, 2005 and our restated financial statements for the years ended December 31, 2004 and 2003, fairly present, in all material respects, our financial condition and results of operations. Our management believes that the reportable conditions noted above stem from our operational growth. Our management has worked closely with our audit committee to develop improved internal controls, including hiring additional accounting staff and documenting accounting control procedures. Our management believes that this new infrastructure will assist in alleviating these weaknesses going forward, but we cannot assure you that weaknesses will never occur.

Failure to achieve and maintain effective internal controls in accordance with Section 404 of the Sarbanes-Oxley Act of 2002 could prevent us from producing reliable financial reports or identifying fraud. In addition, current and potential stockholders could lose confidence in our financial reporting, which could have an adverse effect on our stock price.

Effective internal controls are necessary for us to provide reliable financial reports and effectively prevent fraud, and a lack of effective controls could preclude us from accomplishing these critical functions. Commencing the year ending December 31, 2007, we will be required to document and test our internal control procedures in order to satisfy the requirements of Section 404 of the Sarbanes-Oxley Act of 2002, which requires annual management assessments of the effectiveness of our internal controls over financial reporting and a report by our independent registered public accounting firm addressing these assessments. Assigned to accounting issues at present are only our Chief Financial Officer and one temporary accountant, which may be deemed to be inadequate. Although we intend to augment our internal controls procedures and expand our accounting staff, there is no guarantee that this effort will be adequate.

During the course of our testing, we may identify deficiencies which we may not be able to remediate in time to meet the deadline imposed by the Sarbanes-Oxley Act for compliance with the requirements of Section 404. In addition, if we fail to maintain the adequacy of our internal accounting controls, as such standards are modified, supplemented or amended from time to time, we may not be able to ensure that we can conclude on an ongoing basis that we have effective internal controls over financial reporting in accordance with Section 404. Failure to achieve and maintain an effective internal control environment could cause us to face regulatory action and also cause investors to lose confidence in our reported financial information, either of which could have an adverse effect on our stock price.

Compliance with changing regulation of corporate governance and public disclosure may result in additional expenses, which as a smaller public company may be disproportionately high.

Changing laws, regulations and standards relating to corporate governance and public disclosure, including the Sarbanes-Oxley Act, new SEC regulations and stock market rules, are creating uncertainty for development stage companies like us. These new and changing laws, regulations and standards are subject to varying interpretations in many cases due to their lack of specificity, and as a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies, which could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. As a result, our efforts to comply with evolving laws, regulations and standards will likely result in increased general and administrative expenses and a diversion of management time and attention from revenue-generating activities to compliance activities. In particular, our efforts to comply with Section 404 of the Sarbanes-Oxley Act and the related regulations regarding our required assessment of our internal controls over financial reporting and our independent registered public accounting firm’s audit of that assessment will require the commitment of significant financial and managerial resources. We expect these efforts to require the continued commitment of significant resources.

Further, our board members, chief executive officer and chief financial officer could face an increased risk of personal liability in connection with the performance of their duties. As a result, we may have difficulty attracting and retaining qualified board members and executive officers, which could slow down our business and potentially cause us to not comply with the requirement of the American Stock Exchange, or AMEX, that a majority of our board of directors must be composed of “independent directors,” which is defined under AMEX rules generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship, which, in the opinion of the company’s board of directors would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. While a company listing in connection with an initial public offering is not required to have a majority of independent directors until one year after listing, it must phase in the members of its audit, compensation, and nominations and governance committees with one independent member upon listing, a majority of independent members within 90 days after listing, and all independent members within one year after listing. Currently, only two of our five directors are considered to be “independent,” and we may not be able to attract or retain additional independent directors to join our board and board committees, which could potentially cause AMEX to delist our stock. If we are unable to fully comply with new or changed laws, regulations and standards, or if our efforts differ from the activities intended by regulatory or governing bodies due to ambiguities related to practice, our reputation may be negatively affected and our stock price may suffer.

If we cannot meet the continuing listing requirements of the American Stock Exchange and related rules, such exchange may delist our securities, which could negatively affect the price of our securities and your ability to sell our securities.

Simultaneously with the closing of our concurrent public offering of 2,500,000 shares of common stock, our shares of common stock are expected to trade on AMEX. In the future, we may not be able to meet the continuing listing requirements of AMEX, which require, among other things, a majority of “independent” directors on our board of directors and timely filing of our quarterly and annual reports with the SEC. AMEX will consider the suspension in trading in, or removal from listing of, our securities when, in the opinion of AMEX our financial condition or operating results appear to be unsatisfactory (for example, if we do not have at least $4,000,000 in stockholders’ equity and have net losses or losses from continuing operations in the last five fiscal years), the public distribution or aggregate market value of our securities has become so reduced as to make further dealings on AMEX inadvisable (for example, if the number of our publicly-held shares, excluding any held by affiliates and controlling stockholders, is less than 200,000, our total number of public stockholders is less than 300 or the aggregate market value of our publicly-held shares is less than $1,000,000 for 90 days), we have disposed of our principal operating assets or ceased to be an operating company, we fail to comply with our listing agreements with AMEX, or any other event occurs or any condition exists that makes further dealings on AMEX unwarranted. If we are unable to satisfy AMEX criteria for continued listing, our common stock could be subject to delisting. Trading, if any, of our common stock would thereafter be conducted in the National Association of Securities Dealers, Inc.’s “over-the-counter bulletin board” or on the “pink sheets.” As a consequence of any such delisting, the public price of our common stock could be adversely affected and a stockholder would likely find it more difficult to dispose of, or to obtain accurate quotations as to the prices of, our common stock.

You may suffer substantial dilution in the shares you purchase.

The exercise of outstanding and reserved stock options to purchase 3,217,479 shares of common stock and warrants to purchase 2,182,356 shares of common stock, and future stock issuances as well as additional potential future issuances of stock options under our licensing agreement, may result in significant further dilution to investors. Of these securities, we expect to issue stock options to purchase shares of common stock and warrants to purchase shares of common stock prior to the completion of our concurrent public offering of 2,500,000 shares of common stock.

There may be substantial sales of our common stock after the expiration of lock-up periods, which could cause our stock price to fall.

After our concurrent public offering of 2,500,000 shares of common stock, 6,465,971 shares of our common stock will be outstanding. All of the shares of our common stock sold in our concurrent public offering of 2,500,000 shares of common stock will be freely tradable, except for shares purchased by any of our existing “affiliates,” as that term is defined in Rule 144 under the Securities Act, which generally includes executive officers, directors and 10% stockholders. Of the 6,465,971 shares of our common stock to be outstanding at the closing of our concurrent public offering of 2,500,000 shares of common stock, 1,850,850 shares will be locked-up as a result of agreements that existing stockholders have signed restricting their ability to transfer our stock for 15 months after the date of this prospectus, and 2,310,389 shares (including 1,363,668 shares issuable upon the exercise of outstanding warrants) being registered for sale under this prospectus will be similarly locked-up for six months after the date of this prospectus. In addition, the potential future exercise of stock options to purchase our common stock, including stock options that may be earned by Messrs. Burchetta and Brofman as part of our license agreement with them, could result in our issuing a significant number of additional shares of common stock. Sales of a substantial number of shares of our common stock could cause the price of our common stock to fall and could impair our ability to raise capital by selling additional securities.

You will have limited ability to influence corporate matters and any actions you may not agree with may be implemented by our management without your consent.

Our executive officers, directors and 5% stockholders will control approximately 28.6% of our outstanding shares following the closing of our concurrent public offering of 2,500,000 shares of common stock. If these stockholders act together, they may be able to exert significant control over our management and affairs requiring stockholder approval, including approval of significant corporate transactions. This concentration of ownership may have the effect of delaying or preventing a change in control and might adversely affect the market price of our common stock. This concentration of ownership may not be in the best interests of all our stockholders.

Our common stock may be considered a “penny stock” and may be difficult to trade.

The SEC has adopted regulations which generally define “penny stock” as an equity security with a market or exercise price of less than $5.00 per share, subject to specific exemptions. The offering price of our shares in our concurrent public offering of 2,500,000 shares of common stock is $5.00 per share. The market price of our common stock is likely to fluctuate and could drop below $5.00 per share in the future and, consequently, may be designated as a “penny stock” according to SEC rules. Under these rules, broker-dealers who recommend such securities to persons other than institutional accredited investors must:

•	make a special written suitability determination for the purchaser,

•	receive the purchaser’s written agreement to a transaction prior to sale,

•
provide the purchaser with risk disclosure documents which identify certain risks associated with investing in “penny stocks” and which describe the market for these “penny stocks” as well as a purchaser’s legal remedies, and

•
obtain a signed and dated acknowledgment from the purchaser demonstrating that the purchaser has actually received the required risk disclosure document before a transaction in a “penny stock” can be completed.

If our common stock becomes subject to these rules, broker-dealers may find it difficult to effectuate customer transactions and trading activity in our securities may be adversely affected. As a result, the market price of our securities may be depressed, and you may find it more difficult to sell our securities. In addition, you may find it difficult to obtain accurate quotations of our common stock and may experience a lack of buyers to purchase such stock or a lack of market makers to support the stock price.

We could issue “blank check” preferred stock without stockholder approval with the effect of diluting then current stockholder interests and impairing their voting rights, and provisions in our charter documents and under Delaware law could discourage a takeover that stockholders may consider favorable.

Our certificate of incorporation authorizes the issuance of up to 10,000,000 shares of “blank check” preferred stock with designations, rights and preferences as may be determined from time to time by our board of directors. Accordingly, our board of directors is empowered, without stockholder approval, to issue a series of preferred stock with dividend, liquidation, conversion, voting or other rights which could dilute the interest of, or impair the voting power of, our common stockholders. The issuance of a series of preferred stock could be used as a method of discouraging, delaying or preventing a change in control. For example, it would be possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of our company. In addition, advanced notice is required prior to stockholder proposals.

Delaware law also could make it more difficult for a third party to acquire us. Specifically, Section 203 of the Delaware General Corporation Law may have an anti-takeover effect with respect to transactions not approved in advance by our board of directors, including discouraging attempts that might result in a premium over the market price for the shares of common stock held by our stockholders.

NOTE ON FORWARD-LOOKING STATEMENTS

Some of the statements in this prospectus are forward-looking statements that involve risks and uncertainties. In some cases, you can identify forward-looking statements by our use of words such as “may,” “could,” “should,” “project,” “believe,” “anticipate,” “expect,” “plan,” “estimate,” “forecast,” “potential,” “intend,” “continue” or the negative or other variations of these words and other similar words. Forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause our actual results, performance, achievements or industry results to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. These risks, uncertainties and other factors include, among others, those discussed in more detail under the heading “Risk Factors” and elsewhere in this prospectus.

Our forward-looking statements are based on our current expectations, intentions and beliefs as of the date of this prospectus. Although we believe that the expectations reflected in our forward-looking statements are reasonable as of the date of this prospectus, we cannot guarantee future results, acquisitions of new creditor clients, settlement volumes or amounts, levels of activity, performance or achievements or other future events. You should not place undue reliance on our forward-looking statements. Some of the important factors that could cause our actual results, performance or financial condition to differ seriously from expectations are:

•	changes in the business practices of credit originators in terms of outsourcing defaulted consumer debt settlement and collection to third-party service providers,

•	market acceptance of our DebtResolve system,

•	changes in government regulations that affect our ability to collect sufficient amounts for our clients on defaulted consumer debt,

•	our ability to launch, fund and operate our new debt purchasing business,

•	our ability to employ and retain qualified employees,

•	changes in the credit or capital markets, which affect our ability to borrow money or raise capital to service defaulted consumer debt or purchase portfolios of defaulted consumer debt,

•	the degree and nature of our competition,

•	our ability to comply with the provisions of the Sarbanes-Oxley Act of 2002 and other regulatory requirements,

•	our ability to make strategic acquisitions or purchase defaulted consumer debt portfolios at appropriate prices, if at all,

•	the sufficiency of our funds generated from operations, existing cash and available borrowings to finance our current operations, and

•	the other factors referenced in this prospectus, such as those described under “Risk Factors,” “Management’s Discussion and Analysis or Plan of Operation” and “Business.”

USE OF PROCEEDS

The selling stockholders will receive all of the proceeds from the sale of the shares offered for sale by them under this prospectus. We will receive none of the proceeds from the sale of the shares by the selling stockholders, except upon exercise of the warrants currently outstanding. In that case, we could receive a maximum of $989,944 (94,120 shares at $2.45 per share, 222,955 shares at $2.52 per share, 1,160,598 shares at $.01 per share, 33,600 shares at $2.41 per share and 31,508 shares at $3.33 per share), which would be used for working capital and general corporate purposes.

We will bear all expenses incident to the registration of the shares of our common stock under federal and state securities laws other than expenses incident to the delivery of the shares to be sold by the selling stockholders. Any transfer taxes payable on these shares and any commissions and discounts payable to underwriters, agents, brokers or dealers will be paid by the selling stockholders.

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

The following discussion of our financial condition and results of operations should be read in conjunction with our financial statements and related notes included in this prospectus. This discussion includes forward-looking statements that involve risks and uncertainties. As a result of many factors, such as those set forth under “Risk Factors” and elsewhere in this prospectus, our actual results may differ materially from those anticipated in these forward-looking statements.

Overview

We are development stage company. Since our inception, we have devoted substantially all of our efforts to planning, research and development activities, and raising capital. In February 2004, we implemented the DebtResolve system on a test basis with a collection agency. In June and November 2004, we implemented our system with our second and third clients, respectively, and began generating nominal revenue based on a percentage of the amount of debt collected by these clients. To date, we have 14 clients under contract, 8 of which have commenced operations with us.

Since completing initial product development in early 2004, we have marketed our service primarily to consumer credit card issuers, collection agencies and the buyers of defaulted debt in the United States and Europe. We intend to market our service to other segments served by the collections industry worldwide. For example, we believe that our system will be especially valuable for the collection of low balance debt, such as that held by utility companies and online service providers, where the cost of traditionally labor intensive collection efforts may exceed the value collected. We also intend to pursue past-due Internet-related debt, such as that held by sellers of sales and services online. We believe that consumers who incurred their debt over the Internet will be likely to respond favorably to an Internet-based collection solution. In addition, creditors of Internet-related debt usually have access to debtors’ e-mail addresses, facilitating the contact of debtors directly by e-mail. We believe that expanding to more recently past-due portfolios of such debt will result in higher settlement volumes, improving our clients’ profitability by increasing their collections while reducing their cost of collections. We do not anticipate any material incremental costs associated with developing our capabilities and marketing to these creditors, as our existing DebtResolve system can already handle this type of debt and we make contact with these creditors in our normal course of business

We have prepared for our entry into the European debt collection market by reviewing our mode of business and modifying our contracts to comply with appropriate European privacy, debtor protection and other applicable regulations. We expect that, initially, our expenses associated with servicing United Kingdom and other European clients will be minimal, consisting primarily of travel expense to meet with those clients and additional legal fees, as our European contracts, although already written to conform to European regulations, may require further customization. We have begun identifying and preliminarily negotiating with companies that have the capability to provide local, outsourced European customer service support for us on an as-needed basis, the expense of which will be variable with the level of business activity. We may incur additional costs, which we cannot anticipate at this time, if we determine to expand into Canada and other foreign countries. In other areas of the world, including Japan, Korea and Israel, we are exploring partnerships for sales distribution to expand our market presence without adding substantial overhead or other costs, but have not yet entered into any agreement or commitment with any such company.

Our revenues to date have been nominal. We have financed our activities to date through our management’s contributions of cash, the forgiveness of royalty and consulting fees, the proceeds from sales of our common stock in private placement financings and the proceeds from the issuance of our convertible promissory notes in three private financings. In connection with our marketing and client support goals, we expect our operating expenses to be approximately $1,000,000 per quarter, and to increase as we employ additional technicians, sales staff, accountants and client support representatives. We expect that salaries and other compensation expenses will continue to be our largest category of expense, while travel, legal and other sales and marketing expenses will increase as we expand our sales, marketing and support capabilities. Our web hosting expense will also grow in tandem with expanded usage, but will be a minor expense compared to expected revenues associated with that growth. Effective utilization of our system will require a change in thinking on the part of the collection industry, but we believe the effort will result in new collection benchmarks. We intend to provide detailed advice and hands-on assistance to clients to help them make the transition to our system.

Our current contracts provide that we will earn revenue in one of two ways: based on a percentage of the amount of debt collected from accounts submitted on our DebtResolve system or based on recurring license fees coupled with other transaction fees. Under the “percent of debt collected” method, revenue is recognized when the settlement amount of debt is collected by our client. The material risk that we face by relying on the “percent of debt collected” model is that if the clients do not successfully settle and collect debt through our system, we may not generate any revenue from the clients or recoup the real and opportunity costs of implementing our system for those clients. Under the “licensing method” method, revenue is recognized at monthly when such revenue is due and payable by our client. The material risk that we face by relying on the “licensing” model is that we may have received more revenue if we had used the “percentage of debt collected” method. While the “percent of debt collected” model is used for revenue recognition on existing contracts and will continue to be used going forward most contracts currently in process include provisions for set-up fees, and base revenue on a monthly licensing fee per account with a small transaction fee on debt settlement.

In all cases, it is our policy to charge a set-up fee for the implementation and customization of our system for each client. However, for the early adopters of our system, we waived set-up fees and certain other transactional fees because their use of our system and feedback were important in the early stages of the system. We no longer waive set-up fees and other transactional fees for new clients as a matter of course.

In addition, with respect to our DR Prevent module, we expect that a licensing fee per account on our system, and/or the hybrid revenue model which will include both fees per account and transaction fees at resolution, may become the preferred revenue methods. As we expand our knowledge of the industry, we have become aware that different revenue models may be more appropriate for the individual circumstances of our potential clients, and our expanded choice of revenue models reflects that knowledge. Three of our current contracts provide for license fees.

We have also made plans to enter into the business of purchasing and collecting debt. Through a subsidiary we have formed for this purpose, DRV Capital LLC, we plan to buy portfolios of charged-off debts at a significant discount to their face value and, through subcontracted, licensed debt collectors, attempt to collect on that debt by utilizing both our DebtResolve system and also traditional collection methods. We believe that, in addition to the actual revenues earned from this venture, by buying and settling these consumer debts, and especially opportunistic, Internet-related debt, such as debts associated with ISPs and e-commerce merchants, we will develop a new paradigm for the collection of such debts, as well as develop “best practice” usage methods, which we can then share with our core clients.

Our plans call for us to finance these charged-off debt portfolios using funds borrowed from investment partners, enabling us to diversify our investment and potentially mitigate risks in this sector by taking small percentage positions in many larger pools. Investment partners in charged-off debt portfolios would typically include large financial institutions, hedge funds and private investment companies. We anticipate that we will enter into arrangements with financial partners who will provide the bulk of the funding for our debt purchases. In May 2006, we signed a preliminary, non-binding term sheet with a possible financial partner; however, however, as of the date of this prospectus, we have not finalized any financing arrangements to allow us to engage in the debt purchasing business, and we cannot assure you that such financing will be available on suitable terms, if at all. Revenue streams associated with this business will include servicing fees earned and paid, collections of principal in excess of the price paid, interest earned on purchased debt and paid to investment partners and, from time to time, gains on the resale of remaining balances. We may also expect to earn increased revenues from the use of our DebtResolve system by the agencies subcontracted to collect the debts. We expect that revenues earned from our proposed debt purchase and collection business will develop slowly, over several months or longer, beginning from the time we first capitalize our subsidiary, which is expected to be sometime in late 2006. We have already hired experienced staff and incurred certain legal expenses to prepare for entering this business. Until we achieve certain scale in these operations, we expect early revenues will at first only cover those costs.

Our financial statements were prepared using principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. We had $2,417 in cash and cash equivalents at March 31, 2006. Our working capital deficit at March 31, 2006 was $4,239,077. In June 2006, we issued $2,681,762 of our 15% senior secured convertible promissory notes and $800,000 of our 15% senior secured promissory notes, and in June/September 2005 and April 2005, we issued $2,695,000 of our 7% convertible promissory notes as part of three separate private financing arrangements. We believe that our working capital as of the date of this prospectus (without including the proceeds of our concurrent public offering of 2,500,000 shares of common stock) is not sufficient to fund our plan of operations for the next twelve months. While revenues and cash from revenues may increase during the coming months, we do not expect this growth, even when combined with our cash management efforts and the proceeds from the June 2006 financing, to be sufficient to satisfy our near term cash requirements. Thus, our ability to continue as a going concern is contingent upon the successful completion of our concurrent public offering of 2,500,000 shares of common stock or obtaining alternate financing. These factors raise substantial doubt as to our ability to continue as a going concern. Our most recent independent registered public accounting firm’s report contains an explanatory paragraph expressing substantial doubt about our ability to continue as a going concern. The financial statements do not include adjustments to the value or classification of our assets and liabilities that we may need to make if we are unable to continue operating as a going concern.

Plan of Operation

Three Months ended March 31, 2006 Compared to Three Months ended March 31, 2005

Revenues

Revenue totaled $27,264 and $1,661 for the three months ended March 31, 2006 and 2005, respectively. We earned revenue during the three months ended March 31, 2006 from collection agencies, a lender and a bank that implemented our online system. Revenue in 2006 was earned partly through licensing fees, some start-up fees and also based on a percentage of the amount of debt collected from accounts placed on our online system. Revenue in 2005 was based solely on a percentage of the amount of debt collected from accounts placed on our online system.

Our current contracts provide that we will earn revenue in one of two ways: based on a percentage of the amount of debt collected from accounts submitted on our DebtResolve system or based on recurring license fees coupled with other transaction fees. Under the “percent of debt collected” method, revenue is recognized when the settlement amount of debt is collected by our client. The material risk that we face by relying on the “percent of debt collected” model is that if the clients do not successfully settle and collect debt through our system, we may not generate any revenue from the clients or recoup the real and opportunity costs of implementing our system for those clients. Under the “licensing method” method, revenue is recognized at montly when such revenue is due and payable by our client. The material risk that we face by relying on the “licensing” model is that we may have received more revenue if we had used the “percentage of debt collected” method. Therefore, we no longer waive set-up fees and other transactional fees for new clients as a matter of course. While the percent of debt collected will continue to be a revenue recognition method going forward, other payment models are also being offered to clients and could possibly become our preferred revenue model. Most contracts currently in process include set up fees, and base revenue on a monthly licensing fee per account with a small transaction fee on settlement.

Costs and Expenses

Payroll and related expenses. Payroll and related expenses totaled $616,462 for the three months ended March 31, 2006, an increase of $373,986 over payroll and related expenses of $242,476 for the three months ended March 31, 2005, due primarily to an increase in staffing, net of a reduction in imputed salary expense, due to a change in the employment agreement with one of our key executives. For the three months ended March 31, 2005, the imputed salary expenses were $112,500 for the minimum base salary amounts under the employment agreements with our Chief Executive Officer and our General Counsel. No salary payments were made to these executives during the three months ended March 31, 2005, and we recorded their imputed compensation as a capital contribution. In 2006, our Chief Executive Officer’s salary was paid and/or accrued. Our General Counsel is no longer with us. The increase in staffing in 2006 compared to 2005 includes a Chief Financial Officer, a sales staff, additional programmers and client services staff, to accommodate our possible business growth. In addition, 2006 expenses include higher social security taxes, relocation costs, 401(k) match expense and higher health insurance costs, associated with increased staffing levels.

General and administrative expenses. General and administrative expenses including stock-based compensation totaled $570,297 for the three months ended March 31, 2006, a decrease of $54,051 compared to general and administrative expenses of $624,348 for the three months ended March 31, 2005. The decrease in 2006 compared to 2005 is due primarily to the decrease in non-cash stock based compensation expense, which was $56,406 for the three months ended March 31, 2006, a decrease of $371,406 compared to such expenses of $427,812 during the three months ended March 31, 2005. The impact of this decrease was largely offset by higher expenses in most other general and administrative categories including legal expense of $141,973 for the three months ended March 31, 2006, which was $131,922 higher than legal fees of $10,051 for the three months ended March 31, 2005; travel-related expense of $74,343 for the three months ended March 31, 2006, which was $55,655 higher than travel-related expenses of $18,688 for the three months ended March 31, 2005 due to a larger sales force; occupancy costs of $36,089 for the three months ended March 31, 2006, which was $19,308 higher than occupancy costs of $16,781 for the three months ended March 31, 2005 due to the move to a new office; telecommunication expenses of $70,932 for the three months ended March 31, 2006, which was $10,786 higher than telecommunication expense of $60,146 for the three months ended March 31, 2005; and audit and accounting fees, which increased to $86,125 for the three months ended March 31, 2006, up $50,661 from $35,464 of such fees for the three months ended March 31, 2005. Other expenses also increased by approximately $48,000.

Interest income (expense). Interest expenses totaled $75,817 for the three months ended March 31, 2006, compared to interest income of $14 for the three months ended March 31, 2005. Interest expense for the three months ended March 31, 2006 includes interest accrued on our 7% promissory notes and 12% promissory notes, as well as interest accrued on $875,000 in other short term notes.

Amortization of deferred debt discount. Amortization expense of $520,135 was incurred for the three months ended March 31, 2006 for the amortization of the value of the beneficial conversion feature and deferred debt discount associated with our convertible note offerings.

Amortization of deferred financing costs. Amortization expense of $81,830 was incurred for the three months ended March 31, 2006 for the amortization of deferred financing costs associated with our convertible note offerings.

Year ended December 31, 2005 Compared to Year Ended December 31, 2004

Revenues

We earned nominal revenues of $23,599 for the year ended December 31, 2005, an increase of $20,812 over revenues of $2,787 for the year ended December 31, 2004. All of the revenue earned in 2005 was earned based on a percentage of the amount collected from accounts submitted on our DebtResolve system by our clients. An additional $3,600 was received in set up fees, which will be recognized when we have delivered completed programming to the client.

Up to December 2005, all of our contracts provided that we would earn revenue based on a percentage of the amount of debt collected from accounts submitted on our DebtResolve system. Although other revenue models have been proposed, all revenue earned to that date was determined using this method, and such revenue is recognized when the settlement amount of debt is collected by our client. For the early adopters of our system, we waived set-up fees and other transactional fees that we anticipate charging on a going-forward basis. While the percent of debt collected method will continue to be a revenue recognition method going forward, other payment models are also being offered to clients and could possibly become our preferred revenue model. Most contracts currently in process include set up fees and base revenue on a monthly licensing fee per account with a small transaction fee on settlement.

Costs and expenses

Payroll and related expenses. Payroll and related expenses totaled $1,516,467 for the year ended December 31, 2005, an increase of $610,030 over payroll and related expenses of $906,437 for the year ended December 31, 2004. The increase was due primarily to an increase in the number of employees in 2005, net of a decrease in waived compensation to executives due to modifications to their employment agreements. A substantial portion of the payroll and related expenses of $906,437 for the year ended December 31, 2004 consisted of compensation incurred in connection with employment agreements with members of our executive management team. Three executives waived the entire amount of their compensation during 2004 and were not paid, resulting in a capital contribution of $412,500. In the year ended December 31, 2005, two of our executives waived $112,500 in compensation, which was recorded as imputed compensation and a contribution to capital.

General and administrative expenses. General and administrative expenses, including stock-based compensation, totaled $1,798,099 for the year ended December 31, 2005, an increase of $111,941 compared to general and administrative expenses of $1,686,158 for the year ended December 31, 2004. General and administrative expenses in the year ended December 31, 2005 consisted of $469,014 for service fees, including legal, consulting and accounting fees, $209,510 for telecommunication costs, including web hosting services, $66,816 for marketing expenses, $154,935 for travel-related expenses, $92,678 for rent and occupancy expenses, $88,230 for insurance and $82,672 for other general expenses including computer software and office supplies. Also recorded in this category was $634,244 in stock-based compensation expense for options and warrants granted in payment for consulting services.

General and administrative expenses, including stock-based compensation of $1,686,158 for the year ended December 31, 2004 consisted of $285,677 for service fees, including legal, consulting and accounting fees, $158,346 for telecommunication costs, including web hosting services, $123,013 for marketing expenses, $95,440 for travel-related expenses, $72,721 for rent and occupancy expenses, and approximately $82,000 for other general expenses including computer software and office supplies. Also recorded in this category was $869,190 in stock-based compensation expense for options and warrants granted in payment for consulting services.

Terminated offering costs. We incurred $736,037 in costs associated with our efforts to raise capital in the public equity markets. We withdrew our Registration Statement on Form SB-2 on February 10, 2006 and charged the accumulated costs to terminated offering costs during the year ended December 31, 2005.

Amortization of deferred debt discount. For the year ended December 31, 2005, we incurred expense of $1,078,952 in the amortization of deferred debt discount and beneficial conversion feature of convertible notes, and $148,215 in the amortization of deferred financing costs.

Interest expense. We incurred $112,777 in net interest expense for the year ended December 31, 2005, consisting of interest income of $4,538 and interest expense on convertible notes of $100,038, and $17,277 in other, miscellaneous interest expense items.

Research and development expenses. Commencing February 2004, costs incurred in connection with the operation, maintenance, modification and customization of our DebtResolve system were charged to expense as incurred, but were not classified as research and development expenses. In January 2004, we substantially completed development and began marketing our services. As a result, there were no expenses recorded to research and development in the year ended December 31, 2005. Research and development expenses totaled $46,022 for the year ended December 31, 2004. These expenses consisted of payroll and related expenses and consulting fees incurred in connection with employees and consultants involved in the development of our DebtResolve system.

Off-Balance Sheet Arrangements

We have not entered into any transactions with unconsolidated entities in which we have financial guarantees, subordinated retained interests, derivative instruments or other contingent arrangements that expose us to material continuing risks, contingent liabilities or any other obligations under a variable interest in an unconsolidated entity that provides us with financing, liquidity, market risk or credit risk support.

Liquidity and Capital Resources

Our financial statements were prepared using principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. We had $2,417 in cash at March 31, 2006. Our working capital is not sufficient to fund our plan of operations for the next 12 months. We are filing the registration statement of which this prospectus is a part with SEC with the intention of raising additional capital in the public equity markets, but we cannot assure you that we will be able to raise sufficient additional capital as needed to execute our business plan.

On January 20, 2006, we entered into an agreement with an investment banking firm, Capital Growth Financial, LLC (“CGF”), whereby CGF agreed to serve as placement agent for a private financing consisting of the issuance of our senior convertible promissory notes. As of March 31, 2006, we had raised $300,000 under this offering pursuant to a confidential private placement term sheet dated March 15, 2006 (the “March 2006 Private Placement Term Sheet”). Subsequent to March 31, 2006 the March 2006 Private Placement Term Sheet investors agreed to modify the terms of their notes to conform to the terms of a second supplement to the March 2006 Private Placement Term Sheet, dated May 31, 2006 (the “May 2006 Private Placement Term Sheet Supplement”) which became the basis for our June 2006 private financing.  In addition, holders of our short term notes and shareholder notes agreed to modify the terms of their notes to capitalize all accrued interest through June 26, 2006, the date of closing of the June 2006 private financing, adding it to the note principal and to modify the terms of their notes to conform to the terms of the June 2006 private financing. A total of $977,012 was rolled over into this transaction. Also subsequent to March 31, 2006, we has raised an additional $2,204,750 under the May 2006 Private Placement Term Sheet Supplement. There is no assurance that we will be able to raise sufficient additional capital as needed to execute our business plan. We still have not recorded any significant revenue, and our working capital is not sufficient to fund our plan of operations for the next 12 months. The aforementioned factors raise substantial doubt about our ability to continue as a going concern.

Under the terms of the June 2006 private financing, the 15% senior secured convertible promissory notes are convertible into approximately 383,119 shares of our common stock at the time of a public offering at a conversion price equal to 70% of an assumed initial public offering price of $5.00 per share. In addition, these noteholders have been issued warrants to purchase 1,160,598 common shares of our common stock at a price of $0.01 per share.

CGF and Maxim Group LLC acted as the placement agents in the June 2006 private financing and were paid cash fees and non-accountable expense allowances aggregating to 13% of the gross proceeds raised and common stock warrants to purchase such number of shares as equals 10% of the equity underlying the convertible notes.

We intend to use the net proceeds of our concurrent public offering of 2,500,000 shares of common stock, which we expect to be approximately $10,275,000, as follows: approximately $2,000,000 for acquisitions of or investments in defaulted consumer debt portfolios, as well as potential strategic acquisitions including acquisitions of complementary businesses, assets and technologies; approximately $3,269,410 for repayment of principal and/or accrued interest on promissory notes issued in our April 2005, June/September 2005 and June 2006 private financings; approximately $1,500,000 for research and product development; approximately $1,500,000 for marketing and business development; and the remainder, or approximately $2,005,590, for working capital and general corporate purposes. We currently anticipate that the net proceeds of our concurrent public offering of 2,500,000 shares of common stock, together with our available funds, will be sufficient to meet our anticipated needs for working capital and capital expenditures through at least the 18 months following the closing of our concurrent public offering of 2,500,000 shares of common stock.

Of the approximate $7,000,000 of the net proceeds of our concurrent public offering of 2,500,000 shares of common stock not allocated to repayment of outstanding promissory notes, we expect to use approximately $1,000,000 per quarter to pay for operating expenses that we expect to incur per quarter for the year following our concurrent public offering of 2,500,000 shares of common stock. Approximately $600,000 of this will be salary and compensation expense related to current and new employees, whose functions include business development, marketing, accounting and client support; research and development; and corporate administration. The remainder is expected to be used for additional expenses associated with sales efforts and servicing our customer base as well as for general corporate administration including legal, audit and consulting services to meet the requirements of the Sarbanes Oxley Act, as well as listing expenses and other expenses of being a publicly-traded company.

We have made certain commitments which require us to make payments going forward. Our web hosting agreement with AT&T Corp. is currently in effect on a month-to-month basis, and based on current volumes, we expect to incur expenses over the next few months of $15,000 to $18,000 per month. While our web hosting arrangements include significant excess capacity at this time, as our client base grows, we will need to add additional web space to accommodate this growth, and will incur corresponding expense. This additional web hosting expense will not be significant; however, we will also have to add staff to provide our planned levels of client support. These increased web hosting and salary expenses are expected to be paid by revenues earned from new clients. We have also entered into a non-cancelable, five-year operating lease for our office facilities, which will be in effect until July 31, 2010. Aggregate minimum lease payments over the 60 months of the lease total $616,452, of which we have prepaid $80,000 as a deposit. We have, in consideration for our technology license agreement, issued stock options and made a commitment to issue additional stock options to purchase shares of our common stock to the licensors, our two co-chairmen. This will result in the recognition of royalty fee expense over the term of the related patent, but this will not be a cash obligation.

We also anticipate additional increased costs and cash requirements associated with the start-up of our debt-buying subsidiary. Before we begin to recognize revenue from this subsidiary, we will incur some legal, filing fees and other start-up costs associated with establishing this potential line of business. We will have to make significant capital investments to purchase defaulted consumer debt portfolios as part of this potential line of business, and we have allocated up to $2,000,000 of the proceeds of our concurrent public offering of 2,500,000 shares of common stock for this purpose and other possible strategic acquisitions that we may identify. We have no commitments or agreements as of the date of this prospectus with regard to any acquisition or investments.

Controls and Procedures

Disclosure Controls and Procedures

As of the conclusion of the three months ended March 31, 2006, we have evaluated the effectiveness of the design and operation of our disclosure controls and procedures, or disclosure controls. This controls evaluation was done under the supervision and participation of our management, including our Chief Executive Officer, or CEO, who is the our principal executive officer, and our Chief Financial Officer, or CFO, who is our principal financial officer.

Disclosure controls means controls and other procedures of ours that are designed with the objective of ensuring that information required to be disclosed in our reports filed under the Securities Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms. Disclosure controls include, without limitation, controls and procedures designed to ensure that the information required to be disclosed by us in the reports that we file or submit under the Securities Exchange Act is accumulated and communicated to our management, including, without limitation, our CEO and CFO, as appropriate to allow timely decisions regarding required disclosure.

Based on their evaluations as of the conclusion of the three months ended March 31, 2006, our CEO and CFO concluded that our disclosure controls were not effective at the “reasonable assurance” level. The ineffectiveness of our disclosure controls is due to the matters described below in “Internal Control over Financial Reporting.”

Our management, including our CEO and CFO, does not expect that our disclosure controls will prevent all error and fraud. A control system no matter how well conceived and operated can provide only reasonable, not absolute, assurance that the objectives of the control system are met. Further, the design of a control system must reflect the fact that there are resource constraints and the benefits of controls must be considered relative to their costs. Because of the inherent limitations of all control systems, no evaluation of controls can provide absolute assurance that all control issues and instances of fraud, if any, within our company have been detected.

Our CEO’s and CFO’s evaluation of our disclosure controls included a review of the controls’ objective and design, the controls’ implementation by us and the effect of the controls on the information generated for use in this prospectus and periodic SEC reports. In the course of the controls evaluation, our management sought to identify data errors, controls problems or acts of fraud and to confirm that appropriate corrective action, including process movements, were being undertaken. This type of evaluation will be done on a quarterly basis so that the conclusions concerning controls effectiveness can be reported in our quarterly reports on Form 10-QSB and annual reports on Form 10-KSB. The overall goals of these various review and evaluation activities are to monitor our disclosure controls and to make modifications as necessary. In this regard, our intent is that the disclosure controls will be maintained as dynamic controls systems that change (including improvements and corrections) as conditions warrant.

Internal Control over Financial Reporting

Effective internal controls are necessary for us to provide reliable financial reports and effectively prevent fraud. We maintain a system of internal control over financial reporting, which is defined as a process designed by, or under the supervision of, our principal executive officer and principal financial officer, or persons performing similar functions, and effected by our board of directors, management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and includes those policies and procedures that:

•	pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of our assets,

•
provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that our receipts and expenditures are being made only in accordance with authorizations of our management and directors, and

•	provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of our assets that could have a material effect on the financial statements.

We maintain accounting records that in reasonable detail accurately and fairly reflect the transactions and dispositions of our assets. We have also established policies and procedures, including access controls, to provide reasonable assurance that transactions are recorded only as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures are made only in accordance with authorizations of management and directors. Access to assets is permitted only in accordance with management’s general or specific authorization. In addition, the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Due primarily to our small size and early stage of development, however, we have not yet achieved effective levels of performance with respect to accounting knowledge regarding complex transactions and effective cross-training to facilitate timely detection of minor errors in reporting.

It is the responsibility of our management to establish and maintain adequate internal control over financial reporting. However, due to our small size and limited financial resources, our CEO and CFO have been the only employees principally involved in accounting and financial reporting. At the time of the material weakness noted below, only our CFO and a part-time bookeeper or accountant were employed by us, and there was limited opportunity for a review and approval process. Our audit committee has recognized that, as a result, there was inadequate segregation of duties within the accounting function, leaving most aspects of financial reporting in the hands of our CEO and CFO. Despite our efforts, our accounting staff remains inadequate. Based on procedures already in place and the fact that, except for the items noted below, no other material errors or irregularities were noted during repeated reviews, our audit committee has expressed its belief that there have been no irregularities in our financial reporting or in the protection of our assets.

Our independent registered public accounting firm has reported to our audit committee certain matters involving internal controls that this firm considered to be reportable conditions and a material weakness, under standards established by the American Institute of Certified Public Accountants. The reportable conditions and material weakness relate to the March 31, 2005, December 31, 2004 and December 31, 2003 financial close process and inadequate reviews and approvals of transactions and accounting entries as well as errors, related primarily to the accounting for stock options granted to consultants and advisory board members in lieu of compensation, which resulted in financial reports that are being restated for these periods. Subsequently, during the year ended December 31, 2005, we further determined that we had improperly calculated and disclosed the expense of options granted to non-employees. We had used the minimum value method instead of the fair value method. During those time periods, only a CFO and a part-time bookkeeper or accountant provided the bulk of accounting controls and reports, with inadequate review and advisement concerning advanced accounting topics. The combination of this absence of a review and approval process, combined with the reporting errors, were sufficient to be deemed a material weakness. The adjustments related to these matters have been made by us in connection with the restatement of the audited financial statements for the years ended December 31, 2004 and 2003 and the quarterly financial statements for the three months ended March 31, 2005.

On April 14, 2006, we filed a report on Form 10-KSB for the year ended December 31, 2005. This report included the corrected expense of options granted to non-employees for the year ended December 31, 2004 and amended data for the first three quarterly periods of the year ended December 31, 2005. Although our management has demonstrated certain improvements in controls over the preparation of our financial reports, as described above, these reported conditions and material weaknesses still exist, as the accounting staff remains thin and new review procedures are incomplete and not all have been fully implemented. Our management expects that additional staff and advisors will be hired subsequent to this offering. Our management expects that most issues will be resolved by the time of the financial close process related to the filing of our annual report on Form 10-KSB for the year ending December 31, 2006. As a result, our management believes that we will be able to conclude in our report on Form 10-KSB for the year ending December 31, 2006 that both our disclosure controls and internal control over financial reporting are effective at the reasonable assurance level.

Given these reportable conditions and material weakness, our management has devoted additional resources to investigating issues that arose during the audit review described above. Our management believes that the reportable conditions noted above stem from our operational growth. Beginning during the summer of 2005, our management committed to working with our audit committee to develop improved internal controls, including hiring additional accounting staff and advisors and documenting written accounting control procedures. We have also begun to prepare to meet the more rigid requirements of Section 404 of the Sarbanes-Oxley Act of 2002, performing analysis of the controls over expenditures and revenue recognition, and researching potential consultants. Going forward, our management anticipates that the changes already begun, as well as other planned improvements, will correct any material issues. Recently, we have begun to document and apply transactional and periodic controls procedures, permitting a better review and approval process and improved quality of accounting reports. Our management believes that this new infrastructure will assist in alleviating control weaknesses going forward. As a result, we believe that our financial statements for the three months ended March 31, 2006 and 2005 and the year ended December 31, 2005, fairly present, in all material respects, our financial condition and results of operations.

Commencing the year ending December 31, 2007, we will be required to document and test our internal control procedures in order to satisfy the requirements of Section 404 of the Sarbanes-Oxley Act of 2002, which requires annual management assessments of the effectiveness of our internal controls over financial reporting and a report by our independent registered public accounting firm addressing these assessments. Our accounting staff is small, and although we recently begun to augment our internal controls procedures and expand our accounting staff, there is no guarantee that this effort will be adequate. During the course of our testing, we may identify deficiencies which we may not be able to remediate in time to meet the deadline imposed by the Sarbanes-Oxley Act for compliance with the requirements of Section 404. In addition, if we fail to maintain the adequacy of our internal accounting controls, as such standards are modified, supplemented or amended from time to time, we may not be able to ensure that we can conclude on an ongoing basis that we have effective internal controls over financial reporting in accordance with Section 404. Failure to achieve and maintain an effective internal control environment could also cause investors to lose confidence in our reported financial information.

Critical Accounting Policies and Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires our management to make estimates and assumptions that affect the amounts reported in the financial statements and the accompanying notes. These estimates and assumptions are based on our management’s judgment and available information and, consequently, actual results could be different from these estimates. The significant accounting policies that we believe are the most critical to aid in fully understanding and evaluating our reported financial results are as follows:

Going concern

The financial statements included in this prospectus have been prepared in conformity with accounting principles generally accepted in the United States, which contemplate our continuation as a going concern. As of March 31, 2006, we had incurred an accumulated deficit of $12,833,744 and our working capital was not sufficient to fund our plan of operations for the next twelve months. In separate private financing transactions in April 2005 and June/September 2005, we received proceeds from the issuance of our 7% convertible promissory notes in the total aggregate principal amount of $2,695,000. All existing April 2005 private financing noteholders have agreed to extend the maturity date of their notes to October 31, 2006. In addition, in compliance with the requirements of the June/September 2005 private financing agreements, we obtained the consent of a majority of those noteholders to complete our June 2006 private financing and they have agreed to extend the maturity date of their notes to October 31, 2006.

During the year ended December 31, 2005, we entered into a non-binding letter of intent with an investment banking firm to explore the possibility of raising additional capital in the public equity markets. On September 30, 2005, we filed a registration statement on Form SB-2 with the SEC. We withdrew that registration statement on February 10, 2006. During the three months ended March 31, 2006, we raised $525,000 through the issuance of short-term promissory notes with an interest rate of 2-1/2% per month, and with original maturities from April 30, 2006 to May 17, 2006.

Prior to the filing the registration statement of which this prospectus is a part, we completed a private financing consisting of the issuance of senior convertible and non-convertible promissory notes. On January 20, 2006, we entered into an agreement with CGF, whereby CGF agreed to serve as our placement agent for a private financing consisting of the issuance of senior convertible promissory notes. As of March 31, 2006, we had raised $300,000 under the original terms of this offering. Subsequent to March 31, 2006, the original investors agreed to modify the terms of their investment to conform to the May 2006 Private Placement Term Sheet Supplement. In addition, the holders of our short-term notes and shareholder notes agreed to roll their existing notes principal balance and accrued interest through June 26, 2006 into the June 2006 private financing. A total of $977,012 in the June 2006 private financing consisted of such roll-over transactions. Subsequent to March 31, 2006, we raised approximately $1,404,750 under the June 2006 private financing, not including the roll-over transactions. Under the terms of the June 2006 private financing, the 15% senior secured convertible promissory notes are convertible into approximately 383,119 shares of our common stock at the time of a public offering at a conversion price equal to 70% of an assumed initial public offering price of $5.00 per share. These noteholders have also been issued warrants to purchase 893,931 shares of our common stock at a price of $0.01 per share. In addition, the holder of a 15% senior secured promissory note in the amount of $800,000 has been issued a warrant to purchase 266,667 shares of our common stock at a price of $0.01 per share. The total amount of the June 2006 private financing was $3,481,762. However, we cannot assure you that we will be able to raise sufficient additional capital as needed to execute our business plan. We still have not recorded any significant revenue, and our working capital is not sufficient to fund our plan of operations for the next twelve months.

CGF and Maxim Group acted as placement agents in the June 2006 private financing and were paid cash fees and non-accountable expense allowances of $310,818 in total and placement agent warrants to purchase 31,508 shares of our common stock.

Imputed salary expense

Under the terms of employment agreements we have had with our Co-Chairman and Chief Executive Officer and with our Executive Vice President, General Counsel and Secretary during the three months ended March 31, 2005, we did not pay these officers a salary, due to certain conditions as specified in the agreements. We recorded compensation expense and a capital contribution in an amount equal to the salary that would have been paid during those periods, representing an imputed compensation expense for the minimum base salary amounts under the agreement with them, as if we had met the condition for paying their salaries. During the three months ended March 31, 2006, the terms of these employment agreements had changed; specifically, our Co-Chairman and Chief Executive Officer began to draw a salary beginning April 1, 2005 and our Executive Vice President, General Counsel and Secretary left our employ effective June 30, 2005.

Research and development

We follow the guidelines of Statement of Financial Accounting Standards No. 86, “Accounting for the Costs of Computer Software to be Sold, Leased, or Otherwise Marketed,” and Statement of Financial Accounting Standards No. 2, “Accounting for Research and Development Costs.” Research and development expenses in the period since inception consisted primarily of payroll and related expenses and consulting fees incurred in connection with employees and consultants involved in the development of our online software product prior to establishing technological feasibility. In January 2004, we substantially completed the development of and began marketing our online product. In our management’s opinion, the software became available for general release concurrent with the establishment of technological feasibility. As a result, no software development costs were capitalized. Commencing February 2004, costs incurred in connection with the operation, maintenance, modification, and customization of our product have been charged to expense as incurred, and are neither capitalized nor classified as research and development expenses.

Fixed assets

Fixed assets are stated at cost, less accumulated depreciation. Depreciation is provided over the estimated useful life of each class of assets using the straight-line method. Expenditures for maintenance and repairs are charged to expense as incurred. Additions and betterments that substantially extend the useful life of the asset are capitalized. Upon the sale, retirement, or other disposition of property and equipment, the cost and related accumulated depreciation are removed from the balance sheet, and any gain or loss on the transaction is included in the statement of operations.

Income taxes

In accordance with Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes,” we use an asset and liability approach for financial accounting and reporting for income taxes. The basic principles of accounting for income taxes are: (a) a current tax liability or asset is recognized for the estimated taxes payable or refundable on tax returns for the current year; (b) a deferred tax liability or asset is recognized for the estimated future tax effects attributable to temporary differences and carryforwards; (c) the measurement of current and deferred tax liabilities and assets is based on provisions of the enacted tax law and the effects of future changes in tax laws or rates are not anticipated; and (d) the measurement of deferred tax assets is reduced, if necessary, by the amount of any tax benefits that, based on available evidence, are not expected to be realized. We have had net losses since inception and the resulting deferred tax asset is offset by a corresponding valuation allowance.

Stock-based compensation

Prior to January 1, 2006, stock options issued under stock-based compensation plans were accounted for under the recognition and measurement principles of Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees, and Related Interpretations.” No stock-based employee compensation cost was reflected in the net loss for prior periods, as all options granted under these plans had an exercise price equal to the market value of the underlying common stock, as determined by our board of directors, on the date of grant. Statement of Financial Accounting Standards No. 148, “Accounting for Stock-Based Compensation - Transition and Disclosure - an Amendment of FASB Statement No. 123,” required the disclosure of the effect on net loss and loss per share had we applied the minimum value recognition provisions of FASB Statement No. 123, “Accounting for Stock-Based Compensation,” to stock-based employee compensation. The minimum value of each option granted to employees was estimated as of the grant date using the Black-Scholes option pricing model with the following assumptions: dividend yield of 0%, expected volatility of 0%, risk-free interest rates for individual options ranging from 1.66% to 4.12%, and an expected life of each option, ranging from three to ten years. Since there is no public market for our stock, we did not consider volatility in estimating the value of each option granted to employees; we followed the minimum value method. The estimated minimum value of the options granted is amortized on a proforma basis over the option vesting periods. We accounted for stock-based compensation issued to non-employees using the fair value method.

Beginning on January 1, 2006, we account for stock options issued under stock-based compensation plans under the recognition and measurement principles of Statement of Financial Accounting Standards No. 123 - Revised. We have adopted the modified prospective transition method and, therefore, have not restated prior periods’ results. Under this transition method, there was no impact to the condensed financial statements for the three months ended March 31, 2006 on net loss or basic and diluted net loss per share, as all previously granted options have vested prior to adoption and there were no new issuances during the period. The fair value of each option granted to employees and non-employees will be estimated as of the grant date using the Black-Scholes option pricing model. The estimated fair value of the options granted will be recognized as an expense over the requisite service period of the award, which is generally the option vesting period. The fair value of each option granted will be estimated as of the grant date using the Black-Scholes option pricing model with the following assumptions: dividend yield of 0%, expected volatility of 96.7%, risk-free interest rates for individual options in accordance with the accounting pronouncement and will expense that fair value over the vesting period of the options. Since there is no public market for our stock, we use a volatility measure based on an average volatility of the stock of five comparable companies during their first five years as a publicly-traded company in estimating the value of each option.

Although no independent third party evaluation was obtained, the market value of our stock was determined to be the price paid by independent third party investors who bought shares of the stock.  That price was $1.00 for all of 2004 and the first part of 2005.  As we entered into certain private financings and began to prepare for our concurrent public offering of 2,500,000 shares of common stock, we determined that the pre-offering value of our company would be set at approximately $15,000,000, which reduced the value of existing shares to $0.50.  Accordingly, anticipating the proposed 1-for-10 reverse stock split which has been approved, the price of $0.50 or $5.00 per share has been determined to be the market value of our company.  Discounted conversion and exercise prices for subsequent convertible notes and warrants, and the calculation of the fair value of those warrants was determined beginning with that $0.50 or 5.00 reference point.

Recently Issued Accounting Pronouncements

In December 2004, the Financial Accounting Standards Board, or FASB, issued Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payment” (“SFAS 123 - Revised”). SFAS 123 - Revised is a revision of SFAS 123, “Accounting for Stock-Based Compensation” (“SFAS 123”), and supersedes APB Opinion No. 25, “Accounting for Stock Issued to Employees” (“APB 25”), and its related implementation guidance. SFAS 123 - Revised establishes standards for the accounting for transactions in which an entity exchanges its equity instrument for goods or services. It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity’s equity instruments or that may be settled by the issuance of those equity instruments. It does not change the accounting guidance for share-based payment transactions with parties other than employees provided in SFAS 123 as originally issued and EITF Issue No. 96-18, “Accounting for Equity Instruments that are Issued to other than Employees for Acquiring, or in Conjunction with Selling, Goods or Services.” SFAS 123 - Revised requires a public entity to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award. That cost will be recognized over the period during which an employee is required to provide service in exchange for the award (usually the vesting period). The grant-date fair value of employee share options and similar instruments will be estimated using option-pricing models adjusted for the unique characteristics of those instruments (unless observable market prices for the same or similar instruments are available). SFAS 123 - Revised eliminates the alternative to use APB 25’s intrinsic value method of accounting that was provided in SFAS 123 as originally issued. Under APB 25, issuing stock options to employees generally resulted in recognition of no compensation cost. SFAS 123 - Revised requires entities to recognize the cost of employee services received in exchange for awards of equity instruments based on the grant-date fair value of those awards. SFAS 123 - Revised is effective for public entities that file as small business issuers as of the beginning of the first interim or annual reporting period that begins after December 15, 2005. We will evaluate the requirements of SFAS 123 - Revised and plan to adopt its provisions as soon as practicable. We expect that its adoption will result in increased expenses going forward.

In October 2004, the FASB ratified the consensus reached in EITF Issue No. 04-8, “The Effect of Contingently Convertible Instruments on Diluted Earnings per Share.” The EITF reached a consensus that contingently convertible instruments, such as contingently convertible debt, contingently convertible preferred stock, and other such securities should be included in diluted earnings per share (if dilutive) regardless of whether the market price trigger has been met. The consensus became effective for reporting periods ending after December 15, 2004. The adoption of this pronouncement did not have a material effect on our financial statements.

In May 2005, SFAS No. 154, “Accounting Changes and Error Corrections, a replacement of APB Opinion No. 20, Accounting Changes and FASB Statement No. 3” was issued which, among other things, changes the accounting and reporting requirements for a change in accounting principle and provides guidance on error corrections. SFAS No. 154 requires retrospective application to prior period financial statements of a voluntary change in accounting principle unless impracticable to determine the period-specific effects or cumulative effect of the change, and restatement with respect to the reporting of error corrections. SFAS No. 154 applies to all voluntary changes in accounting principles, and to changes required by an accounting pronouncement in the unusual instance that the pronouncement does not include specific transition provisions. SFAS No. 154 also requires that a change in method of depreciation or amortization for long-lived, non-financial assets be accounted for as a change in accounting estimate that is effected by a change in accounting principle. SFAS No. 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. At this time, adoption of SFAS No. 154 is not expected to significantly impact our financial statements or future results of operations.

In September 2005, the FASB ratified the following consensus reached in EITF Issue 05-8 (“Income Tax Consequences of Issuing Convertible Debt with a Beneficial Conversion Feature”):  (a)  The issuance of convertible debt with a beneficial conversion feature results in a basis difference in applying FASB Statement of Financial Accounting Standards SFAS No. 109, Accounting for Income Taxes. Recognition of such a feature effectively creates a debt instrument and a separate equity instrument for book purposes, whereas the convertible debt is treated entirely as a debt instrument for income tax purposes.  (b)  The resulting basis difference should be deemed a temporary difference because it will result in a taxable amount when the recorded amount of the liability is recovered or settled.  (c)  Recognition of deferred taxes for the temporary difference should be reported as an adjustment to additional paid-in capital. This consensus is effective in the first interim or annual reporting period commencing after December 15, 2005, with early application permitted. The effect of applying the consensus should be accounted for retroactively to all debt instruments containing a beneficial conversion feature that are subject to EITF Issue 00-27, “Application of Issue No. 98-5 to Certain Convertible Debt Instruments” (and thus is applicable to debt instruments converted or extinguished in prior periods but which are still presented in the financial statements).  The adoption of this pronouncement is not expected to have a material impact on our financial statements.

In February 2006, the FASB issued Statement of Financial Accounting Standard 155, “ Accounting for Certain Hybrid Financial Instruments” (“SFAS 155”), which eliminates the exemption from applying SFAS 133 to interests in securitized financial assets so that similar instruments are accounted for similarly regardless of the form of the instruments. SFAS 155 also allows the election of fair value measurement at acquisition, at issuance, or when a previously recognized financial instrument is subject to a remeasurement event. Adoption is effective for all financial instruments acquired or issued after the beginning of the first fiscal year that begins after September 15, 2006. Early adoption is permitted. The adoption of SFAS 155 is not expected to have a material effect on our financial position, results of operations or cash flows.

In March 2006, the FASB issued Statement of Financial Accounting Standard 156 “Accounting for Servicing of Financial Assets” (“SFAS 156”), which requires all separately recognized servicing assets and servicing liabilities be initially measured at fair value. SFAS 156 permits, but does not require, the subsequent measurement of servicing assets and servicing liabilities at fair value. Adoption is required as of the beginning of the first fiscal year that begins after September 15, 2006. Early adoption is permitted. The adoption of SFAS 156 is not expected to have a material effect on our financial position, results of operations or cash flows.

BUSINESS

General

We are a development stage company providing a software solution to consumer lenders based on our licensed, proprietary DebtResolve® system. Our Internet-based system facilitates the settlement and collection of defaulted consumer debt via the Internet. Our existing and target creditor clients include banks and other credit originators, credit card issuers and third-party collection agencies, as well as assignees and buyers of charged-off consumer debt. By using our client-branded, user friendly web interface, we believe that the Debt Resolve system will provide our clients with a less intrusive, less expensive, more secure and more efficient way of pursuing delinquent debts than traditional labor-intensive methods. At the November 2005 Collection Advisor Technology Expo, organized by Collection Advisor, a collections industry management and technology magazine, our DebtResolve system was selected as one of Collection Advisor’s Top 100 Technology Products of 2005.

Our DebtResolve system brings creditors and consumer debtors together to resolve defaulted consumer debt through a series of steps. The process is initiated when one of our creditor clients electronically forwards to us a file of debtor accounts, and sets rules or parameters for handling each class of accounts. The client then invites its customer debtor to visit a client-branded website, developed and hosted by us, where the customer is presented with an opportunity to satisfy the defaulted debt through the DebtResolve system. Through the website, the debtor is allowed to make three or four offers, or select other options, to resolve or settle the obligation. If the debtor makes an offer acceptable to our creditor client, payment can then be collected directly through the DebtResolve system and deposited into the client’s account. We then bill our client for the applicable fee. The entire resolution process is accomplished in real-time, online.

We have completed development and commenced licensing our software solution, and have generated nominal revenues to date. The DebtResolve system went live with a pilot program in February 2004. We currently have written contracts in place with, and are e s sub a high concentration of Internet usage, particularly lend themselves to electronic resolution using our DebtResolve systprocessing select portfolios for, lenders including HSBC Technology and Services (USA), Inc., a unit of HSBC Bank plc, one of the largest financial institutions in the world, and Premier Bankcard, Inc., a unit of First Premier Bank, a major credit card issuer. In addition to lenders, we are currently processing accounts for such collection agencies as ARS National, Certified Recovery Systems, Inc., Creditors Interchange Receivables Management LLC, Plaza Associates and Receivables Management Solutions Inc. We also have written contracts in place with, but have not yet begun processing debt for, DAR Services, Inc. (doing business as Foremost Search & Recovery), KCA Financial Services, Inc., Leading Edge Recovery, LLC, Mercantile Adjustment Bureau, LLC and Bank of America, N.A.

These contracts relate to defaulted credit card receivables and other consumer debt and provide us with a fee based on the amount of debt collected (ranging from 4% to 15% of the collected amounts, with the average approximating 10%) or recurring license fees coupled with transaction fees. In establishing our fees, we consider the expected account volumes and balances, the age and other characteristics of the consumer debt and our relationship with the creditor client involved. Our pricing models are more fully described in the section “Business - Consumer Creditor Clients and Pricing.” Even with the foregoing agreements, we cannot assure you that the collections industry will accept our software solution or that it will result in more efficient and effective debt collection and resolution. These are the only contracts we currently have in place and we are dependent on these few contracts for the revenues we have generated to date. Since we have generated nominal DebtResolve system revenues to date from these contracts, we believe that none of our existing clients is more or less critical to us than any other at this stage and, therefore, the loss of one or more of these contracts would have no material adverse impact on our business.

In June 2006, we formed a subsidiary, DRV Capital LLC, that will focus on purchasing or investing in defaulted consumer debt portfolios that we can manage and collect using our DebtResolve system along with placing accounts with traditional collection agencies. This subsidiary is headed by an individual with extensive experience in the debt buying and debt collection industries. We believe that some debt portfolios, such as the debt of Internet service providers, e-commerce companies, online lenders or any other debt in which there is a high concentration of Internet usage, particularly lend themselves to electronic resolution using our DebtResolve system.

Industry Background and Trends

Growth of Consumer Debt

The DebtResolve system was developed to provide increased efficiency and performance for the collection of consumer debt, which is a large and fast-growing market. Growth in the collections industry is driven by increasing levels of consumer debt, significant charge-offs of the underlying receivables by credit originators, and reliance on third-party providers to execute the recovery of defaulted receivables. In addition, recent legislation makes it more difficult for U.S. consumers to declare bankruptcy.

As reported in a U.S. Federal Reserve Statistical Release updated May 5, 2006, consumer revolving credit, the bulk of which is consumer credit card debt, rose from $624 billion at the end of 1999 to approximately $806 billion at March 31, 2006. As consumer debt reached these levels, the management and collection of that debt has become a large and sophisticated industry.

The Bankruptcy Abuse Prevention and Consumer Protection Act, which became effective in October 2005, significantly limits the availability of relief under Chapter 7 of the U.S. Bankruptcy Code, where consumer debts can be discharged without any effort at repayment. Under the new Act, consumer debtors with some ability to repay their debts are either be barred from bankruptcy relief or forced into repayment plans under Chapter 13 of the U.S. Bankruptcy Code. In addition, the Act imposes mandatory budget and credit counseling as a precondition to filing bankruptcy. We expect that these more stringent requirements will make bankruptcy a much less attractive option for some consumer debtors to resolve outstanding debt and will increase the pool of accounts suitable for the DebtResolve system and potentially lead more creditors to utilize our system.

Collection and Recovery

Typically, lenders categorize defaulted consumer debt by the age, or stage, of the debt. The goals and treatments at each stage of debt vary.

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Early-stage Delinquency. This stage is characterized by late payment or payments, when a borrower has failed to make the required payment for 30, 60 or 90 days. The lenders at this stage usually focus on collecting one or more payments to bring the account current, or “cure” the account. Their prime concern is bringing the account up-to-date while retaining the customer. The original lender may work these accounts in-house or place them with an outside collection agency.

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Late-stage Collections. Typically, after 90 days the debt is considered in serious default, and lenders step up the severity of efforts to collect. This function is often performed by outside collection agencies on either a contingency or fee basis.

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Charged-off Accounts. After a certain period of non-payment, the delinquent accounts must be charged off according to applicable accounting rules and conventions. By regulation, U.S. banks are required to charge off balances that are deemed uncollectible, usually after 120 to 180 days without payment. These accounts may be outsourced for collection to one or more outside collection agencies, usually on a contingency fee basis.

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Purchased Debts. The final stage a lender may go through with a portfolio of delinquent debt is to sell the uncollected debts to a debt purchaser. In this segment of the collection and recovery industry, credit originators sell off their defaulted consumer debt at a discount to third parties who buy these portfolios of debt and attempt to collect a targeted “cents on the dollar” amount over a period of time.

We believe that our DebtResolve solution can be a highly effective collections tool at all of the stages noted above, and with each class of potential DebtResolve system users we have identified: credit originators, outside collection agencies and debt buyers. The means by which collections have traditionally been pursued, by telephone and mail, can be, we believe, perceived by debtors as intrusive and intimidating. There is strong support among consumers for the type of alternate approach that we offer. In October 2004, FiSite Research, an independent financial services research company, published findings of its survey on consumers’ interest in using the Internet to resolve overdue accounts. Of 1,000 respondents, 84% rated the concept of an online collection service as excellent or good, and 83% chose an Internet site to settle a debt over a call from a collections agent.

In addition, the general trend in the collections industry is moving towards outsourcing of collections efforts to third parties. While precise data is not available for total collections revenue among internal collectors, collection agencies and debt buyers, the annual Kaulkin Report, 6th edition (2005), a collections industry publication, reported that companies providing third-party collection services in the United States generated revenue of $9.5 billion in 2004. Using industry data, we estimate that the outsourced collections market is growing annually at a rate of 7%.

The DebtResolve Solution

For our creditor clients, we believe the benefits of the DebtResolve system are numerous. The DebtResolve system:

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Potentially improves returns. The DebtResolve system can improve liquidation rates in two ways. First, the system allows creditors to quickly learn the effectiveness of tactics and policies, and immediately incorporate changes. We believe this quick evaluation and modification of tactics, and immediate access to results, is attractive to our creditor clients. Second, we believe the nature of the online bidding module encourages debtors to offer more than the creditors’ floors or limits.

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Reduces costs. Because of the personnel-intensive nature of current collection efforts, we believe that salaries for collectors represent the single largest segment of expense for most collection companies and internal collection departments. In addition, there are overhead costs associated with each employee. Collections made through the DebtResolve system substantially reduce these expenses. The inherent economics of the Internet allow our clients to negotiate with thousands of consumer debtors simultaneously, using the DebtResolve system instead of live collections personnel.

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Ensures compliance. The collections industry is highly regulated and collectors who violate fair debt collection laws can be subject to fines or lawsuits. The DebtResolve system is automated and all system screens are usually reviewed by the clients’ attorneys; therefore, a consistent and approved message is presented to every consumer debtor who logs in, avoiding exposure to individual interpretations or mistakes that human collection agents can make in telephone conversations with consumer debtors. The communication with debtors is consistent and compliance risk is significantly reduced.

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Adds a new communication channel. Our Internet-based system provides collectors with an additional, cost-effective channel by which to communicate with debtors, one which can be perceived as preferable and non-judgmental by consumer debtors.

•	Appeals to new segments of debtors. The privacy of the DebtResolve system and 24-hour availability appeal to many debtors who do not respond to traditional collection techniques.

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Maintains and enhances brand. The web pages that consumers view when they log on to the DebtResolve system are designed in the client’s name and according to client specifications. Branding, screen wording and layout are client-driven (though we may maintain a “Powered by Debt Resolve” logo on each screen). For credit card issuers, retailers and other creditors who emphasize brand recognition, the ability to control the appearance of, and information included on, the DebtResolve system are important attributes.

While our targeted clients are creditors and other collectors of consumer debt, we believe that an important element of our business model is the attractiveness of our solution to consumers. Consumers’ motivations for resolving delinquent debt are varied, and debt collectors use an array of collection techniques to exploit these motivations. Letters, telephone calls and legal action are among the more common methods of collecting debts. Our offerings leverage the Internet to provide an additional collection method that we believe is effective by virtue of its consumer-friendly orientation. We believe the DebtResolve system enables debtors to exercise a greater degree of control, negotiate with their creditors in a non-judgmental, non-emotional environment and retain a greater sense of dignity than is possible with traditional collection methods.

Debt Resolve Growth Strategy

Our goal is to make the DebtResolve system a key collection tool at all stages of delinquency across all categories of consumer debt. We believe that we can play an important role in the receivables recovery and collections industry due to the compelling methodology and innovative approach of our solution. The key elements of our growth strategy are:

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Accelerate our marketing efforts. We intend to aggressively market our DebtResolve system to new clients. Accordingly, we have expanded our sales and account service staff. Initially, we are marketing our DebtResolve system to credit issuers, their collection agencies and the buyers of their defaulted debt in the United States, Canada and the United Kingdom. In 2006, we are targeting additional markets in the United States and also abroad. We are in active negotiations with lenders in the U.K. and E.U. In the U.S. and abroad, we believe that our system will be especially valuable for the collection of low balance debt, such as that held by utilities, telecommunication companies and online service providers, where the cost of traditionally labor intensive collection efforts may exceed the value collected. Other markets in the United States may include student loan debt and automobile loans.

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Expand our service offerings. We intend to expand our offerings to our clients. In the second half of 2006, we plan to build a scoring model based on aggregate customer data collected. This scoring model will identify customers based on their propensity to use the Internet versus other channels offered and help our clients determine to what degree settlement should be offered as an option. Our goal is to make the DebtResolve system a key collection tool at all stages of delinquency across all categories of consumer debt.

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Seek strategic acquisitions. We may seek to make strategic acquisitions of businesses, assets and technologies that complement our business. We may seek to enter the Accounts Receivables Management (ARM) business through the acquisition of a collection agency or other ARM firm. We believe that there are significant potential benefits for our entry into the ARM business. By using our Internet-based system to collect on defaulted consumer debt, a collection agency owned by us could achieve operating efficiencies that would potentially outperform competitors in the ARM business. An ARM operation could serve as a platform to test new products and determine the most effective uses of the DebtResolve system. Further, we can use these demonstrated results in our sales efforts. However, we have no experience in acquiring other companies, and we may not be able to buy an ARM company or we may pay too much for such an acquisition.

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DRV Capital LLC. In 2006, we formed a wholly-owned subsidiary, DRV Capital LLC, for the purpose of purchasing or participating in the purchase of portfolios of defaulted consumer debt. DRV Capital has not yet purchased any debt. With respect to possible acquisitions of, or investments in, defaulted consumer debt portfolios that we can manage and collect through our DebtResolve system, we will face additional risks associated with these activities. There is a risk that no suitable portfolios of debt will be available for purchase at favorable terms. In addition, there are financial risks including the risk that we may pay too much for a pool of debt, or may fail to recover the anticipated returns. Once we begin purchasing and processing this debt, we will be required to oversee the compliance with government regulations which are routinely imposed on the collection agencies or “processors.” These regulations include principally the Fair Debt Collection Practice Act, Fair Credit Reporting Act, the Federal Truth-In-Lending Act, the Fair Credit Billing Act and the Gramm-Leach-Bliley Act, as well as applicable comparable statutes in the states in which consumers reside. It is possible that debt purchasers may be required to be licensed in individual states; in this case, we may incur significant expenses in obtaining such state licenses. See also “- Regulation of our Clients’ and our Business” below. Our accounting and financial statements will also become more complex.

We believe our growth will be facilitated by:

•	our having already established “proof of concept” of our system with our initial clients,

•	the increasing level of consumer debt both in the United States and internationally,

•	the significant level of charge-offs by consumer debt originators, and

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recent amendments to consumer bankruptcy laws as enacted by the Bankruptcy Abuse Prevention and Consumer Protection Act, which became effective in October 2005, that make it more difficult for individuals to seek discharge of their debts and instead require them to make larger payments to creditors that may likely push more debtors into default.

We believe that international markets also represent a significant opportunity for us. International Visa and Mastercard credit card purchases are approximately equal to those in the United States. In 2002, over one-half of non-U.S. credit card transactions were concentrated in seven countries, according to the Nilson Report (October 2003, the latest date for which such international information is available), an independent market research publication: the United Kingdom, France, South Korea, Canada, Japan, Australia and Spain. We believe the DebtResolve system can be an effective tool for collecting delinquent credit card debt in each of these markets. In Japan and Israel, we are exploring sales distribution partnerships to expand our market presence without adding substantial overhead or other costs, but have not yet entered into any agreement or commitment.

DRV Capital: Possible Acquisitions of Defaulted Consumer Debt Portfolios

We may seek to make acquisitions of, or investments in, defaulted consumer debt portfolios that we can manage and collect through our DebtResolve system through our subsidiary, DRV Capital LLC. These purchases will likely consist of consumer debt portfolios that the credit originator has deemed uncollectible and has charged-off, generally after making attempts to collect on them.

While we have hired an individual with experience in the buying and collection of debt to head DRV Capital, this is an area in which we have little current experience. We may not be successful in completing any acquisitions of defaulted consumer debt portfolios, and our inexperience may impair our ability to manage and collect on acquired consumer debt portfolios. These defaulted consumer debt portfolios are difficult to collect and we may not collect even a sufficient amount to cover the cost of acquiring them. We have no experience with pricing defaulted consumer debt portfolios. We may pay too much for these portfolios and, consequently, we may not generate a profit from these consumer debt portfolio acquisitions. In addition, we may be faced with new regulatory requirements that apply to buyers of defaulted debt. See also “- Regulation of our Clients’ and our Business.”

The expansion into this line of business could result in the need to enter into potentially complex financing arrangements, resulting in the need to manage those relationships and the potential interest rate risk and credit risk associated with them. We may attempt to mitigate the credit risk of the portfolios by selling large percentages of each purchased portfolio to outside investors, thus allowing us to purchase small percentages of many portfolios instead of larger percentages of a smaller number of portfolios. The resale of these portions and the accounting for this activity will require that we become familiar with the applicable accounting regulations, with which we are not currently familiar. Our accounting would also become more complex, requiring combining the results of our proposed debt-buying subsidiary into our consolidated financial statements.

We anticipate additional increased costs associated with the start-up of DRV Capital. Before we begin to recognize revenue, we may incur additional legal, filing fees and other start-up costs associated with establishing this line of business.

The DebtResolve System

Overview of the Process

The DebtResolve system is centered on our online bidding module, DR Settle™, which allows debtors to make offers, or “bids,” on what they can pay against their total overdue balance. We have developed a suite of modules to complement the core DR Settle module. These modules include DR Pay™ for online payments, DR Control™ for system administration, DR Mail™ as our secure e-mail methodology and DR Prevent™ for early stage collections treatments. These modules and their features together allow our clients to:

•	request payment in full from the debtor,

•	request a single payment to bring an account current,

•	offer the debtor a bidding process leading to settlement for a portion of the total balance due,

•	accept free-form offers through email, and accept or reject those e-mail offers by e-mail,

•	queue unresolved accounts for immediate follow-up by a collector,

•	accept consumer disputes online and respond electronically,

•	notify consumers of upcoming promised payments through e-mail and accept the payments due online,

•	immediately collect payments online, and

•	set up treatments including a promise to pay, change of terms , payment hiatus and interest waivers.

The DebtResolve system works through a series of steps, initiated when our client sends a file of accounts to us and, using the online portal from their desktop, sets the rules for collection on each account. We build and host a website in the name of our client where the consumer debtor can log on to resolve his or her account. The steps are simple and are described below.

Connect. The client invites the delinquent consumer debtor to the website by mail, e-mail or by phone. Each invitation has a personal invitation code to identify the account. The consumer debtor logs in, verifies his or her identity and updates personal contact information.

Resolve. Based on the rules our client has set, the consumer debtor is presented with a series of screens. In early-stage collections, for example, this may be a request for a minimum payment to bring the account current or an offer by the creditor client to make some accommodation like a reduction in fees.

In settlement, the consumer debtor is presented with three chances to make an offer of what he or she can pay to settle the entire debt. This is usually a percentage of the total due, and the minimum acceptable percentage is set in advance by our creditor client (but is not revealed to the consumer debtor). The consumer debtor gains a sense of control in making offers rather than responding to a collector’s offer in a telephone conversation. Our clients can view results of the bidding process and review individual accounts in real time.

Collect. If a successful resolution is reached, the consumer debtor can pay online and conclude the transaction, again in real time.
Even if the consumer debtor is not able to reach a satisfactory resolution online or fails to proceed past the sign-in process, our clients gain valuable information. They know that the consumer debtor has gotten the initial invitation to the website and has some interest or willingness to resolve the delinquency. Our creditor clients may also get updated contact information on the consumer debtor, and they can view all of the consumer debtor’s bidding attempts. In addition, consumer debtors can register disputes or send their own offers by e-mail if their bids fail.

System and Data Security

We have in place a comprehensive security policy and set of practices regarding system and data security. We rely on a distributed security framework, with our board of directors approving all policies and standards. Our management of these policies and practices is intended to ensure compliance with policy, the assignment of security roles and the coordination of the implementation of security across our organization. In addition, we have retained the services of Protiviti Inc., a nationally-recognized independent risk consulting firm, to perform a Visa PCI (payment card industry) and ISO 17799 data security standards audit to verify our compliance with industry standards with respect to data security. In the second quarter of 2006, Protiviti has verified that our compliance with Visa PCI data security standards. We are not reliant on the services provided by Protiviti as these audit services can be provided by any one of a number of qualified security risk management firms.

We use AT&T Corp. secure facilities for hosting our clients’ websites and maintaining customer data. AT&T holds a SAS 70 Type II Audit qualification for the facilities where our servers are housed. AT&T provides managed security services for us including server hardening, patch management, firewall monitoring and administration, incident detection and reporting, remote access support, system back-up and recovery, and assistance with change control. See also “- Technology and Service Providers.” We are responsible for our development and test servers, e-mail, the buffer between our internal networks and external networks, and our administrative computer systems.

We have adopted a security strategy which combines the capabilities of people, operations and security technologies to establish multiple layers of protection for our computer systems and data. Under this security strategy, we actively monitor our infrastructure and implement cyber defenses at multiple levels to ensure that our critical systems and data are protected, and that we can continue to operate in the event that any one or more defenses fail or are circumvented.

The Gramm-Leach-Bliley Act stipulates that we must protect against unauthorized access to, or use of, consumer debtor information that could result in detrimental use against or substantial inconvenience to any consumer debtor. Detrimental use or substantial inconvenience is most likely to result from improper access to sensitive consumer debtor information because this type of information is most likely to be misused, as in the commission of identity theft. We believe we have adequate policies and procedures in place to protect this information. Sensitive data communicated with consumer debtors is encrypted using the secure sockets layer (SSL) specification, and sensitive data stored on servers is encrypted using industry accepted algorithms or toolkits. For file transfer, we use the most secure method of file sharing available from our client (originator) systems and their internal processes.

Our creditor clients may audit our premises and review security procedures at any time. Our clients also determine the retention/destruction timetables of the consumer debtor data we receive from them.

Product Development and Enhancements

We continually evaluate the software modules that comprise our DebtResolve system and, where possible, work to improve them and expand on their functionality. The DR Settle™ module allows debtors to make offers, or “bids,” on what they can pay against their total overdue balance in includes our licensed patent-protected bidding technology. Currently there are no major development items in process for this module. The DR Pay™ module provides the integration between our DebtResolve system and our clients’ EPGs (electronic payment gateways). We are regularly adding new payment providers as we get new clients who utilize different EPG vendors. In a recent release of this module, we added support for the production of a payment client-branded payment coupon for customer remittance. The DR Control™ module allows clients to review and create reports using the data that is captured through their customers’ usage of the DebtResolve system. It also gives each client the ability to manage all collections treatments for its customers through the DR Control portal. Currently, we are enhancing the reporting and modeling capabilities of this module. The DR Mail ™ module provides email communication between our clients and their customers. During 2005, we added the ability for a client to produce outbound email campaigns to their customers, in addition to the core functionality of the client being able to leave email messages for their customers on the DebtResolve system. Currently there are no major development items in process for this module. The DR Prevent™ module focuses on early stage collections treatments. Our latest version contains several enhancements including improved dispute capture that provides for identity theft reporting to the creditor, and additional treatments including promise to pay, change of terms, payment hiatus, and interest waiver requests.

We also intend to expand our offerings to include an interactive voice response telephone capability. This will allow consumer debtors who do not have Internet access to resolve and settle defaulted consumer debt over the telephone through an interactive voice response system using a methodology similar to our existing DebtResolve system. We currently have in place, through an outsourcing partner with which we have entered into a contract, the capability of telephone notification which can direct debtors to our clients’ DebtResolve websites.

In May 2005, we entered into an agreement with Intelligent Results, Inc., a provider of customer analytics solutions to clients throughout the financial services, insurance and telecommunications industries, to provide mutual client referrals. We believe that the use of the DebtResolve online settlement system with Intelligent Results’ analytics will provide our creditor clients with an expanded solution for better predicting risk, optimizing settlement offers and more accurately identifying probability of payment.

In the second half of 2006, we expect to have sufficient data to create a scoring system, which we refer to as DR IQ™ or DR Internet Quotient, which will help our creditor clients determine which of their customers are most likely to use the Internet channel.

Sales and Marketing

Our current sales efforts are focused on United States consumer credit issuers, collection agencies and the buyers of defaulted consumer debt. Our primary targets are the major companies in each of these segments: the top ten credit card issuers, which account for over 85% of all credit card balances outstanding according to the Nilson Report (February 2005), as well as the most significant outside collection agencies and purchasers of charged-off debt. Because of industry concentration of outside collection agencies and consumer debt buyers, we believe we can reach a large number of individual consumers by securing relationships with just the top few companies in each of these segments.

We chose to focus initially on the United States credit card market for the following reasons:

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Credit card spending volume and related debt is a large and growing market. Revolving consumer debt in the United States, the bulk of which is credit card debt, totaled $806 billion at the end of the first quarter of 2006 according to a U.S. Federal Reserve Statistical Release dated May 5, 2006. Total expenditures for transactions using charge or credit card-based systems by United States consumers are expected to grow from $1.8 trillion in 2004 to $2.7 trillion in 2009 according to the Nilson Report (September 2005), an industry source.

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Charge-offs of credit card debts by the issuers are increasing. Non-fraud charge-offs by Visa and MasterCard alone totaled $37.9 billion in 2005, which represented 6.13% of oustandings, up from 5.96% the year before, according to the Nilson Report (February 2006).

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Financial firms actively outsource. United States financial service firms actively outsource their collections and recovery activity and employ outside vendors for a wide range of collections services, including voice response systems and back-office systems.

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Consumers are increasingly turning to the Internet to manage and conduct financial transactions. According to Nielsen/Net Ratings (March 18, 2004), a media ratings company for the Internet, 75% of Americans have Internet access at home and, according to a recent poll, approximately two-thirds of respondents reported that their household uses the Internet to manage or access checking accounts for obtaining information or doing banking according to Bank Technology News (January 2004).

Our initial sales and marketing efforts have been limited to securing significant early adopters. Senior management and members of our board of directors have all been involved in high-level sales to our core target market, which includes the top ten banks, collection agencies and consumer debt buyers. We added a full-time business development manager, with compensation based solely on sales commissions, in the summer of 2004 and a full-time senior vice president and director of sales in July 2005.

The economics of an Internet model mean that our fixed costs will be relatively stable in relation to the growth of our business. It is our intention to base pricing on the value gained by clients rather than on our direct costs. In general, we believe that if our services are priced at a substantial discount relative to the cost of traditional collections, the economic advantages will be sufficiently compelling to persuade clients to offer the DebtResolve system to a majority of their target debtors as a preferred or alternate channel.

Consumer Creditor Clients and Pricing

Our target creditor clients include banks and other lenders, credit card issuers, third party collection agencies and purchasers of charged-off consumer debt. The DebtResolve system, which is offered through an ASP model, enables a client to introduce this collections option with no modifications to its existing collections computer systems. By using the Internet, we believe the DebtResolve system provides our clients a less intrusive, less expensive and more efficient means of pursuing delinquent debts as compared with traditional labor-intensive methods.

Under our standard licensing agreement with clients, we create a series of web pages using our DebtResolve system that are branded with the client’s trademarks and logos. We host the resulting customized client website on servers that we maintain. All current contracts call for our services to be provided on an ASP model, and are hosted at our web hosting facility. The client periodically forwards to us debtor account information, and sets settlement parameters using a desktop portal. The client neither receives nor needs any software for utilization of the customized DebtResolve system. The only license the client receives is to use, and for its debtors to use, the DebtResolve system during the term of the contract. Upon sending debtor account information to us, the client is responsible for contacting the debtors and inviting them to the client-branded website. As a condition to using our DebtResolve system, the client agrees to be bound by any settlement within the parameters the client provided to us and also to hold us harmless from any claims or losses that arise as a result of settlement, or attempted settlement, of a debtor account through the DebtResolve system. Following the initial term, which is negotiated between us and the client, the contract typically renews automatically.

We have completed development and commenced licensing our software solution, and have generated nominal revenues to date. The DebtResolve system went live with a pilot program in February 2004. We currently have written agreements in place with, and are e s sub a high concentration of Internet usage, particularly lend themselves to electronic resolution using our DebtResolve systprocessing select portfolios for, lenders including HSBC Technology and Services (USA), Inc., a unit of HSBC Bank plc, one of the largest financial institutions in the world, and Premier Bankcard, Inc., a unit of First Premier Bank, a major credit card issuer. In addition to lenders, we are currently processing accounts for such collection agencies as ARS National, Certified Recovery Systems, Inc., Creditors Interchange Receivables Management LLC, Plaza Associates and Receivables Management Solutions Inc. We also have written contracts in place with, but have not yet begun processing debt for, DAR Services, Inc. (doing business as Foremost Search & Recovery), KCA Financial Services, Inc., Leading Edge Recovery, LLC, Mercantile Adjustment Bureau, LLC and Bank of America, N.A.

These contracts relate to defaulted credit card receivables and other consumer debt and provide us with a fee based on the amount of debt collected (ranging from 4% to 15% of the collected amounts, with the average approximating 10%) or recurring license fees coupled with transaction fees. In establishing our fees, we consider the expected account volumes and balances, the age and other characteristics of the consumer debt and our relationship with the creditor client involved. While set-up fees were often waived and lower fees set for early adopters, it is currently our policy to charge set-up fees and to write contracts, whenever feasible, for license fees rather than contingency fees.

We have experienced a significant lag between the signing of these contracts and revenue recognition. As a result, we have not recorded significant revenue to date.

The following is a summary of our signed client contracts to date:

Client	Commencement of Service	Portfolios
Receivables Management Solutions Inc.	June 2004	Charged-off credit card accounts

Plaza Associates	November 2004	Retail credit cards-major national chains

HSBC Technology and Services (USA), Inc.	June 2005	Personal loan accounts

Premier Bankcard, Inc.	August 2005	Subprime credit card accounts

ARS National Services, Inc.	February 2006	Credit cards for a top ten card issuer and a major debt purchaser

Certified Recovery Systems, Inc.	April 2006	Payday loans

Client	Commencement of Service	Portfolios
Creditors Interchange Receivable Management, LLC	March 2006	Defaulted credit cards and other accounts

DAR Services, Inc. (d/b/a Foremost Search & Recovery)	Third Quarter 2006*	Variety of credit issuers

Leading Edge Recovery, LLC	Third Quarter 2006*	Mixed portfolios

Mercantile Adjustment Bureau, LLC	Third Quarter 2006*	Mixed portfolios

Bank of America, N.A.	Fourth Quarter 2006*	Delinquent credit card accounts

KCA Financial Services, Inc.	First Quarter 2007*	Delinquent credit card and utility accounts

* Estimated

Pricing Structure

Our current contracts provide that we will earn revenue in one of two ways: based on a percentage of the amount of debt collected from accounts submitted on our DebtResolve system or based on recurring license fees coupled with other transaction fees. Under the “percent of debt collected” method, revenue is recognized when the settlement amount of debt is collected by our client. The material risk that we face by relying on the “percent of debt collected” model is that if the clients do not successfully settle and collect debt through our system, we may not generate any revenue from the clients or recoup the real and opportunity costs of implementing our system for those clients. Under the “licensing method” method, revenue is recognized monthly when such revenue is due and payable by our client. The material risk that we face by relying on the “licensing” model is that we may have received more revenue if we had used the “percentage of debt collected” method. While the “percent of debt collected” model is used for revenue recognition on existing contracts and will continue to be used going forward most contracts currently in process include provisions for set-up fees, and base revenue on a monthly licensing fee per account with a small transaction fee on debt settlement.

In all cases, it is our policy to charge a set-up fee for the implementation and customization of our system for each client. However, for the early adopters of our system, we waived set-up fees and certain other transactional fees because their use of our system and feedback were important in the early stages of the system. We no longer waive set-up fees and other transactional fees for new clients as a matter of course.

In addition, with respect to our DR Prevent module, we expect that a licensing fee per account on our system, and/or the hybrid revenue model which will include both fees per account and transaction fees at settlement, may become the preferred revenue methods. As we expand our knowledge of the industry, we have become aware that different revenue models may be more appropriate for the individual circumstances of our potential clients, and our expanded choice of revenue models reflects that knowledge. Three of our current contracts provide for license fees.

When using the percent of debt collected basis, our fees average 10% of the dollars settled through our DebtResolve system. Our current pricing model has expanded to be a blend of the following:

•	Set-up charge. A one-time set-up charge ranging from $2,500 to $25,000, depending on the degree of customization required and the anticipated annual volume.

•	Recurring license fee. Based on the type of client portfolio and number of accounts in the DebtResolve system.

•	Percent of debt collected fee. A contingent fee or flat fee based on successful resolutions and settlements. Other transaction-based fees may also be utilized.

Client Support and Training

We make responsive and effective client support one of our top priorities. Client support is provided to our creditor clients by our Client Services Group based in White Plains, New York. We also provide system and file conversion training to our clients, both onsite and at our corporate headquarters.

Technology License and Proprietary Technology

At the core of our DebtResolve system is a patent-protected bidding methodology co-invented by James D. Burchetta and Charles S. Brofman, the co-chairmen of our company. We originally entered into a license agreement in February 2003 with Messrs. Burchetta and Brofman for the licensed usage of the intellectual property rights relating to U.S. Patent No. 6,330,551 issued by the U.S. Patent and Trademark Office on December 11, 2001 for “Computerized Dispute and Resolution System and Method” worldwide. This patent, which expires August 5, 2018, covers automated and online, blind-bid systems that generate high-speed settlements by matching offers and demands in rounds. In June 2005, we amended and restated the license agreement in its entirety. The licensed usage is limited to the creation of software and other code enabling an automated system used solely for the settlement and collection of delinquent, defaulted and other types of credit card receivables and other consumer debt and specifically excludes the settlement and collection of insurance claims, tax and other municipal fees of all types. The licensed usage also includes the creation, distribution and sale of software products or solutions for the same aim as above and with the same exclusions. In lieu of cash royalty fees, Messrs. Burchetta and Brofman have agreed to accept stock options for our common stock as follows:

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on June 29, 2005, we granted to each of Messrs. Burchetta and Brofman a stock option for up to such number of shares of our common stock such that the stock option, when added to the number of shares of our common stock owned by each of Messrs. Burchetta and Brofman, and in combination with any shares owned by any of their respective immediate family members and affiliates, will equal 14.6% of the total number of our outstanding shares of common stock on a fully-diluted basis as of the closing of our concurrent public offering of 2,500,000 shares of common stock, assuming the exercise of such stock option,

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if, and upon, our reaching (in combination with any subsidiaries and other sub-licensees) $10,000,000 in gross revenues derived from the licensed usage in any given fiscal year, we will grant each of Messrs. Burchetta and Brofman such additional number of stock options as will equal 1% of our total number of outstanding shares of common stock on a fully-diluted basis at such time,

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if, and upon, our reaching (in combination with any subsidiaries and other sub-licensees) $15,000,000 in gross revenues derived from the licensed usage in any given fiscal year, we will grant each of Messrs. Burchetta and Brofman such additional number of stock options as will equal 1.5% of our total number of outstanding shares of common stock on a fully-diluted basis at such time, and

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if, and upon, our reaching (in combination with any subsidiaries and other sub-licensees) $20,000,000 in gross revenues derived from the licensed usage in any given fiscal year, we will grant each of Messrs. Burchetta and Brofman such additional number of stock options as will equal 2% of our total number of outstanding shares of common stock on a fully-diluted basis at such time.

The stock options granted to Messrs. Burchetta and Brofman pursuant to the license agreement have an exercise price of $5.00 per share of common stock and are exercisable for ten years from the date of grant.

The term of the license agreement extends until the expiration of the last-to-expire patents licensed thereunder and is not terminable by Messrs. Burchetta and Brofman, the licensors. The license agreement also provides that we will have the right to control the ability to enforce the patent rights licensed to us against infringers and defend against any third-party infringement actions brought with respect to the patent rights licensed to us subject, in the case of pleadings and settlements, to the reasonable consent of Messrs. Burchetta and Brofman. The terms of the license agreement, including the exercise price and number of stock options granted under the agreement, were negotiated in an arm’s-length transaction between Messrs. Burchetta and Brofman, on the one hand, and our independent directors, on the other hand.

Cybersettle, Inc. also licenses and utilizes the patent-protected bidding methodology co-invented by Messrs. Burchetta and Brofman, exclusive to the settlement of personal injury, property and worker’s compensation claims between claimants and insurance companies, self-insured corporations and municipalities. Cybersettle is controlled by XL Capital Ltd., one of the world’s largest insurance providers, and Mr. Brofman, our Co-Chairman, is the President and Chief Executive Officer of Cybersettle. Cybersettle is not affiliated with us.

In addition, we have developed our own software based on the licensed intellectual property rights. We regard our software as proprietary and rely primarily on a combination of copyright, trademark and trade secret laws of general applicability, employee confidentiality and invention assignment agreements and other intellectual property protection methods to safeguard our technology and software. We have not applied for patents on any of our own technology. We have obtained through the U.S. Patent and Trademark Office a registered trademark for our DebtResolve corporate and system name as well as our slogan “Debt Resolve - Settlement with Dignity.” “DR Settle,” “DR Pay,” “DR Control,” “DR Mail,” “DR Prevent,” “Debt Resolve - Resolved. With Dignity.” and “Connect. Resolve. Collect.” are our trademarks/service marks, and we intend to attempt to register them with the U.S. Patent and Trademark Office as well.

Research and Development

We have devoted a significant portion of our resources to designing and developing new offerings, maintaining and enhancing existing offerings, expanding and improving our core technology and strengthening our technological expertise. In 2003 and 2004, we spent $453,301 and $46,022, respectively, on research and development of our offerings and services. In January 2004, we substantially completed the development of, and began marketing, our online service. Commencing February 2004, costs incurred in connection with the operation, maintenance, modification and customization of our software were charged to expense as incurred, and are not classified as research and development expenses. We have developed internally, acquired or licensed the software and services we offer.

Technology and Service Providers

We outsource our web hosting to AT&T Corp. at the rate of $15,000 to $18,000 per month, based on current volumes. The AT&T hosting facility is located in Secaucus, New Jersey. We use servers operated by AT&T to operate our proprietary software developed in our facility. Our agreement with AT&T is currently in effect on a month-to-month basis. Under the terms of our agreement with AT&T, AT&T will provide network connectivity availability 99.9% of the time from the connection off their backbone to our hosted infrastructure. Web hosting services are generally available from multiple sources and we believe that we can readily renew our contract or replace AT&T if it can no longer supply web hosting services to us on acceptable terms.

Regulation of our Clients’ and our Business

We believe that our business activities are subject to no particular regulation by governmental agencies other than that routinely imposed on corporate and Internet-based businesses. Although we believe it is unlikely, state or foreign regulators may take the position that our system effectively constitutes the collection of debts that is subject to licensing and other laws regulating the activities of collection agencies. If so, we might need to obtain licenses from such states, or such foreign countries where we may engage in business. Until licensed, if necessary, we would not be able to lawfully deal with consumers in such states or foreign countries. Moreover, we would likely have to incur expenses in obtaining licenses, including applications fees and post statutorily required bonds for each license.

A number of our existing and potential clients, such as credit card issuers, are in highly regulated industries. We will be indirectly impacted by consumer credit and debt collection practices laws, both in the United States and abroad. The relationship of a customer, creditor and collector is extensively regulated by federal, state and foreign consumer credit and protection laws and regulations. Significant laws include the Fair Debt Collection Practice Act, Fair Credit Reporting Act, the Federal Truth-In-Lending Act, the Fair Credit Billing Act and the Gramm-Leach-Bliley Act, as well as applicable comparable statutes in the states in which consumers reside. Failure of these parties to comply with applicable federal, state and foreign laws and regulations could have a negative impact on us. For example, applicable laws and regulations may limit our ability to collect amounts owing with respect to receivables, regardless of any act or omission on our part. No assurance can be given that any indemnities received from the financial institutions which originated the credit account will be adequate to protect us from losses on the receivables or liabilities to consumers. Any new laws or rulings that may be adopted, and existing consumer credit and protection laws, may adversely affect our ability to collect the receivables; and any failure on our part to comply with such requirements could adversely affect our ability to enforce the receivables and result in liability.

Further, DRV Capital LLC will assume responsibility for insuring that the collection agencies or “processors” with which it places accounts warrant that they have the necessary licenses and are in compliance with all applicable laws and regulations. While our Internet-based DebtResolve business is not collection agency and does not operate as such, any ARM acquisition we may make will be subject to such laws and regulations. Further, we cannot predict what impact changes in these laws and regulations may have on our clients or the adverse impact such changes in our clients’ businesses could have on us.

Any penetration of our network security or other misappropriation of consumers’ personal information could subject us to liability. Other potential misuses of personal information, such as for unauthorized marketing purposes, could also result in claims against us. These claims could result in litigation. In addition, the Federal Trade Commission and several states have investigated the use by certain Internet companies of personal information. Legislation has been introduced in the U.S. Senate that would mandate data-security management steps for many businesses and a nationwide standard for notifying consumers of security breaches. The legislation would require companies that store information on more than 10,000 people to create a data privacy and protection program, including assessing, maintaining and controlling risks to data privacy and security. Businesses would have to provide employee training, perform vulnerability tests and ensure that third-party service providers have adequate security programs. While we believe that we have adequate controls in place to insure data security, we could incur unanticipated expenses, especially in connection with our settlement database, if and when new regulations regarding the use of personal information are enacted.

In addition, pursuant to the Gramm-Leach-Bliley Act, our financial institution clients must require us to include in their contracts with us that we have appropriate data security standards in place. The Gramm-Leach-Bliley Act stipulates that we must protect against unauthorized access to, or use of, consumer debtor information that could result in detrimental use against or substantial inconvenience to any consumer debtor. Detrimental use or substantial inconvenience is most likely to result from improper access to sensitive consumer debtor information because this type of information is most likely to be misused, as in the commission of identity theft. We believe we have adequate policies and procedures in place to protect this information; however, if we experience a data security breach that results in any penetration of our network security or other misappropriation of consumers’ personal information, or if we have an inadequate data security program in place, our financial institution clients may consider us to be in breach of our agreements with them.

Federal, state, local and foreign laws may limit our creditor clients’ ability to recover and enforce defaulted consumer debt regardless of any act or omission on their part or our part. Additional consumer protection and privacy protection laws may be enacted that would impose additional requirements on the enforcement and collection of consumer debt. Any new laws, rules or regulations that may be adopted, as well as existing consumer protection and privacy protection laws, may adversely affect our ability to settle defaulted consumer debt accounts on behalf of our clients and could result in decreased revenues to us. We cannot predict if or how any future legislation would impact our business or our clients. Our failure to comply with any current or future applicable laws or regulations could limit our ability to settle defaulted consumer debt claims on behalf of our clients, which could adversely affect our revenues.

For conducting business in the United Kingdom, we will be subject to European data protection law that derives from the Data Protection Directive (Directive 95/46/EC) of the European Commission, which has been implemented in the United Kingdom under the Data Protection Act 1998. Under the Data Protection Act, we are categorized as a “data processor.” As a data processor, we are required to agree to take steps, including technical and organizational security measures, to ensure that personal data which may identify a living individual that may be passed to our DebtResolve system by our creditor client in the course of our business is protected. In addition, the Consumer Credit Act 1974 of the United Kingdom and various regulations made under it, governs the consumer finance market in the United Kingdom and provides that our creditor client must hold a license to carry on a consumer credit business. Under the Consumer Credit Act, all activities conducted through our DebtResolve system must be by, and in the name of, the creditor client. Except for our examination of European and United Kingdom law, we cannot predict how foreign laws will impact our ability to expand our business internationally, and the cost of such expansion. We will evaluate applicable foreign laws as our efforts to expand our business into other foreign jurisdictions warrant.

The laws and regulations applicable to the Internet and our services are evolving and unclear and could damage our business. Due to the increasing popularity and use of the Internet, it is possible that laws and regulations may be adopted, covering issues such as user privacy, pricing, taxation, content regulation, quality of products and services, and intellectual property ownership and infringement. This legislation could expose us to substantial liability or require us to incur significant expenses in complying with any new regulations. Local telephone carriers have petitioned the Federal Communications Commission to regulate the Internet and to impose access fees. Increased regulation or the imposition of access fees could substantially increase the costs of communicating on the Internet, potentially decreasing the demand for our services. A number of proposals have been made at the Federal, state and local level and in foreign countries that would impose additional taxes on the sale of goods and services over the Internet. Such proposals, if adopted, could adversely affect us. Moreover, the applicability to the Internet of existing laws governing issues such as personal privacy is uncertain. We may be subject to claims that our services violate such laws. Any new legislation or regulation in the United States or abroad or the application of existing laws and regulations to the Internet could adversely affect our business.

We intend also to pursue the acquisition of defaulted consumer debt portfolios through our subsidiary, DRV Capital LLC to process through our DebtResolve system as part of our growth strategy. Federal, state, local and foreign laws may limit our ability to recover and enforce any acquired defaulted consumer debt portfolios regardless of any act or omission on our part. Some laws and regulations applicable to credit originators may preclude us from collecting on defaulted consumer debt portfolios we may purchase if the credit originator previously failed to comply with applicable law in generating or servicing those consumer debt receivables.  These laws and regulations would include applicable state revolving credit, credit card or usury laws, state consumer plain English and disclosure laws, the Uniform Consumer Credit Code, the federal Truth in Lending Act (including the Fair Credit Billing Act amendments) and the Federal Reserve Board's implementing Regulation Z, the federal Fair Credit Reporting Act, and state unfair and deceptive acts and practices laws. Collection laws and regulations may also directly apply to our business, such as the Federal Fair Debt Collection Practices Act and state law counterparts. Additional consumer protection and privacy protection laws may be enacted that would impose additional requirements on the enforcement of and collection on defaulted consumer debt, and any new laws, rules or regulations that may be adopted, as well as existing consumer protection and privacy protection laws, may adversely affect our ability to collect on any acquired defaulted consumer debt portfolios. Finally, federal and state governmental bodies are considering, and may consider in the future, other legislative proposals that would regulate the collection of any acquired defaulted consumer debt portfolios, and although we cannot predict if or how any future legislation would impact this proposed expansion of our business, our failure to comply with any current or future laws or regulations applicable to us could limit our ability to collect on any acquired defaulted consumer debt portfolios. If we were to acquire defaulted consumer debt portfolios that consist of consumer debt that originated in foreign jurisdictions, foreign laws may also limit our ability to recover and enforce these portfolios. However, we do not anticipate acquiring defaulted consumer debt portfolios that consist of consumer debt that originated in foreign jurisdictions at this time, and we have not evaluated the impact of any applicable foreign laws at this time.

Competition

We believe that we are the first company to introduce an Internet-based online system designed to facilitate the collection of consumer debt. However, we are aware of two other companies that have announced offerings that may touch on some aspects of our market. Incurrent Solutions, Inc., a division of Online Resources Corp., is a supplier of customer relationship management systems and front-end web applications for banks. It announced a collection offering in fall 2004. We believe the Online Resources product is tightly integrated into the creditors’ computer system and rules for treatment of accounts must be entered by Online Resources, not the client. Also, in fall 2004, Apollo Enterprises Solutions, LLC, a provider of enterprise-class web-hosted solutions for a variety of industries involved in receivables management and debt collection, announced an online collection offering. Its offering ties directly into the credit rating bureaus and incorporates real-time credit scoring. Because the entire area of Internet-based online systems designed to facilitate the collection of consumer debt is a new offering in the collections industry, we are not aware of any market data that is presently available with respect to market share or other similar industry metrics.

Presently, other technology-based offerings introduced by other participants in our general market have related to credit and collections scoring, which differs from our system and strategic direction. Several companies offer collections management and payment software systems designed to support direct-mail and telephone collection efforts. These companies may add Internet-based payment and automated settlement mechanisms to their systems. Creditor institutions themselves may also consider developing systems similar to those offered by us internally, although such systems may be limited by the breadth of the patent upon which our DebtResolve system is based. Even if creditor institutions ultimately do not decide to develop systems similar to those offered by us internally, many large creditor insitutions have the financial and technical resources to do so which may cause them to delay or decline to use the DebtResolve system for an extended period while they evaluate the merits of internal development. In addition, a number of creditor institutions have already developed Internet-based payment sites and could decide that such sites are sufficient for their collection purposes. To date, however, creditor financial institutions’ new development efforts appear to have been primarily focused on their non-delinquent customers, where they have the largest revenue opportunity.

We intend to continuously enhance and extend our offerings and develop significant expertise in customer behavior with respect to online debt payment to remain ahead of these potential competitors. In addition, we believe we have the following key competitive advantages:

•	to our knowledge, we are the first to market an integrated set of Internet-based consumer debt collection tools,

•
as the first to market, we have developed early expertise which we expect will allow us to keep our technology on the leading edge and develop related offerings and services to meet our clients’ needs,

•	the patent license to the Internet bidding process protects the DebtResolve system’s key methodology and limits what future competitors may develop,

•	the effectiveness of the Internet bidding model to settle claims has already been shown in the insurance industry by Cybersettle, Inc. (with respect to insurance claims), and

•	the industry reputation of our management team and the extensive consumer debt research we have conducted provide us with credibility with potential clients.

Facilities

Our corporate headquarters and research and development facility are located at 707 Westchester Avenue, Suite L7, White Plains, New York. We occupy 4,912 square feet of space occupied under a lease with a monthly rental rate of approximately $9,400, subject to annual increases of approximately 4%, that expires in August 2010. We believe that our facilities are in good condition and adequate for our current needs.

Employees

As of July 20, 2006, we had 12 full-time employees. None of our employees is subject to a collective bargaining agreement and we believe that our relations with our employees are very good.

Organizational History

Debt Resolve, Inc., formerly Lombardia Acquisition Corp., is a Delaware corporation and was formed on April 21, 1997. The company was inactive and had no significant assets, liabilities or operations through February 24, 2003. Lombardia was a reporting, non-trading public company in which our business was begun.

On February 24, 2003, James D. Burchetta, Charles S. Brofman and Michael S. Harris, our principal stockholders, purchased 22,500,000 newly-issued shares of our common stock, representing 84.6% of the then outstanding shares, pursuant to a Stock Purchase Agreement effective January 13, 2003 between each of the them and us. We received an aggregate cash payment of $22,500 from Messrs. Burchetta, Brofman and Harris in consideration for the sale of such shares.

On February 24, 2003, in accordance with our by-laws for filling newly-created board vacancies, Danilo Cacciamatta, the sole existing director, appointed Messrs. Burchetta, Brofman, Harris and Lawrence E. Dwyer, Jr. to our board of directors. Mr. Burchetta was named Co-Chairman of the Board and Chief Executive Officer, Mr. Brofman was named non-executive Co-Chairman of the Board, Mr. Harris was named Executive Vice President and General Counsel, and Mr. Cacciamatta resigned his position as Chief Executive Officer. On April 7, 2003, William M. Mooney, Jr. was elected to our board of directors. Effective June 9, 2003, Alan M. Silberstein was elected to our board of directors and was appointed President and Chief Operating Officer. Mr. Silberstein submitted his resignation as President and Chief Operating Officer, effective October 15, 2004, but he continues to serve as a member of our board of directors. Mr. Harris submitted his resignation as Executive Vice President and General Counsel and as a director, effective June 30, 2005.

On May 7, 2003, following approvals by our board of directors and holders of a majority of our common stock, we amended our certificate of incorporation to change our corporate name to Debt Resolve, Inc. and increase the number of authorized shares of common stock from 20,000,000 to 50,000,000 shares.

In June 2005, our board of directors and holders of a majority of our outstanding shares of common stock approved a reverse stock split, which will become effective prior to the closing of our concurrent public offering of 2,500,000 shares of common stock. This approval expired and was superseded by the May 2006 approval noted below.

On June 16, 2005, our board of directors voted to approve the replacement of Becher, Della Torre, Gitto & Company and to retain Marcum & Kliegman LLP as our independent registered public accounting firm. We have not had any disagreements with our former accounting firm on accounting and financial disclosures, nor have we had any other changes in our accountants, during our two most recent fiscal years or any later interim period.

In May 2006, our board of directors and holders of a majority of our outstanding shares of common stock approved a reverse stock split, which will become effective prior to the closing of our concurrent public offering of 2,500,000 shares of common stock, and an increase in the number of authorized shares of common stock from 50,000,000 to 100,000,000 shares. A proposed 1-for-10 reverse stock split of our outstanding shares of common stock would reduce our outstanding shares of common stock from 29,703,900 to 2,970,390 shares.

Legal Proceedings

We are not involved in any pending or threatened litigation or other legal proceedings.

MANAGEMENT

Executive Officers, Directors and Key Employees

The names, ages and positions of our executive officers, directors and key employees are as follows:

Name	Age	Position

James D. Burchetta	57	Co-Chairman of the Board, President and Chief Executive Officer

Charles S. Brofman	49	Co-Chairman of the Board

Katherine A. Dering	58	Chief Financial Officer, Treasurer and Secretary

Richard G. Rosa	39	Senior Vice President and Chief Technology Officer

Lawrence E. Dwyer, Jr.	62	Director

William M. Mooney, Jr.	66	Director

Alan M. Silberstein	59	Director

Sandra L. Styer	58	Senior Vice President and Director of Client Services

James T. Mahoney	50	Senior Vice President and Director of Sales

Howard C. Knauer	58	Senior Vice President and Director of Collection Strategies and President of our debt-buying subsidiary, DRV Capital LLC
________________

The principal occupations for the past five years (and, in some instances, for prior years) of each of our executive officers, directors and key employees are as follows:

James D. Burchetta has been our Co-Chairman of the Board, President and Chief Executive Officer since January 2003. Mr. Burchetta was the co-founder of Cybersettle, Inc., which settles insurance claims over the Internet, and served as its Chairman of the Board and Co-Chief Executive Officer from 1997 to August 2000 and as its Vice Chairman from August 2000 to February 2002. Prior to founding Cybersettle, Mr. Burchetta was a Senior Partner in the New York law firm of Burchetta, Brofman, Collins & Hanley, LLP, where he practiced insurance and corporate finance law. Mr. Burchetta received a B.A. degree from Villanova University and a J.D. degree from Fordham University Law School and is a member of the New York State Bar. Mr. Burchetta is a frequent speaker at industry conferences.

Charles S. Brofman has been our non-executive Co-Chairman of the Board since January 13, 2003. Mr. Brofman was the co-founder of Cybersettle and has served as a director and its President and Co-Chief Executive Officer since 1997, becoming its Chief Executive Officer in August 2000. Prior to founding Cybersettle, Mr. Brofman was a Senior Partner in the New York law firm of Burchetta, Brofman, Collins & Hanley, LLP and, prior to that, was an Assistant District Attorney in New York. Mr. Brofman received a B.S. degree from Brooklyn College, City University of New York and a J.D. degree from Fordham University Law School and is a member of the New York State Bar.

Katherine A. Dering has been our Chief Financial Officer since April 2005 and our Treasurer and Secretary since July 2005. Ms. Dering was, from 1994 to March 2003, Senior Vice President and Chief Financial Officer of Provident Bank, where she provided financial and strategic leadership as part of the bank’s senior management team. Between April 2003 and April 2005, Ms. Dering was an independent financial consultant. Prior to 1994, Ms. Dering was Senior Vice President and Chief Financial Officer at Great Country Bank, Vice President and Divisional Controller at First American Bank of New York, and First Vice President, Accounting Operations of Dollar Dry Dock Bank. Ms. Dering received a B.A. degree from Le Moyne College, M.A. degrees from the State University of New York at Buffalo and Manhattanville College, and an M.B.A. from the University of Minnesota with a concentration in accounting and economics.

Richard G. Rosa has been our Senior Vice President and Chief Technology Officer since February 2003. He most recently served as the Senior Director of Technology for Scholastic Inc.’s Software and Internet Group from November 2000 to May 2002. Mr. Rosa was responsible for all website-related application development, networking and hosting infrastructure and operations. Mr. Rosa was previously Chief Technology Officer of BabyGear.com (a Bertelsmann venture capital investment), responsible for the technical integration of iBaby.com, as well as improving all facets of transaction processing and warehouse data management and fulfillment, from July to November 2000. Mr. Rosa was also Director of Online Operations at 1800Flowers.com, where he oversaw all phases of applications development, web hosting infrastructure and technical operations, from early 1999 to June 2000. Mr. Rosa has been involved with technology and Internet service businesses since February 1995, when he founded Netamorphasis Corp., a provider of application development and Internet-based infrastructure consulting services. Mr. Rosa received a B.A. degree from the City University of New York, Queens College.

Lawrence E. Dwyer, Jr. has been a member of our board of directors since February 2003. Mr. Dwyer is the former President of The Westchester County Association Inc., having served from 1994 to 2003, and is active in local, state and national politics. The Westchester County Association is a member of the Business Council of New York State and its membership includes many Fortune 500 companies. Mr. Dwyer also presently serves on two regional task forces for New York Governor George Pataki. Mr. Dwyer has been the Chairman of the Westchester, Nassau & Suffolk Municipal Officials Association, New York State Ethics Advisory Board and presently serves on the board of directors of the Lubin School of Business at Pace University, The Westchester Land Trust, Westchester Business Accelerator, Transportation Management Organization, The Lyndhurst Council, The Westchester Housing Fund and Westchester Community College Foundation. Mr. Dwyer received an M.A. degree in education and an M.A. degree in administration from Teachers College, Columbia University.

William M. Mooney, Jr. has been a member of our board of directors since April 2003. Mr. Mooney is currently President of The Westchester County Association and also serves as a Senior Vice President at Independence Community Bank. Mr. Mooney has been involved in the banking sector in an executive capacity for more than 30 years. Prior to joining Independence Community Bank, he served for four years as an Executive Vice President and member of the management committee of Union State Bank, responsible for retail banking, branch banking and all marketing activity. Mr. Mooney also spent 23 years at Chemical Bank and, following its merger with Chase Manhattan Bank, he was a Senior Vice President with responsibilities including oversight of all retail business. Mr. Mooney was the President of the Westchester Partnership for Economic Development. He also held the position of Chairman for the Westchester County Association, past Chairman of the United Way Westchester and Chairman of St. Thomas Aquinas College. He has served on the board of trustees for New York Medical College, St. Agnes Hospital, the Board of Dominican Sisters and the Hispanic Chamber of Commerce. Mr. Mooney received a B.A. degree in business administration from Manhattan College. He also attended the Harvard Management Program and the Darden Graduate School at the University of Virginia.

Alan M. Silberstein has been a member of our board of directors since June 2003. Mr. Silberstein served as our President and Chief Operating Officer from June 2003 until October 2004. Mr. Silberstein is currently President of Silco Associates, a management advisory firm in the financial services industry. Alan has worked in the financial services sector for more than 30 years, including as President and Chief Executive Officer of Western Union, a subsidiary of First Data Corporation. He served as Chairman and CEO of Claim Services at Travelers Property Casualty Insurance. He headed consumer banking at Midlantic Bank (now PNC) and Chemical Bank (now JPMorgan Chase) with executive experience in consumer credit, technology, finance and operations. Mr. Silberstein serves as a director of Global Payments Inc., and of Capital Access Network, Inc. He also serves on numerous university-related advisory boards. He is a member of the Council on Foreign Relations and also of Business Executives for National Security. He holds a B.S. degree in engineering from Columbia University and an M.B.A. from Harvard Business School.

All directors hold office until the next annual meeting of stockholders and the election and qualification of their successors. Officers are elected annually by our board of directors and serve at the discretion of the board. There are no family relationships among our directors and officers.

Key Employees

Sandra L. Styer was appointed our Chief Marketing Officer and Director of Consumer Research in July 2003. In September 2005, she was appointed our Senior Vice President and Director of Client Services. Ms. Styer has more than 20 years of experience in management and consumer marketing over a broad range of industries from telecommunications to banking.  Between 1999 and April 2002, she served as the Director of Marketing for the U.S. branch of MYOB Limited, an international software developer, and from May 2002 to June 2003, she was an independent sales consultant.  At American Airlines from 1979 to 1987, she held a number of positions in finance and marketing. At American, she led the creation of the first Internet reservations and ticket sales service, now known as Travelocity. Ms. Styer received a B.A. degree from Indiana University and an M.B.A. from Harvard Business School.

James T. Mahoney was appointed our Senior Vice President and Director of Sales in July 2005. Prior to joining us, Mr. Mahoney was Vice President / Manager of the Equity Derivatives Sales/Trading Department for Chapdelaine Corporate Securities from August 2002 to June 2005. Between March 2001 and August 2002, he was an independent consultant. Prior to that, Mr. Mahoney was Vice President of Sales and Marketing at OneBond.com LLC from July 2000 to March 2001 where he was responsible for the launch of an electronic communication platform. From 1986 to May 2000, Mr. Mahoney held numerous positions at Liberty Brokerage Investment Corporation, where he was Executive Vice President and a member of its board of directors. He also held the title of President for three different divisions within Liberty Brokerage which included spearheading LibertyDirect and @Liberty, the firm’s e-commerce division. Mr. Mahoney also directly supervised the government, corporate and mortgage divisions, which had approximately 365 registered representatives. He is a member of the Board of Directors of the New York Special Olympics. Mr. Mahoney received a B.A. degree from St. Bonaventure University.

Howard C. Knauer was appointed our Senior Vice President and Director of Collection Strategies in September 2005 and President of DRV Capital LLC, our debt buying subsidiary, in June 2006. He previously served as Chairman of our Advisory Board from September 2004 to August 2005. Mr. Knauer served as President and Chief Operating Officer of Receivables Management Solutions, Inc. from July 2004 to July 2005.  Prior to that, he managed a $2 billion portfolio of purchased debt as a Managing Director for Bear Stearns & Co., Inc. from January 2002 to May 2004. Mr. Knauer was a Senior Vice President and Collections Manager for Fleet Credit Card Services from April 1996 to July 2001.  He was Senior Vice President of Marketing/Operations at National Credit Services Corporation from March 1995 to March 1996, and Senior Vice President/Credit Policy Manager at Metropolitan Federal Savings Bank in St. Paul, Minnesota from July 1994 to January 1995.  From 1992 to 1994 he served as Vice President for Associated Bureaus, Inc., a national collections agency.  Between 1975 and 1989 Mr. Knauer held positions as Vice President, Consumer Recovery Manager at Chemical Bank, Vice President, Credit Operations at American Express Travel Related Services, and Vice President at Citibank, N.A.  Mr. Knauer received a B.A. degree from The City College of the City University of New York and an M.B.A. in finance from the Barnard M. Baruch College of the City of New York.

We are in the process of obtaining “key-man” life insurance for our benefit in the amount of $1,000,000 on the lives of James D. Burchetta and Richard G. Rosa.

We have agreed with the underwriter of our concurrent public offering of 2,500,000 shares of common stock, that, for a period of two years after the date of the prospectus relating to our concurrent public offering of 2,500,000 shares of common stock, we will engage a designee of the underwriter as an advisor to our board of directors where the advisor shall attend meetings of the board and receive all notices and other correspondence and communications sent by us to members of our board of directors. In addition, the advisor will be reimbursed for expenses incurred in attending any meeting. In lieu of the underwriter’s right to designate an advisor to our board, the underwriter shall have the right during the two-year period after the date of the prospectus relating to our concurrent public offering of 2,500,000 shares of common stock, in its sole discretion, to designate one person for election as a director to our board of directors, which we have agreed to use our best efforts to obtain the election of the underwriter’s nominee, who shall be entitled to receive the same compensation, expenses reimbursements and other benefits as any other non-employee director. To date, the underwriter has not designated an advisor or member to our board of directors.

Advisory Board

We have established an advisory board comprised of four members with experience in the debt collection, credit card and banking businesses. Our advisory board meets periodically with our board of directors and management to discuss matters relating to our business activities and to establishing commercial business alliances and working projects with banks, other lenders and debt collection companies on an international basis. Members of our advisory board will be reimbursed by us for out-of-pocket expenses incurred in serving on our advisory board.

Some of the members of our advisory board may serve as our consultants under consulting agreements for which they will receive compensation To date, however, none of our advisory board members have served as consultants to us and we have not entered into any consulting agreements with any of them. To our knowledge, none of our advisory board members has any conflict of interest between their obligations to us and their obligations to others. Companies with which advisory board members are involved may in the future have commercial relationships with us.

The members of our advisory board and their primary professional affiliations are as follows:

Jeff Bernstein is a private consultant and was most recently a global solutions leader in global risk management at MasterCard Advisors, overseeing consulting engagements and outsourcing opportunities in the delinquency risk management practice area. Prior to joining MasterCard, Mr. Bernstein was the founder and Chief Executive Officer of Acadia Consulting Group, an international consulting firm that specialized in credit management, operations research, collections and risk management in the banking, financial services, healthcare and collections industries. He previously served as a senior consultant and strategic alliance manager with Fair Isaac Corporation.

Jamie T. Buckley has worked in the credit card industry for 22 years, including a position as Senior Vice President and Operations Head at Providian Financial. He previously headed credit card servicing for Bank of America and new account acquisition at Citibank N.A.

Robert Dunham is the founder of Receivables Management Solutions, a company he formed after ten years of collections experience at other agencies. He is a columnist for Collection Advisor magazine, a leading publication in the debt collection industry.

Don Whittaker is the President of Risk Management Resources, Inc. He has managed consulting projects in Europe, Asia, North and South America. These projects have included business operational reviews, business strategy and objectives establishment, credit and risk policy reviews, effectiveness testing and operational policy implementation.

Director Compensation

During the year ended December 31, 2005, we did not grant any stock options to our directors. Non-employee directors currently receive no cash compensation for serving on our board of directors other than reimbursement of all reasonable expenses for attendance at board and board committee meetings. Under our 2005 Incentive Compensation Plan, non-employee directors will be entitled to receive stock options to purchase shares of common stock or restricted stock grants. See “— 2005 Incentive Compensation Plan.”

Director Independence

The American Stock Exchange requires that a majority of our board of directors must be composed of “independent directors,” which is defined under the American Stock Exchange listing standards generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship, which, in the opinion of the company’s board of directors would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. However, a company listing in connection with an initial public offering is not required to have a majority of independent directors until one year after listing and may phase in the members of its audit, compensation, and nominations and governance committees with one independent member upon listing, a majority of independent members within 90 days after listing, and all independent members within one year after listing. Currently, two of our five directors are considered to be “independent.” These independent directors will have regularly scheduled meetings at which only independent directors are present.

Any affiliated transactions will be on terms no less favorable to us than could be obtained from independent parties. Any affiliated transactions must be approved by a majority of our independent and disinterested directors.

Committees of the Board

Audit Committee. In September 2004, we established an audit committee of the board of directors, which consists of Lawrence E. Dwyer, Jr. and William M. Mooney, Jr., each of whom is an independent director under the American Stock Exchange’s listing standards. The audit committee’s duties, which are specified in our Audit Committee Charter, include, but are not limited to:
•	reviewing and discussing with management and the independent accountants our annual and quarterly financial statements,

•	directly appointing, compensating, retaining, and overseeing the work of the independent auditor,

•	approving, in advance, the provision by the independent auditor of all audit and permissible non-audit services,

•
establishing procedures for the receipt, retention, and treatment of complaints received by us regarding accounting, internal accounting controls, or auditing matters and the confidential, anonymous submissions by our employees of concerns regarding questionable accounting or auditing matters,

•	the right to engage and obtain assistance from outside legal and other advisors as the audit committee deems necessary to carry out its duties,

•
the right to receive appropriate funding from us to compensate the independent auditor and any outside advisors engaged by the committee and to pay the ordinary administrative expenses of the audit committee that are necessary or appropriate to carrying out its duties, and

•	reviewing and approving all related party transactions unless the task is assigned to a comparable committee or group of independent directors.

Compensation Committee. In May 2004, we established a compensation committee of the board of directors, which consists of Messrs. Dwyer and Mooney, each of whom is an independent director. The compensation committee reviews and approves our salary and benefits policies, including compensation of executive officers. The compensation committee also administers our incentive compensation plan, and recommends and approves grants of stock options and restricted stock grants under that plan.

Nominations and Governance Committee. In June 2005, we established a nominations and governance committee of the board of directors, which consists of Messrs. Dwyer and Mooney, each of whom is an independent director. The purpose of the nominations and governance committee is to select, or recommend for our entire board’s selection, the individuals to stand for election as directors at the annual meeting of stockholders and to oversee the selection and composition of committees of our board. The nominations and governance committee’s duties, which are specified in our Nominating/Corporate Governance Committee Charter, include, but are not limited to:

•	establishing criteria for the selection of new directors,

•	considering stockholder proposals of director nominations,

•	committee selection and composition,

•	considering the adequacy of our corporate governance,

•	overseeing and approving management continuity planning process, and

•	reporting regularly to the board with respect to the committee’s duties.

Financial Experts on Audit Committee

The audit committee will at all times be composed exclusively of “independent directors” who are “financially literate” as defined under the American Stock Exchange listing standards. The American Stock Exchange listing standards define “financially literate” as being able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement.

In addition, we must certify to the American Stock Exchange that the committee has, and will continue to have, at least one member who has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background that results in the individual’s financial sophistication. The board of directors believes that Mr. Mooney satisfies the American Stock Exchange’s definition of financial sophistication and also qualifies as an “audit committee financial expert,” as defined under rules and regulations of the SEC.

Code of Ethics

In May 2003, we adopted a Code of Ethics and Business Conduct that applies to all of our executive officers, directors and employees. The Code of Ethics and Business Conduct codifies the business and ethical principles that govern all aspects of our business.

Executive Compensation

The table below summarizes the compensation earned for services rendered to us in all capacities for the year ended December 31, 2005 by our Chief Executive Officer and any other officer whose 2005 compensation exceeded $100,000. No other individuals employed by us received a salary and bonus in excess of $100,000 during 2005.

		Annual Compensation			Long-Term Compensation
					Awards			Payouts
Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)	Restricted Stock Award(s) ($)	Securities Underlying Options/ SARs (#)		LTIP Payouts ($)	All Other Compensation ($)
James D. Burchetta	2005	224,787	—	—	—	—		—	—
Chief Executive Officer,	2004	150,000	—	—	—	—		—	—
President and Co-Chairman ofthe	2003	222,000	—	—	—	—		—	—
Board (1)

Charles S. Brofman	2005	—	—	—	—	—		—	—
Co-Chairman of the Board	2004	—	—	—	—	—		—	—
	2003	—	—	222,000	—	—		—	—

Katherine A. Dering	2005	91,450	—	15,750	—	—		—	—
Chief Financial Officer,	2004	—	—	—	—	—		—	—
Secretary and Treasurer	2003	—	—	—	—	—		—	—

Richard G. Rosa	2005	193,271	—	—	—			—	—
Senior Vice President and	2004	150,000	—	—	—	50,000	(4)	—	—
Chief Technology Officer	2003	31,250	—	—	—	—		—	—

Alan M. Silberstein	2005	—	—	—	—	—		—	—
Director, former President and	2004	112,500	—	—	—	—		—	—
Chief Operating Officer (2)	2003	134,667	—	—	—	300,000	(4)	—	—

Lawrence E. Dwyer, Jr.	2005	—	—	—	—	—		—	—
Director	2004	—	—	1,677	—	—		—	—
	2003	—	—	45,400	—	18,333	(4)	—	—

William M. Mooney, Jr.	2005	—	—	—	—	60,000	(4)	—	—
Director (3)	2004	—	—	—	—	—		—	—
	2003	—	—	—	—	43,500	(4)	—	—
____________________

(1)
Mr. Burchetta has an employment agreement with us, but waived his compensation during the year ended December 31, 2003 and was not paid. In addition, under the terms of his amended employment agreement, no salary payments were made to Mr. Burchetta during the year ended December 31, 2004. We recorded compensation expense and a capital contribution during the years ended December 31, 2003 and 2004, representing an imputed compensation expense for the minimum base salary under the agreement with Mr. Burchetta, as if we had met the condition for paying his salary. The agreement with Mr. Burchetta is described in the section “Employment Agreements” below.

(2)
Mr. Silberstein had an employment agreement with us, which terminated with his resignation in October 2004. Mr. Silberstein waived his compensation during the year ended December 31, 2003 and was not paid. Under the terms of his employment agreement, no salary payments were made to Mr. Silberstein during the year ended December 31, 2004. We recorded compensation expense and a capital contribution during the years ended December 31, 2003 and 2004, representing an imputed compensation expense for the minimum base salary under the agreement with Mr. Siberstein, as if we had met the condition for paying his salary.

(3)
Mr. Dwyer had a consulting agreement with us, but waived his fees during the year ended December 31, 2003 and was not paid. The consulting agreement with Mr. Dwyer provided for a consulting fee of $4,000 per month. This agreement expired in January 2004 and was not renewed.

(4)	After giving effect to a proposed 1-for-10 reverse stock split of our outstanding shares of common stock prior to the closing of our concurrent public offering of 2,500,000 shares of common stock.

The aggregate amount of benefits in each of the years indicated did not exceed the lesser of $50,000 or 10% of the compensation of any named officer.

Employment Agreements

We have entered into an employment agreement with James D. Burchetta under which he will devote substantially all of his business and professional time to us and our business development. The employment agreement with Mr. Burchetta is effective through July 2008. The agreement provided Mr. Burchetta with an initial annual base salary of $240,000 and contains provisions for minimum annual increases based on changes in an applicable “cost-of-living” index. The employment agreement with Mr. Burchetta contains provisions under which his annual salary may increase to $600,000 if we achieve specified operating milestones and also provides for additional compensation based on the value of a transaction that results in a change of control, as that term is defined in the agreement. In the event of a change of control, Mr. Burchetta would be entitled to receive 25% of the sum of $250,000 plus 2.5% of the transaction value, as that term is defined in the agreement, between $5,000,000 and $15,000,000 plus 1% of the transaction value above $15,000,000. Compensation expense under the agreement with Mr. Burchetta totaled $224,787 and $150,000 for the years ended December 31, 2005 and 2004, respectively. However, Mr. Burchetta waived the entire amount of his compensation during 2004 as well as during 2003.

We amended the employment agreement with Mr. Burchetta in February 2004, agreeing to modify his level of compensation, subject to our meeting specified financial and performance milestones. The employment agreement, as amended, provided that the base salary for Mr. Burchetta will be as follows: (1) if at the date of any salary payment, the aggregate amount of our net cash on hand provided from operating activities and net cash and/or investments on hand provided from financing activities is sufficient to cover our projected cash flow requirements (as established by our board of directors in good faith from time to time) for the following 12 months (the “projected cash requirement”), the annual base salary will be $150,000; and (2) if at the date of any salary payment, our net cash on hand provided from operating activities is sufficient to cover our projected cash requirement, the annual base salary will be $250,000, and increased to $450,000 upon the date upon which we complete the sale or license of our DebtResolve system with respect to 400,000 consumer credit accounts. Under the terms of the amended employment agreement, no salary payments were made to Mr. Burchetta during 2004. We recorded compensation expense and a capital contribution totaling $150,000 in 2004, representing an imputed compensation expense for the minimum base salary amounts under the agreement with Mr. Burchetta, as if we had met the condition for paying his salary.

We amended the employment agreement with Mr. Burchetta again in June 2005, agreeing that (1) as of April 1, 2005 and through the closing of our concurrent public offering of 2,500,000 shares of common stock, we will pay Mr. Burchetta an annual base salary of $250,000 per year, and thereafter his base salary will continue at that level, subject to adjustments approved by the compensation committee of our board of directors, and (2) the employment term will extend for five years after the final closing of our June/September 2005 private financing. We recorded compensation expense and a capital contribution totaling $224,787 in 2005, representing an imputed compensation expense for the minimum base salary amounts under the agreement with Mr. Burchetta, as if we had met the condition for paying his salary.

In addition to the agreement above, we have entered into employment agreements with Katherine A. Dering, our Chief Financial Officer, Treasurer and Secretary, and Richard G. Rosa, our Senior Vice President and Chief Technology Officer. Under the employment agreements with Ms. Dering and Mr. Rosa, which have terms that expire on August 1, 2006 and expired on February 23, 2006, respectively, they receive an annual salary of $150,000 and $200,000, respectively. A related letter agreement provides for Ms. Dering’s employment to continue past August 1, 2006 until either party gives 60 days notice of their intention to end the employment arrangement. The letter agreement also provides for incentive bonuses to be paid to Ms. Dering; specifically, $100,000 to be paid upon the earlier of the closing of our concurrent public offering of 2,500,000 shares of common stock or September 30, 2006 (which date will be extended to October 31, 2006 if the registration statement of which this prospectus is a part is declared effective on or before September 1, 2006) and five-year stock options to purchase 50,000 shares of our common stock at $5.00 per share. A related letter agreement provides for Mr. Rosa’s employment to continue through August 1, 2007. The letter agreement also provides for an incentive bonus to be paid to Mr. Rosa; specifically, $100,000 to be paid upon the closing of our concurrent public offering of 2,500,000 shares of common stock. The employment agreements with Ms. Dering and Mr. Rosa require the full-time services of such employees. The employment agreement with Ms. Dering provides that if her position is eliminated due to a merger or other business combination, we will provide her with a severance payment equal to one month of compensation and benefits for every month of employment with us through the elimination date, up to a maximum of 12 months, and all stock options previously granted to her will immediately vest and remain exercisable for their full term. The employment agreement with Mr. Rosa does not have any change of control provisions.

Each of the employment agreements with Mr. Burchetta, Ms. Dering and Mr. Rosa also contains covenants (a) restricting the employee from engaging in any activities competitive with our business during the term of their employment agreements, (b) prohibiting the employee from disclosure of our confidential information and (c) confirming that all intellectual property developed by the employee and relating to our business constitutes our sole property.

Sandra L. Styer, our Senior Vice President and Director of Client Services, James T. Mahoney, our Senior Vice President and Director of Sales, and Howard C. Knauer, our Senior Vice President and Director of Collection Strategies and President of our proposed debt-buying subsidiary, receive annual salaries of $150,000, $175,000 and $180,000, respectively, as part of our “employee at will” arrangements with each of them.

Existing Stock Options

During the year ended December 31, 2005, options to purchase 600,000 shares of our common stock were granted to William M. Mooney, Jr., one of our directors. The following table sets forth certain information regarding the number and value of stock options held by the named directors and executive officers at December 31, 2005 and reflects a proposed 1-for-10 reverse stock split of our outstanding shares of common stock, prior to the closing of our concurrent public offering of 2,500,000 shares of common stock. No stock options were exercised by the named directors and executive officers during the year ended December 31, 2005. The stock options shown below are all currently exercisable. The values of unexercised in-the-money stock options shown below are presented pursuant to SEC rules and represent the positive difference between the exercise price and the assumed initial public offering price of $5.00 per share. The values of unexercised in-the-money options shown below may not be realized.

Name	Number of Unexercised Options at Fiscal Year End	Value of Unexercised in-the-money Options at Fiscal Year End

Lawrence E. Dwyer, Jr.	18,333	—
William M. Mooney, Jr.	43,500	$348,000
Alan M. Silberstein	300,000	$1,500,000
Richard G. Rosa	50,000	—

2005 Incentive Compensation Plan

On June 14, 2005, our board of directors and holders of a majority of our outstanding shares of common stock adopted and approved a new 2005 Incentive Compensation Plan. The purpose of our Incentive Compensation Plan is to assist us in attracting, motivating, retaining and rewarding high-quality executives and other employees, officers, directors, consultants and other persons who provide services to us. No awards under the Plan have been made to date.

Administration. Our Incentive Compensation Plan is to be administered by our Compensation Committee, provided, however, that except as otherwise expressly provided in the Plan, the board of directors may exercise any power or authority granted to the committee under our Plan. Subject to the terms of our Plan, the committee is authorized to select eligible persons to receive awards, determine the type, number and other terms and conditions of, and all other matters relating to, awards, prescribe award agreements (which need not be identical for each participant), and the rules and regulations for the administration of the Plan, construe and interpret the Plan and award agreements, and correct defects, supply omissions or reconcile inconsistencies in them, and make all other decisions and determinations as the committee may deem necessary or advisable for the administration of our Plan.

Eligibility. The persons eligible to receive awards under our Incentive Compensation Plan are the officers, directors, employees, consultants and other persons who provide services to us. An employee on leave of absence may be considered as still in the employ of our company for purposes of eligibility for participation in our Plan.

Types of Awards. Our Incentive Compensation Plan will provide for the issuance of stock options, stock appreciation rights, or SARs, restricted stock, deferred stock, dividend equivalents, bonus stock and awards in lieu of cash compensation, other stock-based awards and performance awards. Performance awards may be based on the achievement of specified business or personal criteria or goals, as determined by the committee.

Shares Available for Awards; Annual Per-Person Limitations. The total number of shares of common stock that may be subject to the granting of awards under our Incentive Compensation Plan at any time during the term of the Plan will be equal to 900,000 shares. This limit will be increased by the number of shares with respect to which awards previously granted under our Plan that are forfeited, expire or otherwise terminate without issuance of shares, or that are settled for cash or otherwise do not result in the issuance of shares, and the number of shares that are tendered (either actually or by attestation) or withheld upon exercise of an award to pay the exercise price or any tax withholding requirements.

Our Incentive Compensation Plan imposes individual limitations on the amount of certain awards. Under these limitations, during any 12-month period, the number of options, stock appreciation rights, shares of restricted stock, shares of deferred stock, performance shares and other stock based-awards granted to any one participant under the Plan may not exceed 400,000 shares, subject to adjustment in certain circumstances. The maximum amount that may be paid out as performance units in any 12-month period is $2,000,000 multiplied by the number of full years in the performance period.

The committee is authorized to adjust the limitations described in the two preceding paragraphs. The committee is also authorized to adjust performance conditions and other terms of awards in response to these kinds of events or in response to changes in applicable laws, regulations or accounting principles.

Stock Options and Stock Appreciation Rights. The committee is authorized to grant stock options, including both incentive stock options, or ISOs, which can result in potentially favorable tax treatment to the participant, and non-qualified stock options, and stock appreciation rights entitling the participant to receive the amount by which the fair market value of a share of common stock on the date of exercise exceeds the grant price of the stock appreciation right. The exercise price per share subject to an option and the grant price of a stock appreciation rights are determined by the committee, but in the case of an ISO must not be less than the fair market value of a share of common stock on the date of grant. For purposes of our Incentive Compensation Plan, the term “fair market value” means the fair market value of common stock, awards or other property as determined by the committee or under procedures established by the committee. The maximum term of each option or stock appreciation right, the times at which each option or stock appreciation right will be exercisable, and provisions requiring forfeiture of unexercised options or stock appreciation rights at or following termination of employment generally are fixed by the committee, except that no option or stock appreciation right may have a term exceeding ten years.

Restricted and Deferred Stock. The committee is authorized to grant restricted stock and deferred stock. Restricted stock is a grant of shares of common stock which may not be sold or disposed of, and which may be forfeited in the event of certain terminations of employment, prior to the end of a restricted period specified by the committee. A participant granted restricted stock generally has all of the rights of a stockholder of our company, unless otherwise determined by the committee. An award of deferred stock confers upon a participant the right to receive shares of common stock at the end of a specified deferral period, subject to possible forfeiture of the award in the event of certain terminations of employment prior to the end of a specified restricted period. Prior to settlement, an award of deferred stock carries no voting or dividend rights or other rights associated with share ownership, although dividend equivalents may be granted, as discussed below.

Dividend Equivalents. The committee is authorized to grant dividend equivalents conferring on participants the right to receive, currently or on a deferred basis, cash, shares of common stock, other awards or other property equal in value to dividends paid on a specific number of shares of common stock or other periodic payments. Dividend equivalents may be granted alone or in connection with another award, may be paid currently or on a deferred basis and, if deferred, may be deemed to have been reinvested in additional shares of common stock, awards or otherwise as specified by the committee.

Bonus Stock and Awards in Lieu of Cash Obligations. The committee is authorized to grant shares of common stock as a bonus free of restrictions, or to grant shares of common stock or other awards in lieu of our obligations to pay cash under our Incentive Compensation Plan or other plans or compensatory arrangements, subject to such terms as the committee may specify.

Other Stock-Based Awards. The committee is authorized to grant awards that are denominated or payable in, valued by reference to, or otherwise based on or related to shares of common stock. The committee determines the terms and conditions of such awards.

Performance Awards. The committee is authorized to grant performance awards to participants on terms and conditions established by the committee. Performance awards may be settled by delivery of cash, shares or other property, or any combination thereof, as determined by the committee. Performance awards granted to persons whom the committee expects will, for the year in which a deduction arises, be “covered employees” (as defined below) will, if and to the extent intended by the committee, be subject to provisions that should qualify such awards as “performance-based compensation” not subject to the limitation on tax deductibility by us under Internal Revenue Code Section 162(m).

The committee may, in its discretion, determine that the amount payable as a performance award will be reduced from the amount of any potential award.

Other Terms of Awards. Awards may be settled in the form of cash, shares of common stock, other awards or other property, in the discretion of the committee. The committee may require or permit participants to defer the settlement of all or part of an award in accordance with such terms and conditions as the committee may establish, including payment or crediting of interest or dividend equivalents on deferred amounts, and the crediting of earnings, gains and losses based on deemed investment of deferred amounts in specified investment vehicles. The committee is authorized to place cash, shares of common stock or other property in trusts or make other arrangements to provide for payment of our obligations under our Incentive Compensation Plan.

Awards under our Incentive Compensation Plan are generally granted without a requirement that the participant pay consideration in the form of cash or property for the grant (as distinguished from the exercise), except to the extent required by law. The committee may, however, grant awards in exchange for other awards under our Plan, awards under other company plans or other rights to payment from us, and may grant awards in addition to and in tandem with such other awards, rights or other awards.

Acceleration of Vesting; Change in Control. The committee may, in its discretion, accelerate the exercisability, the lapsing of restrictions or the expiration of deferral or vesting periods of any award, and such accelerated exercisability, lapse, expiration and if so provided in the award agreement or otherwise determined by the committee, vesting will occur automatically in the case of a “change in control” of our company, as defined in our Incentive Compensation Plan (including the cash settlement of stock appreciation rights which may be exercisable in the event of a change in control). In addition, the committee may provide in an award agreement that the performance goals relating to any performance award will be deemed to have been met upon the occurrence of any “change in control.”

Amendment and Termination. The board of directors may amend, alter, suspend, discontinue or terminate our Incentive Compensation Plan or the committee’s authority to grant awards without further stockholder approval, except stockholder approval must be obtained for any amendment or alteration if such approval is required by law or regulation or under the rules of any stock exchange or quotation system on which shares of common stock are then listed or quoted. Thus, stockholder approval may not necessarily be required for every amendment to our Plan which might increase the cost of our Plan or alter the eligibility of persons to receive awards. Stockholder approval will not be deemed to be required under laws or regulations, such as those relating to ISOs, that condition favorable treatment of participants on such approval, although the board of directors may, in its discretion, seek stockholder approval in any circumstance in which it deems such approval advisable. Our Plan will terminate at the earliest of (a) such time as no shares of common stock remain available for issuance under our Plan, (b) termination of our Plan by the board of directors, or (c) the tenth anniversary of the effective date of the Plan. Awards outstanding upon expiration of our Plan will remain in effect until they have been exercised or terminated, or have expired.

PRINCIPAL STOCKHOLDERS

The table and accompanying footnotes set forth information as of July 20, 2006 with respect to the ownership of our common stock by:

•	each person or group who beneficially owns more than 5% of our common stock,

•	each of our directors,

•	our chief executive officer and other executive officers whose total compensation exceeded $100,000 during the year ended December 31, 2005, and

•	all of our directors and officers as a group.

Applicable percentage of ownership for each holder is based on 2,970,390 shares of common stock outstanding on July 20, 2006 and 6,465,971 shares of common stock outstanding following the closing of our concurrent public offering of 2,500,000 shares of common stock, in each case after giving effect to a proposed 1-for-10 reverse stock split of our outstanding shares of common stock prior to the closing of our concurrent public offering of 2,500,000 shares of common stock.

A person is deemed to be the beneficial owner of securities that can be acquired within 60 days from the exercise of stock options and warrants or the conversion of convertible securities. Accordingly, common stock issuable upon exercise of stock options and warrants that are currently exercisable or exercisable within 60 days after the date of this prospectus, and common stock issuable upon conversion of convertible promissory notes have been included in the table with respect to the beneficial ownership of the person owning the stock options, warrants and convertible promissory notes, but not with respect to any other persons.

Unless otherwise indicated, we believe that all persons named in the table above have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

		Percentage of Common Stock
Name and Address of Beneficial Owner (1)	Shares Beneficially Owned	Before the Offering	After the Offering

James D. Burchetta(2)	1,457,398	38.3%	14.7%

Charles S. Brofman(3)	1,807,634	47.5%	18.2%

Katherine A. Dering(4)	150,000	4.7%	1.6%

Richard G. Rosa(5)	330,000	10.0%	3.5%

Lawrence E. Dwyer, Jr.(6)	100,333	3.3%	1.1%

William M. Mooney, Jr.(7)	385,418	11.4%	4.1%

Alan M. Silberstein(8)	302,500	9.1%	3.2%

All directors and executive officers as a group (7 individuals)	4,533,283	79.5%	49.5%
____________________

(1)	The business address of each individual is Debt Resolve, Inc., 707 Westchester Avenue, Suite L7, White Plains, New York 10604.

(2)
Includes 22,497 shares of common stock issuable upon the conversion of 15% senior secured convertible promissory notes, 52,493 shares of common stock issuable upon the exercise of warrants and stock options to purchase 817,708 shares of common stock. Pursuant to our June 2006 private financing, Mr. Burchetta pledged the 650,000 shares of our common stock that he personally owns to secure the June 2006 private financing indebtedness. As the June 2006 private financing indebtedness is to be repaid or converted in shares of our common stock upon the close of our concurrent public offering of 2,500,000 shares of common stock, the stock pledge will be released at that time. See “Certain Relationships and Related Transactions - Stock Pledge.”

(3)
Includes 22,568 shares of common stock issuable upon the conversion of 15% senior secured convertible promissory notes, 52,658 shares of common stock issuable upon the exercise of warrants and stock options to purchase 732,408 shares of common stock. Also includes 800,000 shares held by Arisean Capital Ltd., a corporation controlled by Mr. Brofman. Pursuant to our June 2006 private financing, Mr. Brofman pledged the 1,000,000 shares of our common stock that he personally owns or controls to secure the June 2006 private financing indebtedness. As the June 2006 private financing indebtedness is to be repaid or converted in shares of our common stock upon the close of our concurrent public offering of 2,500,000 shares of common stock, the stock pledge will be released at that time. See “Certain Relationships and Related Transactions - Stock Pledge.”

(4)	Consists of options to purchase 150,000 shares of common stock.

(5)	Includes options to purchase 280,000 shares of common stock.

(6)	Includes stock options to purchase 18,333 shares of common stock.

(7)
Includes 3,795 shares of common stock issuable upon the conversion of 15% senior secured convertible promissory notes, 8,854 shares of common stock issuable upon the exercise of warrants and stock options to purchase 355,279 shares of common stock.

(8)	Includes stock options to purchase 300,000 shares of common stock.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

License Agreement with Co-Founders

On February 20, 2003, we entered into a license agreement with James D. Burchetta and Charles S. Brofman, the co-chairmen of our company, for the licensed usage of the intellectual property rights relating to U.S. Patent No. 6,330,551 issued by the U.S. Patent and Trademark Office on December 11, 2001 for “Computerized Dispute and Resolution System and Method” worldwide. This patent, which expires August 5, 2018, covers automated and online, double blind-bid systems that generate high-speed settlements by matching offers and demands in rounds. In June 2005, we amended and restated the license agreement in its entirety. The licensed usage is limited to the creation of software and other code enabling an automated system used solely for the settlement and collection of credit card receivables and other consumer debt and specifically excludes the settlement and collection of insurance claims, tax and other municipal fees of all types. The license usage also includes the creation, distribution and sale of software products or solutions for the same aim as above and with the same exclusions. In lieu of cash royalty fees, Messrs. Burchetta and Brofman have agreed to accept stock options for our common stock as follows:

•
on June 29, 2005, we granted to each of Messrs. Burchetta and Brofman a stock option for up to such number of shares of our common stock such that the stock option, when added to the number of shares of our common stock owned by each of Messrs. Burchetta and Brofman, and in combination with any shares owned by any of their respective immediate family members and affiliates, will equal 14.6% of the total number of our outstanding shares of common stock on a fully-diluted basis as of the closing of our concurrent public offering of 2,500,000 shares of common stock, assuming the exercise of such stock option,

•
if, and upon, our reaching (in combination with any subsidiaries and other sub-licensees) $10,000,000 in gross revenues derived from the licensed usage in any given fiscal year, we will grant each of Messrs. Burchetta and Brofman such additional number of stock options as will equal 1% of our total number of outstanding shares of common stock on a fully-diluted basis at such time,

•
if, and upon, our reaching (in combination with any subsidiaries and other sub-licensees) $15,000,000 in gross revenues derived from the licensed usage in any given fiscal year, we will grant each of Messrs. Burchetta and Brofman such additional number of stock options as will equal 1.5% of our total number of outstanding shares of common stock on a fully-diluted basis at such time, and

•
if, and upon, our reaching (in combination with any subsidiaries and other sub-licensees) $20,000,000 in gross revenues derived from the licensed usage in any given fiscal year, we will grant each of Messrs. Burchetta and Brofman such additional number of stock options as will equal 2% of our total number of outstanding shares of common stock on a fully-diluted basis at such time.

The stock options granted to Messrs. Burchetta and Brofman pursuant to the license agreement have an exercise price of $5.00 per share of common stock and are exercisable for ten years from the date of grant.

The term of the license agreement extends until the expiration of the last-to-expire patents licensed thereunder and is not terminable by Messrs. Burchetta or Brofman. The license agreement also provides that we will have the right to control the ability to enforce the patent rights licensed to us against infringers and defend against any third-party infringement actions brought with respect to the patent rights licensed to us subject, in the case of pleadings and settlements, to the reasonable consent of Messrs. Burchetta and Brofman. The terms of the license agreement, including the exercise price and number of stock options granted under the agreement, were negotiated in an arm’s length transaction between Messrs. Burchetta and Brofman, on the one hand, and our independent directors, on the other hand.

The license agreement may also present Messrs. Burchetta and Brofman with conflicts of interest, as described under “Risk Factors - Potential conflicts of interest exists with respect to the intellectual property rights that we license from our co-founders, and it is possible our interests and their interests may diverge.”

Loan from Directors

On November 30, 2005, we borrowed $100,000 from a director and an existing stockholder of ours, due in three months and with an annual interest rate of 10%. Of this amount, $50,000 was borrowed from William M. Mooney, Jr., one of our directors. $25,000 of this loan was repaid in March 2006 and $25,000 along with accrued interest was rolled into our June 2006 private financing.

In December 2005, we borrowed $300,000 from our two co-chairmen. These loans, which bore interest at an annual rate of 10%, were rolled into the June 2006 private financing.

Stock Pledge

On June 26, 2006, as additional collateral pursuant to our June 2006 private financing, James D. Burchetta and Charles S. Brofman, our co-chairmen, pledged the shares of our common stock that they personally own or control to secure the June 2006 private financing indebtedness. The stock pledge is a secondary, non-recourse liability which may be called upon only following the exhaustion of all legal remedies against us for collection of the indebtedness. As the June 2006 private financing indebtedness is to be repaid or converted in shares of our common stock upon the close of our concurrent public offering of 2,500,000 shares of common stock, the stock pledge will be released at that time.

Other than described above, there have been no transactions during the last two years, or proposed transactions, to which we were or will be a party, in which any director, executive officer, beneficial owner of more than 5% of our common stock or any member of the immediate family (including spouse, parents, children, siblings and in-laws) of any of these persons, had or is to have a direct or indirect material interest.

SELLING STOCKHOLDERS

An aggregate of up to 2,538,362 shares may be offered by certain stockholders who received 7% convertible promissory notes and warrants in connection with our private financings in April 2005 and in June/September 2005 and 15% senior secured convertible promissory notes and warrants in connection with our private financing in June 2006, as well as by Maxim Group LLC, which received warrants in connection with acting as the placement agent in our June/September 2005 private financing and as our co-placement agent in our June 2006 private financing, and by Capital Growth Financial, LLC, which received warrants in connection with acting as our co-placement agent in our June 2006 private financing. See “Prospectus Summary - Private Financings” and “Description of Securities - 7% Convertible Promissory Notes and Warrants” and “- 15% Senior Secured Convertible Promissory Notes and Warrants.” The share numbers in this section give effect to a proposed 1-for-10 reverse split of our outstanding shares of common stock prior to the closing of this offering.

Pursuant to our June 2006 private financing, on June 26, 2006, we received proceeds from a private placement of 15% senior secured convertible promissory notes and one 15% senior secured promissory note in the aggregate principal amount of $3,481,762, with 50% of the outstanding principal amount of the 15% senior secured convertible promissory notes convertible into 383,119 shares of our common stock. As part of the private placement, we issued to the investors warrants to purchase 1,160,598 shares of common stock.

The securities purchase agreement and other documents relating to the June 2006 private financing provide that simultaneously with the closing of an underwritten initial public offering of our common stock, 50% of the outstanding principal amount of the 15% senior secured convertible promissory notes will be converted into common stock, and the remaining balance of principal of and all accrued interest will be repaid in cash from the proceeds of the public offering. The number of shares of common stock issuable upon conversion of the 15% senior secured convertible promissory notes will be based on a conversion price equal to 70% of the public offering price. The 15% senior secured convertible promissory notes contain “weighted average” anti-dilution protection for pre-public offering financings of ours at less than the conversion price (to be applied retroactively at the time of the public offering) and also customary anti-dilution provisions to cover stock dividends, stock splits, combinations of shares and recapitalizations. The 15% promissory notes pay 15% annual interest, payable monthly unless the holder elects to have it paid at maturity, and are due and payable the earlier of the consummation of a public offering or October 31, 2006 (which date may be automatically extended until April 30, 2007 to match the maturity date of our presently outstanding 7% senior convertible promissory notes if the maturity date of those notes is extended past October 31, 2006). The 15% promissory notes rank senior to any current or future debt obligations of ours, except for our presently outstanding 7% senior convertible promissory notes, as long as they are outstanding. With each 15% promissory note, we issued to each investor warrants to purchase a number of shares of common stock equal to the principal face amount of the notes purchased divided by $3.00 (assuming a 1-for-10 reverse stock split of our outstanding shares). The warrants are exercisable at any time, commencing upon the earlier of the effectiveness of a registration statement covering the shares of common stock underlying the warrants or one year after the closing of the private financing, and from time to time for a period of three years, at an exercise price equal to $.01 per share (assuming a 1-for-10 reverse stock split of our outstanding shares). The warrants contain anti-dilution provisions consistent with those applicable to the conversion features of the 15% senior secured convertible promissory notes, but do not contain “weighted average” anti-dilution protection. The registration rights agreement provides that subject to customary underwriter’s cutbacks, the investors in the private financing would have the right to have the shares of common stock to be received by them upon conversion of the 15% senior secured convertible promissory notes and exercise of the warrants registered in connection with a public offering by us. It also provides for unlimited “piggyback” registration rights following a public offering.

Pursuant to our June/September 2005 private financing, on June 28, 2005, we received proceeds from a private placement of 7% senior convertible promissory notes in the aggregate principal amount of $1,250,000 and, on September 6, 2005, we received proceeds in the aggregate principal amount of $645,000. The notes and accrued interest are currently convertible into 395,990 shares of our common stock. As part of the private financing, we issued to the investors warrants to purchase currently 222,955 shares of our common stock.

The securities purchase agreement and other documents relating to the June/September 2005 private financing provide that simultaneously with the closing of an underwritten initial public offering of our common stock, 50% of the outstanding principal amount of and accrued interest on the 7% senior convertible promissory notes will be converted into common stock, and the remaining balance of principal of and accrued interest will be repaid in cash from the proceeds of the public offering. The number of shares of common stock issuable upon conversion of the 7% senior convertible promissory notes will be based on a conversion price equal to a 15% discount to the public offering price. If a public offering never occurs, the conversion price initially equaled $4.25 per share (assuming a 1-for-10 reverse stock split of our outstanding shares), which conversion price is now $2.67 as a result of anti-dilution adjustments. The 7% senior convertible promissory notes contain “weighted average” anti-dilution protection for pre-public offering financings of ours at less than the conversion price (to be applied retroactively at the time of the public offering or to the $4.25 per share conversion price if the pubic offering never occurs) and also customary anti-dilution provisions to cover stock dividends, stock splits, combinations of shares and recapitalizations. The 7% senior convertible promissory notes pay 7% annual interest and are due and payable the earlier of the consummation of a public offering or October 31, 2006. The 7% senior convertible promissory notes rank senior to any current or future debt obligations of ours as long as they are outstanding. With each 7% senior convertible promissory note, we issued to each investor warrants to purchase a number of shares of common stock equal to 50% of the number of shares of common stock that would be issuable if the note were converted at the date of the closing. The warrants are exercisable at any time, commencing upon the earlier of the effectiveness of a registration statement covering the shares of common stock underlying the warrants or one year after the closing of the private financing, and from time to time for a period of five years, at an exercise price that was equal to the lesser of a 15% discount to the public offering price or $4.25 per share (assuming a 1-for-10 reverse stock split of our outstanding shares), which exercise price is now $2.52 as a result of anti-dilution adjustments. The warrants contain anti-dilution provisions consistent with those applicable to the conversion features of the 7% senior convertible promissory notes and also contain “weighted average” anti-dilution protection during the term of the warrant for post-public offering financings at below the applicable exercise price. The registration rights agreement provides that subject to customary underwriter’s cutbacks, the investors in the private financing would have the right to have the shares of common stock to be received by them upon conversion of the 7% senior convertible promissory notes and exercise of the warrants registered in connection with a public offering by us. It also provides for unlimited “piggyback” registration rights following a public offering.

We had separately completed in April 2005 a private financing that also involved the issuance of 7% senior convertible promissory notes, in the aggregate principal amount of $800,000, and warrants to purchase common stock. The notes and warrants issued in the April 2005 private financing were substantially identical to those issued in the June/September 2005 private financing. The notes are currently convertible into 216,472 shares of our common stock. As part of the private financing, we issued to the investors warrants to purchase currently 94,120 shares of our common stock. The exercise price of the warrants is now $2.45 per share (assuming a 1-for-10 reverse stock split of our outstanding shares) as a result of anti-dilution adjustments.

Maxim Group LLC, the underwriter of our concurrent public offering of 2,500,000 shares of common stock, acted as the placement agent in the June/September 2005 private financing and received placement fees of $142,800 and non-accountable expenses of $53,550. In addition, Maxim Group LLC received a warrant to purchase up to 33,600 shares of our common stock. Capital Growth Financial, LLC and Maxim Group LLC, the underwriter of our concurrent public offering of 2,500,000 shares of common stock, acted as the placement agents in the June 2006 private financing and received placement fees of $256,675 and non-accountable expenses of $54,143. In addition, Capital Growth Financial, LLC and Maxim Group LLC received, in the aggregate, warrants to purchase up to 31,508 shares of our common stock at an exercise price of $3.33 per share (assuming a 1-for-10 reverse stock split of our outstanding shares).

The table below sets forth:

•	the name of the selling stockholders,

•	the number of shares of common stock beneficially owned by the selling stockholders as of July 20, 2006,

•	the maximum number of shares of common stock that may be offered for the account of the selling stockholders under this prospectus, and

•
the number of shares of common stock that would be owned by the selling stockholders after completion of the offering, assuming a sale of all of the common stock that may be offered by this prospectus (assuming a sale of all of the common stock that may be offered by this prospectus, each of the selling stockholders beneficially owning shares after the offering would own less than 1% of outstanding shares).

Certain holders of our short-term notes and shareholder notes agreed to apply the principal balance and accrued interest through June 26, 2006 of their existing notes into the June 2006 private financing. A total of $977,012 in the June 2006 private financing consisted of such transactions. These investors included James D. Burchetta and Charles S. Brofman, our co-chairmen, William M. Mooney, Jr., a director, Michael Harris, a former officer and director of our company, an affiliate of Capital Growth Financial, LLC, one of our placement agents in our June 2006 private financing, and an employee of Maxim Group LLC, one of our placement agents in our June 2006 private financing and the underwriter of our concurrent public offering of 2,500,000 shares of common stock. No material relationships exist between any of the selling stockholders and us nor have any such material relationships existed within the past three years, except as described above. With the exception of Capital Growth Financial, LLC and Maxim Group LLC, which are members of the National Association of Securities Dealers, Inc., and their affiliates, none of the selling stockholders are members of the National Association of Securities Dealers, Inc. or affiliates of such members.

Beneficial ownership is determined under the rules of the SEC. The number of shares beneficially owned by a person includes shares of common stock underlying warrants, stock options and other derivative securities to acquire our common stock held by that person that are currently exercisable or convertible within 60 days after July 20, 2006. The shares issuable under these securities are treated as outstanding for computing the percentage ownership of the person holding these securities, but are not treated as outstanding for the purposes of computing the percentage ownership of any other person.

Selling Stockholder	Number of Shares Beneficially Owned	Maximum Number to be Sold	Number of Shares Beneficially Owned after the Offering

Frederick Ayre (1)	47,620	47,620	0

Donald Asher Family Trust (2)	33,877	33,877	0

Dr. Stephen Berkowitz (3)	8,470	8,470	0

Betsey Boruchoff (4)	40,749	40,749	0

Charles S. Brofman (5)	1,807,634	75,226	1,732,408

James D. Burchetta (6)	1,457,398	74,990	1,382,408

CAMOFI Master LDC (7)	266,667	266,667	0

Capital Growth Equity Fund I, LLC (8)	53,373	53,373	0

Capital Growth Financial, LLC (9)	22,864	22,864	0

Edward Cohen (10)	31,975	31,975	0

Sam D’Amato, IRA CVC-059978 (11)	23,810	23,810	0

Jeffrey & Stephanie Platzman-Diamant (12)	4,763	4,763	0

John A. Dorman (13)	48,824	38,824	10,000

Selling Stockholder	Number of Shares Beneficially Owned	Maximum Number to be Sold	Number of Shares Beneficially Owned after the Offering

Steven Etra (14)	47,620	47,620	0

Seth Farbman (15)	13,315	13,315	0

Michael Geltzeiler (16)	52,747	52,747	0

Generation Capital Associates (17)	16,939	16,939	0

Lawrence Greene (18)	8,470	8,470	0

Kenneth Greif (19)	8,470	8,470	0

Jeffrey A. Grossman (20)	52,654	52,654	0

Grossman Family Trust (21)	31,975	31,975	0

Rudy Guerrino (22)	38,824	38,824	0

Michael Harris (23)	258,180	24,180	234,000

High Capital Funding LLC (24)	16,939	16,939	0

Adam Hutt & Didi Hutt (25)	8,470	8,470	0

Stephen J. Jesmok, III (26)	95,239	95,239	0

George Karfunkel (27)	79,937	79,937	0

Reed S. Kean (28)	50,000	50,000	0

Richard A. Krim (29)	26,667	26,667	0

Scott Krim (30)	13,334	13,334	0

Family Trust under Natalie L. Kuhr Revocable Trust (31)	24,882	24,882	0

Liebler Investments Ltd (32)	16,730	16,730	0

Massabni Family Trust (33)	16,939	16,939	0

Maxim Group LLC (34)	42,244	42,244	0

William M. Mooney, Jr. (35)	385,418	12,649	372,769

Ronald Nash (36)	95,925	95,925	0

Gilad Ottensoser (37)	8,470	8,470	0

Leon Racanati (38)	79,937	79,937	0

Michael Rapoport (39)	15,988	15,988	0

Mauro C. Romita (40)	48,824	38,824	10,000

Michael Romita (41)	48,824	38,824	10,000

Dr. Mauro C. Romita (42)	38,824	38,824	0

Robert Rosenberg (43)	15,988	15,988	0

John Saraceno (44)	64,462	64,462	0

Mark Saraceno (45)	23,810	23,810	0

Selling Stockholder	Number of Shares Beneficially Owned	Maximum Number to be Sold	Number of Shares Beneficially Owned after the Offering

Richard Schultz, IRA CVC-093254 (46)	23,810	23,810	0

Andrew Scott (47)	52,747	52,747	0

Gerald and Seena Sperling, JTTEN (48)	47,620	47,620	0

Murray Stark (49)	48,824	38,824	10,000

Shai Z. Stern (50)	13,315	13,315	0

The Jay Goldman Master LP (51)	142,858	142,858	0

The Runnels Family Trust DTD 1-11-2000 (52)	52,708	52,708	0

William F. Thompson (53)	47,620	47,620	0

TW 8701 Opportunity Fund II (54)	119,049	119,049	0

Vintage Filings LLC (55)	23,982	23,982	0

Stephen M. Watters (56)	7,995	7,995	0

Robert Weisz (57)	77,648	77,648	0

Donald E. Wray (58)	23,810	23,810	0

Veronica Bixuan Wu (59)	5,953	5,953	0

Dr. Jay Youngerman (60)	16,939	16,939	0
TOTAL		2,538,362

(1)
The shares registered in this prospectus on behalf of Frederick Ayre consist of 14,286 shares of common stock issuable upon conversion of convertible promissory notes and 33,334 shares of common stock issuable upon exercise of warrants.

(2)
The shares registered in this prospectus on behalf of the Donald Asher Family Trust consist of 22,112 shares of common stock issuable upon conversion of convertible promissory notes and 11,765 shares of common stock issuable upon exercise of warrants. Donald Asher is the trustee of the Donald Asher Family Trust and has sole voting and disposition power of the shares owned by the trust.

(3)
The shares registered in this prospectus on behalf of Dr. Stephen Berkowitz consist of 5,528 shares of common stock issuable upon conversion of convertible promissory notes and 2,942 shares of common stock issuable upon exercise of warrants.

(4)
The shares registered in this prospectus on behalf of Betsey Boruchoff consist of 18,199 shares of common stock issuable upon conversion of convertible promissory notes and 22,550 shares of common stock issuable upon exercise of warrants.

(5)
The shares registered in this prospectus on behalf of Charles S. Brofman consist of 22,568 shares of common stock issuable upon conversion of convertible promissory notes and 52,658 shares of common stock issuable upon exercise of warrants. Charles S. Brofman is our Co-Chairman.

(6)
The shares registered in this prospectus on behalf of James D. Burchetta consist of 22,497 shares of common stock issuable upon conversion of convertible promissory notes and 52,493 shares of common stock issuable upon exercise of warrants. James D. Burchetta is our Co-Chairman, President and Chief Executive Officer.

(7)
The shares registered in this prospectus on behalf of CAMOFI Master LDC consist of 266,667 shares of common stock issuable upon exercise of warrants. Richard Smithline is the Director of CAMOFI Master LDC and has voting and disposition powers of the shares owned by CAMOFI Master LDC.

(8)
The shares registered in this prospectus on behalf of Capital Growth Equity Fund I, LLC consist of 16,012 shares of common stock issuable upon conversion of convertible promissory notes and 37,361shares of common stock issuable upon exercise of warrants. Michael Jacobs and Alan Jacobs are both Managing Members of Capital Growth Equity Fund I, LLC and each, independently of the other, has voting and disposition powers of the shares owned by Capital Growth Equity Fund I, LLC. Capital Growth Equity Fund I, LLC is an affiliate of Capital Growth Financial, LLC.

(9)
The shares registered in this prospectus on behalf of Capital Growth Financial, LLC consist of shares of common stock issuable upon exercise of warrants issued to Capital Growth Financial, LLC for acting as the placement agent in our June 2006 private financing. Michael Jacobs is the President and Alan Jacobs is the Chairman and Chief Executive Officer of Capital Growth Financial, LLC and each, independently of the other, has voting and disposition powers of the shares owned by the Capital Growth Financial, LLC. Capital Growth Financial, LLC is a member of the National Association of Securities Dealers, Inc.

(10)
The shares registered in this prospectus on behalf of Edward Cohen consist of 20,210 shares of common stock issuable upon conversion of convertible promissory notes and 11,765 shares of common stock issuable upon exercise of warrants.

(11)
The shares registered in this prospectus on behalf of Sam D’Amato, IRA CVC-059978 consist of 7,143 shares of common stock issuable upon conversion of convertible promissory notes and 16,667 shares of common stock issuable upon exercise of warrants.

(12)
The shares registered in this prospectus on behalf of Jeffrey Diamant & Stephanie Platzman-Diamant consist of 1,429 shares of common stock issuable upon conversion of convertible promissory notes and 3,334 shares of common stock issuable upon exercise of warrants.

(13)
The shares registered in this prospectus on behalf of John A. Dorman consist of 27,059 shares of common stock issuable upon conversion of convertible promissory notes and 11,765 shares of common stock issuable upon exercise of warrants.

(14)
The shares registered in this prospectus on behalf of Steven Etra consist of 14,286 shares of common stock issuable upon conversion of convertible promissory notes and 33,334 shares of common stock issuable upon exercise of warrants.

(15)
The shares registered in this prospectus on behalf of Seth Farbman consist of 3,995 shares of common stock issuable upon conversion of convertible promissory notes and 9,320 shares of common stock issuable upon exercise of warrants.

(16)
The shares registered in this prospectus on behalf of Michael Geltzeiler consist of 15,824 shares of common stock issuable upon conversion of convertible promissory notes and 36,923 shares of common stock issuable upon exercise of warrants.

(17)
The shares registered in this prospectus on behalf of Generation Capital Associates consist of 11,056 shares of common stock issuable upon conversion of convertible promissory notes and 5,883 shares of common stock issuable upon exercise of warrants. David Rapoport is the General Counsel of Generation Capital Associates and has sole voting and investment power over the shares owned by Generation Capital Associates.

(18)
The shares registered in this prospectus on behalf of Lawrence Greene consist of 5,528 shares of common stock issuable upon conversion of convertible promissory notes and 2,942 shares of common stock issuable upon exercise of warrants.

(19)
The shares registered in this prospectus on behalf of Kenneth Greif consist of 5,528 shares of common stock issuable upon conversion of convertible promissory notes and 2,942 shares of common stock issuable upon exercise of warrants.

(20)
The shares registered in this prospectus on behalf of Jeffrey A. Grossman consist of 21,771 shares of common stock issuable upon conversion of convertible promissory notes and 30,883 shares of common stock issuable upon exercise of warrants.

(21)
The shares registered in this prospectus on behalf of the Grossman Family Trust consist of 20,210 shares of common stock issuable upon conversion of convertible promissory notes and 11,765 shares of common stock issuable upon exercise of warrants. Raphael Grossman is the trustee of the Grossman Family Trust and has sole voting and disposition power of the shares owned by the trust.

(22)
The shares registered in this prospectus on behalf of Rudy Guerrino consist of 27,059 shares of common stock issuable upon conversion of convertible promissory notes and 11,765 shares of common stock issuable upon exercise of warrants.

(23)
The shares registered in this prospectus on behalf of Michael Harris consist of 7,254 shares of common stock issuable upon conversion of convertible promissory notes and 16,926 shares of common stock issuable upon exercise of warrants.

(24)
The shares registered in this prospectus on behalf of High Capital Funding LLC consist of 11,056 shares of common stock issuable upon conversion of convertible promissory notes and 5,883 shares of common stock issuable upon exercise of warrants. Frank Hart is the President of High Capital Funding LLC and has sole voting and investment power over the shares owned by High Capital Funding LLC.

(25)
The shares registered in this prospectus on behalf of Adam Hutt & Didi Hutt consist of 5,528 shares of common stock issuable upon conversion of convertible promissory notes and 2,942 shares of common stock issuable upon exercise of warrants.

(26)
The shares registered in this prospectus on behalf of Stephen J. Jesmok, III consist of 28,572 shares of common stock issuable upon conversion of convertible promissory notes and 66,667 shares of common stock issuable upon exercise of warrants.

(27)
The shares registered in this prospectus on behalf of George Karfunkel consist of 50,525 shares of common stock issuable upon conversion of convertible promissory notes and 29,412 shares of common stock issuable upon exercise of warrants.

(28)
The shares registered in this prospectus on behalf of Reed S. Kean consist of 15,000 shares of common stock issuable upon conversion of convertible promissory notes and 35,000 shares of common stock issuable upon exercise of warrants.

(29)
The shares registered in this prospectus on behalf of Richard A. Krim consist of 8,000 shares of common stock issuable upon conversion of convertible promissory notes and 18,667 shares of common stock issuable upon exercise of warrants.

(30)
The shares registered in this prospectus on behalf of Scott A. Krim consist of 4,000 shares of common stock issuable upon conversion of convertible promissory notes and 9,334 shares of common stock issuable upon exercise of warrants.

(31)
The shares registered in this prospectus on behalf of the Family Trust under Natalie L. Kuhr Revocable Trust consist of 7,465 shares of common stock issuable upon conversion of convertible promissory notes and 17,417 shares of common stock issuable upon exercise of warrants. Adam Kuhr and Lisa Lubchansky are the trustees of the Family Trust under Natalie L. Kuhr Revocable Trust and have joint voting and disposition power of the shares owned by the trust.

(32)
The shares registered in this prospectus on behalf of Liebler Investments Ltd. consist of 10,847 shares of common stock issuable upon conversion of convertible promissory notes and 5,883 shares of common stock issuable upon exercise of warrants. Gary Liebler is the Director of Liebler Investments Ltd. and has sole voting and investment power over the shares owned by Liebler Investments Ltd.

(33)
The shares registered in this prospectus on behalf of the Massabni Family Trust consist of 11,056 shares of common stock issuable upon conversion of convertible promissory notes and 5,883 shares of common stock issuable upon exercise of warrants. Edgar Massabni is the trustee of the Massabni Family Trust and has sole voting and disposition power of the shares owned by the trust.

(34)
The shares registered in this prospectus represent shares of common stock issuable upon the exercise of warrants issued to Maxim Group LLC for acting as the placement agent in our June/September 2005 and June 2006 private financings. James Orazio is the President of Maxim Group LLC and has sole voting and investment power over the shares owned by Maxim Group LLC. Maxim Group LLC is also acting as the underwriter of our concurrent offering described below in “Concurrent Offering.” Maxim Group LLC is a member of the National Association of Securities Dealers, Inc.

(35)
The shares registered in this prospectus on behalf of William M. Mooney, Jr. consist of 3,795 shares of common stock issuable upon conversion of convertible promissory notes and 8,854 shares of common stock issuable upon exercise of warrants. William M. Mooney, Jr. is a director of our company.

(36)
The shares registered in this prospectus on behalf of Ronald Nash consist of 60,630 shares of common stock issuable upon conversion of convertible promissory notes and 35,295 shares of common stock issuable upon exercise of warrants.

(37)
The shares registered in this prospectus on behalf of Gilad Ottensoser consist of 5,528 shares of common stock issuable upon conversion of convertible promissory notes and 2,942 shares of common stock issuable upon exercise of warrants.

(38)
The shares registered in this prospectus on behalf of Leon Racanati consist of 50,525 shares of common stock issuable upon conversion of convertible promissory notes and 29,412 shares of common stock issuable upon exercise of warrants.

(39)
The shares registered in this prospectus on behalf of Michael Rapoport consist of 10,105 shares of common stock issuable upon conversion of convertible promissory notes and 5,883 shares of common stock issuable upon exercise of warrants.

(40)
The shares registered in this prospectus on behalf of Mauro C. Romita consist of 27,059 shares of common stock issuable upon conversion of convertible promissory notes and 11,765 shares of common stock issuable upon exercise of warrants.

(41)
The shares registered in this prospectus on behalf of Michael Romita consist of 27,059 shares of common stock issuable upon conversion of convertible promissory notes and 11,765 shares of common stock issuable upon exercise of warrants.

(42)
The shares registered in this prospectus on behalf of Dr. Mauro Romita consist of 27,059 shares of common stock issuable upon conversion of convertible promissory notes and 11,765 shares of common stock issuable upon exercise of warrants.

(43)
The shares registered in this prospectus on behalf of Robert Rosenberg consist of 10,105 shares of common stock issuable upon conversion of convertible promissory notes and 5,883 shares of common stock issuable upon exercise of warrants.

(44)
The shares registered in this prospectus on behalf of John Saraceno consist of 33,677shares of common stock issuable upon conversion of convertible promissory notes and 30,785 shares of common stock issuable upon exercise of warrants.

(45)
The shares registered in this prospectus on behalf of Mark Saraceno consist of 7,143 shares of common stock issuable upon conversion of convertible promissory notes and 16,667 shares of common stock issuable upon exercise of warrants.

(46)
The shares registered in this prospectus on behalf of Richard Schultz, IRA CVC-093254 consist of 7,143 shares of common stock issuable upon conversion of convertible promissory notes and 16,667 shares of common stock issuable upon exercise of warrants.

(47)
The shares registered in this prospectus on behalf of Andrew Scott consist of 15,824 shares of common stock issuable upon conversion of convertible promissory notes and 36,923 shares of common stock issuable upon exercise of warrants. Andrew Scott is an employee of Maxim Group LLC, the underwriter of our concurrent offering described below in “Concurrent Offering.”

(48)
The shares registered in this prospectus on behalf of Gerald and Seena Sperling, JTTEN consist of 14,286 shares of common stock issuable upon conversion of convertible promissory notes and 33,334 shares of common stock issuable upon exercise of warrants. Gerald Sperling and Seena Sperling have joint voting and disposition powers of the shares owned by Gerald and Seena Sperling, JTTEN.

(49)
The shares registered in this prospectus on behalf of Murray Stark consist of 27,059 shares of common stock issuable upon conversion of convertible promissory notes and 11,765 shares of common stock issuable upon exercise of warrants.

(50)
The shares registered in this prospectus on behalf of Shai Z. Stern consist of 3,995 shares of common stock issuable upon conversion of convertible promissory notes and 9,320 shares of common stock issuable upon exercise of warrants.

(51)
The shares registered in this prospectus on behalf of The Jay Goldman Master LP consist of 42,858 shares of common stock issuable upon conversion of convertible promissory notes and 100,000 shares of common stock issuable upon exercise of warrants. Jay Goldman is a Managing Member of The Jay Goldman Master LP and has sole voting and investment power over the shares owned by The Jay Goldman Master LP.

(52)
The shares registered in this prospectus on behalf of The Runnels Family Trust DTD 1-11-2000 consist of 15,813 shares of common stock issuable upon conversion of convertible promissory notes and 36,895 shares of common stock issuable upon exercise of warrants. G. Tyler Runnels and Jasmine Niklas Runnels are the trustees of The Runnels Family Trust DTD 1-11-2000 and each, independently of the other, has voting and disposition power of the shares owned by the trust.

(53)
The shares registered in this prospectus on behalf of William F. Thompson consist of 14,286 shares of common stock issuable upon conversion of convertible promissory notes and 33,334 shares of common stock issuable upon exercise of warrants.

(54)
The shares registered in this prospectus on behalf of TW 8701 Opportunity Fund II consist of 35,715 shares of common stock issuable upon conversion of convertible promissory notes and 83,334 shares of common stock issuable upon exercise of warrants. Robert Spiegel is the General Partner of TW 8701 Opportunity Fund II and has sole voting and investment power over the shares owned by TW 8701 Opportunity Fund II.

(55)
The shares registered in this prospectus on behalf of Vintage Filings LLC consist of 15,158 shares of common stock issuable upon conversion of convertible promissory notes and 8,824 shares of common stock issuable upon exercise of warrants. Seth Farbman is the President of Vintage Filings LLC and has sole voting and investment power over the shares owned by Vintage Filings LLC.

(56)
The shares registered in this prospectus on behalf of Stephen M. Watters consist of 5,053 shares of common stock issuable upon conversion of convertible promissory notes and 2,942 shares of common stock issuable upon exercise of warrants.

(57)
The shares registered in this prospectus on behalf of Robert Weisz consist of 54,118 shares of common stock issuable upon conversion of convertible promissory notes and 23,530 shares of common stock issuable upon exercise of warrants.

(58)
The shares registered in this prospectus on behalf of Donald Wray consist of 7,143 shares of common stock issuable upon conversion of convertible promissory notes and 16,667 shares of common stock issuable upon exercise of warrants.

(59)
The shares registered in this prospectus on behalf of Veronica Bixuan Wu consist of 1,768 shares of common stock issuable upon conversion of convertible promissory notes and 4,167 shares of common stock issuable upon exercise of warrants.

(60)
The shares registered in this prospectus on behalf of Dr. Jay Youngerman consist of 11,056 shares of common stock issuable upon conversion of convertible promissory notes and 5,883 shares of common stock issuable upon exercise of warrants.

PLAN OF DISTRIBUTION

The sale of shares of common stock underlying the private financings convertible promissory notes and warrants by the selling stockholders or their respective heirs, successors, asigns, donees or other successors-in-interest may be effected from time to time in transactions (which may include block transactions by or for the account of the selling stockholders or such persons) on the American Stock Exchange, the over-the-counter market or wherever the shares are then traded or quoted, including ordinary brokers’ transactions, in privately negotiated transactions or through sales to one or more dealers for resale of such securities as principals. Sales may be made at fixed prices which may be changed, at market prices prevailing at the time of sale, or at negotiated prices.

Selling stockholders or such persons may effect such transactions by selling their shares underlying private financings notes and warrants directly to purchasers, through broker-dealers acting as agents for the selling stockholders or to broker-dealers who may purchase such shares as principals and thereafter sell the shares underlying private financings notes and warrants from time to time on the American Stock Exchange, the over-the-counter market or wherever the shares are then traded or quoted, in negotiated transactions or otherwise in any single transaction or series of related transactions permitted by law, rule or regulation. Such broker-dealers, if any, may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers for whom such broker-dealers may act as agents or to whom they may sell as principals or otherwise (which compensation as to a particular broker-dealer may exceed customary commissions).

We are required to pay all fees and expenses incident to the registration of the shares registered hereunder. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act of 1933, as amended. To the extent required, we will amend or supplement this prospectus to disclose material arrangements regarding the plan of distribution. To comply with the securities laws of certain jurisdictions, registered or licensed brokers or dealers may need to offer or sell the shares offered by this prospectus. The applicable rules and regulations under the Securities Exchnage Act of 1934, as amended, may limit any person engaged in a distribution of the shares of common stock covered by this prospectus in its ability to engage in market activities with respect to such shares. The selling stockholders, for example, will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations under it, which provisions may limit the timing of purchases and sales of any shares of common stock by the selling stockholders.

The selling stockholders and broker-dealers, if any, acting in connection with such sales might be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act.

CONCURRENT OFFERING

On the date of this prospectus, a registration statement was declared effective under the Securities Act with respect to an underwritten initial public offering of 2,500,000 shares of common stock. Sales of the common stock underlying the private financings convertible promissory notes and warrants by the selling stockholders after such dates, or the potential of such sales, could have an adverse effect on the market price of the common stock.

DESCRIPTION OF SECURITIES

Our certificate of incorporation authorizes us to issue 50,000,000 shares of common stock, par value $.001 per share, and 10,000,000 shares of preferred stock, par value $.001 per share. As of the date of this prospectus, 2,970,390 shares of common stock are outstanding, assuming a proposed 1-for-10 reverse stock split of our outstanding shares of common stock, held by approximately 80 record holders, and no shares of preferred stock are outstanding. In addition, $2,681,762 in principal amount of 15% senior secured convertible promissory notes are outstanding, held by 31 holders, a portion of which will automatically convert into 383,119 shares of common stock upon the closing of our concurrent public offering of 2,500,000 shares of common stock and $2,695,000 in principal amount of 7% convertible promissory notes are outstanding, held by 30 holders, a portion of which will automatically convert into 995,581 shares of common stock upon the closing of our concurrent public offering of 2,500,000 shares of common stock.

Common Stock

Each share of common stock has one vote. Except as otherwise provided by law or by the resolution or resolutions adopted by our board of directors designating the rights, powers and preferences of any series of preferred stock, the common stock has the exclusive right to vote for the election of directors and for all other purposes, and holders of preferred stock will not be entitled to receive notice of any meeting of stockholders at which they are not entitled to vote. The holders of our common stock are entitled to any dividends as may be declared by our board of directors out of legally available funds. Our board of directors does not intend to declare any cash or other dividends in the foreseeable future, but intends instead to retain earnings, if any, for use in our business operations.

Provisions of our certificate of incorporation and by-laws make it more difficult for a third party to acquire us, even if doing so would be beneficial to our stockholders. For example, we have authorized preferred stock that is undesignated, making it possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of our company. In addition, advanced notice is required prior to stockholder proposals. Delaware law also could make it more difficult for a third party to acquire us. Specifically, Section 203 of the Delaware General Corporation Law may have an anti-takeover effect with respect to transactions not approved in advance by our board of directors, including discouraging attempts that might result in a premium over the market price for the shares of common stock held by our stockholders.

Preferred Stock

Our certificate of incorporation authorizes the issuance of “blank check” preferred stock with designations, rights and preferences as may be determined from time to time by our board of directors. No shares of preferred stock are being issued or registered in this offering or our concurrent public offering of 2,500,000 shares of common stock. Accordingly, our board of directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights that could adversely affect the voting power or other rights of the holders of common stock. We may issue some or all of the preferred stock to effect a business combination. In addition, the preferred stock could be utilized as a method of discouraging, delaying or preventing a change in control of our company. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future.

7% Convertible Promissory Notes and Warrants

At the closing of our concurrent public offering of 2,500,000 shares of common stock, we will repay or convert into shares of common stock all of our outstanding 7% convertible promissory notes. The important terms of our 7% convertible promissory notes and warrants are set forth below.

Conversion. The principal amount and accrued interest under our 7% convertible promissory notes are convertible into shares of our common stock:

•	at any time at the option of the holder, and

•
automatically, contemporaneously with the closing of our concurrent public offering of 2,500,000 shares of common stock, 115% of the principal under the notes from our April 2005 private financing and 50% of the principal and accrued interest under the notes from our June/September 2005 private financing will be converted into shares of common stock, and the remaining accrued interest under the notes from our April 2005 private financing and 50% of the principal and accrued interest under the notes from our June/September 2005 private financing will be repaid to the holders from the proceeds of our concurrent public offering of 2,500,000 shares of common stock.

The conversion price of the notes is $4.25, in the case of a conversion at the option of the holder, and, in the case of an automatic conversion, 85% of the price per share of the common stock in our concurrent public offering of 2,500,000 shares of common stock. The conversion price is subject to adjustment in the event of specified dilutive or accretive events, such as stock splits and stock combinations. In the case of the notes from our June/September 2005 private financing, the conversion price is subject to further adjustment if, while the notes are outstanding, we issue any shares of our common stock or securities convertible or exercisable into our common stock (subject to customary exceptions for exchanges of securities, equity incentive plans and acquisition transactions) at a price per share less than the conversion price, in which case the conversion price will be adjusted on a weighted-average basis, which takes into account both the lower price and the number of shares issued or issuable at the lower price. As a result of this, the conversion price of the notes from our June/September 2005 private financing has been adjusted to $2.67.

Maturity. The principal amount and accrued interest under the notes are payable by us upon the earlier to occur of:

•	the closing of our concurrent public offering of 2,500,000 shares of common stock, or

•	October 31, 2006.

Interest. The notes will receive interest at a cumulative annual rate of 7%, payable on the maturity date.

Liquidation. In the event of any liquidation, dissolution or winding up of our company, either voluntary or involuntary, the holders of the notes will receive, in preference to any distribution of any of our assets to the holders of any of our other debt or equity securities, an amount equal to the unpaid and unconverted principal face amount of their notes and any accrued and unpaid interest on the notes. The holders will be paid in preference to any of our unsecured creditors and will be paid pro rata in proportion to the principal amount of notes held by the holders if the available assets are not sufficient to repay the notes.

Warrants. Each investor in our April 2005 private financing was issued, for no additional consideration, three-year warrants, and in our June/September 2005 private financings was issued, for no additional consideration, five-year warrants to purchase that number of shares of our common stock as is equal to 50% of the number of shares of common stock into which the notes held by such holder is initially convertible. The warrants are exercisable commencing upon the earlier of:

•	the date of effectiveness of a registration statement under the Securities Act of 1933 covering the shares of common stock underlying the warrants, or

•	the first anniversary of the date of issuance.

The warrants have an exercise price per share equal to the conversion price of the notes, subject to adjustment in the event of specified dilutive or accretive events, such as stock splits or stock combinations. The exercise price is subject to further adjustment if, while the warrants are outstanding, we issue any shares of our common stock or securities convertible or exercisable into our common stock (subject to customary exceptions for exchanges of securities, equity incentive plans and acquisition transactions) at a price per share less than the exercise price, the exercise price will be adjusted on a weighted-average basis, which takes into account both the lower price and the number of shares issued or issuable at the lower price. As a result of this, the exercise price of the warrants issued in the April 2005 private financing has been adjusted to $2.45 and the exercise price of the warrants issued in the June/September 2005 private financing has been adjusted to $2.52.

Cashless Exercise. If at any time after one year from the date of issuance of the warrants there is no effective registration statement on file with the SEC registering, or no current prospectus available for, the resale of the shares of our common stock issuable upon exercise of the warrants, then the warrants may be exercised at such time by means of a “cashless exercise.”

Registration Rights. The registration statement of which this prospectus forms a part also registers up to 963,137 shares of our common stock issuable upon conversion of the convertible promissory notes and exercise of the warrants purchased from us in private financings in April 2005 and in June/September 2005 as well as issuable upon the exercise of warrants issued to Maxim Group LLC in connection with acting as the placement agent in our June/September 2005 private financing.

Lock-Up Agreements. In connection with the private financings, all of the investors entered into “lock-up agreements” with us that prohibit those investors from, directly or indirectly, offering, selling, pledging or otherwise transferring or disposing of any of the shares of our common stock underlying the notes and warrants for a period of six months following the effective date of this registration statement.

15% Senior Secured Convertible Promissory Notes and Warrants

At the closing of our concurrent public offering of 2,500,000 shares of common stock, we will repay or convert into shares of common stock all of our outstanding 15% senior secured convertible promissory notes, except for the note in the principal amount of $800,000 designated the 15% senior secured promissory note that is held by one holder, which is not convertible and will be repaid in full at the closing of our concurrent public offering of 2,500,000 shares of common stock. The important terms of our 15% senior secured convertible promissory notes and warrants are set forth below.

Conversion. 50% of the principal amount under the notes is convertible into shares of our common stock automatically, contemporaneously with the closing of our concurrent public offering of 2,500,000 shares of common stock, and the remaining 50% of the principal and accrued interest will be repaid to the holders from the proceeds of our concurrent public offering of 2,500,000 shares of common stock. The holder of the 15% senior secured promissory note in the principal amount of $800,000 did not receive the right of conversion and that note will be repaid in full at the closing of the offering.

The conversion price of the notes is 70% of the price per share of the common stock in our concurrent public offering of 2,500,000 shares of common stock. The conversion price is subject to adjustment in the event of specified dilutive or accretive events, such as stock splits and stock combinations. The conversion price is subject to further adjustment if, while the notes are outstanding, we issue any shares of our common stock or securities convertible or exercisable into our common stock (subject to customary exceptions for exchanges of securities, equity incentive plans and acquisition transactions) at a price per share less than the conversion price, in which case the conversion price will be adjusted on a weighted-average basis, which takes into account both the lower price and the number of shares issued or issuable at the lower price.

Maturity. The principal amount and accrued interest under the notes are payable by us upon the earlier to occur of:

•	the closing of our concurrent public offering of 2,500,000 shares of common stock, or

•	October 31, 2006.

Interest. The notes will receive interest at a cumulative annual rate of 15%, payable monthly or, on the lection of the note holder, on the maturity date.

Liquidation. In the event of any liquidation, dissolution or winding up of our company, either voluntary or involuntary, the holders of the notes will receive, in preference to any distribution of any of our assets to the holders of any of our other debt or equity securities, other than the holders of the 7% convertible promissory notes in the principal amount of $2,695,000, an amount equal to the unpaid and unconverted principal face amount of their notes and any accrued and unpaid interest on the notes. The holders will be paid in preference to any of our unsecured creditors and will be paid pro rata in proportion to the principal amount of notes held by the holders if the available assets are not sufficient to repay the notes.

Collateral. The notes are collateralized with a first lien on all of our assets, as well as those of any of our subsidiaries now existing or that may be formed, including a pledge of the shares of each such subsidiary. As additional collateral, our co-chairmen also pledged the shares of our common stock that they personally own or control to secure the indebtedness.

Warrants. Each investor in our June 2006 private financing was issued, for no additional consideration, three-year warrants to purchase that number of shares of our common stock as is equal to the principal amount of their note divided by $3.00. The warrants are exercisable commencing upon date of effectiveness of the registration statement of which this prospectus forms a part.

The warrants have an exercise price per share equal to $0.01, subject to adjustment in the event of specified dilutive or accretive events, such as stock splits or stock combinations.

Cashless Exercise. If at any time after one year from the date of issuance of the warrants there is no effective registration statement on file with the SEC registering, or no current prospectus available for, the resale of the shares of our common stock issuable upon exercise of the warrants, then the warrants may be exercised at such time by means of a “cashless exercise.”

Registration Rights. The registration statement of which this prospectus forms a part also registers up to 1,575,225 shares of our common stock issuable upon conversion of the convertible promissory notes and exercise of the warrants purchased from us in private financings in June 2006 as well as issuable upon the exercise of warrants issued to Capital Growth Financial, LLC and Maxim Group LLC in connection with acting as the placement agents in our June 2006 private financing. If this registration statement is not declared effective by October 31, 2006, we will pay liquidated damages to the investors in our June 2006 private financing. Such damages will be paid in cash in an amount equal to 1½% of the investors’ subscription amount for the first 30 days (or part thereof) after July 31, 2006, and an additional 1½% for any subsequent 30-day period (or part thereof) thereafter, subject to a maximum penalty of 10%.

Lock-Up Agreements. In connection with the private financings, all of the investors entered into “lock-up agreements” with us that prohibit those investors from, directly or indirectly, offering, selling, pledging or otherwise transferring or disposing of any of the shares of our common stock underlying the notes and warrants for a period of six months following the effective date of this registration statement.

Warrants

In addition to the warrants issued in connection with our April 2005, June/September 2005 and June 2006 private financings, we will issue prior to the close of our concurrent public offering of 2,500,000 shares of common stock warrants to purchase 289,575 shares of common stock with per share exercise price of $4.25. These warrants will be exercisable for three years from the date of grant.

SHARES ELIGIBLE FOR FUTURE SALE

As of the date of this prospectus, 2,970,390 shares of our common stock are outstanding, held by approximately 80 record holders. Upon the consummation of this offering and our concurrent public offering of 2,500,000 shares of common stock, no shares of preferred stock will be outstanding. After our concurrent public offering of 2,500,000 shares of common stock, we will have 6,465,971 shares of common stock outstanding, or 6,840,971 shares if the underwriter’s over-allotment option is exercised in full. Of these shares, the 2,500,000 shares sold in our concurrent public offering, and 375,000 shares of the over-allotment option if exercised, will be freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by holders subject to lock-up agreements or by any of our affiliates within the meaning of Rule 144 under the Securities Act, which generally includes executive officers, directors and 10% stockholders. Of the 6,465,971 shares of our common stock to be outstanding on the closing date of our concurrent public offering of 2,500,000 shares of common stock, 1,850,850 shares will be locked-up as a result of agreements that existing stockholders have signed restricting their ability to transfer our stock for 15 months after the date of the prospectus relating to our concurrent public offering of 2,500,000 shares of common stock, and 2,310,389 shares (including 1,363,668 shares issuable upon the exercise of outstanding warrants) being registered for sale under this prospectus will be similarly locked-up for six months after the date of the prospectus relating to our concurrent public offering of 2,500,000 shares of common stock. All of the remaining 1,168,400 shares are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering. All of those shares are currently eligible for sale under Rule 144.

Rule 144

In general, under Rule 144 as currently in effect, a person who has owned restricted shares of common stock beneficially for at least one year is entitled to sell, within any three-month period, a number of shares that does not exceed the greater of the then average weekly trading volume or 1% of the total number of outstanding shares of the same class. Sales under Rule 144 are also subject to manner of sale provisions, notice requirements and the availability of current public information about us. A person who has not been one of our affiliates for at least the three months immediately preceding the sale and who has beneficially owned shares of common stock for at least two years is entitled to sell the shares under Rule 144 without regard to any of the limitations described above.

Securities issued in reliance on Rule 701 are also restricted and may be sold by stockholders other than affiliates of ours subject only to the manner of sale provisions of Rule 144 and by affiliates under Rule 144 without compliance with its one-year holding period requirement.

Rule 144(k)

Under Rule 144(k), a person who is not deemed to have been one of our affiliates at the time of or at any time during the three months preceding a sale, and who has beneficially owned the restricted shares proposed to be sold for at least two years, including the holding period of any prior owner other than an affiliate, is entitled to sell their shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

American Stock Exchange Listing

There is presently no public market for our common stock. We have applied to list our common stock on the American Stock Exchange under the proposed symbol DRV.

Transfer Agent

The transfer agent for our common stock is American Stock Transfer & Trust Company, 59 Maiden Lane, Plaza Level, New York, New York 10038.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
FOR SECURITIES ACT LIABILITIES

Our certificate of incorporation provides that all our directors, officers, employees and agents shall be entitled to be indemnified by us to the fullest extent permitted by Section 145 of the Delaware General Corporation Law. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

LEGAL MATTERS

The validity of the securities offered by this prospectus are being passed upon for us by our counsel, Greenberg Traurig, LLP, New York, New York.

EXPERTS

Our financial statements as of December 31, 2005 and 2004 and for the years then ended have been included in this prospectus and in the registration statement in reliance upon the reports of Marcum & Kliegman LLP, independent registered public accounting firm, appearing elsewhere in this prospectus and upon the authority of that firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form SB-2 with the SEC for the securities we are offering by this prospectus. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules to that registration statement. A copy of the registration statement may be inspected by anyone without charge at the SEC’s principal office in Washington, D.C., and copies of all or any part of the registration statement may be obtained from the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549, upon payment of certain fees prescribed by the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Our filings with the SEC are also available to the public through the SEC’s Internet site at http://www.sec.gov.

We are, and will remain following the closing of this offering, subject to the information reporting requirements of the Securities Exchange Act of 1934, as amended and, in accordance therewith, we file annual and quarterly reports, proxy statements and other information with the SEC. We intend to furnish to our stockholders annual reports containing audited financial statements and may furnish interim reports as we deem appropriate. You will be able to inspect and copy these reports, proxy statements and other information at the addresses set forth above.

You should rely only on the information provided in this prospectus, any prospectus supplement or as part of the registration statement filed on Form SB-2 of which this prospectus is a part, as such registration statement is amended and in effect with the SEC. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus, any prospectus supplement or any document incorporated by reference is accurate as of any date other than the date of those documents.

DEBT RESOLVE, INC.

FORM SB-2

FINANCIAL STATEMENTS

DEBT RESOLVE, INC.
(A Development Stage Company)
Condensed Balance Sheet
(Unaudited)

	March 31, 2006 as reported	March 31, 2006 pro forma
ASSETS

Current assets:
Cash	$2,417
Accounts receivable, net	23,725
Prepaid expenses	41,128
Total current assets	67,270

Fixed assets, net	142,533

Other assets:
Deferred financing costs	152,555
Deposits and other assets	93,605
Total other assets	246,160
Total assets	$455,963

LIABILITIES AND STOCKHOLDERS’ DEFICIENCY
Current liabilities:
Accounts payable	$861,871
Accrued expenses	223,317
Loans payable to stockholders	350,000
Loans payable - other	525,000
Convertible notes, net of deferred debt discount of $648,841	2,346,159
Total liabilities	4,306,347

Commitments and contingencies

Stockholders’ deficiency:
Preferred stock, 10,000,000 shares authorized, $.001 par value, none issued and outstanding	—
Common stock, 50,000,000 shares authorized, $.001 par value, 29,703,900 and 6,465,971 shares issued and outstanding, respectively (1)(2)	29,704	6,466
Capitalized royalty fees	—	(6,606,320)
Additional paid-in capital	9,085,400	36,353,467
Deferred compensation	(131,744)	(131,744)
Deficit accumulated during the development stage	(12,833,744)	(21,359,464)
Total stockholders’ deficiency	(3,850,384)	8,262,305
Total liabilities and stockholders’ deficiency	$455,963	$9,148,430

(1)
Pro forma stockholders’ equity reflects the impact of the 1-for-10 reverse stock split, the accelerated amortization of $152,555 in deferred financing costs and $ 648,841in accrued deferred debt discount and beneficial conversion feature of convertible notes to the accumulated deficit, and the inclusion in stock and additional paid-in capital of $983 and $3,230,589, respectively, for the issuance of 382,743 shares of common stock upon conversion of the convertible notes payable.

(2)
On May 8, 2006, the Company’s board of directors and holders of a majority of the Company’s outstanding shares of common stock approved an amendment to the Company’s certificate of incorporation to increase the number of the Company’s authorized shares of common stock from 50,000,000 to 100,000,000 shares. This amendment will become effective upon filing with the Delaware Secretary of State following compliance with applicable filing and stockholder notification requirements pursuant to Delaware law and the Securities Exchange Act of 1934.

The accompanying notes are an integral part of these condensed financial statements.

DEBT RESOLVE, INC.
(A Development Stage Company)
Condensed Statements of Operations
(Unaudited)

	Three months ended March 31,		Cumulative from Inception (April 21, 1997) to March 31,
	2005	2006	2006

Revenues	$1,661	$27,264	$53,650

Costs and expenses:
Payroll and related expenses	242,476	616,462	3,782,211
General and administrative expenses (1)	624,348	570,297	5,160,330
Waived royalty fees - related parties	—	—	600,000
Research and development expenses	—	—	499,323
Depreciation and amortization expenses	7,470	13,618	104,590

Total expenses	874,294	1,200,377	10,146,454

Loss from operations	(872,633)	(1,173,113)	(10,092,804)

Other income (expense):
Terminated offering costs	—	—	(736,037)
Net interest income (expense)	14	(75,817)	(179,771)
Amortization of deferred debt discount	—	(520,135)	(1,599,087)
Amortization of deferred financing costs	—	(81,830)	(230,045)
Other income	—	1,500	4,000

Total other income (expense)	14	(676,282)	(2,740,940)

Net loss	$(872,619)	$(1,849,395)	$(12,833,744)

Per share data:

Basic and diluted net loss per common share	$(0.03)	$(0.06)

Basic and diluted weighted average number of common shares outstanding	29,549,794	29,703,900

Pro forma per share data: (2)

Pro forma basic and diluted net loss per common share		$(0.29)

Pro forma basic and diluted weighted average number of common shares outstanding		6,465,971

(1)	Stock based compensation totaled $427,812 and $56,406 in the three months ended March 31, 2005 and 2006, respectively, and $2,030,004 since inception.

(2)
Pro forma weighted average shares outstanding include 995,581 shares issued to convertible note holders upon completion of the proposed public offering, the effect of the 1-for-10 reverse stock split of outstanding shares of common stock and 2,500,000 shares (on a 1-for-10 reverse stock split basis) to be issued in the proposed public offering.

The accompanying notes are an integral part of these condensed financial statements.

DEBT RESOLVE, INC.
(A Development Stage Company)
Condensed Statements of Cash Flows
(Unaudited)

	Three months ended March 31,		Cumulative from Inception (April 21, 1997) to March 31,
	2005	2006	2006
Cash flows from operating activities:
Net loss	$(872,619)	$(1,849,395)	$(12,833,744)
Adjustments to reconcile net loss to net cash used in operating activities:
Non cash stock based compensation	427,812	56,406	2,030,004
Waived and imputed compensation, royalty and consulting fees	75,000	—	1,983,809
Amortization of deferred debt discount	—	520,135	1,599,088
Amortization of deferred financing costs	—	81,830	230,045
Terminated offering costs	—	—	736,037
Depreciation and amortization	7,470	13,618	104,590
Loss on disposal of fixed assets	—	—	14,954
Changes in operating assets & liabilities
Accounts receivable	(1,661)	(16,759)	(23,725)
Prepaid expenses	1,884	45,877	2,412
Deposits and other assets	—	—	(93,605)
Accounts payable	172,128	241,216	861,870
Accrued expenses	(1,000)	104,082	307,316
Net cash used in operating activities	(190,986)	(802,990)	(5,080,949)

Cash flows from investing activities:
Purchases of fixed assets	—	(4,169)	(262,075)

Cash flows from financing activities:
Proceeds from issuance of convertible notes	—	300,000	2,995,000
Proceeds from issuance of common stock	224,900	—	2,432,574
Proceeds from loans-other	—	525,000	525,000
Proceeds from stockholders’ loans	25,000	—	510,000
Repayments of stockholders’ loans	—	—	(60,000)
Stock offering costs	(107,389)	—	(823,783)
Reimbursement of stock offering costs	25,000	—	25,000
Deferred financing costs	—	(39,000)	(258,350)
Net cash provided by financing activities	167,511	786,000	5,345,441

Net (decrease) increase in cash	(23,475)	(21,159)	2,417

Cash at beginning of period	34,747	23,576	—

Cash at end of period	$11,272	$2,417	$2,417

Non cash investing and financing activities:
Conversion of stockholder’s loan to common stock	$—	$—	$100,000
Issuance of common stock for accrued compensation	$—	$—	$84,000
Issuance of warrants for deferred financing fees	$—	$—	$109,414
Capital contribution from waived royalty fees	$—		$$600,000
Capital contribution from waived and imputed compensation	$75,000	$—	$1,383,809

The accompanying notes are an integral part of these condensed financial statements.

DEBT RESOLVE, INC.
(A Development Stage Company)
Notes to Condensed Financial Statements
March 31, 2006
(Unaudited)

NOTE 1. ORGANIZATION AND DEVELOPMENT STAGE ACTIVITIES:

Description of business

Debt Resolve, Inc. (“Debt Resolve” or the “Company”), is a Delaware corporation formed on April 21, 1997. The Company provides banks, lenders, credit card issuers, third party collection agencies and purchasers of charged-off debt an Internet-based online system (“the DebtResolve system”) for the collection of past due consumer debt. The Company offers its service as an Application Service Provider (“ASP”) model, enabling clients to introduce this collection option with no modifications to their existing collections computer systems. Its products capitalize on using the Internet as a tool for communication, resolution, settlement and payment of delinquent debts. The DebtResolve system features, at its core, a patented online bidding system.

Organization

Until February 24, 2003, the Company, formerly named Lombardia Acquisition Corp., was inactive and had no significant assets, liabilities or operations. On February 24, 2003, James D. Burchetta, Charles S. Brofman, and Michael S. Harris (collectively, the “Principal Stockholders”) purchased 22,500,000 newly-issued shares of the Company’s common stock, representing 84.6% of the then outstanding shares, pursuant to a Stock Purchase Agreement effective January 13, 2003 between the Company and each of the Principal Stockholders. The Company received an aggregate cash payment of $22,500 in consideration for the sale of such shares to the Principal Stockholders. The Board of Directors was then reconstituted. On May 7, 2003, following approvals by the Board of Directors and holders of a majority of the Company’s common stock, the Company’s Certificate of Incorporation was amended to change the Company’s corporate name to Debt Resolve, Inc. and increase the number of the Company’s authorized shares of common stock from 20,000,000 to 50,000,000 shares.

Development stage activities

In accordance with Statement of Financial Accounting Standards (“SFAS”) No. 7, Accounting and Reporting by Development Stage Enterprises, the Company is considered to be in the development stage since it is devoting substantially all of its efforts to establishing a new business and its planned principal operations have not produced any significant revenues. Since February 24, 2003, the Company has devoted substantially all of its efforts to planning and budgeting, research and development activities, and raising capital. In January 2004, the Company substantially completed the development of an online system for the settlement of credit card and other consumer debt and began marketing its product to banks and other creditors. In February 2004, the Company implemented its online system, on a test basis, with a collection agency. In July 2004, the Company implemented its online system with a second client and began generating revenue based on a percentage of the amount of debt collected by this client. By the end of March 2006, the Company had thirteen clients under contract, seven of which were operational, however the Company has not earned, nor did it expect to generate, significant revenues from these clients during the initial start-up periods.

NOTE 2. GOING CONCERN AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

Going concern and management plans

The accompanying condensed financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. As of March 31, 2006, the Company had incurred an accumulated deficit of $12,833,744. The Company has still not recorded any significant revenue, and its working capital is not sufficient to fund its plan of operations for the next twelve months.

During the year ended December 31, 2005, the Company entered into a non-binding letter of intent with an investment banking firm to explore the possibility of raising additional capital in the public equity markets. In separate financing transactions in April 2005 and June/September of 2005, the Company received proceeds from the issuance of 7% convertible promissory notes in the total aggregate principal amount of $2,695,000. (See Note 5). The notes from the April 2005 financing transaction matured on April 21, 2006. However all existing April 2005 bridge note holders have agreed to extend their notes to October 31, 2006. In addition, in compliance with the requirements of the June/September 2005 bridge note documents, a majority of these note holders have approved the June 2006 Private Placement and have agreed to extend their notes to October 31, 2006.

On September 30, 2005, the Company filed a Registration Statement on Form SB-2 with the Securities and Exchange Commission (“SEC”). The Company withdrew that registration statement on February 10, 2006.

During the three months ended March 31, 2006, the Company raised $525,000 through the issuance of short term notes with an interest rate of 2-1/2% per month, and with original maturities from April 30, 2006 to May 17, 2006. Subsequent to March 31, 2006, the holders of these notes agreed to modify the terms of their notes to capitalize all accrued interest through June 26, 2006, the date of closing of the June 2006 Private Placement, adding it to the note principal and to modify the terms of their notes to conform to the terms of the June 2006 Private Placement, and were rolled over to the June 2006 Private Placement. (See Note 5).

On January 20, 2006, the Company entered into an agreement with an investment banking firm, Capital Growth Financial, LLC (“CGF”), whereby CGF agreed to serve as placement agent for a private financing consisting of the issuance of the Company’s senior convertible promissory notes. On March 10, 2006, the Company entered into an agreement with an investment banking firm, Maxim Group LLC (“Maxim Group”), whereby Maxim Group agreed to serve as co-placement agent for that private financing. As of March 31, 2006, the Company had raised $300,000 under this offering pursuant to a confidential private placement term sheet dated March 15, 2006 (“the March 2006 Private Placement Term Sheet”)(See Note 5). Subsequent to March 31, 2006 the March 2006 Private Placement Term Sheet investors agreed to modify the terms of their notes to conform to the terms of a second supplement to March 2006 Private Placement Term Sheet, dated May 31, 2006 (“the May 2006 Private Placement Term Sheet Supplement”) which became the basis for the Company’s June 2006 private placement (“the June 2006 Private Placement”).  In addition, holders of the Company’s short term notes and shareholder notes agreed to modify the terms of their notes to capitalize all accrued interest through June 26, 2006, the date of closing of the June 2006 Private Placement, adding it to the note principal and to modify the terms of their notes to conform to the terms of the June 2006 Private Placement. A total of $977,012 was thus included in this transaction. Also subsequent to March 31, 2006, the Company has raised an additional $2,204,750 under the May 2006 Private Placement Term Sheet Supplement. (See Notes 5 and 9a). The Company is in the process of filing a registration statement in connection with a proposed public offering of 2,500,000 shares of common stock at $5.00 per share or $12,500,000 in gross proceeds. Although the Company anticipates raising $12,500,000 in gross proceeds from this proposed public offering, there is no assurance that the offering will be successful or that the Company will be able to raise sufficient additional capital as needed to execute its business plan. The Company still has not recorded any significant revenue, and its working capital is not sufficient to fund its plan of operations for the next 12 months. The aforementioned factors raise substantial doubt about the Company’s ability to continue as a going concern.

On March 10, 2006, the Company entered into a non-binding letter of intent with a privately held collection agency to explore the possibility of purchasing this company. Subsequent to March 31, 2006, the two companies agreed to terminate any further discussions on this matter. (See Note 4).

Interim periods

The accompanying unaudited condensed financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information. Accordingly, they do not include all of the information required by accounting principles generally accepted in the United States of America for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation have been included. Operating results for the three months ended March 31, 2006 are not necessarily indicative of the results that may be expected for the year ending December 31, 2006 or for any other interim period. These financial statements should be read in conjunction with the Company’s financial statements for the year ended December 31, 2005, included elsewhere herein this prospectus.

Prior period adjustments/restatement

Effective August 16, 2005, the Company corrected two errors, (1) relating to stock based compensation expense for options granted to consultants and advisory board members for which the Company did not record a compensation charge during fiscal 2003 and 2004 and the three months ended March 31, 2005, and (2) relating to reimbursement for deferred offering costs which had been improperly credited against general and administrative expenses rather than additional paid in capital.  In addition, the Company made a number of reclassifications within the various statements. The Company subsequently corrected the methodology it used to calculate the value of non-employee options to include a volatility figure derived from an index of comparable companies in accordance with SFAS No. 123. Amounts reflected herein for the three months ended March 31, 2005 represent the restated quarterly financial information included in the Form 10-KSB/A which was filed with the SEC on April 14, 2006.

Reclassifications

Certain amounts in the financial statements for the three months ended March 31, 2005 have been reclassified for comparative purposes to conform to the presentation in the financial statements for the three months ended March 31, 2006.

Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and the accompanying notes. These estimates and assumptions are based on management’s judgment and available information and, consequently, actual results could be different from these estimates.

Revenue recognition

The Company earned revenue during 2006 and since inception from several collection agencies and lenders that implemented the Company’s online system. The Company’s preliminary contracts provide for revenue based on a percentage of the amount of debt collected from accounts submitted on the DebtResolve system. Although other revenue models have been proposed, most revenue earned to date has been determined using this method, and such revenue is recognized when the settlement amount of debt is collected by the client. For the early adopters of the Company’s product, the Company waived set-up fees and other transactional fees that the Company anticipates charging in the future. While the percent of debt collected will continue to be a revenue recognition method going forward, other payment models are also being offered to clients and may possibly become the Company’s preferred revenue model. Dependent on the structure of future contracts, revenue may be derived from a combination of set up fees or monthly licensing fees with transaction fees upon debt settlement.

Stock-based compensation

Prior to January 1, 2006, stock options issued under stock-based compensation plans were accounted for under the recognition and measurement principles of Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees, and Related Interpretations. No stock-based employee compensation cost was reflected in the net loss for prior periods, as all options granted under these plans had an exercise price equal to the market value of the underlying common stock, as determined by the Board of Directors, on the date of grant. Statement of Financial Accounting Standards No. 148, Accounting for Stock-Based Compensation - Transition and Disclosure - an Amendment of FASB Statement No. 123, required the disclosure of the effect on net loss and loss per share had the Company applied the provisions of FASB Statement No. 123, Accounting for Stock-Based Compensation, to stock-based employee compensation. Since there is no public market for the Company’s stock, the Company did not consider volatility in estimating the value of each option; the Company followed the minimum value method. The minimum value of each option granted to employees was estimated as of the grant date using the Black-Scholes option pricing model with the following assumptions: dividend yield of 0%, expected volatility of 0%, risk-free interest rates for individual options ranging from 1.66% to 4.12%, and an expected life of each option, ranging from three to ten years. The estimated minimum value of the options granted is amortized on a proforma basis over the option vesting periods. The Company accounted for stock-based compensation issued to non-employees using the fair value method.

Beginning on January 1, 2006, the Company accounts for stock options issued under stock-based compensation plans under the recognition and measurement principles of Statement of Financial Accounting Standards No. 123 - Revised. The Company has adopted the modified prospective transition method and therefore, has not restated prior periods’ results. Under this transition method, there was no impact to the condensed financial statements for the three months ended March 31, 2006 on net loss or basic and diluted net loss per share, as all previously granted options vested prior to adoption and there were no new issuances during the period. The fair value of each option granted to employees and non-employees will be estimated as of the grant date using the Black-Scholes option pricing model. The estimated fair value of the options granted will be recognized as an expense over the requisite service period of the award, which is generally the option vesting period.

The following table illustrates the pro forma effects on net loss and net loss per common share for the three months ended March 31, 2005 and the period from inception (April 21, 1997 to March 31, 2006) as if the Company had implemented FASB Statement No. 123 and recorded an expense for stock-based compensation issued to employees.

	Three months ended March 31, 2005	Cumulative from inception (April 21, 1997) to March31, 2006
Net loss - as reported	$(872,619)	$(12,833,744)
Deduct: Stock based employee compensation expense determined under minimum-value based methods for all awards	1,356	589,220
Net loss - pro forma	$(873,975)	$(13,422,964)

Basic and diluted net loss per common share - as reported	$(0.03)
Basic and diluted net loss per common share - pro forma	$(0.03)

Basic and diluted weighted average number of common shares outstanding	29,549,794

Net loss per share of common stock

Basic net loss per share excludes dilution for potentially dilutive securities and is computed by dividing net loss attributable to common stockholders by the weighted average number of common shares outstanding during the period. Diluted net loss per share reflects the potential dilution that could occur if securities or other instruments to issue common stock were exercised or converted into common stock. Potentially dilutive securities realizable from the exercise of options, warrants and convertible debentures of 8,533,333, 4,506,588 and 7,242,078, respectively at March 31, 2006 and 7,533,333, 1,000,000 and -0-, respectively at March 31, 2005, are excluded from the computation of diluted net loss per share as their inclusion would be antidilutive. Potentially dilutive securities noted above exclude options to be issued under the amended and restated licensing agreement (see Note 3) and options relating to the anti dilution provision (see Note 3).

NOTE 3. LETTER OF INTENT AND REGISTRATION STATEMENT ON FORM SB-2:

On March 4, 2005, the Company entered into a non-binding letter of intent with Maxim Group to explore the possibility of raising additional capital in the public equity markets. On January 20, 2006, the Company entered into an agreement with CGF to be placement agent for a private debt financing. On March 10, 2006, the Company entered into an agreement with Maxim Group to be the co-placement agent for that private debt financing. On September 30, 2005, the Company filed a Registration Statement on Form SB-2 (file no. 333-128749) and on December 9, 2005 filed Amendment No. 1 to the Registration Statement on Form SB-2/A with the Securities and Exchange Commission. On February 10, 2006, the Company withdrew the Registration Statement on Form SB-2. The Company has not entered into any definitive agreements to raise capital in the public equity markets as a result of these agreements, but is exploring the possibility of doing so. The Company anticipates that it will issue 2,500,000 shares of common stock in a potential initial public offering. However, there can be no assurance that the Company will be able to raise additional capital in the public equity markets as a result of these agreements or any other agreements the Company may enter into.

In connection with a potential initial public offering, in the event of a decrease in stockholder value resulting from a lower per share offering price at the time of a public offering of the Company’s common stock, the Company intends to issue to investors who had participated in its private placement of stock at $1.00 per share in 2003, 2004 and 2005, warrants to purchase common stock in a quantity sufficient to restore some portion of their pre-offering value, and has entered into a non-binding agreement with an investor to that effect. Management of the Company has indicated that it intends to issue stock options to purchase common stock to certain employees and consultants of the Company in a quantity sufficient to restore some portion of their pre-offering value. These “make-whole” warrants and stock options are anticipated to be exercisable from three to five years at the same price as the per share offering price at the time of a public offering.

Also in connection with this public offering, as well as in connection with a licensing agreement, the Co-Chairmen of the Company will be issued options sufficient to bring their ownership to a combined 29.2% of the total number of outstanding shares of common stock on a fully diluted basis as of the closing of a potential public offering, assuming the exercise of such options.

NOTE 4. LETTER OF INTENT- POTENTIAL ACQUISITION:

On March 10, 2006, the Company entered into a non-binding letter of intent with a privately held collection agency to explore the possibility purchasing this company. Subsequent to March 31, 2006, the two companies agreed to terminate any further discussions on this matter.

NOTE 5. CONVERTIBLE NOTES:

In April 2005, in a private financing that involved the issuance of 7% senior convertible promissory notes due one year from the date of issuance, the Company received proceeds of $800,000, initially convertible into 1,882,352 shares of common stock. The notes from the April 2005 financing transaction matured on April 21, 2006. However, all existing April 2005 financing note holders have agreed to extend their notes to October 31, 2006. The notes contain a provision that in the event the Company raises $4 million in equity financing, or debt financing convertible to equity, the holders of these notes will receive shares based on 115% of the balance of these notes. As a result of the cumulative impact of the June/September 2005 private financing and the June 2006 Private Placement, these terms were met and the notes are convertible into 2,164,706 shares of common stock.

In June 2005, the Company received proceeds from an additional private financing of 7% senior convertible promissory notes in the aggregate principal amount of $1,250,000, due one year from the date of issuance, initially convertible into 2,941,176 shares of common stock. In September 2005, the Company received proceeds from an additional private financing of 7% senior convertible promissory notes in the aggregate principal amount of $645,000, due one year from the date of issuance, initially convertible into 1,517,649 shares of common stock. In compliance with the requirements of the June/September 2005 financing note documents, a majority of these note holders have approved the June 2006 Private Placement and have agreed to extend their notes to October 31, 2006. Based on a reduction of the conversion price of the notes in accordance with their terms that resulted from the lower conversion and exercise price of the notes and warrants, respectively, in the June 2006 Private Placement, the notes will be convertible into 3,959,900 shares of common stock.

On March 15, 2006, the Company initiated, under the terms of the March 2006 Private Placement Term Sheet, a private placement involving the issuance of 12% convertible promissory notes due one year from the date of issuance. As of March 31, 2006, the Company had raised $300,000 under this offering. Subsequent to March 31, 2006, the March 2006 Private Placement Term Sheet investors agreed to modify the terms of their notes. (See Note 9d.)

In accordance with Emerging Issues Task Force (“EITF”) 98-5 and EITF 00-27, the convertible notes are considered to have an embedded beneficial conversion feature because the conversion price is less than the fair market value at the issuance date and the contingent conversion price is expected to be less than the initial public offering price. The Company recorded a beneficial conversion feature and a deferred debt discount in connection with the value of the April 2005 and June/September 2005 notes and related investor warrants in the amount of $2,097,478, using the fair value method. In addition, the Company has recorded a beneficial conversion feature in connection with the value of the notes issued in March 2006 in the amount of $150,451. These amounts are being amortized over the life of the respective notes. During the three months ended March 31, 2006, the Company recorded amortization of the beneficial conversion feature and debt discount in the amount of $520,135. Per the terms of the note agreements, the Company shall use its best efforts to register the underlying common stock and warrants in conjunction with a potential initial public offering. In accordance with EITF 00-19, “Accounting for Derivative Financial Instruments Indexed to and Potentially Settled in, a Company’s Own Stock,” there are no factors that would prohibit equity classification relating to the embedded conversion option or the warrants. Subsequent to March 31, 2006, as a result of adjustments to the conversion price of the notes and the exercise price of the warrants, the Company incurred additional expenses for the beneficial conversion and deferred debt discount of the notes. (See Note 9d.)

The Company incurred costs in conjunction with the April 2005 and June/September 2005 notes and the June 2006 Private Placement. Total cash fees associated with the April 2005 and June/September 2005 notes were $219,350. In addition, the placement agent was issued warrants to purchase 33,600 shares of common stock valued at $109,414. Total cash fees associated with the notes issued in March 2006 were $39,000. In addition, the Company accrued an expense of $14,836 for the value of placement agent warrants issued in connection with the issuance of these notes. The total of fees and the value of the warrants have been recorded as deferred financing costs and are being amortized over the life of the notes. Amortization of deferred financing costs totaled $81,830 for the three months ended March 31, 2006 and $230,045 since inception.

NOTE 6.  LOANS PAYABLE - OTHER:

In order to provide for certain cash requirements, the Company borrowed $525,000 in the first quarter of 2006 from new investors and existing noteholders of the Company, at an interest rate of 2 1/2% per month, with maturity dates from April 30, 2006 to May 17, 2006. Subsequent to March 31, 2006, the holders of these notes agreed to modify the terms of their notes to capitalize all accrued interest through June 26, 2006, the date of closing of the June 2006 Private Placement, adding it to the note principal and to modify the terms of their notes to conform to the terms of the June 2006 Private Placement, and were rolled over to the June 2006 Private Placement.

NOTE 7. STOCKHOLDERS’ DEFICIENCY:

During the three months ended March 31, 2006, the Company recorded compensation expense of $56,406 representing the amortized amount of the fair value of options granted to advisory board members in 2003, 2004 and 2005.

NOTE 8. RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS:

In February 2006, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standard 155 - Accounting for Certain Hybrid Financial Instruments (“SFAS 155”), which eliminates the exemption from applying SFAS 133 to interests in securitized financial assets so that similar instruments are accounted for similarly regardless of the form of the instruments. SFAS 155 also allows the election of fair value measurement at acquisition, at issuance, or when a previously recognized financial instrument is subject to a remeasurement event. Adoption is effective for all financial instruments acquired or issued after the beginning of the first fiscal year that begins after September 15, 2006. Early adoption is permitted. The adoption of SFAS 155 is not expected to have a material effect on the Company’s financial position, results of operations or cash flows.

In March 2006, the FASB issued Statement of Financial Accounting Standard 156 - Accounting for Servicing of Financial Assets (“SFAS 156”), which requires all separately recognized servicing assets and servicing liabilities be initially measured at fair value. SFAS 156 permits, but does not require, the subsequent measurement of servicing assets and servicing liabilities at fair value. Adoption is required as of the beginning of the first fiscal year that begins after September 15, 2006. Early adoption is permitted. The adoption of SFAS 156 is not expected to have a material effect on the Company’s financial position, results of operations or cash flows.

NOTE 9. SUBSEQUENT EVENTS:

a. Convertible Note Offering Supplement

On May 31, 2006, the Company issued the May 2006 Private Placement Term Sheet Supplement with respect to the June 2006 Private Placement. Including $977,012 of principal and accrued interest rolled over from existing noteholders, the Company raised a total of $3,481,762 under this private financing. Of this total, $800,000 was invested by a lead investor, to which the Company issued a non-convertible 15% senior secured promissory note, repayable the earlier of October 31, 2006 or at the time of the Company’s potential public offering. The remainder of the notes issued in connection with this private financing were 15% senior secured convertible promissory notes. Assuming the completion of a 1-for-10 reverse stock split of the Company’s common stock prior to the potential public offering, an aggregate of 383,119 shares of common stock are issuable upon the conversion, at a conversion price equal to 70% of an assumed initial public offering price of $5.00 per share, of 50% of the principal on $2,681,762 of 15% senior secured convertible promissory notes purchased in the June 2006 Private Placement. In addition, for each dollar of note principal amount, each investor was issued three, three-year warrants to purchase shares of the Company’s stock at $0.01 per share. An aggregate of 1,160,598 shares of the Company’s common stock are issuable upon the exercise of outstanding three-year warrants, exercisable at $0.01 per share at an assumed initial public offering price of $5.00 per share, issued in connection with the June 2006 Private Placement. The remainder of the un-converted principal and accrued interest on the promissory notes purchased in the June 2006 Private Placement will be repaid in cash from the proceeds of the Company’s potential public offering. Maxim Group LLC and CGF acted as the placement agents in the June 2006 Private Placement. They were paid cash fees and non-accountable expense allowances aggregating to $310,818 and three-year warrants to purchase 31,508 shares of common stock at an exercise price of $3.33 per share.

On June 26, 2006, as additional collateral pursuant to the June 2006 Private Placement, the Company’s co-chairmen pledged the 16,500,000 shares of the Company's common stock that they personally own or control to secure the June 2006 Private Placement indebtedness. The stock pledge is a secondary, non-recourse liability which may be called upon only following the exhaustion of all legal remedies against the Company for collection of the indebtedness. The June 2006 Private Placement indebtedness is to be repaid or converted in shares of the Company's common stock upon the close of a potential public offering, and the stock pledge is to be released at that time.

The Registration Rights Agreement entered into in connection with the June 2006 Private Placement requires the Company to file a registration statement by October 31, 2006. In the event the registration statement is not filed or declared effective by that date, the Company will be required to pay liquidated damages as defined under the agreement.

The warrants and the embedded conversion option was accounted for under EITF issue No. 00-19 “Accounting for Derivative Financial Instruments Indexed to and Potentially Settled in a Company’s Own Stock” and EITF 05-4 view A “The Effect of a Liquidated Damages Clause on a Freestanding Financial Instrument.” Due to certain factors and the liquidated damages provision in the registration rights agreement, the Company determined that the embedded conversion option and the warrants are derivative liabilities. Accordingly, the warrants and the embedded conversion option will be marked to market through earnings at the end of each reporting period. The warrants and the conversion option are valued using the Black-Scholes valuation model. The Company will record derivative liabilities for the conversion option of $5,792,885 and $727,075 for the warrants, a debt discount of $3,481,762 and a loss on the recognition of the derivative liabilities of $3,038,198. The debt discount of $3,481,762 will be accreted over the remaining period of the related notes, or until October 31, 2006.

b.  Anti dilution provisions

As a result of the conversion and exercise price of the notes and warrants issued in the June 2006 Private Placement, and in connection with certain anti-diution provisions in the notes and warrant agreements, the conversion and exercise price of the notes and warrants related to the Company’s 7% senior convertible promissory notes and warrants issued in the June/September 2005 private financing, were reduced. As a result of this dilutive calculation, and assuming the completion of a 1-for-10 reverse stock split of the Company’s common stock prior to the potential public offering, an aggregate of 395,990 shares of the Company’s common stock are issuable upon the conversion, at a conversion price of $2.67 per share, discounted from an assumed initial public offering price of $5.00 per share, of 50% of the principal and accrued interest to August 15, 2006 on $1,895,000 of the Company’s 7% senior convertible promissory notes purchased in the private financing in June/September 2005. In addition, the exercise price of the outstanding five-year warrants related to this financing has been reduced to $2.52 per share at an assumed initial public offering price of $5.00 per share.

As a result of the conversion and exercise price of the notes and warrants issued in the June 2006 Private Placement, and in connection with certain anti-diution provisions in the warrant agreement, the exercise price of the warrants related to the Company’s 7% senior convertible promissory notes and warrants issued in the April 2005 private financing, was reduced. As a result of this dilutive calculation, and assuming the completion of a 1-for-10 reverse stock split of the Company’s common stock prior to the potential public offering (see Note 2), the exercise price of the outstanding three-year warrants related to this financing has been reduced to $2.45 per share at an assumed initial public offering price of $5.00 per share. In addition, an aggregate of 216,472 shares of common stock are issuable upon the conversion, at a conversion price equal to 85% of an assumed initial public offering price of $5.00 per share, of 115% of the principal on $800,000 of the Company’s 7% convertible promissory notes purchased in a private financing in April 2005.

A result of the increase in conversion shares and the reduction of the warrant exercise price which resulted from the anti-dilution calculation described above, the Company intends to recognize additional expenses in connection with the modified beneficial conversion feature and deferred debt discount in the amount of $571,075. This amount will be amortized over the life of the respective notes.

c.  Authorized shares and reverse stock split

On May 8, 2006, the Company’s board of directors and holders of a majority of the Company’s outstanding shares of common stock approved an amendment to the Company’s certificate of incorporation to increase the number of the Company’s authorized shares of common stock from 50,000,000 to 100,000,000 shares. This amendment will become effective upon filing with the Delaware Secretary of State following compliance with applicable filing and stockholder notification requirements pursuant to Delaware law and the Securities Exchange Act of 1934. Also on May 8, 2006, the Company’s board of directors and holders of a majority of the Company’s outstanding shares of common stock approved a reverse stock split, which would become effective prior to the closing of the planned public offering. (See Note 2.)

d.  Formation of subsidiary and signing of preliminary, non-binding funding term sheet

On June 5, 2006, the Company formed a wholly owned subsidiary, DRV Capital LLC. This subsidiary may potentially purchase portfolios of defaulted consumer debt and attempt to collect on that debt. In May 2006, the Company signed a preliminary, non-binding term sheet with a possible financial partner. Preliminary terms call for the partner to provide the Company with up to $20 million in such financings, secured by the debt portfolios which are purchased with those funds. The Company has not yet finalized these financing arrangements.

 REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Audit Committee of the Board of Directors
of Debt Resolve, Inc.

We have audited the accompanying balance sheets of Debt Resolve, Inc (a development stage company) (the “Company”) as of December 31, 2005 and 2004, and the related statements of operations, stockholders’ equity (deficiency), and cash flows for the years then ended and for the period from January 1, 2003 to December 31, 2005 (for which the statements of operations and cash flows are not presented separately herein). These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits. The financial statements of the Company for the period from April 21, 1997 (inception) to December 31, 2002 were audited by other auditors whose report, dated March 17, 2003, expressed an unqualified opinion on those statements and included an explanatory paragraph regarding the Company’s ability to continue as a going concern. The statements for the period from April 21, 1997 (inception) to December 31, 2002 reflect a deficit accumulated during the development stage of $5,742. The other auditors’ report has been furnished to us, and our opinion, insofar as it related to the amounts included for such prior periods, is based solely on the report of such other auditors.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, based on our audit and the report of the other auditors, the financial statements referred to above present fairly, in all material respects, the financial position of Debt Resolve, Inc. as of December 31, 2005 and 2004, and the results of its operations and its cash flows for the years ended December 31, 2005 and 2004 and for the period from April 21, 1997 (inception) to December 31, 2005 in conformity with United States generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Note 2, the Company has no significant revenues and has incurred significant losses since inception, which raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Marcum & Kliegman LLP

New York, New York
February 21, 2006, except for Note 18c, as to which the date is March 10, 2006 and Note 18b, as to which the date is March 27, 2006.

DEBT RESOLVE, INC.
(A Development Stage Company)
Balance Sheets

	December 31,
	2005	2004

ASSETS
Current assets:
Cash	$23,576	$34,747
Accounts receivable	6,966	1,219
Prepaid expenses and other current assets	87,005	30,951

Total current assets	117,547	66,917

Fixed assets, net	151,981	62,500

Other assets:
Deferred offering costs	—	43,540
Deferred financing costs	180,549	—
Deposits and other assets	93,605	19,399
Total other assets	274,154	62,939
Total assets	$543,682	$192,356

LIABILITIES AND STOCKHOLDERS’ DEFICIENCY

Current liabilities:
Accounts payable	$620,655	$80,021
Accrued compensation expenses	—	95,667
Accrued expenses	119,234	69,138
Loans payable to stockholders	350,000	10,000
Convertible notes, net of deferred discount of $1,078,953	1,676,475	—
Total liabilities	2,766,364	254,826

Commitments and contingencies

Stockholders’ deficiency:
Preferred stock, 10,000,000 shares authorized, $.001 par value, none issued and outstanding	—	—
Common stock, 50,000,000 shares authorized, $0.001 par value, 29,703,900 and 29,479,000 shares issued and outstanding, respectively	29,704	29,479
Additional paid-in capital	8,920,113	5,814,868
Deferred compensation	(188,150)	(326,010)
Deficit accumulated during the development stage	(10,984,349)	(5,580,807)

Total stockholders’ deficiency	(2,222,682)	(62,470)

Total liabilities and stockholders’ deficiency	$543,682	$192,356

The accompanying notes are an integral part of these financial statements.

DEBT RESOLVE, INC.
(A Development Stage Compay)
Statements of Operations

	Years ended December 31,		Cumulative from inception (April 21, 1997) to December 31,
	2005	2004	2005

Revenues	$23,599	$2,787	$26,386

Costs and expenses:
Payroll and related expenses	1,516,467	906,437	3,165,749
General and administrative expenses (1)	1,798,099	1,686,158	4,590,033
Waived royalty fees - related parties	—	—	600,000
Research and development expenses	—	46,022	499,323
Depreciation expenses	39,094	38,013	90,972

Total expenses	3,353,660	2,676,630	8,946,077

Loss from operations	(3,330,061)	(2,673,843)	(8,919,691)

Other income and expense:
Terminated offering costs	(736,037)	—	(736,037)
Net interest(expense) income	(112,777)	4,845	(103,954)
Amortization of the beneficial conversion feature and deferred debt discount	(1,227,167)	—	(1,227,167)
Other income	2,500	—	2,500
Total other (expense) income	(2,073,481)	4,845	(2,064,558)

Net loss	$(5,403,542)	$(2,668,998)	$ (10,984,349)

Per share data:
Basic and diluted net loss per common share	$(0.18)	$(0.09)

Basic and diluted weighted average number of common shares outstanding	29,665,901	29,133,746

(1)	Includes stock based compensation of $634,244 and $869,190 for the years ended 2005 and 2004, respectively, and $1,973,598 since inception.

The accompanying notes are an integral part of these financial statements.

DEBT RESOLVE, INC.
(A Development Stage Company)
Statements of Stockholders’ Equity (Deficiency)
From Inception (April 21, 1997) to December 31, 2005

	Preferred Stock		Common Stock
	Number of Shares	Amount	Number of Shares	Amount	Deferred compensation	Additional Paid in Capital	Deficit Accumulated During the Development Stage	Total

INCEPTION, APRIL 21, 1997	—	$—	—	$—		$—	$—	$—
Issuance of common stock	—	—	500,000	500		—	—	500
Net loss	—	—	—	—		—	(330)	(330)
Balance at December 31, 1997	—	—	500,000	500		—	(330)	170
Capital contribution		—	—	—		20	—	20
Net loss	—	—	—	—		—	(190)	(190)
Balance at December 31, 1998	—	—	500,000	500		20	(520)	—
Capital contribution		—	—	—		209	—	209
Net loss	—	—	—	—		—	(209)	(209)
Balance at December 31, 1999	—	—	500,000	500		229	(729)	—
Capital contribution		—	—	—		1,387	—	1,387
Net loss	—	—	—	—		—	(1,387)	(1,387)
Balance at December 31, 2000	—	—	500,000	500		1,616	(2,116)	—
Capital contribution		—	—	—		1,225	—	1,225
Net loss	—	—	—	—		—	(1,225)	(1,225)
Balance at December 31, 2001	—	—	500,000	500		2,841	(3,341)	—
Capital contribution	—	—	—	—		2,401	—	2,401
Net loss	—	—	—	—		—	(2,401)	(2,401)
Balance at December 31, 2002	—	—	500,000	500		5,242	(5,742)	—
Sales of Common stock to principal stockholders, January, 2003 ($0.001 per share)	—	—	22,500,000	22,500		—	—	22,500
Sales of Common stock January, 2003 ($0.001 per share)	—	—	3,600,000	3,600		—	—	3,600
Common stock issued to pay consulting fees, April 2003 ($0.20 per share)	—	—	135,000	135		26,865	—	27,000
Common stock issued to pay compensation, May 2003 ($0.20 per share)	—	—	145,000	145		28,855	—	29,000
Conversion of loan into Common stock, April 2003 ($0.20 per share)	—	—	500,000	500		99,500	—	100,000
Conversion of loan into Common stock, July 2003 ($0.20 per share)	—	—	50,000	50		9,950	—	10,000
Rescinded Common stock issued to pay compensation, July 2003 ($0.20 per share)	—	—	(145,000)	(145)		(28,855)	—	(29,000)
Rescinded conversion of loan into Common stock, July 2003 ($0.20 per share)	—	—	(50,000)	(50)		(9,950)	—	(10,000)
Capital contributed from the waiver of accrued compensation and consulting fees	—	—	—	—		853,567	—	853,567
Capital contributed from the waiver of royalty fee	—	—	—	—		600,000	—	600,000
Capital contributed from the grant of stock options to pay for consulting services	—	—	—	—	(577,709)	577,709	—	—
Amortization of deferred compensation					443,164			443,164

	Preferred Stock		Common Stock
	Number of Shares	Amount	Number of Shares	Amount	Deferred compensation	Additional Paid in Capital	Deficit Accumulated During the Development Stage	Total
Sales of Common stock in private placement, June 2003 - December 2003 ($1.00 per share)	—	—	1,785,000	1,785	—	1,783,215	—	1,785,000
Offering costs of private placement	—	—	—	—	—	(53,926)	—	(53,926)
Net loss	—	—	—	—	—	—	(2,906,067)	(2,906,067
Balance at December 31, 2003	—	$—	29,020,000	$29,020	(134,545)	$3,892,172	$(2,911,809)	$874,838
Common stock issued to pay consulting fees, March 2004 ($1.00 per share)	—	—	9,000	9	—	8,991	—	9,000
Sales of common stock in private placement, June - December 2004 ($1.00 per share)	—	—	450,000	450	—	449,550	—	450,000
Capital contributed from imputed compensation	—	—	—	—	—	412,500	—	412,500
Capital contributed from the grant of stock options to pay for consulting services	—	—	—	—	(1,051,655)	1,051,655	—	—
Amortization of deferred compensation					860,190			860,190
Net loss	—	—	—	—		—	(2,668,998)	(2,668,998)
Balance at December 31, 2004					(326,010)			$(62,470)
Capital contributed from stock issued to pay compensation					—	84,000		84,000
Sales of common stock in private placement, January-March 2005 ($1.00 per share)	—	—	224,900	225	—	224,675	—	224,900
Reimbursement of offering costs of private placement						25,000		25,000
Offering costs of private placement	—	—			—	(44,206)	—	(44,206)
Capital contributed from imputed compensation	—	—		—	—	112,500	—	112,500
Capital contributed from deferred debt discount					—	2,097,478		2,097,478
Capital contributed from grant of warrants for bridge financings					—	109,414		109,414
Capital contributed from the grant of stock options to pay for consulting services	—	—		—	(496,384)	496,384	—	—
Amortization of deferred compensation					634,244			634,244
Net loss	—	—		—	—	—	(5,403,542)	(5,403,542)
Balance at December 31, 2005			29,703,900	$29,704	$(188,150)			$(2,222,682)

The accompanying notes are an integral part of these financial statements.

DEBT RESOLVE, INC.
(A Development Stage Company)
Statements of Cash Flows

	Years ended December 31,		Cumulative from inception (April 21, 1997 to December 31, 2005)
	2005	2004
Cash flows from operating activities:
Net loss	$(5,403,542)	$(2,668,998)	$(10,984,349)
Adjustments to reconcile net loss to net cash used by operating activities:
Non cash stock-based compensation	634,244	869,190	1,973,598
Waived and imputed compensation, royalty and consulting fees	112,500	412,500	1,983,809
Amortization of debt discount	1,078,953	—	1,078,953
Amortization of debt financing costs	148,215	—	148,215
Terminated offering costs	736,037	—	736,037
Depreciation	39,094	38,012	90,972
Loss on disposal of fixed assets	14,954	—	14,954
Changes in operating assets and liabilities:
Accounts receivable	(5,747)	(1,219)	(6,966)
Other current assets	(12,514)	(4,483)	(43,465)
Deposits and other assets	(74,206)	(13,805)	(93,605)
Accounts payable	540,634	(15,622)	620,654
Accrued expenses	38,429	(17,504)	203,234
Net cash used in operating activities	(2,152,949)	(1,401,928)	(4,277,959)
Cash flows from investing activities:
Purchases of fixed assets	(143,529)	(9,995)	(257,906)
Cash flows from financing activities:
Proceeds from issuance of convertible notes	2,695,000		2,695,000
Issuance of common stock	224,900	450,000	2,432,574
Proceeds from stockholders’ loans	400,000	—	510,000
Repayment of stockholders’ loans	(60,000)	—	(60,000)
Stock offering costs	(780,243)	(43,540)	(823,783)
Reimbursement of stock offering costs	25,000	—	25,000
Deferred financing costs	(219,350)	—	(219,350)
Net cash provided by financing activities	2,285,307	406,460	4,559,441
Net increase (decrease) in cash	(11,171)	(1,005,463)	23,576
Cash at beginning of period	34,747	1,040,210	—
Cash at end of period	$23,576	$34,747	$23,576

Non cash investing and financing activities:
Conversion of stockholder’s loan to common stock	$—	$—	$100,000

Issuance of common stock for accrued compensation	$84,000	$—	$84,000
Issuance of warrants for deferred financing fees	$109,414	$—	$109,414
Capital contribution from waived royalty fees	$—	$—	$600,000
Capital contribution from waived and imputed compensation and consulting fees	$112,500	$412,500	$1,383,809

The accompanying notes are an integral part of these financial statements.

DEBT RESOLVE, INC.
(A Development Stage Company)
Notes to Financial Statements
December 31, 2005

NOTE 1. ORGANIZATION AND DEVELOPMENT STAGE ACTIVITIES:

Description of business

Debt Resolve, Inc. (“Debt Resolve” or the “Company”), is a Delaware corporation formed on April 21, 1997. The Company provides banks, lenders, credit card issuers, third party collection agencies and purchasers of charged-off debt an Internet-based online system (“the DebtResolve system”) for the collection of past due consumer debt. The Company offers its service as an Application Service Provider (“ASP”) model, enabling clients to introduce this collection option with no modifications to their existing collections computer systems. Its products capitalize on using the Internet as a tool for communication, resolution, settlement and payment of delinquent debts. The DebtResolve system features, at its core, a patented online bidding system.

Organization

Until February 24, 2003, the Company, formerly named Lombardia Acquisition Corp., was inactive and had no significant assets, liabilities or operations. On February 24, 2003, James D. Burchetta, Charles S. Brofman, and Michael S. Harris (collectively, the “Principal Stockholders”) purchased 22,500,000 newly-issued shares of the Company’s common stock, representing 84.6% of the then outstanding shares, pursuant to a Stock Purchase Agreement effective January 13, 2003 between the Company and each of the Principal Stockholders. The Company received an aggregate cash payment of $22,500 in consideration for the sale of such shares to the Principal Stockholders. The Board of Directors was then reconstituted. On May 7, 2003, following approvals by the Board of Directors and holders of a majority of the Company’s common stock, the Company’s Certificate of Incorporation was amended to change the Company’s corporate name to Debt Resolve, Inc. and increase the number of the Company’s authorized shares of common stock from 20,000,000 to 50,000,000 shares.

Development stage activities

In accordance with Statement of Financial Accounting Standards (“SFAS”) No. 7, Accounting and Reporting by Development Stage Enterprises, the Company is considered to be in the development stage since it is devoting substantially all of its efforts to establishing a new business and its planned principal operations have not produced any significant revenues. Since February 24, 2003, the Company has devoted substantially all of its efforts to planning and budgeting, research and development activities, and raising capital. In January 2004, the Company substantially completed the development of an online system for the settlement of credit card and other consumer debt and began marketing its product to banks and other creditors. In February 2004, the Company implemented its online system, on a test basis, with a collection agency. In July 2004, the Company implemented its online system with a second client and began generating revenue based on a percentage of the amount of debt collected by this client. By the end of 2005, the Company had nine clients under contract, five of which were operational, however the Company has not earned, nor did it expect to generate, significant revenues from these clients during the initial start-up periods.

NOTE 2. GOING CONCERN AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

Going concern and management plans

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. As of December 31, 2005, the Company had incurred an accumulated deficit of $10,984,349. The Company has still not recorded any significant revenue, and its working capital is not sufficient to fund its plan of operations beyond the end of April 2006.

During the year ended December 31, 2005, the Company entered into a non-binding letter of intent with an investment banking firm to explore the possibility of raising additional capital in the public equity markets. In separate financing transactions in April and June/September of 2005, the Company received proceeds from the issuance of 7% convertible promissory notes in the total aggregate principal amount of $2,695,000. (See Note 5). The notes from the April 2005 financing transaction will mature on April 21, 2006. The Company intends to request that existing bridge note holders extend their notes.

On September 30, 2005, the Company filed a Registration Statement on Form SB-2 with the Securities and Exchange Commission (“SEC”). The Company withdrew that registration statement on February 10, 2006. During November and December of 2005, the Company borrowed $400,000 from stockholders. Subsequent to December 31, 2005, the Company raised $525,000 through the issuance of short term notes with an interest rate of 2-1/2% per month, and with maturities from April 30, 2006 to May 17, 2006. On January 20, 2006, the Company entered into an agreement with an investment banking firm, Capital Growth Financial, LLC (“CGF”), whereby CGF agreed to serve as placement agent for a private financing consisting of the issuance of the Company’s senior convertible promissory notes. As of March 27, 2006, the Company had raised $300,000 under this offering (See Note 18b). These notes are convertible at any time at the option of the holder into shares of common stock at a price of $0.33 per share.  If the Company raises the maximum $3,500,000 contemplated by this private financing (not including the $1,000,000 over allotment option), an aggregate of approximately 1,050,000 shares of common stock will be issuable, upon the consummation of a potential public offering, at a conversion ratio equal to 66.67% of an assumed initial public offering price of $5.00 per share. Maxim Group LLC is acting as the co-placement agent in this private financing. However, there is no assurance that the Company will be able to raise sufficient additional capital as needed to execute its business plan. The Company still has not recorded any significant revenue, and its working capital is not sufficient to fund its plan of operations beyond the end of April 2006. The aforementioned factors raise substantial doubt about the Company’s ability to continue as a going concern.

On March 10, 2006, the Company entered into a non-binding letter of intent with a privately held collection agency to explore the possibility purchasing this company (See Note 18c). The Company has not entered into any definitive agreements to purchase this collection agency as a result of this letter of intent, but is exploring the possibility of doing so.

Prior period adjustments/restatement

Effective August 16, 2005, the Company corrected two errors, (1) relating to stock based compensation expense for options granted to consultants and advisory board members for which the Company did not record a compensation charge during fiscal 2003 and 2004 and the three months ended March 31, 2005, and (2) relating to reimbursement for deferred offering costs which had been improperly credited against general and administrative expenses rather than additional paid in capital.  In addition, the Company made a number of reclassifications within the various statements. The Company subsequently corrected the methodology it used to calculate the value of non-employee options to include a volatility figure derived from an index of comparable companies in accordance with SFAS No. 123. Amounts reflected herein for the year ended December 31, 2004 represent the restated financial information included in the Form 10-KSB/A No. 2 which was filed with the SEC on March 30, 2006.

Cash and cash equivalents

For purposes of the consolidated statements of cash flows, the Company considers all highly liquid debt instruments with original maturities of three months or less to be cash equivalents. From time to time, the Company has balances in excess of the federally insured limit.

Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and the accompanying notes. These estimates and assumptions are based on management’s judgment and available information and, consequently, actual results could be different from these estimates.

Revenue recognition

The Company earned revenue during 2005 and 2004 from several collection agencies and lenders that implemented the Company’s online system. The Company’s preliminary contracts provide for revenue based on a percentage of the amount of debt collected from accounts submitted on the DebtResolve system. Although other revenue models have been proposed, most revenue earned to date has been determined using this method, and such revenue is recognized when the settlement amount of debt is collected by the client. For the early adopters of the Company’s product, the Company waived set-up fees and other transactional fees that the Company anticipates charging in the future. While the percent of debt collected will continue to be a revenue recognition method going forward, other payment models are also being offered to clients and may possibly become the Company’s preferred revenue model. Dependent on the structure of future contracts, revenue may be derived from a combination of set up fees or monthly licensing fees with transaction fees upon debt settlement.

Imputed salary expense

Under the terms of employment agreements the Company has had with its Co-Chairman and Chief Executive Officer and with its Executive Vice President, General Counsel and Secretary during the year ended December 31, 2004 and a portion of the year ended December 31, 2005, the Company did not pay these officers a salary, due to certain conditions as specified in the agreements. The Company recorded compensation expense and a capital contribution in an amount equal to the salary that would have been paid during those periods, representing an imputed compensation expense for the minimum base salary amounts under the agreement with them, as if the Company had met the condition for paying their salaries. (See Note 10).

Research and development expenses

Research and development expenses consist primarily of payroll and related expenses and consulting fees incurred in connection with employees and consultants involved in the development of the Company’s online software product. The Company follows the guidelines of Statement of Financial Accounting Standards No. 86, Accounting for the Costs of Computer Software to be Sold, Leased, or Otherwise Marketed, and Statement of Financial Accounting Standards No. 2, Accounting for Research and Development Costs. Since the Company intended and has begun to market its online product, these costs have been charged to expense as incurred and classified as research and development expenses. In January 2004, the Company substantially completed the development of and began marketing its online product. Commencing February 2004, costs incurred in connection with the operation, maintenance, modification, and customization of the Company’s product have been charged to expense as incurred, but are not classified as research and development expenses.

Fixed assets

Fixed assets are stated at cost, less accumulated depreciation. Depreciation is provided over the estimated useful life of each class of assets using the straight-line method. Expenditures for maintenance and repairs are charged to expense as incurred. Additions and betterments that substantially extend the useful life of the asset are capitalized. Upon the sale, retirement, or other disposition of property and equipment, the cost and related accumulated depreciation are removed from the balance sheet, and any gain or loss on the transaction is included in the statement of operations.

Income taxes

In accordance with Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes, the Company uses an asset and liability approach for financial accounting and reporting for income taxes. The basic principles of accounting for income taxes are: (a) a current tax liability or asset is recognized for the estimated taxes payable or refundable on tax returns for the current year; (b) a deferred tax liability or asset is recognized for the estimated future tax effects attributable to temporary differences and carryforwards; (c) the measurement of current and deferred tax liabilities and assets is based on provisions of the enacted tax law and the effects of future changes in tax laws or rates are not anticipated; and (d) the measurement of deferred tax assets is reduced, if necessary, by the amount of any tax benefits that, based on available evidence, are not expected to be realized.

Stock-based compensation

Stock options issued under stock-based compensation plans are accounted for under the recognition and measurement principles of Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees, and Related Interpretations. No stock-based employee compensation cost is reflected in the net loss, as all options granted under these plans had an exercise price equal to the market value of the underlying common stock, as determined by the Board of Directors, on the date of grant. Statement of Financial Accounting Standards No. 148, Accounting for Stock-Based Compensation - Transition and Disclosure - an Amendment of FASB Statement No. 123, requires the disclosure of the effect on net loss and loss per share had the Company applied the minimum value recognition provisions of FASB Statement No. 123, “Accounting for Stock-Based Compensation,” to stock-based employee compensation. The minimum value of each option granted to employees is estimated as of the grant date using the Black-Scholes option pricing model with the following assumptions: dividend yield of 0%, expected volatility of 0%, risk-free interest rates for individual options ranging from 1.66% to 4.12%, and an expected life of each option, ranging from three to ten years. Since there is no public market for the Company’s stock, the Company does not consider volatility in estimating the value of each employee stock option; the Company follows the minimum value method. The estimated minimum value of the options granted is amortized on a pro-forma basis over the option vesting periods.

The Company accounts for stock-based compensation issued to non-employees using the fair value method. (See Note 7.)

During 2004, the Company granted employee options to purchase 1,140,000 shares of its common stock. During 2005 the Company did not grant any employee options to purchase shares of its common stock. As of December 31, 2005, the weighted average exercise price and the weighted average expected life of the stock options granted to employees were $0.63 and 6.00 years, respectively.

The following table illustrates the pro forma effects on net loss and net loss per common share for the years ended December 31, 2005 and 2004 as if the Company had applied the minimum value recognition provisions of FASB Statement No. 123 to stock-based compensation issued to employees.

	Year ended December 31,		Cumulative from inception (April 21, 1997) to December 31,
	2005	2004	2005
Net loss - as reported	$(5,403,542)	$(2,668,998)	$(10,984,349)
Deduct: Stock based employee compensation expense determined under minimum-value based methods for all awards	1,842	231,378	589,220
Net loss - pro forma	$(5,405,384)	$(2,900,376)	$(11,573,569)
Basic and diluted net loss per common share - as reported	$(0.18)	$(0.09)
Basic and diluted net loss per common share - pro forma	$(0.18)	$(0.10)
Basic and diluted weighted average number of common shares outstanding	29,665,901	29,133,746

Net loss per share of common stock

Basic net loss per share excludes dilution for potentially dilutive securities and is computed by dividing net loss attributable to common stockholders by the weighted average number of common shares outstanding during the period. Diluted net loss per share reflects the potential dilution that could occur if securities or other instruments to issue common stock were exercised or converted into common stock. Potentially dilutive securities realizable from the exercise of options, warrants and convertible debentures of 8,533,333, 4,506,588 and 6,341,177, respectively, at December 31, 2005 and options of 7,033,333 at December 31, 2004, respectively, are excluded from the computation of diluted net loss per share as their inclusion would be antidilutive. The potentially dilutive securities noted above exclude options to be issued under the amended and restated licensing agreement (see Note 9a) and options relating to the anti dilution provision (see Note 4).

NOTE 3.  FIXED ASSETS:

Fixed assets consist of the following:

	Useful life	December 31, 2005	December 31, 2004
Computer equipment	3 years	$87,562	$70,971
Computer software	3 years	1,919	1,919
Telecommunications equipment	5 years	2,685	—
Office equipment	3 years	2,193	2,192
Furniture and fixtures	5 years	103,172	24,250
Leasehold improvements	Lease term	21,080	15,046
		218,611	114,378
Less: accumulated depreciation		(66,630)	(51,878)
		$151,981	$62,500

Concurrent with the Company’s move to new premises on July 29, 2005, certain assets were taken out of service and the original cost and related accumulated depreciation were removed from the balance sheet. Removing the original cost of $39,296 and the related accumulated depreciation of $24,342 resulted in a net loss on disposal of fixed assets of $14,954 for the year ended December 31, 2005.

Depreciation expense totaled $39,094 and $38,013 for the years ended December 31, 2005 and 2004, respectively, and $90,972 since inception.

NOTE 4. LETTER OF INTENT AND REGISTRATION STATEMENT ON FORM SB-2:

On March 4, 2005, the Company entered into a non-binding letter of intent with an investment banking firm to explore the possibility of raising additional capital in the public equity markets. On January 20, 2006, the Company entered into an agreement with a second investment banking firm to be placement agent for a private debt financing. Subsequent to that date, this second firm has also indicated its intention to be co-underwriter for a potential public offering. The Company has not entered into any definitive agreements to raise capital in the public equity markets as a result of these agreements, but is exploring the possibility of doing so. On September 30, 2005, the Company filed a Registration Statement on Form SB-2 and on December 9, 2005 filed Amendment No. 1 to Registration Statement on Form SB-2/A with the Securities and Exchange Commission. On February 10, 2006, the Company withdrew the Registration Statement on Form SB-2. Management of the Company has indicated that it intends to refile a revised registration statement at a future date that has not yet been determined. However, there can be no assurance that the Company will be able to raise additional capital in the public equity markets. Also in connection with this potential public offering, in the event of a decrease in stockholder value resulting from a lower per share offering price at the time of a public offering of the Company’s common stock, the Company intends to issue to investors who had participated in its private placement of stock at $1.00 per share in 2003 and 2004, warrants to purchase common stock in a quantity sufficient to restore some portion of their pre-offering value, and has entered into a non-binding agreement with an investor to that effect. Management of the Company has indicated that it intends to issue stock options to purchase common stock to certain employees and consultants of the Company in a quantity sufficient to restore some portion of their pre-offering value. These “make-whole” warrants and stock options are anticipated to be exercisable from three to five years at the same price as the per share offering price at the time of a public offering. Because the registration statement was withdrawn, $736,037 in previously recorded deferred offering costs were expensed during the year ended December 31, 2005.

NOTE 5. CONVERTIBLE NOTES:

On April 21, 2005, in a private financing that involved the issuance of 7% senior convertible promissory notes due one year from the date of issuance, the Company received proceeds of $800,000, initially convertible into 1,882,352 shares of common stock. As part of the private financing, the Company issued to the investors warrants to purchase 941,176 warrants to purchase common stock, exercisable for a period of three years at $0.425 per share.

On June 28, 2005, the Company received proceeds from an additional private financing of 7% senior convertible promissory notes in the aggregate principal amount of $1,250,000, due one year from the date of issuance, convertible into 2,941,176 shares of common stock. As part of the private financing, the Company issued to the investors warrants to purchase 1,470,590 shares of common stock, exercisable for a period of five years at $0.425 per share. The terms of the notes and warrants issued in the June 2005 private financing were substantially identical to those issued in the April 2005 private financing, except with respect to the conversion provision for the notes and the exercise period of the warrants. The conversion provision on the April financing is 100% upon a potential IPO; while 50% of the notes issued in connection with the June and September financing is convertible into stock of the Company upon a potential IPO and 50% will be paid in cash. Under the April, June and September financings, the principal amount and accrued interest are convertible into shares of common stock at any time at the option of the holder. The warrants issued in connection with the April financing have an exercise period of three years; while the warrants issued in connection with the June and September financings have an exercise period of five years.

On September 6, 2005, the Company received proceeds from an additional private financing of 7% senior convertible promissory notes in the aggregate principal amount of $645,000, due one year from the date of issuance, initially convertible into 1,517,649 shares of common stock. As part of this private financing, the Company issued to the investors warrants to purchase 758,827 shares of common stock exercisable for a period of five years at $0.425 per share. The terms of the notes and warrants issued in the September 2005 private financing were identical to those issued in the June 2005 private financing.

The principal amount and accrued interest under the April and the June/September notes are convertible into shares of common stock at any time at the option of the holder, and automatically, in the case of a public offering of the Company’s common stock, in which case (i) for the April 2005 notes, all of the outstanding principal amount and accrued interest under the notes will be converted into shares of common stock, and (ii) for the June and September 2005 notes, 50% of the outstanding principal amount and accrued interest under the notes will be converted into shares of common stock, and the remaining 50% of the outstanding principal amount and accrued interest under the notes will be repaid to the holders from the proceeds of such public offering. The notes from the April 2005 financing transaction will mature on April 21, 2006. The Company intends to request that existing bridge note holders extend their notes.

In accordance with Emerging Issues Task Force (“EITF”) 98-5 and EITF 00-27, the convertible notes are considered to have an embedded beneficial conversion feature because the conversion price is less than the fair market value at the issuance date and the contingent conversion price is expected to be less than the initial public offering price. The principal amount and accrued interest under the April and the June/September notes are convertible into shares of common stock at any time at the option of the holder, and automatically, in the case of a public offering of the Company’s common stock, in which case (i) for the April 2005 notes, all of the outstanding principal amount and accrued interest under the notes will be converted into shares of common stock, and (ii) for the June and September 2005 notes, 50% of the outstanding principal amount and accrued interest under the notes will be converted into shares of common stock, and the remaining 50% of the outstanding principal amount and accrued interest under the notes will be repaid to the holders from the proceeds of such public offering. The Company has recorded a beneficial conversion feature and a deferred debt discount in connection with the value of the notes and related investor warrants of $2,097,478, using the fair value method. This amount is being amortized over the life of the notes. Amortization of the beneficial conversion feature and deferred debt discount totaled $1,078,953 for the year ended December 31, 2005. The Company shall use its best efforts to register the underlying common stock and warrants in conjunction with a potential future IPO. In accordance with EITF 00-19, “Accounting for Derivative Financial Instruments Indexed to and Potentially Settled in, a Company’s Own Stock,” there are no factors that would prohibit equity classification relating to the embedded conversion option or the warrants.

Maxim Group LLC acted as the placement agent in the June/September 2005 private financing and received placement fees of $142,800 and non-accountable expenses of $53,550. In addition, Maxim Group received warrants to purchase 336,000 shares of common stock, valued at $109,414 using the fair value method, exercisable for a period of three years at $0.425 per share. Total cash fees associated with this offering were $219,350, including the above-mentioned fees paid to Maxim Group LLC and also including other fees of $23,000, paid to underwriter’s attorneys and a stock transfer agent. The total of fees and the value of the warrants have been recorded as deferred financing costs and will be amortized over the life of the notes. Amortization of deferred financing costs totaled $148,215 for the year ended December 31, 2005.

NOTE 6. STOCKHOLDERS’ EQUITY:

In March 2004, the Company issued 9,000 shares of its common stock to two consultants valued at $9,000 for services provided to the Company in connection with the preparation of a private placement memorandum.

During 2004, the Company issued an aggregate of 450,000 shares of its common stock in a series of private placement closings at a price of $1.00 per share.

During the year ended December 31, 2004, under the terms of their amended employment agreements, no salary payments were made to Messrs. Burchetta, Harris and Silberstein (see Note 10). The Company recorded compensation expense and a capital contribution totaling $412,500 during 2004, representing an imputed compensation expense for the minimum base salary amounts under the agreements with Messrs. Burchetta, Harris and Silberstein, as if the Company had met the condition for paying their salaries.

During the year ended December 31, 2005, the Company issued 224,900 shares of common stock through a private placement for a total of $224,900 and incurred expenses of the private placement of $44,206. During the year ended December 31, 2005, the Company issued warrants to purchase 1,000,000 shares of common stock to a consultant who also invested in this private placement, exercisable at $0.425 per share, valued at $744,245. These warrants are exercisable for three years from the date of grant and vested upon issuance.

During the year ended December 31, 2005, two stockholders reimbursed the Company for $25,000 of deferred offering costs. Such amount has been credited to additional paid-in capital.

During the year ended December 31, 2005, the Company recorded imputed compensation expense of $112,500 related to salaries for its Co-Chairman and Chief Executive Officer and its Executive Vice President, General Counsel and Secretary as if the Company had met the terms for the payment of their salaries as stipulated in their employment agreements, and recorded the waived salary as a contribution to paid-in capital. (See Note 10).

During the year ended December 31, 2005, the Company granted, effective as of the date the Company completes a potential public stock offering that is declared effective and assuming a proposed 1-for-10 reverse stock split, its Senior Vice President and Chief Technology Officer and its Chief Financial Officer, Treasurer and Secretary options to purchase 230,000 and 100,000 shares, respectively, of Company common stock. These stock options will be exercisable at $5.00 per share (subject to adjustment to the actual potential public offering price), will have a term of five years from their date of grant and will vest immediately upon a potential public stock offering. The initial number of shares and the exercise price per share thereof subject to each option assume that the Company completes a proposed 1-for-10 reverse stock split of its outstanding shares of common stock prior to the date of grant, and in the event the stock split actually effected by the Company is in a different ratio than 1-for-10, the number of shares and the exercise price per share thereof subject to each option will automatically be adjusted accordingly. The fair value of these stock options will be determined at the date the potential public stock offering is declared effective. In the event that the potential public stock offering does not take place by May 31, 2006, the options terminate and become null and void.

NOTE 7. STOCK OPTIONS:

During 2004, the Company granted non-employee options to purchase 500,000 shares of common stock valued at $307,410 using the fair value method, to two members of its Board of Advisors, exercisable at $1.00 per share. During 2004, the Company also granted non-employee options to purchase 1,000,000 shares of its common stock to a consultant in order to settle a dispute regarding unpaid consulting fees and expenses and in exchange for the consultant’s agreement to continue to seek additional investors for the Company. These options are fully vested as of the grant date, November 9, 2004, are exercisable at $1.00 per share and expire on November 9, 2009. The fair value of these options was estimated to be $744,245 as of the grant date using the Black-Scholes option pricing model. The Company recorded a capital contribution of $744,245, relieved $83,653 from accounts payable and accrued expenses related to this consultant and charged $660,592 to general and administrative expenses. The Company also granted employee options to purchase 1,140,000 shares of its common stock during the year ended December 31, 2004. The value of these options, calculated using the minimum value method, was $105,220. As of December 31, 2004, there were options to purchase 7,033,333 shares outstanding, of which 6,783,333 had vested. As of December 31, 2004, the weighted average exercise price and the weighted average expected life of the options granted were $0.74 and 5.96 years.

On March 17, 2005, the Company issued options to purchase 600,000 shares of common stock, exercisable at $1.00 per share, to a board member as consideration for consulting services, valued at $372,889 using the fair value method. These options are exercisable for three years from the date of grant and vested upon issuance.

On April 6, 2005, the Company granted non-employee options to purchase 200,000 shares of common stock, exercisable at $1.00 per share, to a consultant as consideration for services as an advisory board member valued at $123,495 using the fair value method. These options are exercisable for three years from the date of grant, vested upon issuance and are being expensed over the service periods related to the award.

On June 30, 2005, the Company resolved an outstanding debt owed to a former employee. Danilo Cacciamatta, the Company’s former Chief Financial Officer, accepted payments of options to purchase 700,000 shares of common stock, exercisable at $0.425 per share, valued at $84,000, as well as cash payments of $38,400, as part of a package resolution of unpaid compensation of $95,677, a $10,000 loan, and approximately $16,000 of interest owed on these balances. These options are exercisable for three years from the date of grant and vested upon issuance.

During the year ended December 31, 2005, the Company recorded an expense of $261,355 representing the amortized amount of the fair value of options issued to advisory board members in 2003 and 2004.

The following table summarizes the Company’s stock option activity:

	Number of Options	Weighted average Exercise price per share
Outstanding at December 31, 2003	4,393,333	$0.58
Granted	2,640,000	1.00
Outstanding at December 31, 2004	7,033,333	$0.74
Granted	1,500,000	$0.73
Outstanding at December 31, 2005	8,533,333	$0.74

The following table summarizes information about stock options outstanding at December 31, 2005:

	Stock options outstanding			Stock options exercisable
Exercise Price	Number of shares	Weighted average remaining life	Weighted average exercise price	Number of Shares	Weighted average exercise price
$0.20	435,000	7.27	$0.20	435,000	$0.20
$0.43	700,000	2.50	$0.43	700,000	$0.43
$0.50	3,000,000	7.44	$0.50	3,000,000	$0.50
$1.00	4,398,333	2.42	$1.00	4,398,333	$1.00
	8,533,333	4.41	$0.74	8,533,333	$0.74

NOTE 8. WARRANTS:

During the year ended December 31, 2005, the Company granted warrants to purchase 1,000,000 shares of common stock, exercisable at $0.425 per share, to an investor as consideration for services raising capital for the Company. These warrants are exercisable for three years from the date of grant and vested upon issuance. (See Note 6).

During the year ended December 31, 2005, the Company granted warrants to purchase an aggregate of 3,506,588 shares of common stock, exercisable at $0.425 per share, to investors and a placement agent in the April, June and September bridge financings. These warrants are exercisable for from three to five years from the date of a potential public stock offering and vested upon issuance. (See Note 5).

The following table summarizes the Company’s warrant activity:

	Number of Warrants	Weighted average Exercise price per share
Outstanding at December 31, 2004 and 2003	—	$—
Granted	4,506,588	0.425

Outstanding at December 31, 2005	4,506,588	$0.425

The following table summarizes information about warrants outstanding at December 31, 2005:

	Warrants outstanding
Exercise Price	Number of shares	Weighted average remaining life	Weighted average exercise price	Exercisable

$0.425	4,506,588	3.29	$0.425	4,506,588

	4,506,588	3.29	$0.425	4,506,588

NOTE 9. RELATED PARTY TRANSACTIONS:

a) License Agreement

The Company originally entered into a license agreement in February 2003 with Messrs. Burchetta and Brofman for the licensed usage of the intellectual property rights relating to U.S. Patent No. 6,330,551 issued by the U.S. Patent and Trademark Office on December 11, 2001 for “Computerized Dispute and Resolution System and Method” worldwide. In June 2005, subsequent to an interim amendment in February 2004, the Company amended and restated the license agreement in its entirety. The licensed usage is limited to the creation of software and other code enabling an automated system used solely for the settlement and collection of credit card receivables and other consumer debt and specifically excludes the settlement and collection of insurance claims, tax and other municipal fees of all types. The license usage also includes the creation, distribution and sale of software products or solutions for the same purpose as above and with the same exclusions. In lieu of cash royalty fees, Messrs. Burchetta and Brofman have agreed to accept stock options for the Company’s common stock as follows:

On June 29, 2005, the Company granted to each of Messrs. Burchetta and Brofman a stock option for up to such number of shares of common stock such that the stock option, when added to the number of shares of common stock owned by each of Messrs. Burchetta and Brofman, and in combination with any shares owned by any of their respective immediate family members and affiliates, will equal 14.6% of the total number of outstanding shares of common stock on a fully-diluted basis as of the closing of a potential public offering of the Company’s common stock, assuming the exercise of such stock option. The value of these options will be recorded as a prepaid royalty and classified as contra-equity once the number of options has been determined, and will be amortized over the life of the underlying patent.

If, and upon, the Company reaching (in combination with any subsidiaries and other sub-licensees) $10,000,000, $15,000,000, and $20,000,000 in gross revenues derived from the licensed usage in any given fiscal year, the Company will grant each of Messrs. Burchetta and Brofman such additional number of stock options as will equal 1%, 1.5%, and 2%, respectively, of the total number of outstanding shares of common stock on a fully-diluted basis at such time.

The stock options granted to Messrs. Burchetta and Brofman pursuant to the license agreement will have an exercise price equal to the offering price per share in such potential public offering of the Company’s common stock and are exercisable for ten years from the date of grant.

The term of the license agreement extends until the expiration of the last-to-expire patents licensed thereunder and is not terminable by Messrs. Burchetta and Brofman, the licensors. The license agreement also provides that the Company will have the right to control the ability to enforce the patent rights licensed to the Company against infringers and defend against any third-party infringement actions brought with respect to the patent rights licensed to the Company, subject, in the case of pleadings and settlements, to the reasonable consent of Messrs. Burchetta and Brofman.

b) Sublease

On August 1, 2005, the Company entered into a sublease agreement with a company owned by its Co-Chairman and Chief Executive Officer. The President of this company is the son of the Co-Chairman and Chief Executive Officer of the Company. The agreement calls for payments of $500 per month and requires the sublessee to supply its own equipment and utilities such as phone service. The agreement provides that the Company may cancel the sublease at anytime on 30 days notice.

c) Short Term Financings

In order to provide for certain cash requirements, the Company borrowed $400,000 in the fourth quarter of 2005 from three directors and an existing stockholder of our company, at an annual interest rate of 10%. Subsequent to December 31, 2005 the Company borrowed an additional $525,000, at an monthly interest rate of 2-1/2%, from private investors for terms ranging from three to six months.

NOTE 10. EMPLOYMENT AGREEMENTS:

The Co-Chairman and Chief Executive Officer has an employment agreement with the Company, and under the terms of this employment agreement, no salary payments were made to him during the three months ended March 31, 2005. (See Note 6). As of April 1, 2005, pursuant to a decision made by the Board of Directors of the Company, the Company began to pay the Co-Chairman and Chief Executive Officer a salary of $250,000 per year. On June 6, 2005, the Company entered into a revised employment agreement with him. The employment agreement with the Co-Chairman and Chief Executive Officer is effective through July 2008. The agreement provides him with an initial annual compensation of $250,000 and contains provisions for annual increases based on “cost-of-living” changes. Prior to this date, the CEO waived entitlement to his salary. The employment agreement with him contains provisions under which his annual compensation may increase to $600,000 if the Company achieves specified operating milestones and also provides for additional compensation based on the value of a transaction that results in a change of control, as that term is defined in the agreement.

The Company recorded compensation expense and a capital contribution totaling $412,500 in the year ended December 31, 2004, representing an imputed compensation expense for the minimum base salary amounts under agreements with the Co-Chairman and Chief Executive Officer, the Executive Vice President, General Counsel and Secretary and the President and Chief Operating Officer as if the Company had met the condition for paying their salaries. Under the terms of their employment agreements, no cash payments for salary were made to these executives during the year ended December 31, 2004. These employment agreements were also subsequently amended during June 2005.

The Company’s employment agreement with the President and Chief Operating Officer, originally effective through December 31, 2004, was terminated in October 2004 coincident with his resignation. These agreements provided each executive with an initial annual compensation of $240,000 and contain provisions for annual increases based on “cost-of-living” changes. Compensation expense under the agreements with these three executives totaled $412,500 for the year ended December 31, 2004. The three mentioned executives waived the entire amount of their compensation during 2004.

In addition to the agreements above, the Company has an employment agreement with the Senior Vice President and Chief Technology Officer that became effective December 1, 2003 and remained in effect until December 1, 2005. This officer continues to serve under the terms of that contract while a new contract is being negotiated. This employment agreement provided for annual compensation of $200,000 and other considerations. On August 1, 2005, the Company also entered into an employment agreement with the Chief Financial Officer, Treasurer and Secretary. This employment agreement provides for annual compensation of $150,000 and other considerations, and remains in effect until July 31, 2006. On September 28, 2005, the Company granted, effective as of the date the Company completes a potential stock offering that is declared effective and assuming a proposed 1-for-10 reverse stock split, these officers options to purchase 230,000 and 100,000 shares, respectively, of Company common stock. (See Note 6).

NOTE 11. OFFICE LEASE:

Prior to July 31, 2005, the Company had leased its office facilities under a non-cancelable operating lease through July 2005. Beginning August 1, 2005, the Company entered into a five year lease which includes annual escalations in rent. Since that date, in accordance with SFAS No. 13, “Accounting for Leases,” the Company accounts for rent expense using the straight line method of accounting, accruing the difference between actual rent due and the straight line amount. At December 31, 2005, accrued rent payable totaled $4,296. Rent expense and utilities for the years ended December 31, 2005 and 2004 was $92,678 and $72,721, respectively. Future aggregate minimum lease payments as of December 31, 2005 over the remaining 55 months of the lease period total $569,377, of which approximately $80,000 has been prepaid as a deposit.

      Future minimum rental payments under the above non-cancelable operating leases are as follows:

For the Year Ending December 31,	Amount
2006	$115,025
2007	120,958
2008	127,301
2009	130,164
2010	75,929

$569,377

NOTE 12. WEB HOSTING COMMITMENT:

On October 31, 2003, the Company entered into a two year web hosting agreement with AT&T Corporation. The agreement became effective in April 2004, when the Company began to service their first customer, and provided for the purchase of certain equipment and start-up charges at the time of the agreement and a combination of monthly variable expenses, dependent on volumes, going forward. Expenses for web hosting services totaled $181,245 and $124,595 for the years ended December 31, 2005 and 2004, respectively, and $320,020 since inception. The agreement expired on April 1, 2006. AT&T continues to provide the Company with service under the terms of this agreement while alternative possible contractual arrangements are discussed. The Company is currently reviewing alternative carriers and expects to enter into a new web hosting agreement with AT&T or another carrier in the near future. Based on current negotiations and volumes, the Company expects to incur expenses of from $12,000 to $18,000 per month.

NOTE 13. INCOME TAXES:

The reconciliation of the statutory U.S. Federal income tax rate to the Company’s effective income tax rate is as follows:

	Year ended December 31,
	2005	2004
Statutory federal income tax rate (benefit)	(34.00)%	(34.00)%
Nondeductible expenses:
Permanent differences	8.49	5.32
Deferred start up costs	(0.62)	(1.21)
Stock based compensation	3.99	10.96
Increase in valuation allowance	22.14	18.93
Effective tax rate	0.00%	0.00%

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets for financial reporting purposes and the amount used for income tax purposes. The Company’s deferred tax assets are as follows:

	December 31,
	2005	2004
Deferred tax asset:
Deferred start up costs	$113,239	$152,655
Stock based compensation	775,039	521,342
Net operating loss carryforward	2,170,670	763,413
Deferred tax asset	3,058,948	1,437,410
Less: valuation allowance	(3,058,948)	(1,437,410)
Net deferred tax asset	$—	$—
Increase in valuation allowance	$(1,621,538)	$(854,113)

Due to the uncertainty surrounding the realization of the benefits of deferred start-up costs and net operating loss carryforwards, the Company provided a valuation allowance for the entire amount of the deferred tax asset at December 31, 2005 and 2004. At December 31, 2005, the Company had net operating loss carryforwards of approximately $3,058,948 which expire at various dates through 2025.

NOTE 14. RECENTLY ISSUED AND PROPOSED ACCOUNTING PRONOUNCEMENTS:

In December 2004, the FASB issued Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payment” (“SFAS 123 - Revised”). SFAS 123 - Revised is a revision of SFAS 123, “Accounting for Stock-Based Compensation” (“SFAS 123”), and supersedes APB Opinion No. 25, “Accounting for Stock Issued to Employees” (“APB 25”), and its related implementation guidance. SFAS 123 - Revised establishes accounting standards for recording any transaction in which an entity exchanges its equity instrument for goods or services. It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity’s equity instruments or that may be settled by the issuance of those equity instruments. It does not change the accounting guidance for share-based payment transactions with parties other than employees provided in SFAS 123 as originally issued and EITF Issue No. 96-18, “Accounting for Equity Instruments that Are Issued to Other than Employees for Acquiring, or in Conjunction with Selling, Goods or Services.” SFAS 123 - Revised requires a public entity to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award. That cost will be recognized over the period during which an employee is required to provide service in exchange for the award (usually the vesting period). The grant-date fair value of employee share options and similar instruments will be estimated using option-pricing models adjusted for the unique characteristics of those instruments (unless observable market prices for the same or similar instruments are available). SFAS 123 - Revised eliminates the alternative to use APB 25’s intrinsic value method of accounting that was provided in SFAS 123 as originally issued. Under APB 25, issuing stock options to employees generally resulted in recognition of no compensation cost. SFAS 123 - Revised requires entities to recognize the cost of employee services received in exchange for awards of equity instruments based on the grant-date fair value of those awards. SFAS 123 - Revised is effective for public entities that file as small business issuers as of the beginning of the first interim or annual reporting period that begins after December 15, 2005.

Currently, the Company accounts for stock options issued under stock-based compensation plans under the recognition and measurement principles of APB 25. No stock-based employee compensation cost is reflected in the net loss, as all options granted under these plans had an exercise price equal to the market value of the underlying common stock, as determined by the board of directors, on the date of grant. SFAS No. 148, “Accounting for Stock-Based Compensation - Transition and Disclosure - an Amendment of FASB Statement No. 123,” requires the disclosure of the effect on net loss and loss per share had the Company applied the fair value recognition provisions of SFAS 123 to stock-based employee compensation.

The Company will adopt the provisions of SFAS 123 - Revised during the first quarter of 2006. Based on the employee options outstanding as of December 31, 2005, the transitional provisions of SFAS 123 - Revised will not have an effect on the Company’s financial position or results of operation as all the outstanding employee options vested prior to December 31, 2005. Additionally, the Company will utilize prospective transition method for any future issuance of equity instruments issued after the implementation date.

In December 2004, the FASB issued SFAS No. 153, “Exchanges of Nonmonetary Assets - An Amendment of APB No. 29” (“SFAS 153”). SFAS 153 amends APB No. 29 to eliminate the exception of non-monetary exchanges of similar productive assets and replaces it with a general exception for exchanges of non-monetary assets that do not have commercial substance. A non-monetary exchange has commercial substance if the future cash flows of the entity are expect to change significantly as a result of the exchange. SFAS 153 and APB No. 29 do not apply to the acquisition of non-monetary assets or services on issuance of the capital stock of an entity. Currently, the Company has not had any exchanges of non-monetary assets within the meaning of SFAS 153 and adoption of SFAS 153 has had no effect on the Company’s financial position or results of operations.

In May 2005, SFAS No. 154, “Accounting Changes and Error Corrections, a replacement of APB Opinion No. 20, Accounting Changes and FASB Statement No. 3” was issued which, among other things, changes the accounting and reporting requirements for a change in accounting principle and provides guidance on error corrections. SFAS No. 154 requires retrospective application to prior period financial statements of a voluntary change in accounting principle unless impracticable to determine the period-specific effects or cumulative effect of the change, and restatement with respect to the reporting of error corrections. SFAS No. 154 applies to all voluntary changes in accounting principles, and to changes required by an accounting pronouncement in the unusual instance that the pronouncement does not include specific transition provisions. SFAS No. 154 also requires that a change in method of depreciation or amortization for long-lived, non-financial assets be accounted for as a change in accounting estimate that is effected by a change in accounting principle. SFAS No. 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. At this time, adoption of SFAS No. 154 is not expected to significantly impact the Company’s financial statements or future results of operations.

On September 28, 2005, the FASB ratified the following consensus reached in EITF Issue 05-8, “Income Tax Consequences of Issuing Convertible Debt with a Beneficial Conversion Feature”:  a)  The issuance of convertible debt with a beneficial conversion feature results in a basis difference in applying SFAS No. 109, “Accounting for Income Taxes.” Recognition of such a feature effectively creates a debt instrument and a separate equity instrument for book purposes, whereas the convertible debt is treated entirely as a debt instrument for income tax purposes.  b)  The resulting basis difference should be deemed a temporary difference because it will result in a taxable amount when the recorded amount of the liability is recovered or settled.  c)  Recognition of deferred taxes for the temporary difference should be reported as an adjustment to additional paid-in capital. This consensus is effective in the first interim or annual reporting period commencing after December 15, 2005, with early application permitted. The effect of applying the consensus should be accounted for retroactively to all debt instruments containing a beneficial conversion feature that are subject to EITF Issue 00-27 , “Application of Issue No. 98-5 to Certain Convertible Debt Instruments” (and thus is applicable to debt instruments converted or extinguished in prior periods but which are still presented in the financial statements).  The adoption of this pronouncement is not expected to have a material impact on the Company’s financial statements.

In September 2005, the EITF reached a consensus on, Issue No.  05-7, "Accounting for Modifications to Conversion Options Embedded in Debt Securities and Related Issues,” beginning in the first interim or annual reporting period beginning after December 15, 2005.  Early application of this guidance is permitted in periods for which financial statements have not yet been issued. The disclosures required by Statement 154 should be made excluding those disclosures that require the effects of retroactive application. EITF No. 05-7 is not expected to have material effect on the Company’s financial position.

In June 2005, the FASB ratified EITF Issue No. 05-2, “The Meaning of `Conventional Convertible Debt Instrument’ in EITF No. 00-19, `Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock” (“EITF No. 05-2”), which addresses when a convertible debt instrument should be considered `conventional’ for the purpose of applying the guidance in EITF No. 00-19. EITF No. 05-2 also retained the exemption under EITF No. 00-19 for conventional convertible debt instruments and indicated that convertible preferred stock having a mandatory redemption date may qualify for the exemption provided under EITF No. 00-19 for conventional convertible debt if the instrument’s economic characteristics are more similar to debt than equity. EITF No. 05-2 is effective for new instruments entered into and instruments modified in periods beginning after June 29, 2005. The Company has applied the requirements of EITF No. 05-2 since the required implementation date. The adoption of this pronouncement did not have an impact on the Company’s financial position, results of operations or cash flows.

In June 2005, the EITF released EITF Issue No. 05-4 “The Effect of a Liquidated Damages Clause on a Freestanding Financial Instrument Subject to EITF Issue No. 00-19, `Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock” (“EITF No. 05-4”) addresses financial instruments, such as stock purchase warrants, which are accounted for under EITF 00-19 that may be issued at the same time and in contemplation of a registration rights agreement that includes a liquidated damages clause. The consensus for EITF No. 05-4 has not been finalized.

In June 2005, the EITF reached consensus on Issue No. 05-6 "Determining the Amortization Period for Leasehold Improvements Purchased after Lease Inception or Acquired in a Business Combination. (“EITF 05-6”). EITF 05-6 provides guidance on determining the amortization period for leasehold improvements acquired in a business combination or acquired subsequent to lease inception. The guidance in EITF 05-6 will be applied prospectively and is effective for periods beginning after June 29, 2005. The adoption of EITF 05-6 did not have an impact on the Company’s financial position, results of operations, or cash flows.

NOTE 15. SUMMARY QUARTERLY FINANCIAL DATA (UNAUDITED):

Prior to the issuance of this report on Form 10-KSB, the Company reviewed its methodology for calculating the expense associated with options issued to non-employees and determined that it should have used the fair value method to calculate this expense, using an average of stock price volatility as a component of the valuation of stock options. Since the Company’s stock was not publicly traded, it developed an index of the volatility reported by comparable companies in accordance with SFAS No. 123. Until this point, the Company had used the minimum value method. Adoption of this methodology increased the previously reported expense of non-employee options and the value of the beneficial conversion feature (BCF) and deferred debt discount (DDD) of the convertible notes issued in connection with its debt offerings in April and June/September of 2005.

The following is the summarized unaudited quarterly financial data for the year ended December 31, 2005 reflecting the impact on expense of the revised methodology for calculating the value of non-employee options and warrants and the BCF and DDD of investor convertible shares and warrants, and the resulting restatement of the first three quarters of 2005:

	Year ended December 31, 2005
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter
	restated	restated	restated
Total revenues, as previously reported	$1,661	$866	$7,306	$13,766

Net loss, as previously reported	(516,943)	(638,636)	(1,097,807)	(2,433,904)
Stock-based compensation adjustments	(355,676)	(48,774)	(70,360)	—
Deferred financing costs adjustments related to valuation of warrants	—	(53,192)	(188,261)	—
Net loss, as restated	(872,619)	(740,592)	(1,356,427)	(2,433,904)

Basic and diluted net loss per common share
Net loss, as previously reported	(0.02)	(0.02)	(0.04)	—
Stock-based compensation adjustments	(0.01)	—	—	—
Deferred financing costs adjustments related to valuation of warrants	—	—	(0.01)	—
Net loss, as restated	(0.03)	(0.02)	(0.05)	(0.08)
Average basic and diluted shares outstanding	29,549,794	29,703,900	29,703,900	29,703,900

The following summary of quarterly information for 2004 reflects the information reported in the Form 10-KSB/A No. 2, filed on March 30, 2006:

	Year ended December 31, 2004
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter
Total revenues	$—	$—	$2,088	$699

Total operating expenses	519,753	484,078	488,413	1,184,386
Net operating income (loss)	(519,753)	(484,078)	(486,325)	(1,183,687)
Other income/(expense)	2,536	1,009	938	362
Net loss	(517,217)	(483,069)	(485,387)	(1,183,325)
Basic and diluted net loss per common share	(0.02)	(0.02)	(0.02)	(0.03)

Average basic and diluted shares outstanding	29,020,890	29,052,077	29,107,261	29,133,746

NOTE 18. SUBSEQUENT EVENTS:

a.  SEC FILINGS

On February 10, 2006, the Company withdrew its Registration Statement on Form SB-2, which had previously been filed with the Securities and Exchange Commission. Management of the Company has indicated that it intends to refile a revised registration statement at a future date that has not yet been determined.

b.  PRIVATE FINANCINGS

Subsequent to December 31, 2005, the Company has raised $525,000 through the issuance of short term notes carrying an interest rate of 2-1/2% per month and maturing from April 30, 2006 through May 17, 2006. On January 20, 2006, the Company entered into an agreement with an investment banking firm, Capital Growth Financial, LLC (“CGF”), whereby CGF agreed to serve as placement agent for a private financing consisting of the issuance of the Company’s senior convertible promissory notes. As of March 27, 2006, the Company had raised $300,000 under this offering. These notes are convertible at any time at the option of the holder into shares of common stock at a price of $0.33 per share.  If the Company raises the maximum $3,500,000 contemplated by this private financing (not including the $1,000,000 over allotment option), an aggregate of approximately 1,050,000 shares of common stock will be issuable, upon the consummation of a potential public offering, at a conversion ratio equal to 66.67% of an assumed initial public offering price of $5.00 per share. Maxim Group LLC is acting as the co-placement agent in this private financing.

d.  LETTER OF INTENT

On March 10, 2006, the Company entered into a non-binding letter of intent with a privately held collection agency to explore the possibility of purchasing this company. The Company has not entered into any definitive agreements to purchase this collection agency as a result of this letter of intent, but is exploring the possibility of doing so.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities. The information in this document may only be accurate on the date of this document.

Additional risks and uncertainties not presently known or that are currently deemed immaterial may also impair our business operations. The risks and uncertainties described in this document and other risks and uncertainties which we may face in the future will have a greater impact on those who purchase our common stock. These purchasers will purchase our common stock at the market price or at a privately negotiated price and will run the risk of losing their entire investment.
2,538,362 Shares Debt Resolve, Inc. Common Stock
TABLE OF CONTENTS	PROSPECTUS
Prospectus Summary	SS-1

The Offering	SS-6

Selected Summary Financial Data	SS-8

Risk Factors	SS-10

Note on Forward-Looking Statements	SS-22

Use of Proceeds	SS-23

Management’s Discussion and Analysis or Plan of Operation	SS-24

Business	SS-37

Management	SS-55

Principal Stockholders	SS-67

Certain Relationships and Related Transactions	SS-69

Selling Stockholders	SS-71

Plan of Distribution	SS-79

Concurrent Offering	SS-79

Description of Securities	SS-80

Shares Eligible for Future Sale	SS-84

Disclosure of Commission Position on Indemnification for Securities Act Liabilities	SS-85

Legal Matters	SS-85

Experts	SS-86

Where You Can Find More Information	SS-85

Index to Financial Statements	F-1	, 2006

PART II.

Information Not Required in Prospectus

Item 24. Indemnification of Directors and Officers.

Our certificate of incorporation provides that all of our directors, officers, employees and agents shall be entitled to be indemnified by us to the fullest extent permitted by Section 145 of the Delaware General Corporation Law.

Section 145 of the Delaware General Corporation Law concerning indemnification of officers, directors, employees and agents is set forth below.

Section 145. Indemnification of officers, directors, employees and agents; insurance.

(a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

(b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

(d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

(e) Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

(f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

(g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

(h) For purposes of this section, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(i) For purposes of this section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation that imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.

(j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation’s obligation to advance expenses (including attorneys’ fees).”

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”), may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Article V of our certificate of incorporation provides:

To the fullest extent permitted by applicable law, the Corporation is authorized to provide indemnification of (and advancement of expenses to) directors, officers, employees and other agents of the Corporation (and any other persons to which Delaware law permits the Corporation to provide indemnification), through Bylaw provisions, agreements with any such director, officer, employee or other agent or other person, vote of stockholders or disinterested directors, or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the DGCL, subject only to limits created by applicable Delaware law (statutory or nonstatutory), with respect to actions for breach of duty to a corporation, its stockholders and others.

In addition, we have entered into indemnification agreements with each of our officers and directors under which we agree to indemnify each officer and director to the fullest extent now or hereafter permitted by applicable law (including, without limitation, the indemnification permitted by the DGCL) in the event that an officer or director was or is made or is threatened to be made a party to or a witness in any threatened, pending or completed action, suit, proceeding or appeal, whether civil, criminal, administrative or investigative, by reason of the fact that such person was or is a director and/or officer of ours or any of our subsidiaries, both as to action in such person’s official capacity and as to action in another capacity while holding such directorship or office, where such person acts or acted in that capacity at our request, against all reasonable expenses (including attorneys’ fees and disbursements), judgments, fines (including excise taxes and penalties) and amounts paid in settlement actually and reasonably incurred by officer of director in connection with such action, suit, proceeding or appeal.

Pursuant to the underwriting agreement to be filed as Exhibit 1.1 to this Registration Statement, we have agreed to indemnify the underwriter and the underwriter has agreed to indemnify us against certain civil liabilities that may be incurred in connection with this offering, including certain liabilities under the Securities Act.

Item 25. Other Expenses of Issuance and Distribution.

The estimated expenses payable by us in connection with the offering described in this registration statement (other than the underwriting discount and commissions and the underwriter’s non-accountable expense allowance) will be as follows:

SEC Registration Fee	$2,159.65
NASD filing fee	2,354.57
American Stock Exchange filing and listing fee	35,000.00
Blue sky fees	5,000.00
Printing and engraving expenses	75,000.00
Accounting fees and expenses	160,000.00
Legal fees and expenses	245,000.00
Miscellaneous	75,485.78

Total	$600,000.00

Item 26. Recent Sales of Unregistered Securities.

The following is a summary of transactions within the last three years involving sales of our securities that were not registered under the Securities Act:

Private Financings

We completed three private financing transactions in June 2006, in June and September 2005, and in April 2005, in which we raised total gross proceeds of $6,176,762 from accredited investors. An aggregate of 383,119 shares of our common stock are issuable upon the conversion, at a conversion price equal to 70% of an assumed initial public offering price of $5.00 per share, of the principal on $2,681,762 of our 15% senior secured convertible promissory notes purchased in a private financing in June 2006. An aggregate of 395,990 shares of our common stock are issuable upon the conversion, at a conversion price of $2.67 per share, discounted from an assumed initial public offering price of $5.00 per share, of 50% of the principal and accrued interest to August 15, 2006 on $1,895,000 of our 7% senior convertible promissory notes purchased in a private financing in June/September 2005. An aggregate of 216,472 shares of our common stock are issuable upon the conversion, at a conversion price equal to 85% of an assumed initial public offering price of $5.00 per share, of 115% of the principal on $800,000 of our 7% convertible promissory notes purchased in a private financing in April 2005. An aggregate of 1,160,598 shares of our common stock are issuable upon the exercise of outstanding three-year warrants, exercisable at $0.01 per share at an assumed initial public offering price of $5.00 per share, issued in connection with the June 2006 financing, an aggregate of 222,955 shares of our common stock are issuable upon the exercise of outstanding five-year warrants, exercisable at $2.52 per share at an assumed initial public offering price of $5.00 per share, issued in connection with our June/September 2005 private financing and an aggregate of 94,120 shares of our common stock are issuable upon the exercise of outstanding three-year warrants, exercisable at $2.45 per share at an assumed initial public offering price of $5.00 per share, issued in connection with our April 2005 private financing. The remainder of the un-converted principal and/or accrued interest on the promissory notes purchased in our April 2005, June/September 2005 and June 2006 private financings will be repaid in cash from the proceeds of the offering of 2,500,000 shares of our common stock described in this registration statement. The investors in these financings have entered into agreements with us to not publicly sell any of the shares of our common stock underlying the convertible promissory notes and warrants during the six-month period after the closing of this offering. Maxim Group LLC, an underwriter of this offering, acted as the placement agent in the June/September 2005 private financing and received placement fees of $142,800 and non-accountable expenses of $53,550. In addition, Maxim Group LLC received a warrant to purchase up to 33,600 shares of our common stock. Capital Growth Financial, LLC and Maxim Group LLC, the underwriter of the offering of 2,500,000 shares of our common stock described in this registration statement, acted as the placement agents in the June 2006 private financing and received placement fees of $256,675 and non-accountable expenses of $54,143. In addition, Capital Growth Financial, LLC and Maxim Group LLC received in aggregate warrants to purchase up to 31,508 shares of our common stock.

The convertible promissory notes and warrants issued in the 2006 and 2005 private financings were not registered under the Securities Act of 1933 in reliance upon the exemption from registration provided by Section 4(2) and Regulation D under the Securities Act of 1933, as amended, which exempts transactions by an issuer not involving any public offering. All of the investors in the private financings qualified as accredited investors, as defined in Regulation D, in order to participate in the private financings. The convertible promissory notes and warrants cannot be sold unless they are subsequently registered under the Securities Act or an exemption from registration is available. Except for our two co-chairmen and a director who rolled outstanding loans into the June 2006 private financing, there are no material relationships between any of the investors who purchased convertible promissory notes and warrants and our company (in addition, an affiliate of Capital Growth Financial, LLC, one of our placement agents in the June 2006 private financing, and an employee of Maxim Group LLC, one of our placement agents in the June 2006 private financing and the underwriter of the offering of 2,500,000 shares of our common stock described in this registration statement, rolled outstanding loans into the June 2006 private financing).

Other Private Placements

During 2004, we issued an aggregate of 459,000 shares of our common stock in private placements at a price of $1.00 per share to six “accredited investors,” as that term is defined in Rule 501(a) under the Securities Act of 1933. These issuances were exempt from registration pursuant to Section 4(2) of the Securities Act and Regulation D (Rule 506) promulgated thereunder. No underwriting discounts or commissions were paid in connection with the 2004 private placements.

On November 30, 2005, we borrowed $100,000 from a director and an existing stockholder for a term of three months at an annual interest rate of 10%. Of this amount, $25,000 plus accrued interest owed to a director was rolled into the June 2006 private financing.

In December 2005, we borrowed $300,000 from our two co-chairmen at an annual interest rate of 10%. These loans were rolled into the June 2006 private financing.

Other than in connection with the June/September 2005 private financing, where Maxim Group LLC acted as the placement agent, and the June 2006 private financing, where Maxim Group LLC acted as the co-placement agent, no underwriters were involved in the foregoing sales of securities. With respect to the private financings and the private placements, the securities were issued to investors in reliance upon the exemption from the registration requirements of the Securities Act, as set forth in Section 4(2) under the Securities Act and Rule 506 of Regulation D promulgated thereunder relative to sales by an issuer not involving any public offering, to the extent an exemption from such registration was required. All purchasers of shares of the Registrant’s securities described above represented to the Registrant in connection with their purchase that they were accredited investors and were acquiring the shares for investment and not distribution, that they could bear the risks of the investment and could hold the securities for an indefinite period of time. The purchasers received written disclosures that the securities had not been registered under the Securities Act and that any resale must be made pursuant to a registration or an available exemption from such registration.

Item 27. Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this Registration Statement.

Exhibit No.	Description

1.1	Form of Underwriting Agreement.*

1.2	Form of Selected Dealer Agreement.*

2.1
Stock Purchase Agreement, dated February 20, 2003 and effective as of January 13, 2003, by and between Lombardia Acquisition Corp. (now Debt Resolve, Inc.) and each of Charles S. Brofman, James D. Burchetta and Michael S. Harris.(2)

3.1	Certificate of Incorporation.(1)

3.2	Certificate of Amendment of the Certificate of Incorporation. (7)

3.3	By-laws.(1)

4.1	Specimen Common Stock Certificate.(1)

4.2	Form of 7% Senior Convertible Promissory Note of Debt Resolve, Inc. for June 28, 2005 private placement.(5)

4.3	Form of Warrant to Purchase Common Stock of Debt Resolve, Inc. for June 28, 2005 private placement.(5)

4.4	Form of Purchase Warrant to be granted to Underwriter.*

4.5	Form of 15% Secured Convertible Promissory Note of Debt Resolve, Inc. for June 26, 2006 private placement.(8)

4.6	Form of 15% Secured Promissory Note of Debt Resolve, Inc. for June 26, 2006 private placement.(8)

4.7	Form of Warrant to Purchase Common Stock of Debt Resolve, Inc. for June 26, 2006 private placement.(8)

5.1	Opinion of Greenberg Traurig, LLP.

10.1	Form of Indemnity Agreement.(1)

10.2	Form of Employment Agreement with Executives of DebtResolve, Inc. (3)

10.3	Limited License Agreement, dated February 20, 2003, between DebtResolve, Inc. and James D. Burchetta and Charles S. Brofman.(3)

10.4	Amendment to Limited License Agreement, dated February 25, 2004, between Lombardia Acquisition Corp. (now Debt Resolve, Inc.) and James D. Burchetta and Charles S. Brofman.(4)

10.5	Amendments to Employment Agreements, dated February 25, 2004, between Lombardia Acquisition Corp. (now Debt Resolve, Inc.) and James D. Burchetta, Michael S. Harris and Alan M. Silberstein.(4)

10.6	Securities Purchase Agreement, dated as of June 28, 2005, among Debt Resolve, Inc. and each of the private placement subscribers.(5)

10.7	Registration Rights Agreement, dated as of June 28, 2005, among Debt Resolve, Inc. and each of the private placement subscribers.(5)

10.8	Form of investor lock-up agreement for June 28, 2005 private placement.(5)

10.9	Amended and Restated Limited License Agreement, dated as of June 27, 2005, by and among Debt Resolve, Inc., James D. Burchetta and Charles S. Brofman.(5)

10.10	Form of Licensing Agreement with Debt Resolve clients.(6)

10.11	2005 Incentive Compensation Plan of Debt Resolve, Inc.(6)

10.12	Securities Purchase Agreement, dated as of June 26, 2006, among Debt Resolve, Inc. and each of the private placement subscribers.(8)

10.13	Registration Rights Agreement, dated as of June 26, 2006, among Debt Resolve, Inc. and each of the private placement subscribers.(8)

10.14	Security Agreement, dated as of June 26, 2006, among Debt Resolve, Inc. and each of the private placement subscribers.(8)

10.15	Stock Pledge Agreement, dated as of June 26, 2006, among Debt Resolve, Inc. and each of the private placement subscribers.(8)

10.16	Form of investor lock-up agreement for June 26, 2006 private placement.(8)

10.17	Hosting Agreement with AT&T Corp.

14.1	Code of Ethics and Business Conduct.(6)

23.1	Consent of Marcum & Kliegman LLP.

23.2	Consent of Greenberg Traurig, LLP (included in its opinion filed as Exhibit 5.1 hereto).

99.1	Audit Committee Charter.(6)

99.2	Compensation Committee Charter.(6)

99.3	Nominations and Governance Committee Charter.(6)

(1)	Incorporated herein by reference to Registration Statement on Form 10-SB (File No. 000-29525) of Lombardia Acquisition Corp., filed February 15, 2000.

(2)	Incorporated herein by reference to Current Report on Form 8-K, filed March 11, 2003.

(3)	Incorporated herein by reference to Quarterly Report on Form 10-QSB for the quarter ended June 30, 2003, filed August 14, 2003.

(4)	Incorporated herein by reference to Annual Report on Form 10-KSB for the year ended December 31, 2003, filed March 30, 2004.

(5)	Incorporated herein by reference to Current Report on Form 8-K, filed July 5, 2005.

(6)	Incorporated herein by reference to Registration Statement on Form SB-2 (File No. 333-128749), filed September 30, 2005.

(6)	Incorporated herein by reference to Amendment No. 1 to Registration Statement on Form SB-2 (File No. 333-128749), filed December 9, 2005.

(8)	Incorporated herein by reference to Current Report on Form 8-K, filed June 30, 2006.

*	To be filed by amendment.

Item 28. Undertakings.

(a)	The undersigned registrant hereby undertakes:

	(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

		i.	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
ii.
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii.
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
For determining liability of the undersigned registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

	i.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

	ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

	iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)
The undersigned hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(c)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)
For determining any liability under the Securities Act, the registrant will treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant under Rule 424(b)(1), or (4), or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

(e)
For determining any liability under the Securities Act, the registrant will treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in White Plains, New York, on the 20th day of July 2006.

By:	/s/ James D. Burchetta
James D. Burchetta
Chief Executive Officer and Co-Chairman of the Board

By:	/s/ Katherine A. Dering
Katherine A. Dering
Chief Financial Officer, Treasurer and Secretary

POWER OF ATTORNEY

We, the undersigned officers and directors of Debt Resolve, Inc., hereby severally constitute and appoint James D. Burchetta and Charles S. Brofman and each of them (with full power to each of them to act alone), our true and lawful attorneys-in-fact and agents, with full power of substitution, for us and in our stead, in any and all capacities, to sign any and all amendments (including pre-effective and post-effective amendments) to this Registration Statement and all documents relating thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting to said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary or advisable to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all the said attorneys-in-fact and agents, or any of them, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ James D. Burchetta	Chief Executive Officer, Co-Chairman of	July 20, 2006
James D. Burchetta	the Board and Director (Principal Executive Officer)

/s/ Katherine A. Dering	Chief Financial Officer, Treasurer and	July 20, 2006
Katherine A. Dering	Secretary (Principal Financial and Accounting Officer)

/s/ Charles S. Brofman	Co-Chairman of the Board and Director	July 20, 2006
Charles S. Brofman

/s/ Lawrence E. Dwyer, Jr.	Director	July 20, 2006
Lawrence E. Dwyer, Jr.

/s/ William M. Mooney, Jr.	Director	July 20, 2006
William M. Mooney, Jr.

/s/ Alan M. Silberstein	Director	July 20, 2006
Alan M. Silberstein